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TABLE OF CONTENTS Prospectus Supplement
PROSPECTUS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-187255, 333-187255-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but it is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2013

PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED APRIL 18, 2013

$444,540,000

2013-1 PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 2013-1

        Two classes of the Hawaiian Airlines Pass Through Certificates, Series 2013-1, are being offered under this prospectus supplement: Class A and B. A separate trust will be established for each class of certificates. The proceeds from the sale of certificates will initially be held in escrow, and interest on the escrowed funds will be payable semiannually on each January 15 and July 15, commencing January 15, 2014. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued by Hawaiian Airlines, Inc. ("Hawaiian Airlines") and will be secured by six new Airbus aircraft scheduled for delivery from November 2013 to October 2014. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

        Interest on the equipment notes will be payable semiannually on each January 15 and July 15 after issuance (but not before January 15, 2014). Principal payments on the equipment notes are scheduled on January 15 and July 15 in certain years, beginning on January 15, 2015.

        The Class A certificates will rank senior to the Class B certificates.

        Natixis S.A., acting via its New York Branch, will provide the initial liquidity facility for the Class A and B certificates, in each case in an amount sufficient to make three semiannual interest payments.

        The payment obligations of Hawaiian Airlines under the equipment notes will be fully and unconditionally guaranteed by Hawaiian Holdings, Inc.

        The certificates will not be listed on any national securities exchange.

        Investing in the certificates involves risks. See "Risk Factors" beginning on page S-19.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public[1]
Class A	$328,260,000%		January 15, 2026	100%
Class B	$116,280,000%		January 15, 2022	100%

1
Plus accrued interest, if any, from the date of issuance.

        The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $444,540,000. Hawaiian Airlines will pay the underwriters a commission of $            . Delivery of the certificates in book-entry form only will be made on or about                        , 2013.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Citigroup
Sole Structuring Agent	Goldman, Sachs & Co.
Morgan Stanley

Lead Manager

Natixis

Co-Managers

J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is May     , 2013.

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

        We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

        At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

        This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein may contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation: any expectations of operating expenses, deferred revenue, interest rates, income taxes, deferred tax assets, valuation allowance or other financial items; statements regarding factors that may affect our operating results; statements regarding areas of strategic focus; statements regarding factors that may affect our ability to fund our working capital, capital expenditures or other general purpose needs; statements related to the impact of our low-cost structure on funding our growth strategy and market opportunities; statements regarding our ability to pay taxes with working capital; estimates of fair value measurements; statements related to aircraft maintenance and repair costs and deposits and timing of maintenance activities; statements related to cash flow from operations and seasonality; estimates of required funding of and contributions to our defined benefit pension and disability plan; estimates of annual fuel expenses and measure of the effects of fuel prices on our business; statements regarding the availability and cost of fuel; statements regarding our wages and benefits and labor costs and agreements; statements regarding the implementation, effective date and costs of compliance with regulations promulgated by the FAA, DOT and other regulatory agencies; statements related to airport rent rates and landing fees; statements regarding aircraft rent expense; statements regarding our total capacity and yields on routes; statements regarding compliance with potential environmental regulations; statements regarding cost liability and deferred revenue estimates related to the frequent flyer program; statements related to our hedging program; statements concerning the impact of, and changes to, accounting principles, policies and estimates; statements regarding our tax valuation allowance; statements regarding credit card holdback; statements regarding the availability of financing; statements regarding our capital expenditures; statements regarding potential violations under our debt or lease obligations; statements regarding our ability to comply with covenants under our financing arrangements; statements regarding our intention to obtain additional debt or lease financing for aircraft deliveries; statements related to capital expenditures impacting future debt levels and pre-delivery payments; statements regarding the expiration of aircraft leases; statements related to risk management, credit risks and air traffic liability; statements related to future U.S. and global economic conditions or performance; statements related to changes in our fleet plan and related cash outlays; statements related to expected delivery of new aircraft; and associated costs for spare engines, replacement parts, maintenance, employee training and other implementation

S-i

activities; statements projecting non-aircraft related capital expenditures; statements related to commissions and selling expenses; statements related to potential route expansion; statements related to the increase in frequency on existing routes; statements related to the effects of any litigation on our operations or business; statements related to the amount of competition on our routes by other domestic and foreign carriers; statements related to continuous investments in technology and systems; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. The words "anticipate," "expect," "believe," "goal," "plan," "intend," estimate," "may," "will," and similar expressions and variations thereof are also intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These statements appear in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein particularly in the sections entitled "Prospectus Supplement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of Hawaiian Holdings, Inc. and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth below.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute the Prospectus Supplement, whether as a result of any new information, future events or otherwise.

S-ii

Prospectus Supplement

S-iii

S-iv

S-v

PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus or to which these documents refer you. We have not authorized anyone to provide you with information that is different. This Prospectus Supplement and the accompanying Prospectus may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus may be accurate only on the date of this Prospectus Supplement or the accompanying Prospectus, as applicable.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information from this Prospectus Supplement, the accompanying Prospectus and the information incorporated by reference herein and therein and may not contain all of the information that is important to you. For more complete information about the Certificates and Hawaiian Airlines, Inc. ("Hawaiian Airlines" or "Hawaiian"), you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed by Hawaiian Holdings, Inc. ("Hawaiian Holdings") with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in this Prospectus Supplement and the Prospectus.

 Overview of Hawaiian Airlines

        Hawaiian Airlines is a destination carrier that provides a leisure-focused travel experience to, from, and amongst the Hawaiian Islands. Our brand, network and product are reflective of our deep roots in our host Hawaiian culture that make our service uniquely "Hawaiian". By reflecting the beauty, culture and gracious traditions of our home, we make each flight an extension of Hawai'i itself by providing outstanding service, safety, and the spirit of aloha to residents and visitors of Hawai'i. Founded in 1929, Hawaiian is presently the eleventh largest domestic airline in the United States based on revenue passenger miles(1).

        We have a diversified network providing scheduled air transportation for passengers and cargo between the Hawaiian Islands and certain cities in the United States (North America routes), Oceania and Asia (International routes), and amongst the Hawaiian Islands (Neighbor Island routes). We operate approximately 215 scheduled flights per day, including 160 jet flights between the Hawaiian Islands. We offer nonstop service to Hawai'i from 11 U.S. gateway cities, more than any other airline, along with service from Japan, South Korea, the Philippines, Australia, New Zealand, American Samoa, Tahiti and, beginning on July 9, 2013, Taiwan.

        As of May 1, 2013, our fleet consisted of 47 aircraft. The table below summarizes our total fleet as of December 31, 2012 and May 1, 2013 and our expected fleet as of December 31, 2013, December 31, 2014 and December 31, 2015 (based on existing agreements):

	December 31, 2012	May 1, 2013	December 31, 2013	December 31, 2014	December 31, 2015
						Number of Seats per Aircraft
Aircraft Type	Total	Total	Total	Total	Total		Markets Served
A330-200	9	12	14	19	22	294	N. America, Int'l
767-300(1)	16	15	12	10	7	252 - 264	N. America, Int'l
717-200	18	18	18	18	18	118 - 123	Neighbor Island
ATR42(2)(3)	2	2	3	3	3	48	Neighbor Island

Total	45	47	47	50	50

(1)
The decrease in the number of 767-300 aircraft from 2012 to 2015 is due to the return of leased aircraft at the end of their lease terms and the planned retirement of aircraft at the end of their estimated useful lives.

(2)
The ATR42 turboprop aircraft are owned by a separate subsidiary of Hawaiian Holdings and are expected to begin operations later this year on Neighbor Island routes previously unserved by us.

(3)
Hawaiian has entered into a letter of intent to acquire a third ATR42 turboprop in the third quarter of 2013.

(1)
As reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of January 31, 2013.

        As of May 1, 2013, we had capital commitments for aircraft and aircraft-related equipment which included firm orders for 10 Airbus A330 aircraft for delivery between 2013 and 2015 and six Airbus A350XWB aircraft and 16 Airbus A321neo aircraft for delivery beginning in 2017.

Hawaiian Market

        Hawai'i is a popular leisure travel destination, with approximately eight million visitors in 2012. Over 80% of these visits are for pleasure, according to the Hawai'i Tourism Authority. Travelers choose Hawai'i because of the unique experiences and activities offered by the Islands, the clean environment, beautiful scenery, safety, security and the excellent value for visitors. Hawai'i attracts a stable and diverse base of domestic visitors (approximately 69% of all visitors, of which 58% are from the Western U.S.) and international visitors (31% of all visitors, of which approximately 60% are from Japan). The majority of trips to Hawai'i are made by repeat visitors, and the average stay is 8 to 10 days as reported by the Hawai'i Tourism Authority as of December 31, 2012.

Our Competitive Strengths

        We believe we compete successfully in the airline industry by leveraging our following strengths:

        Leader in the Hawai'i Market.    Hawaiian holds market leading positions in each of our three route networks, based on the markets we serve, as measured by seat share per published U.S. Department of Transportation "DOT" Scheduling Data. We believe that Hawai'i's status as a premier travel destination and its stable and diverse visitor base results in a resilient, leisure-oriented tourism market. In 2012, our market share in Neighbor Island travel was approximately 88%, of which approximately 70% of demand is from residents of Hawai'i. Our codeshare and interline partnerships support the breadth of our network and enable us to attract additional customers for travel on Hawaiian.

        Strong Leisure-Based Product.    As a destination carrier, our leisure-focused product offering is differentiated by selling the experience of the Hawaiian Islands. Leisure travel economics are generally more resilient than business travel, as customers' plans are flexible and purchase decisions are more sensitive to price, which allows carriers to stimulate traffic more easily with promotions and operate at higher load factors which reduces cost per passenger. Our customer service, reliability and safety record are consistently industry-recognized for excellence, and we believe the strength of our product enables us to achieve fares and passenger yields superior to our competitors. Our fleet of Boeing 767 and Airbus A330 aircraft feature a seat configuration optimized for long-distance, leisure-oriented service, seating 252 to 294 passengers in two classes of service. Our in-flight service celebrates the local culture and food of Hawai'i and has won numerous accolades as the top Domestic Airline for service quality and performance from Airline Quality Rating, Conde Nast Traveler, Travel + Leisure and Zagat.

        Diversified Revenue Base.    We believe that diversifying our sources of revenue contributes to our goal of stable profitability. Since 2007, we have executed a business plan to balance our operations and to reduce our reliance on any single market. During this period, revenue from our International markets as a percentage of our total passenger revenue grew from 7% to 30%. Correspondingly, North America decreased from 70% to 46% and our Neighbor Island markets reduced from 33% to 24%. Our total revenue grew from $1.0 billion in 2007 to $2.0 billion in 2012. We have also grown our non-passenger revenue, which includes our sales of ancillary products and services such as baggage fees, cargo, interline commissions and Premier Club, which totaled in excess of $195 million in 2012.

        Excellent Airline Operations.    We are in our 84th year of continuous service, the longest airline serving Hawai'i, and have significant experience as an airline operator. In 2012, we carried over nine million customers from 21 domestic and international destinations and were ranked number one in on-time performance, our ninth consecutive year, and had the fewest flight cancellations among U.S. airlines. Our integrated safety management system and comprehensive maintenance programs are tailored to the requirements of our short-haul and long-haul networks. We averaged 93.4% on-time performance in 2012, which exceeded the industry average by 11.5 percentage points. We value our employees and believe that our excellent employee relations improves service quality and operational performance and differentiates us from other airlines.

        Track Record of Stable Profitability & Strong Balance Sheet.    We believe that our differentiated business model has delivered consistent financial results in challenging economic conditions. Since 2006, our earnings before interest expense, taxes, depreciation, amortization and aircraft rent ("EBITDAR") margin has ranged from 12.3% to 23.0%. At March 31, 2013, we had total liquidity of $507.1 million, consisting of $438.2 million in cash and cash equivalents and $68.9 million available under our Revolving Credit Facility, which had no outstanding borrowings. Our total liquidity represents 25.1% of our total revenues earned in the twelve months ended March 31, 2013.

Our Business Strategy

        Our vision is to build value for our stockholders and other stakeholders by growing our operations profitably and leveraging our leading position and product in the Hawai'i market. The key elements of our strategy to achieve this mission are:

        Offer a Differentiated Product And Customer Experience.    We are a destination carrier with North America and International networks centered on travel to the Hawaiian Islands and sharing with our customers the spirit of Hawai'i. Our onboard service has been designed to provide more of what our guests value most: complimentary meals, made-in-Hawai'i products, and our friendly, attentive service. Our online website, departure lounges, employees and facilities contribute to a favorable travel experience. We believe that sharing our Hawaiian tradition of hospitality with our guests differentiates our product offering and increases customer satisfaction and loyalty.

        Operate a Modern Fleet Optimized to Serve Hawai'i.    We operate a modern fleet, which is optimized for our network, efficiency of operations, and leisure-oriented service. Our Neighbor Island fleet of Boeing 717 aircraft is built specifically for short-range, high-frequency routes which provide daily connections for residents and visitors of the Hawaiian Islands. Our current wide-body fleet renewal program provides improved operating economics and passenger experience on North America and International routes with Airbus A330 aircraft supplementing and replacing our Boeing 767 aircraft. Beginning in 2017, we plan to acquire six new Airbus A350XWB aircraft and 16 new Airbus A321neo aircraft, which will open new markets not economical for service by Hawaiian's present fleet.

        Grow Our Network in High Demand Markets.    We believe there are opportunities for us to grow profitably by serving new International and North American gateways. The Asia-Pacific region is forecast to have the most growth potential, an average growth rate of 5.4% over the next 20 years, as published by Airbus in the 2012 Global Market Forecast. To execute our International expansion strategy and maintain our status as the leading carrier in the Hawaiian market, we employ a disciplined route and fleet expansion strategy to evaluate economic and market conditions to maintain profitability across our growing network. Through the economic downturn, we successfully grew our market share in each of our three route networks, while simultaneously increasing our operating margins. As part of our initiatives to expand into new markets with high demand, Hawaiian has grown its network in the following markets:

  •
  International—11 new non-stop routes from Honolulu to Japan (Fukuoka, Osaka, Tokyo, Sapporo and Sendai beginning June 25, 2013), South Korea (Seoul), Australia (Brisbane), New Zealand (Auckland), Taiwan (Taipei) beginning July 9, 2013 and recently announced China (Beijing) beginning in 2014 pending approval by Chinese regulatory agencies; and

  •
  North America—Four new non-stop routes from Honolulu to New York, Maui to Oakland, Maui to San Jose and Maui to Los Angeles.

 Collateral

        The Airbus A330 is one of the most widely used twin-engine long-haul wide-body aircraft, especially in high-growth international regions such as Asia and the Middle East. The A330 family has nearly 1,000 aircraft in service around the world with more than 90 operators. For Hawaiian, the A330 offers improved engines, increased range, longer maintenance intervals, standardized cargo capabilities and new technology which allows us to continue expansion in our long-haul markets.(1)

        Given our corporate strategy, the A330 represents an essential component of our current fleet and is core to our future fleet plan. The 2013-1 collateral represents 33% of the entire A330 fleet (including future deliveries up to the end of 2014) and when compared to our entire fleet, the 2013-1 collateral represents 25%.(2)

Source: Hawaiian Airlines' fleet which reflects current contractual commitments excluding flexibility rights for new aircraft deliveries and lease return dates. Accounts for all current aircraft, future deliveries, and retirements through December 31, 2014.

(1)
Source: Airbus Website

(2)
Valuations based on Hawaiian book value by aircraft type as of March 31, 2013.

 Summary of Terms of Certificates

	Class A Certificates	Class B Certificates
Aggregate Face Amount	$328,260,000	$116,280,000
Interest Rate	%	%
Initial Loan to Aircraft Value (cumulative)(1)	52.8%	71.5%
Highest Loan to Aircraft Value (cumulative)(2)	52.8%	71.5%
Expected Principal Distribution Window (in years)	1.6 - 12.6	1.6 - 8.6
Initial Average Life (in years from Issuance Date)	9.0	6.9
Regular Distribution Dates	January 15 and July 15	January 15 and July 15
Final Expected Distribution Date	January 15, 2026	January 15, 2022
Final Maturity Date	July 15, 2027	July 15, 2023
Minimum Denomination	$1,000	$1,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments

(1)
These percentages are determined as of January 15, 2015, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering. In calculating these percentages, we have assumed that the financings of all Aircraft hereunder are completed prior to January 15, 2015 and that the aggregate appraised value of such Aircraft is $601,950,700 as of such date. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals—The Appraisals".

(2)
See "—Loan to Aircraft Value Ratios".

Equipment Notes and the Aircraft

        The six Aircraft to be financed pursuant to this Offering will consist of six new Airbus A330-243 aircraft scheduled for delivery between November 2013 and October 2014. See "Description of the Aircraft and the Appraisals—The Appraisals" for a description of the six Aircraft to be financed with the proceeds of this Offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes:

Aircraft Type(1)	Registration Number	Manufacturer's Serial Number	Delivery Month	Principal Amount of Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
A330-243	N395HA	1469	November 2013	$76,110,000	$102,030,000	January 15, 2026
A330-243	N396HA	1488	January 2014	74,150,000	103,070,000	January 15, 2026
A330-243	N399HA	1496	February 2014	73,600,000	103,070,000	January 15, 2026
A330-243	N370HA	TBD	April 2014	72,890,000	103,070,000	January 15, 2026
A330-243	N374HA	TBD	June 2014	72,790,000	103,070,000	January 15, 2026
A330-243	N373HA	TBD	October 2014	75,000,000	103,070,000	January 15, 2026

(1)
The indicated registration number, manufacturer's serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The deadline for purposes of financing an Aircraft pursuant to this Offering is January 15, 2015 (or later under certain circumstances). The financing pursuant to this Offering of each Aircraft is expected to be effected at delivery of such Aircraft by Airbus to Hawaiian. The actual delivery date for any aircraft may be subject to delay or acceleration. See "Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft". Hawaiian has certain rights to substitute other aircraft if the scheduled delivery date of any Aircraft is delayed for more than 30 days after the month scheduled for delivery. See "Description of the Aircraft and the Appraisals—Substitute Aircraft".

(2)
The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors—Risks Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value".

Loan to Aircraft Value Ratios

        The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of January 15, 2015, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering, and each Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to January 15, 2015, are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors—Risks Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value".

		Outstanding Balance(2)		LTV(3)
	Assumed Aggregate Aircraft Value(1)
Regular Distribution Date		Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates
January 15, 2015	$601,950,700	$317,660,000	$113,020,000	52.8%	71.5%
July 15, 2015	592,690,000	306,609,009	108,014,350	51.7	70.0
January 15, 2016	583,429,300	295,962,977	102,480,336	50.7	68.3
July 15, 2016	574,168,600	284,692,045	100,159,072	49.6	67.0
January 15, 2017	564,907,900	273,842,828	97,659,522	48.5	65.8
July 15, 2017	555,647,200	263,864,312	94,579,549	47.5	64.5
January 15, 2018	546,386,500	254,695,449	91,636,458	46.6	63.4
July 15, 2018	537,125,800	245,844,424	88,608,238	45.8	62.3
January 15, 2019	527,865,100	237,720,244	85,260,088	45.0	61.2
July 15, 2019	518,604,400	229,864,536	82,036,460	44.3	60.1
January 15, 2020	509,343,700	222,268,428	78,932,781	43.6	59.1
July 15, 2020	500,083,000	214,923,341	75,564,921	43.0	58.1
January 15, 2021	490,822,300	207,820,981	65,649,994	42.3	55.7
July 15, 2021	481,561,600	196,337,789	45,090,234	40.8	50.1
January 15, 2022	472,300,900	195,137,789	0	41.3	0.0
July 15, 2022	463,040,200	184,571,723	0	39.9	0.0
January 15, 2023	453,779,500	173,336,467	0	38.2	0.0
July 15, 2023	444,518,800	162,952,598	0	36.7	0.0
January 15, 2024	435,258,100	153,065,730	0	35.2	0.0
July 15, 2024	425,997,400	143,654,355	0	33.7	0.0
January 15, 2025	416,736,700	134,697,842	0	32.3	0.0
July 15, 2025	407,476,000	127,533,144	0	31.3	0.0
January 15, 2026	398,215,300	0	0	0.0	0.0

(1)
We have assumed that all Aircraft will be financed under this Offering prior to January 15, 2015, and that the appraised value of each Aircraft, determined as described under "—Equipment Notes and the Aircraft", declines from that of the initial appraised value of such Aircraft by approximately 3% per year for the first 15 years after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See "Risk Factors—Risks Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value".

(2)
In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3)
The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class (together, in the case of the Class B Certificates, with the expected outstanding balance of the Class A Certificates) after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. For purposes of these calculations, it has been assumed that all of the six Airbus A330-243 aircraft are financed hereunder. The outstanding balances and LTVs of each Class of Certificate will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft.

 Cash Flow Structure

        Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)
The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(2)
The Liquidity Facility for each of the Class A Certificates and the Class B Certificates is expected to be sufficient to cover up to three consecutive semiannual interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits.

(3)
The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft. The Depositary will hold such funds as interest bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to a Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Certificates Offered	• Class A Pass Through Certificates, Series 2013-1.
• Class B Pass Through Certificates, Series 2013-1.
Each Class of Certificates will represent a fractional undivided interest in a related Trust.
Use of Proceeds

The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft under this Offering. Each Trust will withdraw funds from the Deposits relating to such Trust to acquire Equipment Notes as these Aircraft are financed. The Equipment Notes will be issued to finance the purchase by Hawaiian of six new Airbus aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust, National Association.
Escrow Agent	Wells Fargo Bank Northwest, National Association
Depositary	Natixis S.A., acting via its New York Branch
Liquidity Provider	Natixis S.A., acting via its New York Branch
Trust Property	The property of each Trust will include:
• Equipment Notes acquired by such Trust.
• The Hawaiian Holdings Guarantee (as defined below) with respect to such Equipment Notes.
• All monies receivable under the Liquidity Facility for such Trust.
• Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust, including payments made by Hawaiian on the Equipment Notes held in such Trust.
Hawaiian Holdings Guarantee

Pursuant to a guarantee agreement (the "Hawaiian Holdings Guarantee"), Hawaiian Holdings will unconditionally guarantee the payment obligations of Hawaiian under each Equipment Note issued by Hawaiian.

Regular Distribution Dates	January 15 and July 15, commencing on January 15, 2014.
Record Dates	The fifteenth day preceding the related Distribution Date.
Distributions

The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice from the Trustee to the applicable Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:
• First, to the holders of the Class A Certificates to pay interest on the Class A Certificates.
• Second, to the holders of Class B Certificates to pay interest on the Preferred B Pool Balance.
• Third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.
• Fourth, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause "Second" above.
• Fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.
Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:
• The Class A Trustee.
• Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.
• Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Hawaiian, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Purchase Other Classes of Certificates	If Hawaiian is in bankruptcy and certain specified circumstances then exist:
• The Class B Certificateholders will have the right to purchase all but not less than all of the Class A Certificates.

•

If an additional class of junior certificates has been issued, the holders of such junior certificates will have the right to purchase all but not less than all of the Class A and Class B Certificates.

The purchase price will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.
Liquidity Facilities

Under the Liquidity Facility for each of the Class A and Class B Trusts, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to the Certificates in right of payment.

Escrowed Funds

Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. The Trustees may withdraw these funds from time to time to purchase Equipment Notes on or prior to the deadline established for purposes of this Offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds

All of the Deposits held in escrow may not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the financing of Aircraft or other reasons. See "Description of the Certificates—Obligation to Purchase Equipment Notes". If any funds remain as Deposits with respect to any Trust after such deadline, such funds will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least 15 days' prior written notice. See "Description of the Deposit Agreements—Unused Deposits".

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. Hawaiian will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, Hawaiian must certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Hawaiian must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Hawaiian is in bankruptcy or certain other specified events have occurred. See "Description of the Certificates—Obligation to Purchase Equipment Notes".

Issuances of Additional Classes of Certificates

Additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to (a) the issuance of a single new series of subordinated equipment notes with respect to some or all of the Aircraft at any time after the Issuance Date or (b) the refinancing of Series B Equipment Notes or any such series of subordinated equipment notes issued with respect to all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Delivery Period Termination Date. The holders of additional pass through certificates relating to such subordinated equipment notes will have the right to purchase all of the Class A and Class B Certificates under certain circumstances after a bankruptcy of Hawaiian at the outstanding principal balance of the Certificates plus accrued and unpaid interest and other amounts due to Certificateholders, but without a premium. Consummation of any such issuance of additional pass through certificates will be subject to satisfaction of certain conditions, including receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates that remains outstanding. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates".

Equipment Notes
(a) Issuer	Hawaiian. Hawaiian's executive offices are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawai'i 96819. Hawaiian's telephone number is (808) 835-3700.
(b) Interest

The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on January 15 and July 15 of each year, commencing on the first such date after issuance of such Equipment Notes (but not before January 15, 2014). Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Equipment Notes are scheduled on January 15 and July 15 in certain years, commencing on January 15, 2015.
(d) Redemption

Aircraft Event of Loss.    If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless Hawaiian replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption.    Hawaiian may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, Hawaiian may elect to redeem all of the Series B Equipment Notes in connection with a refinancing of such Series. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued interest and Make-Whole Premium.

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.
(f) Cross-collateralization

The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

(g) Cross-default

There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such Aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	Hawaiian's outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.
Certain Federal Income Tax Consequences

Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See "Certain U.S. Federal Tax Consequences".

Certain ERISA Considerations

Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See "Certain ERISA Considerations".

	Fitch	Moody's	Standard & Poor's
Threshold Rating for the Depositary	Long-term A-	Short-term P-1	Long-term A-

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

	Fitch	Moody's	Standard & Poor's
Threshold Rating for the Liquidity Provider	Long-term BBB-	Long-term Baa2	Long-term BBB-

Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirement.

 SUMMARY FINANCIAL AND OPERATING DATA

        The following tables present our summary historical consolidated financial and operating data with respect to Hawaiian Holdings, Inc. We have derived the summary consolidated statement of operations data presented below under the caption "Selected Financial Data" for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 and the summary consolidated balance sheet data as of December 31, 2012 and December 31, 2011 from our audited consolidated financial statements and related notes included elsewhere in this Prospectus Supplement. We have derived the summary consolidated financial data as of and for the three months ended March 31, 2013 and March 31, 2012 from our unaudited consolidated financial statements included elsewhere in this Prospectus Supplement. We have derived the summary consolidated statement of operations data for the fiscal years ended December 31, 2009 and December 31, 2008 and the summary consolidated balance sheet data as of December 31, 2010, December 31, 2009 and December 31, 2008 from our audited consolidated financial statements not included in this Prospectus Supplement. The following summary consolidated financial and operating data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this Prospectus Supplement. Our historical results are not necessarily indicative of the results to be expected for any future period and the results for any interim period are not necessarily indicative of the results to be expected in the full year.

Selected Financial Data

	Three Months ended March 31,		Year ended December 31,
(in thousands)	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
Summary of Operations:
Operating revenue	$490,754	$435,494	$1,962,353	$1,650,459	$1,310,093	$1,183,306	$1,210,865
Operating expenses(a)(b)	502,680	422,594	1,832,955	1,630,176	1,218,815	1,075,822	1,118,967
Operating income (loss)	(11,926)	12,900	129,398	20,283	91,278	107,484	91,898
Net income (loss)(c)(d)(e)	(17,145)	7,258	53,237	(2,649)	110,255	116,720	28,586
Balance Sheet Items:
Cash and cash equivalents	$438,221	$376,020	$405,880	$304,115	$285,037	$300,738	$203,872
Property and equipment, net	1,076,396	839,135	1,068,718	729,127	418,120	318,884	315,469
Total assets	1,945,655	1,669,083	1,865,824	1,487,529	1,117,499	1,028,886	929,134
Long-term debt and capital lease obligations, excluding current maturities(f)	542,642	494,102	553,009	424,436	171,884	190,335	232,218
Shareholders' equity(g)	225,202	232,470	268,602	222,876	277,869	176,089	53,313

(a)
During 2008, we recorded a $52.5 million reduction of operating expenses resulting from a litigation settlement for which we received payment from Mesa Airlines in May 2008.

(b)
During 2011, we recorded a $70.0 million lease termination charge related to the purchase of our existing fleet of Boeing 717-200 aircraft previously under lease agreements, as discussed in "Note 7—Leases" to our audited consolidated financial statements for the year ended December 31, 2012. This amount is reflected as a separate line item in our operating expenses.

(c)
In 2008, we recognized a $7.8 million other than temporary impairment of our auction rate securities.

(d)
In 2009, net income was positively affected by a decrease in our deferred tax asset valuation allowance of $60.2 million due to a $25.0 million judgmental reversal of the valuation allowance, with the remainder attributable to the realization of deferred tax assets previously fully reserved, including the impact of favorable tax accounting changes permitted during the year.

(e)
In 2010, net income was positively affected by the release of our remaining valuation allowance of $57.5 million as described in "Note 8—Income Taxes" to our audited consolidated financial statements for the year ended December 31, 2012.

(f)
In 2012, we borrowed $133.0 million to finance a portion of the purchase price of two Airbus A330-200 aircraft delivered in 2012 and took delivery of three aircraft (two Boeing 717-200 aircraft and one Airbus A330-200 aircraft) under capital leases. In 2011, we issued $86.25 million principal amount of convertible senior notes (the "Convertible Notes") due March 2016 and used the proceeds to pay off our outstanding secured revolving credit facility, borrowed $192.8 million through secured loan agreements to finance a portion of the purchase price of fifteen Boeing 717-200 aircraft and borrowed $132 million to finance a portion of the purchase price of two Airbus A330-200 aircraft delivered in 2011. See further discussion at "Note 6—Debt" to our audited consolidated financial statements for the year ended December 31, 2012.

(g)
Shareholders' equity amounts include significant changes in our pension liability recorded in accumulated other comprehensive loss shown in the Consolidated Statements of Shareholders' Equity and Comprehensive Loss. See further discussion in the consolidated financial statements.

Selected Consolidated Statistical Data (unaudited)

	Three Months Ended March 31,				Year Ended December 31,
	2013		2012		2012		2011		2010
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,397		2,218		9,476		8,659		8,418
Revenue passenger miles (RPM)	3,205,482		2,630,287		12,195,875		10,139,949		8,665,869
Available seat miles (ASM)	3,960,295		3,139,965		14,660,030		12,022,194		10,134,601
Passenger revenue per RPM (Yield)	13.72	¢	14.86	¢	14.49	¢	14.60	¢	13.33	¢
Passenger load factor (RPM/ASM)	80.9%		83.8%		83.2%		84.3%		85.5%
Passenger revenue per ASM (PRASM)	11.11	¢	12.45	¢	12.05	¢	12.32	¢	11.40	¢
Total Operations:
Operating revenue per ASM (RASM)	12.37	¢	13.86	¢	13.36	¢	13.71	¢	12.91	¢
Operating cost per ASM (CASM)(a)	12.68	¢	13.45	¢	12.48	¢	13.54	¢	12.01	¢
CASM excluding aircraft fuel(a)(b)	8.28	¢	8.99	¢	8.18	¢	9.28	¢	8.83	¢
CASM excluding lease termination costs and aircraft fuel(b)	8.28	¢	8.99	¢	8.18	¢	8.70	¢	8.83	¢
Gallons of jet fuel consumed	53,935		43,125		199,465		164,002		140,995
Average cost per gallon of jet fuel (actual)(c)	$3.24		$3.25		$3.17		$3.13		$2.29

(a)
Includes lease termination charges of $70.0 million incurred in 2011.

(b)
Represents adjusted unit costs, a non-GAAP measure.

(c)
Includes applicable taxes and fees.

Recent Developments

First Quarter 2013 Financial Highlights

  •
  Passenger revenue increased 12.5% to $439.9 million from the prior-year period.

  •
  Operating cost per available seat mile (CASM) decreased 5.7% from the prior-year period, and CASM excluding fuel decreased 7.9% from the prior-year period.

  •
  Unrestricted cash and cash equivalents increased 8.0% from December 31, 2012.

Operational

  •
  Ranked #1 nationally for the ninth consecutive year for on-time performance in 2012 and the month of February 2013 by the U.S. Department of Transportation Air Travel Consumer Report.

  •
  Unveiled branding and livery for our new Neighbor Island turboprop operations as "'Ohana by Hawaiian" for service to begin in the summer between Honolulu and Moloka'i and Lana'i.

Fleet

  •
  Added one new Airbus A330-200 aircraft in February 2013 and two new Airbus A330-200 aircraft in April 2013 for North America and International service.

  •
  Executed a purchase agreement with Airbus for 16 new A321neo aircraft for delivery between 2017 and 2020, with purchase rights for an additional nine aircraft. The long-range, single-aisle aircraft will complement Hawaiian's existing fleet of twin-aisle aircraft used for long-haul flying between Hawai'i and the U.S. West Coast.

New routes, changes to routes and increased frequencies

  •
  Honolulu to Auckland, New Zealand three-times-weekly service launched in March 2013.

  •
  Announced Honolulu to Sendai, Japan three-times-weekly service beginning in June 2013.

  •
  Announced Honolulu to Taipei, Taiwan three-times-weekly service beginning in July 2013.

  •
  Announced the addition of seasonal frequency flights between Honolulu and three Oceania gateways, Sydney, Brisbane and Auckland in September and October 2013.

  •
  Announced three-times-weekly service between Honolulu and Beijing, China beginning in April 2014 pending government approval.

  •
  Announced the discontinuation of service from Honolulu to Manila, Philippines beginning August 1, 2013.

        See table below for reconciliation between GAAP Consolidated Net Income (Loss) to EBITDA for the years ended December 31, 2006, 2007, 2008, 2009, 2010, 2011 and 2012.

	2012	2011	2010	2009	2008	2007	2006
	(in thousands)
Net Income (loss)	53,237	(2,649)	110,255	116,720	28,586	7,051	(40,547)
Income tax (benefit) expense	32,549	1,567	(28,266)	(19,524)	24,623	(9,122)	(463)
Interest expense and amortization of debt discount and issuance costs	43,522	24,521	16,835	20,653	20,656	25,510	17,476
Depreciation and amortization	85,599	66,262	57,712	52,648	48,678	45,952	28,865

EBITDA	214,907	89,701	156,536	170,497	122,543	69,391	5,331

Operating Revenue	1,962,353	1,650,459	1,310,093	1,183,306	1,210,865	982,555	888,047
EBITDA Margin	11.0%	5.4%	11.9%	14.4%	10.1%	7.1%	0.6%
Aircraft Rent	98,786	112,883	112,721	102,091	99,803	97,626	109,592
Aircraft Rent Margin	5.0%	6.9%	8.6%	8.6%	8.2%	9.9%	12.3%
EBITDA and Aircraft Rent Margin	16.0%	12.3%	20.5%	23.0%	18.3%	17.0%	12.9%

        "EBITDA" represents earnings before income taxes, interest expense and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA and Aircraft Rent margin are useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing, income taxes, rent and the accounting effects of capital spending and acquisitions, which items may vary between periods for different companies for reasons unrelated to overall operating performance.

RISK FACTORS

        Unless the context otherwise requires, references in this "Risk Factors" section to "Hawaiian" or "Hawaiian Airlines" means Hawaiian Airlines, Inc., and references to "Hawaiian Holdings," "the Company," "we," "us" and "our" means Hawaiian's parent, Hawaiian Holdings, Inc. and its consolidated subsidiaries, including Hawaiian.

        In addition to the risks identified elsewhere in this Prospectus Supplement, the following risk factors apply to our business, results of operations and financial conditions:

Economic Risks

         Our business is affected by global economic volatility.

        Our business and results of operations are significantly impacted by general world-wide economic conditions. Demand for discretionary purchases including air travel and vacations to Hawai'i remains unpredictable. Deterioration in demand may result in a reduction in our passenger traffic and/or increased competitive pressure on fares in the markets we serve, resulting in a negative impact to our operations and financial condition. We cannot assure that we would be able to offset such revenue reductions by reducing our costs.

         Our business is highly dependent on the price and availability of fuel.

        Our results and operations are heavily impacted by the price and availability of jet fuel. Fuel costs represented 34.5%, 31.5% and 26.5% of Hawaiian's operating expenses for the years ended December 31, 2012, 2011 and 2010, respectively, and 34.7% of Hawaiian's operating expenses for the three months ended March 31, 2013. As of December 31, 2012 and March 31, 2013, approximately 58% of our fuel was based on Singapore jet fuel prices, 35% was based on U.S. West Coast jet fuel prices and 7% on other jet fuel prices. As of March 31, 2013, Singapore jet fuel prices were $2.91 per gallon and U.S. West Coast jet fuel prices were $3.08 per gallon. Based on gallons expected to be consumed for the remainder of 2013, for every one cent change in the cost per gallon of jet fuel, Hawaiian's annual fuel expense increases or decreases by approximately $1.7 million. The cost and availability of jet fuel remain volatile and are subject to political, economic and market factors that are generally outside of our control. Prices may be affected by many factors including, without limitation, the impact of political instability, crude oil production and refining capacity, unexpected changes in the availability of petroleum products due to disruptions at distribution systems or refineries, unpredicted increases in demand due to weather or the pace of global economic growth, inventory reserve levels of crude oil and other petroleum products, the relative fluctuation between the U.S. dollar and other major currencies and the actions of speculators in commodity markets. Because of the effects of these factors on the price and availability of jet fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. Also, due to the competitive nature of the airline industry, there can be no assurance that we will increase our fares or other fees to sufficiently offset increased fuel prices.

        We enter into derivative agreements to protect against fuel price risk to provide an offset against rising fuel costs. These derivative instruments have not been designated as hedges under ASC Topic 815, Derivatives and Hedging (ASC 815), for hedge accounting treatment. There is no assurance that such agreements will protect us against price volatility during unfavorable market conditions which may also expose us to counterparty credit risk. Also, if fuel prices fall significantly below the levels in existence at the time we enter into our hedging contracts, we may be required to post a significant amount of cash collateral, which could have an impact on the level of our unrestricted cash and cash equivalents and adversely affect our liquidity.

         Our business is highly dependent on tourism to, from and amongst the Hawaiian Islands and our financial results could suffer if there is a downturn in tourism levels.

        Our principal base of operations is in Hawai'i and our revenue is linked primarily to the number of travelers (mostly tourists) to, from and amongst the Hawaiian Islands. Hawai'i tourism levels are affected by, among other things, the political and economic climate in Hawai'i's main tourism markets, the availability of hotel accommodations, promotional spending by competing destinations, the popularity of Hawai'i as a tourist destination relative to other vacation destinations and other global factors, including natural disasters, safety and security. From time to time, various events and industry specific problems such as strikes have had a negative impact on tourism in Hawai'i. The occurrence of natural disasters, such as earthquakes and tsunamis, in Hawai'i or other parts of the world, could also have a material adverse effect on Hawai'i tourism. In addition, the potential or actual occurrence of terrorist attacks, wars such as those in Afghanistan and Iraq, and the threat of other negative world events have had, and may in the future again have, a material adverse effect on Hawai'i tourism. No assurance can be given that the level of passenger traffic to Hawai'i will not decline in the future. A decline in the level of Hawai'i passenger traffic could have a material adverse effect on our results of operations and financial condition.

         Our business is exposed to foreign currency exchange rate fluctuations.

        Our business is expanding internationally with approximately 30% of our passenger revenue from our International routes. Fluctuations in foreign currencies can significantly affect our results of operations and financial condition. To manage the effects of fluctuating exchange rates, the Company periodically enters into foreign currency forward contracts, designated as cash flow hedges under ASC Topic 815, Derivatives and Hedging (ASC 815), for hedge accounting treatment. There is no assurance that such agreements will protect us against foreign currency exchange rate fluctuations during unfavorable market conditions which may also expose us to counterparty credit risk.

Liquidity Risks

        See "Management's Discussion and Analysis of Financial Conditions and Results of Operations," for further information regarding our liquidity.

         Our financial liquidity could be adversely affected by credit market conditions.

        Our business requires access to capital markets to finance equipment purchases, including aircraft, and to provide liquidity in seasonal or cyclical periods of weaker revenue generation. In particular, we intend to obtain additional debt or lease financing for our upcoming aircraft deliveries. Additionally, we will face specific funding requirements upon the expiration of indebtedness related to the purchase of three previously leased Boeing 767-300 aircraft at the end of 2013 and with respect to our obligation under purchase agreements with Airbus to acquire wide-body A330-200 aircraft, A350XWB-800 aircraft and A321neo narrow-body aircraft with expected delivery dates through 2020. Global credit market conditions remain unsettled, affecting the availability of financing and increasing the cost of financing that can be acquired. We can offer no assurance that the financing we need will be available when required or that the economic terms on which it is available will not adversely affect our financial condition. If we cannot obtain financing or we cannot obtain financing on commercially reasonable terms, our business and financial condition will be adversely affected.

         Our substantial debt could adversely affect our liquidity and financial condition, and include covenants that impose restrictions on our financial and business operations.

        At December 31, 2012, our total debt, less debt discount, was $554.6 million, of which $489.8 million was fixed-rate debt. At March 31, 2013, our total debt, less debt discount, was

$543.3 million, of which $481.9 million was fixed-rate debt. Our fixed-rate debt primarily consists of facility agreements for our aircraft purchases. Our substantial debt obligations may adversely affect our ability to incur additional debt in the future on acceptable terms or at all, which will impact our ability to fund our working capital, capital expenditures, acquisitions or other general purpose needs.

        Our substantial debt and related covenants could:

  •
  expose us to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for other operational purposes;

  •
  increase the volatility of the price of our common stock;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  limit, along with the financial and other restrictive covenants in the agreements governing our debt, our ability to borrow additional funds; and

  •
  place us at a competitive disadvantage compared to other less leveraged competitors and competitors with debt agreements on more favorable terms than us.

        The terms of certain of our financing agreements restrict our ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, dispose of assets, prepay indebtedness, make investments, make acquisitions, enter into certain transactions with affiliates, repurchase stock and, in the case of Hawaiian, pay dividends or make distributions to the Company. These agreements also require us to meet certain financial covenants. If we breach any of these covenants it could result in a default under these facilities, which could cause our outstanding obligations under these facilities to accelerate and become due and payable immediately, and could also cause us to default under our other debt or lease obligations and lead to an acceleration of the obligations related to such other debt or lease obligations. The existence of such a default could also preclude us from borrowing funds under our credit facilities. Our ability to comply with the provisions of financing agreements can be affected by events beyond our control and a default under any such financing agreements if not cured or waived, could have a material adverse effect on us. In the event our debt is accelerated, we may not have sufficient liquidity to repay these obligations or to refinance our debt obligations, resulting in a material adverse effect on us.

         We could be required to maintain reserves under our credit card processing agreements which could adversely affect our financial and business operations.

        Under our bank-issued credit card processing agreements, certain proceeds from advance ticket sales may be held back to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in our consolidated balance sheets set forth in the consolidated financial statements included elsewhere in this Prospectus Supplement, totaled $5.0 million at December 31, 2012 and at March 31, 2013. In the event of a material adverse change in our business, the holdback could incrementally increase to an amount up to 100% of the applicable credit card air traffic liability, which would also cause an increase in the level of restricted cash. If we are unable to obtain a waiver, or otherwise mitigate the increase in restricted cash, it could adversely affect our liquidity and also cause a covenant violation under other debt or lease obligations and have a material adverse effect on us.

         Our obligations for funding our defined benefit pension plans are significant and are affected by factors beyond our control.

        We sponsor three defined benefit pension plans, as well as a separate plan to administer pilots' disability benefits. Two of the pension plans were frozen effective October 1, 1993, and our collective bargaining agreement with our pilots provides that pension benefit accruals for certain pilots were frozen effective January 1, 2008. Nevertheless, our unfunded pension and disability obligation was $193.3 million as of December 31, 2012. We made contributions of $19.4 million and $12.9 million for 2012 and 2011, respectively. We made contributions of $2.8 million during the three months ended March 31, 2013, and anticipate funding $12.0 million (minimum required contribution) to the defined benefit pension and disability plans during the remainder of 2013. The timing and amount of funding requirements depend upon a number of factors, including labor negotiations and changes to pension plan benefits as well as factors outside our control, such as the number and demographic data of qualified retiring employees, asset returns, interest rates and changes in pension laws. These factors, along with the impact of results that can vary significantly from estimates, may significantly impact our funding requirements and have an adverse effect on our financial condition.

Competitive Environment Risks

         We operate in an extremely competitive environment.

        The airline industry is characterized by low profit margins, high fixed costs and significant price competition. We currently compete with other airlines on our Neighbor Island, North America and International routes. The commencement of, or increase in, service on our routes by existing or new carriers could negatively impact our operating results. Many of our competitors on our North America and International routes are larger and have greater financial resources and brand recognition than we do. Aggressive marketing tactics or a prolonged fare war initiated by one or more of these competitors could adversely affect our financial resources and our ability to compete in these markets.

        Since airline markets have few natural barriers to entry, we also face the threat of new entrants in all of our markets, including competition from low-cost carriers (LCC). Allegiant Airlines, a LCC, launched flights from the West Coast to Hawai'i in 2012 and Southwest Airlines has taken further steps to enable the carrier to provide service to Hawai'i in the future, but has yet to formally announce the service. Furthermore, large network carriers have significantly reduced their costs and adjusted their routes to compete with LCCs in their existing markets by diverting resources to long-haul markets such as Hawai'i, where LCC competition has been less severe. As a result, network carriers have reduced their costs of operation and increased capacity in the Hawai'i market. Additional capacity to Hawai'i, whether from network carriers or LCCs, could result in a decrease in our share of the markets in which we operate, a decline in our yields, or both, which could have a material adverse effect on our results of operations and financial condition.

         Airline bankruptcy restructuring, strategic combinations or industry consolidation could have an impact on our competitive environment.

        In recent years, many of our competitors have dramatically reduced operating costs through a combination of bankruptcy restructuring, industry consolidation and vendor and labor negotiations to increase market strength. Several domestic airlines were able to reduce labor costs, restructure debt and lease agreements and implement other financial improvements through the bankruptcy process. In addition, certain of our competitors have merged to create larger and more financially sound airlines. Through consolidation, carriers have the opportunity to achieve cost reductions by eliminating redundancy in their networks and operating structures. With reduced costs, these competitors are more capable of operating profitably in an environment of reduced fares and may, as a result, increase service in our primary markets or reduce fares to attract additional customers. Because airline customers are price sensitive, we cannot assure that we will be able to attract a sufficient number of customers at sufficiently high fare levels to generate profitability, or that we will be able to reduce our operating costs sufficiently to remain competitive with these other airlines.

         The concentration of our business in Hawai'i, and between Hawai'i and the U.S. mainland, provides little diversification of our revenue.

        Approximately 70% of our passenger revenue is generated from air transportation between the Hawaiian Islands and the U.S. mainland, and amongst the Hawaiian Islands. Many of our competitors, particularly major network carriers with whom we compete on our North America routes, enjoy greater geographical diversification of their revenue. A reduction in the level of demand for travel within Hawai'i, or to Hawai'i from the U.S. mainland, or an increase in the level of industry capacity on these routes may reduce the revenue we are able to generate and adversely affect our financial results. As these routes account for a significantly higher proportion of our revenue than they do for many of our competitors, such a reduction would have a relatively greater adverse effect on our financial results.

         Our business is affected by the competitive advantages held by network carriers in the North America market.

        The majority of competition on our North America routes is from network carriers such as Alaska, American, Delta, United and US Airways. Network carriers have a number of competitive advantages that may enable them to offer lower fares and attract higher customer traffic levels as compared to us:

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  Network carriers generate passenger traffic from and throughout the U.S. mainland. In contrast, we lack a comparable direct network to feed passengers to our North America flights and are therefore more reliant on passenger demand in the specific cities we serve. We also rely on our code-share partner agreements (jetBlue, Virgin America Airlines, etc.) to provide customers access to and from North America destinations currently unserved by us.

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  Most network carriers operate from hubs, which can provide a built-in market of passengers, depending on the economic strength of the hub city and the size of the customer group that frequent the airline. Our Honolulu and Maui hubs do not originate a large proportion of North American travel, nor do they have the population or potential customer franchise of a larger city to provide us with a built-in market. Passengers in the North America market, for the most part, do not originate in Honolulu, but rather on the U.S. mainland, making Honolulu primarily a destination rather than an origin of passenger traffic.

         Our Neighbor Island market is affected by narrow body competition from regional carriers.

        Approximately 24% of our passenger revenue is generated from our Neighbor Island routes. Our competitors on these routes include regional carriers which provide service amongst the Hawaiian Islands including service between O'ahu, Maui, Hawai'i, Moloka'i, Kaua'i and Lana'i. Although we enjoy a competitive position on the Neighbor Island service, increased competition is possible. For example, Island Air recently announced its intent to increase capacity on travel throughout the Neighbor Island routes with lease commitments for six additional aircraft. We have also recently purchased two turboprop aircraft to expand our Neighbor Island network to areas we currently do not serve and to meet the travel demands of our passengers. However, a decline in our share of the Neighbor Island market due to increased capacity provided by our competitors could have a material adverse effect on our results of operations and financial condition.

         Our International routes are affected by competition from domestic and foreign carriers.

        Approximately 30% of our revenue is generated from our International routes. Our competitors on these routes include both domestic and foreign carriers. Both domestic and foreign competitors have a number of competitive advantages that may enable them to offer lower fares and attract higher customer traffic levels as compared to us:

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  Many of our domestic competitors have joined airline alliances, including SkyTeam, Star Alliance and Oneworld, none of which we participate in, which provide customers access to each participating airline's international network, allowing for convenience and connectivity to their destinations. These alliances formed by our domestic competitors have increased in recent years. In some instances our domestic competitors have been granted antitrust exemptions to form joint venture arrangements in certain geographies further deepening their cooperation on certain routes. We currently do not participate in a world-wide airline alliance or any joint ventures, which may negatively impact our market share and operations as capacity provided by our competitors increase. To mitigate this risk, we rely on code-share agreements with partner airlines to provide customers access to international destinations currently unserved by us.

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  Many of our foreign competitors such as Japan Airlines, All Nippon Airways, Qantas, Korean Air and Philippine Airlines, are network carriers that generate passenger traffic throughout International routes that we service. In contrast, we lack a comparable direct network to feed passengers to our International flights, and are therefore more reliant on passenger demand in the specific destinations that we serve. Most network carriers operate from hubs, which can provide a built-in home base market of passengers. Passengers on our International routes, for the most part, do not originate in Hawai'i, but rather internationally, in these foreign markets' home base. We also rely on our code-sharing agreements (All Nippon Airways, Korean Air, Virgin Australia, etc.) and our relationships with travel agencies and wholesale distributors to provide customers access to and from International destinations currently unserved by us.

Strategy and Brand Risks

         Our failure to successfully implement our growth strategy and related cost-reduction goals could harm our business.

        Our growth strategy includes initiatives to increase revenue, decrease costs, expand our existing markets and initiate service on new routes and markets that we currently do not serve in the U.S. and internationally. It is critical that we achieve our growth strategy in order for our business to attain economies of scale and to sustain or improve our results of operations. If we are unable to utilize and fill increased capacity provided by additional aircraft entering our fleet, hire and retain skilled personnel, secure the required equipment and facilities in a cost-effective manner, or obtain the necessary regulatory approvals, we may not be able to successfully implement our growth strategy into new and existing markets in the U.S. and internationally, and our business and operations could be adversely affected.

        We continue to strive toward aggressive cost-containment goals which are an important part of our business strategy to offer the best value to passengers through competitive fares while maintaining acceptable profit margins and return on capital. We believe a lower cost structure will better position us to fund our growth strategy and take advantage of market opportunities. If we are unable to adequately contain our non-fuel unit costs, we likely will not be able to achieve our growth plan and our financial results may suffer.

         Our reputation and financial results could be harmed in the event of adverse publicity, including the event of an aircraft accident.

        Our customer base is broad and our business activities have significant prominence, particularly in Hawai'i and other destinations we serve. Consequently, negative publicity resulting from real or perceived shortcomings in our customer service, employee relations, business conduct, or other events affecting our operations could negatively affect the public image of our company and the willingness of customers to purchase services from us, which could affect our revenue and financial results.

        Additionally, we are exposed to potential losses that may be incurred in the event of an aircraft accident. Any such accident could involve not only the repair or replacement of a damaged aircraft and its consequential temporary or permanent loss of revenue, but also significant potential claims of injured passengers and others. We are required by the U.S. Department of Transportation ("DOT") to carry liability insurance, and although we currently maintain liability insurance in amounts consistent with the industry, we cannot be assured that our insurance coverage will adequately cover us from all claims and we may be forced to bear substantial losses incurred with the accident. In addition, any aircraft accident or incident could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

         Our failure to successfully implement our turboprop operations may impact our financial and business operations.

        In 2012, we purchased and took delivery of two ATR42 turboprop aircraft with service to new Neighbor Island routes previously unserved by us to begin in 2013. We cannot be assured that we will successfully implement our turboprop operations in a timely and cost-efficient manner and comply with all applicable state and operational regulations. New entrants or changes to existing competition on these Neighbor Island routes currently unserved by us could have an adverse effect on our results of operations and financial condition.

Fleet and Fleet-Related Risks

         We are dependent on a limited number of suppliers for aircraft, aircraft engines and parts.

        We are dependent on The Boeing Company ("Boeing") and Airbus S.A.S. ("Airbus") as our primary suppliers of aircraft and aircraft-related items. As a result, we are vulnerable to any problems associated with the supply of those aircraft and parts which could result in increased parts and maintenance costs in future years.

         Our agreements to purchase Airbus A330-200, A350XWB-800 and A321neo aircraft significantly increases our future financial commitments and operating costs and creates implementation risk associated with the transition from our existing Boeing 767-300 fleet.

        As of March 31, 2013, our firm aircraft orders consisted of 12 A330-200 aircraft for delivery between 2013 and 2015, six A350XWB-800 aircraft for delivery beginning in 2017 and 16 A321neo aircraft for delivery beginning in 2017, along with purchase rights for an additional three A330-200 aircraft, six A350XWB-800 aircraft and nine A321neo aircraft. We have made substantial pre-delivery payments for the purchased aircraft and are required to continue these pre-delivery payments as well as payments for the balance of the purchase price through delivery of each aircraft. These commitments substantially increase our future capital spending requirements and will require us to significantly increase our level of debt in future years. There can be no assurance that we will be able to raise capital to finance these requirements or that such financing can be obtained on favorable terms, or at all.

        The Airbus aircraft will replace expiring leased and retiring Boeing 767-300 aircraft in future years. Although we do not expect to incur significant lease return costs, we cannot be assured that such costs will not exceed our expectations and adversely impact our results of operations and liquidity.

        The addition of the Airbus aircraft to our fleet will require us to incur additional costs related to the acquisition of spare engines and replacement parts, maintenance of the aircraft, training of crews and ground employees, the addition of these aircraft types to our operating certificate and other implementation activities. There can be no assurance that we will be able to recover these costs through the future operation of these aircraft in our fleet or that we will not experience delays in the implementation process which could adversely affect our operations or financial performance.

         Delays in scheduled aircraft deliveries or other loss of fleet capacity may adversely impact our operations and financial results.

        The success of our business depends on, among other things, the ability to effectively operate a certain number and type of aircraft. As mentioned above, we have contractual commitments to purchase and integrate Airbus aircraft into our fleet. If for any reason we are unable to secure deliveries of the Airbus aircraft on contractually scheduled delivery dates and successfully introduce these aircraft into our fleet, then our business, operations and financial performance could be negatively impacted. Our failure to integrate newly purchased Airbus aircraft into our fleet as planned may require us to seek extensions on our existing leased aircraft. Such extensions may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs.

Information Technology and Third-Party Risks

         We are increasingly dependent on technology and automated systems to operate our business.

        We depend heavily on technology and automated systems to effectively operate our business. These systems include flight operations systems, communications systems, airport systems, reservations systems, management and accounting systems, commercial websites, including www.hawaiianairlines.com, and other systems, all of which must be able to accommodate high traffic volumes, maintain secure information and provide accurate flight information, as well as process critical financial related transactions. Any substantial or repeated failures of these systems could negatively affect our customer service, compromise the security of customer information, result in the loss of important data, loss of revenue and increased costs, and generally harm our business. Like other companies, our systems may be vulnerable to disruptions due to events beyond our control, including natural disasters, power disruptions, software or equipment failures, terrorist attacks, cybersecurity threats, computer viruses and hackers. There can be no assurance that the measures we have taken to reduce the adverse effects of certain potential failures or disruptions are adequate to prevent or remedy disruptions of our systems. In addition, we will need to continuously make significant investments in technology to periodically upgrade and replace existing systems. If we are unable to make these investments or fail to successfully implement, upgrade or replace our systems, our business could be adversely impacted.

         If we do not maintain the privacy and security of customer-related information, we could damage our reputation, incur substantial additional costs and become subject to litigation.

        We receive, retain, and transmit certain personal information about our customers. In addition, our online operation at www.hawaiianairlines.com relies on the secure transmission of confidential information over public networks, including credit card information. A compromise of our physical and network security systems through a cybersecurity attack, including those of our business partners, may threaten our customers' personal information being obtained by unauthorized persons, which could adversely affect our reputation, as well as negatively impact our business, results of operations, financial position and liquidity, and could result in the imposition of penalties or litigation against us. In addition, a cybersecurity breach could require that we expend significant additional resources related to the security of information systems which could result in a disruption of our operations.

         We are highly reliant on third-party contractors to provide certain facilities and services for our operations, and termination of our third-party agreements could have a potentially adverse effect on our financial results.

        We have historically relied on outside vendors for a variety of services and functions critical to our business, including aircraft maintenance and parts, code-sharing, reservations, computer services including hosting and software maintenance, accounting, frequent flyer programs, passenger processing, ground facilities, baggage and cargo handling, personnel training and the distribution and sale of airline seats. As part of our cost-reduction efforts, our reliance on outside vendors has increased and may continue to do so in the future.

        The failure of any of our third-party service providers to adequately perform our service obligations, or other interruptions of services, may reduce our revenues, increase expenses, and prevent us from operating our flights and providing other services to our customers. In addition, our business and financial performance could be materially harmed if our customers believe that our services are unreliable or unsatisfactory.

Labor Relations and Related Costs Risks

         We are dependent on satisfactory labor relations.

        Labor costs are a significant component of airline expenses and can substantially impact an airline's results of operations. Labor and related benefit costs represented approximately 21% of our operating expenses for the year ended December 31, 2012 and 20% of our operating expenses for the three months ended March 31, 2013. Approximately 87% of our workforce was unionized at December 31, 2012 and March 31, 2013. We may make strategic and operational decisions that require the consent of one or more of our labor unions, and cannot assure you that these labor unions will not require additional wages, benefits or other consideration in return for their consent. In addition, we have entered into collective bargaining agreements with our pilots, mechanical group employees, clerical group employees, flight attendants and dispatchers. Currently, we are not in negotiations with respect to any of our existing collective bargaining agreements. We cannot assure you that future agreements with our employees' unions will be on terms in line with our expectations or comparable to agreements entered into by our competitors, and any future agreements may increase our labor costs or otherwise adversely affect us. If we are unable to reach an agreement with any unionized work group, we may be subject to future work interruptions and/or stoppages, which may hamper or halt operations.

         Our operations may be adversely affected if we are unable to attract and retain qualified personnel and key executives, including our Chief Executive Officer.

        We are dependent on the knowledge and expertise of our key executives, particularly Mark B. Dunkerley, our Chief Executive Officer, who signed an amended and restated employment agreement in November 2012 for employment through January 1, 2017. Our ability to attract and retain such personnel in the airline industry is highly competitive, and we cannot be certain that we will be able to retain our Chief Executive Officer or other key executives or that we can attract other qualified personnel in the future. Any inability to retain our Chief Executive Officer and other key executives, or attract and retain additional qualified executives, could have a negative impact on our operations.

        In addition, as we continue to expand our operations through the acquisition of new aircraft and introduction of service to new markets, it may be challenging to attract qualified personnel including pilots, mechanics, flight attendants and other skilled labor. As we compete with other carriers for qualified personnel we also face the challenge of attracting individuals who embrace our team-oriented, friendly and customer-driven corporate culture. Our inability to attract and retain qualified personnel who embrace our corporate culture, could have a negative impact on our reputation and overall operations.

 Airline Industry, Regulation and Related Costs Risks

         The airline industry has substantial operating leverage and is affected by many conditions that are beyond its control, including delays, cancellations and other conditions, which could harm our financial condition and results of operations.

        The airline industry operates on low gross profit margins consisting of a high percentage of fixed costs. Due to these fixed costs, the expense incurred on each flight does not vary proportionately with the number of passengers carried, however the revenue generated from a particular flight is directly related to the number of passengers carried and the respective average fares applied. Accordingly, a decrease in the number of passengers carried would cause a corresponding decrease in revenue (if not offset by higher fares), and it may result in a disproportionately greater decrease in profits. Therefore, any general reduction in airline passenger traffic as a result of any of the following or other factors, which are largely outside of our control, could harm our business, financial condition and results of operations:

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  continued threat of terrorist attacks and conflicts overseas;

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  actual or threatened war and political instability;

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  adverse weather and natural disasters;

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  changes in consumer preferences, perceptions or spending patterns;

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  increased costs related to security and safety measures;

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  outbreak of contagious diseases; and

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  actual or potential disruptions in the air traffic control system.

        Our results from operations may be volatile subject to the conditions identified above. We cannot assure you that our financial resources will be sufficient to absorb the effects of any of these unexpected factors should they arise.

         Our business is subject to substantial seasonal and cyclical volatility.

        Our results of operations will reflect the impact of seasonal volatility primarily due to passenger leisure and holiday travel patterns. As Hawai'i is a popular vacation destination, demand from North America, our largest source of visitors, is typically stronger during June, July, August and December and considerably weaker at other times of the year. As we enter new markets, we could be subject to additional seasonal variations. Because of fluctuations in our results from seasonality, operating results for a historical period are not necessarily indicative of operating results for a future period and operating results for an interim period are not necessarily indicative of operating results for an entire year.

         Terrorist attacks or international hostilities, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry could negatively affect us and the airline industry.

        Terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks, hostilities or act of war, could adversely affect the airline industry, including us, and could result in a significant decrease in demand for air travel, increased security costs, increased insurance costs covering war-related risks, and increased flight operational loss due to cancellations and delays. Any future terrorist attacks or the implementation of additional security-related fees could have a material adverse effect on our business, financial condition and results of operations and on the airline industry in general.

         The airline industry is subject to extensive government regulation, new regulations, and taxes which could have an adverse effect on our financial condition and results of operations.

        Airlines are subject to extensive regulatory requirements that result in significant costs. Additional laws, regulations, taxes and airport rates and charges imposed by domestic and foreign governments have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. For example, the Aviation and Transportation Security Act ("ATSA"), which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airlines. The Federal Aviation Administration ("FAA") from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Under DOT regulations effective January 2012, all taxes and fees imposed by the government must be disclosed in fares charged to customers. Also, in January 2012, the DOT announced new flight crew rest rules which require mandatory rest periods for airline flight crews, including flight attendants and pilots for both traditional scheduled service and charter operations, to prevent fatigue on flights. This rule is effective as of January 2014; however, we have started to implement crew rest pods in our Airbus aircraft that provide long-haul service exceeding the minimum rest requirement rules. We expect to continue incurring expenses to comply with applicable regulations. We cannot predict the impact that laws or regulations may have on our operations or assure you that laws or regulations enacted in the future will not adversely affect us.

        Many aspects of airlines' operations are subject to increasingly stringent federal, state, local and foreign laws protecting the environment. U.S. federal laws that have a particular impact on us include the Airport Noise and Capacity Act of 1990, the Clean Air Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response Act and the Compensation and Liability Act. Compliance with these and other environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties. Governments globally are increasingly focusing on the environmental impact caused by the consumption of fossil fuels and as a result have proposed or enacted legislation which may increase the cost of providing airline service or restrict its provision. We expect the focus on environmental matters to increase. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, potential future actions that may be taken by the U.S. government, foreign governments, or the International Civil Aviation Organization to limit the emission of greenhouse gases by the aviation sector are unknown at this time, but the effect on us and our industry is likely to be adverse and could be significant. The U.S. Congress is considering climate change legislation and the Environmental Protection Agency issued a rule which regulates larger emitters of greenhouse gases. We cannot predict the impact that future environment regulations may have on our operations or assure you that regulations enacted in the future will not adversely affect us. The impact to us and our industry from such actions is likely to be adverse and could be significant, particularly if regulators were to conclude that emissions from commercial aircraft cause significant harm to the upper atmosphere or have a greater impact on climate change than other industries.

         Our operations may be adversely affected by our expansion into non-U.S. jurisdictions and the related increase in laws to which we are subject.

        The expansion of our operations into non-U.S. jurisdictions has expanded the scope of the laws to which we are subject, both domestically and internationally. In addition, operations in non-U.S. jurisdictions are in many cases subject to the laws of those jurisdictions rather than U.S. law. Laws in some jurisdictions differ in significant respects from those in the United States, and these differences can affect our ability to react to changes in our business. Further, enforcement of laws in some jurisdictions can be inconsistent and unpredictable, which can affect our ability to enforce our rights and to undertake activities that we believe are beneficial to our business. As a result, our ability to generate revenue and the expenses paid in non-U.S. jurisdictions may differ from what would be expected if U.S. law governed these operations.

         Our financial results may be negatively affected by increased airport rent rates and landing fees at the airports within the State of Hawai'i as a result of the State's modernization plan.

        The State of Hawai'i has begun to implement a modernization plan encompassing the airports we serve within the State. Our landing fees and airport rent rates have increased to fund the modernization program. Additionally, we expect the costs for our Neighbor Island operations to increase more than the costs related to our North America and International operations due to phased adjustments to the airport's funding mechanism. Therefore, costs related to the modernization program will have a greater impact on our operations as compared to our competitors, who do not have significant Neighbor Island operations. We can offer no assurance that we will be successful in offsetting these cost increases through other cost reductions or increases in our revenue and, therefore, can offer no assurance that our future financial results will not be negatively affected by them.

         Our insurance costs are susceptible to significant increases and further increases in insurance costs or reductions in coverage could have an adverse effect on our financial results.

        We carry types and amounts of insurance customary in the airline industry, including coverage for general liability, passenger liability, property damage, aircraft loss or damage, baggage and cargo liability and workers' compensation. We are required by the DOT to carry liability insurance on each of our aircraft. We currently maintain commercial airline insurance with a major group of independent insurers that regularly participate in world aviation insurance markets, including public liability insurance and coverage for losses resulting from the physical destruction or damage to our aircraft. However, there can be no assurance that the amount of such coverage will not be changed or that we will not bear substantial losses from accidents or damage to, or loss of, aircraft or other property due to other factors such as natural disasters. We could incur substantial claims resulting from an accident or damage to, or loss of, aircraft or other property due to other factors such as natural disasters in excess of related insurance coverage that could have a material adverse effect on our results of operations and financial condition.

        After the events of September 11, 2001, aviation insurers significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, they significantly increased the premiums for such coverage as well as for aviation insurance in general. As a result, war-risk insurance in amounts necessary for our operations, and at premiums that are not excessive, is not currently available in the commercial insurance market and we have therefore purchased from the U.S. government third-party war-risk insurance coverage. Should the government discontinue this coverage, obtaining comparable coverage from commercial underwriters could result in substantially higher premiums and more restrictive terms, if it is available at all. If we are unable to obtain adequate war-risk insurance our business could be materially and adversely affected.

Risks Relating to the Certificates and the Offering

         The Appraisals are only estimates of Aircraft value.

        Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals—The Appraisals".

        An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of delivery dates, most of which are in the future. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

         Failure to perform maintenance responsibilities may decrease the value of the Aircraft.

        To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform adequately these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See "Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance".

         Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

        To the extent described in the Indentures, we must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds that could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See "Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance".

         It may be difficult and expensive to exercise repossession rights with respect to an Aircraft.

        There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we may register the Aircraft in specified foreign jurisdictions, lease the Aircraft and enter into interchange or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

        In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

        Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could result in fewer proceeds to repay the holders of the Equipment Notes. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If the Company fails to transfer title to engines not owned by the Company that are attached to the repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

         Payments to Certificateholders will be subordinated to certain amounts payable to other parties.

        Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A Certificates and the Class B Certificates, before the holders of any Class of Certificates receive any funds. In addition, the Subordination Agent and the Trustee will receive some payments before the holders of any Class of Certificates receive distributions.

        Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts to be made from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. See "Description of the Intercreditor Agreement—Priority of Distributions".

         Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

        If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default".

        The Controlling Party will be:

  •
  The Class A Trustee.

  •
  Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

  •
  Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

        As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

         The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

        During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture,

subject to certain limitations. See "Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies". The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against Hawaiian, any Liquidity Provider or any Trustee.

         Escrowed funds and cash collateral will not be entitled to the benefits of Section 1110, and cross-defaults may not be required to be cured under Section 1110.

        Amounts deposited under the Escrow Agreements are not property of Hawaiian and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

         Escrowed funds may be returned if they are not used to buy Equipment Notes.

        Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. See "Description of the Deposit Agreements—Unused Deposits". If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. See "Description of the Deposit Agreements—Unused Deposits".

         The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

        We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements. The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates.

         There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

        The Certificates, Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that may cause the market price of the Certificates to decline or otherwise restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

         There may be a limited market for resale of Certificates.

        Prior to this Offering, there has been no public market for the Certificates. Neither Hawaiian nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

         The holders of the Certificates are exposed to the credit risk of the Depositary.

        The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. The Company is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis.

 USE OF PROCEEDS

        The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by Hawaiian during the Delivery Period. The Equipment Notes will be issued to finance Hawaiian's purchase of six new Airbus A330-243 Aircraft. Before the proceeds are used to buy Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of such Certificates.

 HAWAIIAN HOLDINGS, INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. The ratios have been computed on a consolidated basis. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, included in this Prospectus Supplement.

	Three months ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(in thousands, except for ratio)
Earnings
Income (loss) before income taxes	$(27,379)	$11,859	$85,786	$(1,082)	$81,989	$97,196	$53,209
Additions:
Total fixed charges (see below)	22,779	19,784	88,836	71,536	68,034	66,147	63,574
Subtractions:
Interest capitalized	3,440	2,573	10,524	7,771	2,665	—	—

Earnings as Adjusted	$(8,040)	$29,070	$164,098	$62,683	$147,358	$163,343	$116,783

Fixed Charges:
Interest on indebtedness, expensed or capitalized	$10,021	$7,901	$38,447	$20,991	$15,703	$19,378	$19,289
Amortization of debt discount and accretion of convertible debt	1,356	1,147	5,075	3,530	1,132	1,275	1,367
Portion of rental expense representative of the interest factor(1)	11,402	10,736	45,314	47,015	51,199	45,494	42,918

Total fixed charges	$22,779	$19,784	$88,836	$71,536	$68,034	$66,147	$63,574

Ratio of earnings to fixed charges(2)	N/A	1.47	1.85	N/A	2.17	2.47	1.84

Coverage deficiency	$30,819	$—	$—	$8,853	$—	$—	$—

(1)
Represents a percentage of total rent expense. We used 35% for the years 2008 through 2010 and 30% for 2011, 2012 and the three months ended March 31, 2013 and 2012, which we believe is a reasonable estimate of the interest component of rent expense.

(2)
For purposes of calculating this ratio, earnings consist of income before income taxes plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense, the amount amortized for debt discounts and the portion of rental expense representative of interest expense. For the three months ended March 31, 2013 and the year ended December 31, 2011, earnings were inadequate to cover fixed charges and the coverage deficiency was $30.8 million and $8.9 million, respectively.

N/A
Not applicable, as earnings are inadequate to cover fixed charges.

SELECTED FINANCIAL AND OPERATING INFORMATION

        The following tables present our selected historical consolidated financial and operating data with respect to Hawaiian Holdings, Inc. We have derived the selected consolidated statement of operations data presented below for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 and the selected consolidated balance sheet data as of December 31, 2012 and December 31, 2011 from our audited consolidated financial statements and related notes included elsewhere in this Prospectus Supplement. We have derived the selected consolidated financial data as of and for the three months ended March 31, 2013 and March 31, 2012 from our unaudited consolidated financial statements included elsewhere in this Prospectus Supplement. We have derived the selected consolidated statement of operations data for the fiscal years ended December 31, 2009 and December 31, 2008 and the selected consolidated balance sheet data as of December 31, 2010, December 31, 2009 and December 31, 2008 from our audited consolidated financial statements not included in this Prospectus Supplement. The following selected consolidated financial and operating data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this Prospectus Supplement. Our historical results are not necessarily indicative of the results to be expected for any future period and the results for any interim period are not necessarily indicative of the results to be expected in the full year.

	Three Months ended March 31,		Year ended December 31,
(in thousands)	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
Summary of Operations:
Operating revenue	$490,754	$435,494	$1,962,353	$1,650,459	$1,310,093	$1,183,306	$1,210,865
Operating expenses(a)(b)	502,680	422,594	1,832,955	1,630,176	1,218,815	1,075,822	1,118,967
Operating income (loss)	(11,926)	12,900	129,398	20,283	91,278	107,484	91,898
Net income (loss)(c)(d)(e)	(17,145)	7,258	53,237	(2,649)	110,255	116,720	28,586
Balance Sheet Items:
Cash and cash equivalents	$438,221	$376,020	$405,880	$304,115	$285,037	$300,738	$203,872
Property and equipment, net	1,076,396	839,135	1,068,718	729,127	418,120	318,884	315,469
Total assets	1,945,655	1,699,083	1,865,824	1,487,529	1,117,499	1,028,886	929,134
Long-term debt and capital lease obligations, excluding current maturities(f)	542,642	494,102	553,009	424,436	171,884	190,335	232,218
Shareholders' equity(g)	225,202	232,470	268,602	222,876	277,869	176,089	53,313

(a)
During 2008, we recorded a $52.5 million reduction of operating expenses resulting from a litigation settlement for which we received payment from Mesa Airlines in May 2008.

(b)
During 2011, we recorded a $70.0 million lease termination charge related to the purchase of our existing fleet of Boeing 717-200 aircraft previously under lease agreements, as discussed in "Note 7—Leases" to our audited consolidated financial statements for the year ended December 31, 2012. This amount is reflected as a separate line item in our operating expenses.

(c)
In 2008, we recognized a $7.8 million other than temporary impairment of our auction rate securities.

(d)
In 2009, net income was positively affected by a decrease in our deferred tax asset valuation allowance of $60.2 million due to a $25.0 million judgmental reversal of the valuation allowance, with the remainder attributable to the realization of deferred tax assets previously fully reserved, including the impact of favorable tax accounting changes permitted during the year.

(e)
In 2010, net income was positively affected by the release of our remaining valuation allowance of $57.5 million as described in "Note 8—Income Taxes" to our audited consolidated financial statements for the year ended December 31, 2012.

(f)
In 2012, we borrowed $133.0 million to finance a portion of the purchase price of two Airbus A330-200 aircraft delivered in 2012 and took delivery of three aircraft (two Boeing 717-200 aircraft and one Airbus A330-200 aircraft) under capital leases. In 2011, we issued $86.25 million principal amount of convertible senior notes (the "Convertible Notes") due March 2016 and used the proceeds to pay off our outstanding secured revolving credit facility, borrowed $192.8 million through secured loan agreements to finance a portion of the purchase price of fifteen Boeing 717-200 aircraft and borrowed $132 million to finance a portion of the purchase price of two Airbus A330-200 aircraft delivered in 2011. See further discussion at "Note 6—Debt" to our audited consolidated financial statements for the year ended December 31, 2012.

(g)
Shareholders' equity amounts include significant changes in our pension liability recorded in accumulated other comprehensive loss shown in the Consolidated Statements of Shareholders' Equity and Comprehensive Loss. See further discussion in the consolidated financial statements.

        The table below sets forth certain operating data (unaudited):

	Three Months Ended March 31,				Year Ended December 31,
	2013		2012		2012		2011		2010
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,397		2,218		9,476		8,659		8,418
Revenue passenger miles (RPM)	3,205,482		2,630,287		12,195,875		10,139,949		8,665,869
Available seat miles (ASM)	3,960,295		3,139,965		14,660,030		12,022,194		10,134,601
Passenger revenue per RPM (Yield)	13.72	¢	14.86	¢	14.49	¢	14.60	¢	13.33	¢
Passenger load factor (RPM/ASM)	80.9%		83.8%		83.2%		84.3%		85.5%
Passenger revenue per ASM (PRASM)	11.11	¢	12.45	¢	12.05	¢	12.32	¢	11.40	¢
Total Operations:
Operating revenue per ASM (RASM)	12.37	¢	13.86	¢	13.36	¢	13.71	¢	12.91	¢
Operating cost per ASM (CASM)(a)	12.68	¢	13.45	¢	12.48	¢	13.54	¢	12.01	¢
CASM excluding aircraft fuel(a)(b)	8.28	¢	8.99	¢	8.18	¢	9.28	¢	8.83	¢
CASM excluding lease termination costs and aircraft fuel(b)	8.28	¢	8.99	¢	8.18	¢	8.70	¢	8.83	¢
Gallons of jet fuel consumed	53,935		43,125		199,465		164,002		140,995
Average cost per gallon of jet fuel (actual)(c)	$3.24		$3.25		$3.17		$3.13		$2.29

(a)
Includes lease termination charges of $70.0 million incurred in 2011.

(b)
Represents adjusted unit costs, a non-GAAP measure.

(c)
Includes applicable taxes and fees.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATIONS

Overview

        Hawaiian Holdings, Inc. (the "Company," "Holdings," "we," "us" and "our") is a holding company incorporated in the State of Delaware. The Company's primary asset is its sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. ("Hawaiian"). Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawai'i and became the Company's indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian became a Delaware corporation and the Company's direct wholly-owned subsidiary concurrent with its reorganization in June 2005.

  Our Business

        Our goal is to be the number one destination carrier in the world. We are a leisure airline devoted to the travel needs of the residents and visitors of Hawai'i and offer a unique travel experience. We are strongly rooted in the culture and people of Hawai'i and seek to provide quality service to our customers which exemplifies the spirit of aloha. As of May 1, 2013, we operate a fleet of 18 Boeing 717-200 aircraft, 15 Boeing 767-300 aircraft, and 12 Airbus A330-200 aircraft serving 22 domestic and international destinations. The Company also has two ATR42 turboprop aircraft for pending service to new Neighbor Island destinations in 2013. We are the state's longest-serving airline, as well as the largest provider of passenger air service within Hawai'i (Neighbor Island) and to Hawai'i from the state's primary visitor markets in the U.S. mainland (North America). We offer non-stop service to Hawai'i from more U.S. gateway cities (11) than any other airline, as well as service to Japan, South Korea, the Philippines, Australia, New Zealand, American Samoa, and Tahiti, and also provide approximately 160 daily flights between the Hawaiian Islands.

        Our revenue is derived primarily from transporting passengers on our aircraft. Revenue is recognized when either the transportation is provided or when the related ticket expires unused. We measure capacity in terms of available seat miles (ASMs), which represent the number of seats available for passengers multiplied by the number of miles the seats are flown. Yield, or the average amount one passenger pays to fly one mile, is calculated by dividing passenger revenue by revenue passenger miles (RPMs). We strive to increase passenger revenue primarily by increasing our yield per flight or by filling a higher proportion of available seats, which produces higher revenue per available seat mile (RASM). Other revenue primarily consists of baggage fees, cargo revenue, ticket change and cancellation fees, incidental services revenue, sale of frequent flyer miles, revenue earned on reduced rate passengers, inflight revenue, contract services and charter services revenue.

        The largest components of our operating expenses are aircraft fuel (including taxes and oil), wages and benefits provided to our employees and aircraft maintenance materials and repairs. The price and availability of aircraft fuel is extremely volatile due to global economic and geopolitical factors that we can neither control nor accurately predict. Maintenance and repair costs are expensed when incurred unless covered by third-party power-by-the-hour services contracts. As of March 31, 2013, Hawaiian had 4,962 active employees.

 Quarter Ended March 31, 2013 Review

First Quarter Financial Highlights

  •
  Passenger revenue increased 12.5% to $439.9 million from the prior-year period.

  •
  Operating cost per available seat mile (CASM) decreased 5.7% from the prior-year period, and CASM excluding fuel decreased 7.9% from the prior-year period.

  •
  Unrestricted cash and cash equivalents increased 8.0% from December 31, 2012.

First Quarter Business Highlights

  Operational

  •
  Ranked #1 nationally for the ninth consecutive year for on-time performance in 2012 and the month of February 2013 by the U.S. Department of Transportation Air Travel Consumer Report.

  •
  Unveiled branding and livery for our new Neighbor Island turboprop operations as "'Ohana by Hawaiian" for service to begin in the summer between Honolulu and Moloka'i and Lana'i.

  Fleet

  •
  Added one new Airbus A330-200 aircraft in February 2013 for North America and International service.

  •
  Executed a purchase agreement with Airbus for 16 new A321neo aircraft for delivery between 2017 and 2020, with purchase rights for an additional nine aircraft. The long-range, single-aisle aircraft will complement Hawaiian's existing fleet of twin-aisle aircraft used for long-haul flying between Hawai'i and the U.S. West Coast.

  New routes and increased frequencies

  •
  Honolulu to Auckland, New Zealand three-times-weekly service launched in March 2013.

  •
  Announced Honolulu to Sendai, Japan three-times-weekly service beginning in June 2013.

  •
  Announced Honolulu to Taipei, Taiwan three-times-weekly service beginning in July 2013.

  •
  Announced the addition of seasonal frequency flights between Honolulu and three Oceania gateways, Sydney, Brisbane and Auckland in September and October 2013.

  •
  Announced three-times-weekly service between Honolulu and Beijing, China beginning in April 2014 pending government approval.

        See "—Results of Operations for the Three Months Ended March 31, 2013" below for further discussion of changes in revenues and operating expenses and our reconciliation of non-GAAP measures.

        In March 2013, we executed a purchase agreement to acquire 16 Airbus A321neo aircraft with scheduled delivery from 2017 to 2020. These fuel efficient, long-range, single-aisle aircraft will complement our existing fleet of wide-body, twin aisle aircraft used for long-haul flying between Hawai'i and the U.S. West Coast. In addition, during April 2013, we executed a purchase agreement for two Pratt and Whitney spare engines (for our Airbus A321neo aircraft) for expected delivery in 2017 and 2018, with the option to purchase an additional two engines. Pratt and Whitney will also provide off-wing engine maintenance for the Airbus A321neo aircraft.

        During the three months ended March 31, 2013, we continued to focus on our International expansion with the launch of our non-stop flight to Auckland, New Zealand with three-times-weekly service initiated in March 2013. We are currently the only U.S. carrier serving this city. Further, we announced three-times-weekly service from Honolulu to Sendai, Japan to begin in June 2013, reflecting our fifth destination to Japan since 2010, and in April 2013 announced three-times-weekly service from Honolulu to Beijing, China to begin in April 2014 (subject to government approval), reflecting our first destination to China.

        In February 2013, we announced the branding of our turboprop operations as "'Ohana by Hawaiian" for our new Neighbor Island service between Honolulu and the islands of Moloka'i and Lana'i, expected to begin during the summer of 2013.

        The table below summarizes our total fleet as of March 31, 2012 and 2013, and expected fleet as of June 30, 2013 (based on existing agreements):

	March 31, 2012			March 31, 2013			June 30, 2013
Aircraft Type	Leased(5)	Owned	Total	Leased(5)	Owned	Total	Leased(5)	Owned	Total
A330-200(1)(2)	3	3	6	6	4	10	7	6	13
767-300(3)	9	7	16	9	7	16	8	7	15
717-200	3	15	18	3	15	18	3	15	18
ATR42(4)	—	—	—	—	2	2	—	2	2

Total	15	25	40	18	28	46	18	30	48

(1)
Hawaiian took delivery of a leased A330-200 aircraft in February 2013.

(2)
Hawaiian took delivery of one leased A330-200 aircraft and one owned A330-200 aircraft in April 2013, and will take delivery of one owned A330-200 in June 2013.

(3)
The decrease in the number of leased 767-300 aircraft from the quarter ended March 31, 2013 to the quarter ended June 30, 2013 is due to the return of a leased aircraft in April 2013, at the end of its lease term.

(4)
Hawaiian took delivery of two owned ATR42 turboprop aircraft during the fourth quarter of 2012, with service expected to initiate on our new Neighbor Island routes operated under "'Ohana by Hawaiian" during the summer season of 2013.

(5)
Leased aircraft include both aircraft under capital and operating leases. See Note 7 to our consolidated financial statements (unaudited) for the period ended March 31, 2013 for further discussion of our aircraft leases.

Results of Operations for the Three Months Ended March 31, 2013

        For the three months ended March 31, 2013, we recorded a net loss of $17.1 million or $0.33 per diluted share, compared to net income of $7.3 million, or $0.14 per diluted share, in the prior-year period. Our current period results reflect the impact of seasonal volatility, where we typically experience lower demand for travel to Hawai'i during the first three months of the calendar year, combined with excess capacity due to increased competition on certain of our North America and International routes. Our positive prior-period results reflected higher unit revenues (passenger revenue per available seat mile) and higher passenger yield, reflecting the impact of expanding our International routes to Japan and Korea, and increasing frequencies on our Australia route.

  Adjusted (non-GAAP) results and per-share amounts

        We believe the disclosure of non-GAAP financial measures is useful information to readers of our financial statements because:

  •
  We believe it is the basis by which we are evaluated by industry analysts and investors;

  •
  Our results excluding these items are often used in management and board of directors decision-making analysis;

  •
  It is useful to monitor performance without these items as it improves a reader's ability to compare our results to other airlines; and

  •
  It is consistent with how we present information in our quarterly earnings press releases.

        See table below for reconciliation between GAAP consolidated net income (loss) to adjusted consolidated net income (loss), including per share amounts for the quarter ended March 31, 2013 and 2012 (in thousands unless otherwise indicated).

	Three months ended March 31,
	2013		2012
	Net loss	Diluted net loss per share	Net income	Diluted net income per share
As reported—GAAP	$(17,145)	$(0.33)	$7,258	$0.14
Less: unrealized (losses) gains on fuel derivative contracts, net of tax	(2,319)	(0.04)	4,005	0.08

Reflecting economic fuel expense	$(14,826)	$(0.29)	$3,253	$0.06

  Selected Consolidated Statistical Data (unaudited)

	Three months ended March 31,
	2013		2012
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,397		2,218
Revenue passenger miles (RPM)	3,205,482		2,630,287
Available seat miles (ASM)	3,960,295		3,139,965
Passenger revenue per RPM (Yield)	13.72	¢	14.86	¢
Passenger load factor (RPM/ASM)	80.9%		83.8%
Passenger revenue per ASM (PRASM)	11.11	¢	12.45	¢
Total Operations:
Revenue passengers flown	2,399		2,219
RPM	3,210,632		2,631,442
ASM	3,965,778		3,141,341
Operating revenue per ASM (RASM)	12.37	¢	13.86	¢
Operating cost per ASM (CASM)	12.68	¢	13.45	¢
CASM excluding aircraft fuel(b)	8.28	¢	8.99	¢
Aircraft fuel expense per ASM(a)	4.40	¢	4.46	¢
Revenue block hours operated (actual)	38,867		33,083
Gallons of jet fuel consumed	53,935		43,125
Average cost per gallon of jet fuel (actual)(a)	$3.24		$3.25

(a)
Includes applicable taxes and fees.

(b)
Represents adjusted unit costs, a non-GAAP measure.

  Operating Revenue

        Operating revenue was $490.8 million for the three months ended March 31, 2013, a 12.7% increase over operating revenue of $435.5 million for the prior-year period, driven primarily by an increase in passenger revenue, which was primarily due to the expansion of our international services.

  Passenger Revenue

        For the three months ended March 31, 2013, passenger revenue increased $49.0 million or 12.5%, as compared to the prior-year period, due to increased capacity that was partially offset by decreased yield and load factor as we faced increased competition on certain of our North America and International routes, which led to a decreased load factor and lower average fares in certain portions of our network. Details of these changes are described in the table below:

	Change in passenger revenue	Change in Yield	Change in RPM	Change in ASM
	(millions)
North America	$11.3	(5.8)%	12.9%	13.0%
Neighbor Island	2.7	(2.1)	4.7	(1.8)
International	35.0	(9.6)	47.0	59.7

Total scheduled	$49.0	(7.7)%	21.9%	26.1%

        North America—North America revenue increased by $11.3 million, or 6.3%, for the three months ended March 31, 2013, as compared to the prior-year period, due to increased capacity, partially offset by decreased yield. The increase in capacity was primarily due to the commencement of new routes that initiated subsequent to March 31, 2012, which reflect non-stop daily service from Honolulu to New York City, New York (launched in June 2012), and a third daily year-round flight from Honolulu to Los Angeles, California (launched in June 2012). We experienced a decrease in yield due to an increase in price discounting related to the increase in overall industry capacity on our existing routes and the effect of an increase in average trip length.

        Neighbor Island—Neighbor Island revenue increased by $2.7 million, or 2.6%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to an increased load factor, partially offset by decreased yield. Increased load factor was the result of schedule changes initiated during the fourth quarter of 2012 to decrease capacity on these routes, combined with an increase in overall traffic (RPMs). We experienced a slight decrease in yield primarily due to decreased average fares on these routes, partially offset by the increase in RPMs and load factor. Our prior-period results reflect capacity increases provided by three Boeing 717-200 aircraft which entered the fleet in December 2011 and January 2012.

        International—International revenue increased by $35.0 million, or 32.8%, for the three months ended March 31, 2013, as compared to the prior-year period, due to increased capacity, partially offset by decreased load factor and yield. The increase in capacity was primarily due to the commencement of new routes that initiated subsequent to March 31, 2012, which reflect non-stop daily routes from Honolulu to Fukuoka, Japan (launched in April 2012), three-times-weekly service to Sapporo, Japan, Brisbane, Australia (launched in November 2012), and Auckland, New Zealand (launched in March 2013), and the increase in our Seoul, Korea service to daily from four times per week (launched in August 2012). We experienced a decrease in load factor and yield as we faced increased competition on our Japanese routes combined with the weakening of the Japanese Yen, resulting in a decrease in average fares from the prior-year period.

  Other Operating Revenue

        Other operating revenue increased by $6.2 million, or 14.0%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to increased cargo revenue due to the additional cargo capacity provided by the Airbus A330-200 aircraft and the expansion of our network, and increased charter and incidental revenue.

  Operating Expense

        Operating expenses were $502.7 million and $422.6 million for the three months ended March 31, 2013 and March 31, 2012, respectively. Increases (decreases) in operating expenses for the three months ended March 31, 2013 as compared to the prior-year period is detailed below:

	Changes in operating expenses for the three months ended March 31, 2013 as compared to the three months ended March 31, 2012
	$	%
	(in thousands)
Operating expenses
Aircraft fuel, including taxes and oil	$34,171	24.4%
Wages and benefits	12,611	14.0
Aircraft rent	2,797	12.0
Maintenance materials and repairs	11,547	26.4
Aircraft and passenger servicing	7,713	36.1
Commissions and other selling	4,395	14.9
Depreciation and amortization	(38)	(0.2)
Other rentals and landing fees	(601)	(3.0)
Other	7,491	21.1

Total	$80,086	19.0%

        Our operations have expanded by approximately 26.2% (measured in ASMs) during the three months ended March 31, 2013, as compared to the prior-year period, primarily due to the addition of four Airbus A330-200 aircraft since March 31, 2012. Our expansion includes the addition of new North America and International routes since March 31, 2012. As a result of this expansion, we have experienced corresponding increases in our variable expenses such as aircraft fuel, wages and benefits, maintenance materials and repairs, aircraft and passenger servicing, commissions and other selling, and other expenses (which primarily consists of purchased services, personnel expenses and professional and technical fees).

        We expect operating expenses to increase with the continued expansion of our services and the increase in the number of aircraft in our fleet.

  Aircraft Fuel

        Aircraft fuel expense increased in the three months ended March 31, 2013 as compared to the prior-year period, due to an increase in fuel gallons consumed driven primarily by the additional aircraft that entered the fleet subsequent to March 31, 2012 (four additional Airbus A330-200 aircraft), and partially offset by a decrease in fuel price as illustrated in the following table:

	Three months ended March 31,
	2013	2012	Change
	(in thousands, except per-gallon amounts)
Fuel gallons consumed	53,935	43,125	25.1%
Fuel price per gallon, including taxes and delivery	$3.24	$3.25	(0.3)%

Aircraft fuel expense	$174,489	$140,318	24.4%

        During the three months ended March 31, 2013 and March 31, 2012, our fuel derivatives were not designated for hedge accounting under ASC 815 and were marked to fair value through nonoperating income (expense) in the unaudited Consolidated Statements of Operations set forth in the Consolidated Financial Statements included elsewhere in this Prospectus Supplement. We recorded a loss on fuel derivatives of $6.6 million for the three months ended March 31, 2013, compared to a gain of $5.8 million for the three months ended March 31, 2012.

        We believe economic fuel expense is the best measure of the effect of fuel prices on our business as it most closely approximates the net cash outflow associated with the purchase of fuel for our operations in a period and is consistent with how management manages our business and assesses our operating performance. We define economic fuel expense as raw fuel expense plus (gains)/losses realized through actual cash payments to/(receipts from) hedge counterparties for fuel hedge derivatives settled in the period inclusive of costs related to hedging premiums. Economic fuel expense for the three months ended March 31, 2013 and March 31, 2012 is calculated as follows:

	Three Months Ended March 31,
	2013	2012	Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and oil	$174,489	$140,318	24.4%
Realized losses on settlement of fuel derivative contracts	2,696	854	215.7%

Economic fuel expense	$177,185	$141,172	25.5%
Gallons of jet fuel consumed	53,935	43,125	25.1%

Economic fuel costs per gallon	$3.29	$3.27	0.6%

  Wages and Benefits

        Wages and benefits expense increased by $12.6 million, or 14.0%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to an increase in the number of employees as we continue to expand our operations with additional aircraft and new routes.

        We expect wages and benefits expense to increase in future periods as we continue to add additional employees for the expansion of our operations.

  Aircraft Rent

        Aircraft rent expense increased by $2.8 million, or 12.0%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to the addition of two aircraft under operating leases (one A330-200 aircraft in May 2012 and one A330-200 aircraft in February 2013).

        We expect rent expense to increase in future periods as we expand our fleet if we add aircraft under operating leases.

  Maintenance materials and repairs

        Maintenance materials and repairs expense increased by $11.5 million, or 26.4%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to increased power-by-the-hour (PBH) expenses for the additional Airbus A330-200 aircraft in our fleet and increases in heavy maintenance expense on our Boeing 767-300 and Boeing 717-200 aircraft.

        We expect maintenance materials and repairs expense to increase in future periods as we continue to integrate additional Airbus aircraft into revenue service, and as a result of price escalations imposed in certain of our PBH contracts.

  Aircraft and passenger servicing

        Aircraft and passenger servicing expenses increased by $7.7 million, or 36.1%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to volume-related increases as well as increased service costs on our International routes.

        We expect aircraft and passenger servicing expenses to increase in future periods as we continue to expand our fleet and add additional routes.

  Commissions and other selling

        Commissions and other selling expenses increased by $4.4 million, or 14.9%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to increases in volume-related selling expenses, which include increased travel agency commissions and increases in the volume of tickets purchased through credit cards and global distribution systems.

        We expect commissions and other selling expenses to increase in future periods as we continue to expand our fleet and add additional routes.

  Depreciation and Amortization

        Depreciation and amortization expense decreased by 0.2% for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to our frequent flyer marketing relationship intangible asset which was fully amortized as of December 31, 2012, which was offset by the increase in the number of owned aircraft (two A330-200 aircraft) and aircraft under a capital lease (one A330-200 aircraft) since March 31, 2012.

        We expect depreciation and amortization expenses to increase in future periods as we continue to expand our fleet and add additional routes.

  Other rentals and landing fees

        Other rentals and landing fees expense decreased by $0.6 million, or 3.0%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to decreased rental and landing fee rates at our Honolulu station, partially offset by the addition of new routes since March 31, 2012.

        We expect expenses for other rentals and landing fees to increase in future periods as we continue to add additional routes and increase frequency on our existing routes.

  Other expense

        Other expense increased by $7.5 million, or 21.1%, for the three months ended March 31, 2013, as compared to the prior-year period, primarily due to increased personnel-related expenses, and increased expenses incurred on services outsourced to third-party vendors resulting from our continued expansion.

        We expect other expenses to increase in future periods as we continue to expand our operations.

  Operating Costs per Available Seat Mile (CASM)

        We have listed separately in the table below our fuel costs per ASM and our non-GAAP unit costs, excluding fuel for the three months ended March 31, 2013 and 2012. These amounts are included in CASM, but for internal purposes we consistently use unit cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor our costs.

        CASM and CASM, excluding fuel, for the three months ended March 31, 2013 and 2012 are summarized in the table below:

	Three months ended March 31,
	2013	2012
GAAP operating expenses	$502,680	$422,594
Less: aircraft fuel, including taxes and oil	174,489	140,318

Adjusted operating expenses—excluding aircraft fuel	$328,191	$282,276
Available Seat Miles	3,965,778	3,141,341
CASM—GAAP	12.68¢	13.45¢
Less: aircraft fuel	4.40	4.46

CASM—excluding aircraft fuel	8.28¢	8.99¢

  Nonoperating Expense

        For the three months ended March 31, 2013, net nonoperating expense increased to $15.5 million, from $1.0 million in the prior-year period. The increase in net nonoperating expense is primarily due to recognized losses on fuel derivatives during the three months ended March 31, 2013 compared to recognized gains on fuel derivatives during the prior-year period. Further increase in net nonoperating expense is due to interest expense and amortization of debt discounts and issuance costs due to the additional financings we entered into subsequent to March 31, 2012.

  Income Tax Expense (Benefit)

        We had effective tax rates of 37.4% and 38.8% for the three months ended March 31, 2013 and 2012, respectively. We consider a variety of factors in determining the effective tax rate, including our forecasted full-year pretax results, the U.S. federal statutory rate of 35%, expected nondeductible expenses and estimated state taxes.

Liquidity and Capital Resources at March 31, 2013

        Our liquidity is dependent on the cash we generate from operating activities and our debt financing arrangements. As of March 31, 2013, we had $438.2 million in cash and cash equivalents, representing an increase of $32.3 million from December 31, 2012. As of March 31, 2013 and December 31, 2012, our restricted cash balance, which consisted of cash held as collateral by entities that process our credit card transactions for advance ticket sales, was $5.0 million.

        We have been able to generate sufficient funds from our operations to meet our working capital requirements and typically finance our aircraft through secured debt and lease financings. At March 31, 2013, Hawaiian had approximately $648.2 million of debt and capital lease obligations, including approximately $105.5 million that will become due in the next 12 months. Hawaiian has a secured revolving credit facility (the Revolving Credit Facility) in an amount of up to $75.0 million, and as of March 31, 2013, we had no outstanding borrowings under the Revolving Credit Facility and $68.9 million available (net of various outstanding letters of credit).

  Cash Flows

        Net cash provided by operating activities was $72.5 million and $119.5 million for the three months ended March 31, 2013 and March 31, 2012, respectively. The decrease in cash provided by operating activities was primarily due to the decrease in net income (loss) from the prior-year period, and the reclassification from restricted cash to unrestricted due to the change in our credit card holdback during the quarter ended March 31, 2012, partially offset by an increase in our air traffic liability balance.

        Net cash used in investing activities was $25.8 million and $102.8 million for the three months ended March 31, 2013 and March 31, 2012, respectively. The decrease in cash used in investing activities was due to the decrease in purchases of property and equipment and pre-delivery deposits for upcoming aircraft and engine deliveries, which also reflect proceeds of $34 million from the refund of pre-delivery deposits in connection with the operating lease for our Airbus A330-200 aircraft delivered in February 2013.

        Net cash provided by (used in) financing activities was $(14.4) million and $55.3 million for the three months ended March 31, 2013 and March 31, 2012, respectively. The decrease in cash provided by financing activities was primarily due to the decrease in proceeds received from debt issuances and an increase in cash repayments for debt and capital lease obligations as compared to the prior-year period.

  Capital Commitments

        As of March 31, 2013, we had capital commitments for aircraft and aircraft related equipment which included firm aircraft orders for 12 wide-body Airbus A330-200 aircraft for delivery between 2013 and 2015, 16 narrow-body Airbus A321neo aircraft for delivery between 2017 and 2020, six Airbus A350XWB-800 aircraft for delivery beginning in 2017, and four Rolls Royce spare engines scheduled for delivery through 2020. In addition, Hawaiian has purchase rights for an additional three A330-200 aircraft, nine A321neo aircraft and six A350XWB-800 aircraft. During April 2013, Hawaiian executed a purchase agreement for two Pratt and Whitney spare engines (for its Airbus A321neo aircraft) for delivery in 2017 and 2018, and the option to purchase an additional two spare engines. Committed expenditures for these aircraft, engines and related flight equipment approximates $358 million for the remainder of 2013, $429 million in 2014, $246 million in 2015, $148 million in 2016, $494 million in 2017 and $1.1 billion thereafter.

        For the remainder of 2013, we expect our other non-aircraft related capital expenditures, which include software, improvements and ramp and maintenance equipment to total approximately $45 million to $55 million.

        In order to complete the purchase of these aircraft and fund related costs, we must secure acceptable financing. We are currently exploring various financing alternatives, and while we believe that such financing will be available to us, there can be no assurance that financing will be available when required, or on acceptable terms, or at all. The inability to secure such financing could have a material adverse effect on us.

        We have secured financing commitments of $222 million for a portion of the purchase price of three upcoming aircraft deliveries, with expected delivery dates in the second quarter of 2013 (two Airbus A330s with committed financings totaling $157 million were delivered in April 2013). In addition, we have backstop financing available from aircraft and engine manufacturers, subject to certain customary conditions. See Note 9 to our consolidated financial statements (unaudited) for the period ended March 31, 2013 for further detail regarding our aircraft facility and lease commitments.

  Covenants under our Financing Arrangements

        The terms of certain of our financing agreements restrict our ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, dispose of assets, prepay indebtedness, make investments, make acquisitions, enter into certain transactions with affiliates, repurchase stock and, in the case of Hawaiian, pay dividends or make distributions to the Company. These agreements also require us to meet certain financial covenants. These financial tests include maintaining a minimum amount of unrestricted cash and achieving certain levels of fixed charge coverage. As of March 31, 2013, we were in compliance with these covenants. If we are not able to comply with these covenants in the future, our outstanding obligations under these facilities could be accelerated and become due and payable immediately.

        Under our bank-issued credit card processing agreements, certain proceeds from advance ticket sales may be held back to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in our unaudited Consolidated Balance Sheets set forth in the Consolidated Financial Statements included elsewhere in this Prospectus Supplement, totaled $5.0 million at March 31, 2013 and December 31, 2012.

        In the event of a material adverse change in the business, the holdback could increase to an amount up to 100% of the applicable credit card air traffic liability, which would also cause an increase in the level of restricted cash. If we are unable to obtain a waiver of, or otherwise mitigate the increase in the restriction of cash, it could also cause a covenant violation under other debt or lease obligations and have a material adverse impact on us.

  Pension and Postemployment Benefit Plan Funding

        We contributed $2.8 million to our defined benefit and other postretirement plans during the three months ended March 31, 2013, and expect to contribute an additional required minimum of $12.0 million during the remainder of 2013. Future funding requirements for our defined benefit plans are dependent upon many factors such as interest rates, funded status, applicable regulatory requirements and the level and timing of asset returns.

 Contractual Obligations at March 31, 2013

        Our estimated contractual obligations at March 31, 2013 are summarized in the following table:

Contractual Obligations	Total	Nine months remaining in 2013	2014 - 2015	2016 - 2017	2018 and thereafter
	(in thousands)
Debt and capital lease obligations(1)	$845,862	$122,192	$158,959	$232,329	$332,382
Operating leases—aircraft and related equipment(2)	640,673	69,170	176,190	141,642	253,671
Operating leases—non-aircraft	46,947	3,667	10,135	9,824	23,321
Purchase commitments—Capital(3)	2,780,436	357,770	675,322	641,648	1,105,696
Purchase commitments—Operating(4)	387,255	29,484	61,447	63,894	232,430
Projected employee benefit contributions(5)	40,413	12,000	28,413	—	—

Total contractual obligations	$4,741,586	$594,283	$1,110,466	$1,089,337	$1,947,500

(1)
Amounts represent contractual amounts due, including interest. Interest on variable-rate debt was estimated using rates in effect as of March 31, 2013. Amount reflects capital lease obligations for one Airbus A330-200 aircraft and two Boeing 717-200 aircraft.

(2)
Amounts reflect leases for five Airbus A330-200 aircraft, nine Boeing 767-300 aircraft, one Boeing 717-200 aircraft and aircraft-related equipment as of March 31, 2013.

(3)
Amounts include our firm commitments for aircraft and aircraft-related equipment including aircraft orders consisting of 12 wide-body Airbus A330-200 aircraft, 16 narrow-body Airbus A321neo aircraft, six Airbus A350XWB-800 aircraft, four Rolls Royce spare engines and two Pratt and Whitney spare engines. We have secured financing commitments of $222 million for a portion of the purchase price of three Airbus A330-200 aircraft deliveries, with expected delivery dates in the second quarter of 2013 (two Airbus A330s with committed financings totaling $157 million were delivered in April 2013).

(4)
Amounts include commitments for services provided by third-parties for aircraft maintenance for our Airbus fleet, accounting, IT and reservations. Total contractual obligations do not include long-term contracts where the commitment is variable in nature (with no minimum guarantee), such as aircraft maintenance deposits due under operating leases and fees due under certain other agreements such as aircraft maintenance power-by-the-hour, computer reservation systems and credit card processing agreements, or when the agreements contain short-term cancellation provisions.

(5)
Amount includes our estimated contributions to our pension plans (based on actuarially determined estimates) and our pilots' disability plan. Amounts are subject to change based on numerous factors, including interest rate levels, the amount and timing of asset returns and the impact of future legislation. We are currently unable to estimate the projected contributions beyond 2015.

Year Ended December 31, 2012 Review

2012 Financial Highlights

  •
  GAAP net income of $53.2 million or $1.01 per diluted share. Adjusted net income, reflecting economic fuel expense, of $55.6 million or $1.06 per diluted share, an increase of 28.7% year-over-year.

  •
  Passenger revenue increased 19.3% year-over-year.

  •
  Operating cost per available seat mile (CASM) decrease of 7.8% year-over-year and CASM excluding fuel and lease termination costs decrease of 6.0% year-over-year.

  •
  Operating margin of 6.6% and adjusted operating margin, reflecting economic fuel expense, of 7.0% in 2012.

  •
  Unrestricted cash and cash equivalents increase of 33.5% year-over-year.

        See "—Results of Operations for the Year Ended December 31, 2012" below for further discussion of changes in revenues and operating expenses and our reconciliation of non-GAAP measures.

2012 Business Highlights

  Operational

  •
  Ranked #1 nationally for on-time performance for 10 out of the 11 months reported in 2012 by the U.S. Department of Transportation Air Travel Consumer Report.

  •
  First airline to receive carbon credits for reducing carbon dioxide emissions.

  Customers

  •
  Ranked second overall in the 2012 Airline Quality Rating Report.

  Executing our plan for profitability and growth

  •
  Added four Airbus A330-200 aircraft for our International and North America routes and two Boeing 717-200 for our Neighbor Island routes to our fleet during 2012.

  •
  Launched new non-stop service on our International routes from Honolulu to Fukuoka, Japan (April 2012), Sapporo, Japan (October 2012), and Brisbane, Australia (November 2012).

  •
  Launched new non-stop service on our North America routes from Honolulu to New York City, New York (June 2012).

  •
  Announced three-times-weekly non-stop service to Auckland, New Zealand (beginning in March 2013) and Taipei, Taiwan (beginning in July 2013).

  •
  Expanded our operations at Hawai'i's second largest airport to create a new Maui hub offering improved connections between Maui and Neighbor Island destinations, as well as flights to and from the West Coast.

        In 2012, we focused on our International expansion with the addition of new non-stop International routes from Honolulu to Fukuoka, Japan, Brisbane, Australia and Sapporo, Japan and increased frequency to daily on our routes to Sydney, Australia (May 2012) and Seoul, South Korea (July 2012). We continue to diversify our mix of passenger revenue and have increased our international revenue by 56.1% to 29.8% of total passenger revenue compared to 2011.

        In 2012, we launched new non-stop service from Honolulu to New York City, New York. Also, we implemented a new inflight hospitality program on our North America routes that embraces the celebration of the culture, people and spirit of Hawai'i and continued to provide a complimentary island inspired hot meal.

        In 2012, we introduced our new Maui hub offering improved connections between Maui and Neighbor Island destinations, as well as flights to and from the West Coast, and launched a Neighbor Island travel program offering a specialized fare structure designed to stimulate increased travel for the residents of Hawai'i. We continue to search for ways to provide value to both our customers and our business on our Neighbor Island routes as we maintain a significant presence and market share on these routes.

        We took delivery and placed into revenue service four Airbus A330-200 aircraft for service on our North America and International routes and two Boeing 717-200 aircraft for service on our Neighbor Island routes. The Company also took delivery of two ATR42 turboprop aircraft with service on our Neighbor Island routes previously unserved by us to begin in 2013. We financed two of the Airbus A330-200 aircraft under secured debt and two Airbus A330-200 aircraft under lease agreements, and both Boeing 717-200 aircraft under lease agreements, and did not finance our ATR42 turboprop aircraft which resulted in a decrease in our unrestricted cash.

        In January 2013, we signed a memorandum of understanding for the purchase of 16 new Airbus A321neo aircraft scheduled for delivery between 2017 and 2020, with rights to purchase an additional nine aircraft. We plan to execute a purchase agreement in the first quarter of 2013. The A321neo aircraft will be used to complement Hawaiian's existing fleet of wide-body aircraft for travel to the West Coast on our North America routes. These aircraft are excluded from the table below.

        The table below summarizes our total fleet as of December 31, 2011, 2012 and expected 2013 (based on existing agreements):

	December 31, 2011			December 31, 2012			December 31, 2013
Aircraft Type	Leased(5)	Owned	Total	Leased(5)	Owned	Total	Leased(5)	Owned	Total
A330-200(1)	3	2	5	5	4	9	7	7	14
767-300(2)(3)	9	7	16	9	7	16	6	6	12
717-200	1	15	16	3	15	18	3	15	18
ATR42(4)	—	—	—	—	2	2	—	2	2

Total	13	24	37	17	28	45	16	30	46

(1)
In 2011, we entered into a commitment to assign the purchase of two A330-200 aircraft at delivery and simultaneously entered into lease agreements for the respective aircraft with scheduled delivery dates in 2013. Currently these two aircraft are reported as leased in the 2013 table above. See "Note 11—Commitments and Contingencies" in our audited consolidated financial statements for the year ended December 31, 2012 for further discussion on the Purchase Aircraft Lease Financing Agreement.

(2)
The decrease in the number of leased 767-300 aircraft from 2012 to 2013 is due to the return of leased aircraft at the end of their lease terms.

(3)
The decrease in the number of owned 767-300 aircraft from 2012 to 2013 is due to the planned retirement of one aircraft at the end of its estimated useful life.

(4)
The ATR42 turboprop aircraft are owned by Hawaiian Holdings, Inc.'s subsidiary and are expected to begin operations on Neighbor Island routes previously unserved by us in 2013.

(5)
Leased aircraft include both aircraft under capital and operating leases. See Note 7 in our audited consolidated financial statements for the year ended December 31, 2012 for further discussion of our aircraft leases.

Outlook

        Our mission every year is to grow a profitable airline with a passion for excellence, our customers, our people and the spirit of Hawai'i. For 2013, we will focus on managing our growth strategy, controlling our costs, integrating new aircraft into our fleet, growing into new and existing markets and operating an innovative business to meet the needs of our new and existing customers.

Results of Operations for the Year Ended December 31, 2012

        Our consolidated net income for 2012 was $53.2 million, or $1.01 per diluted share, compared to a net loss of $2.6 million, or $0.05 per diluted share, in 2011 and net income of $110.3 million, or $2.10 per diluted share, in 2010. Significant items impacting the comparability between the periods are as follows:

  •
  All periods include adjustments to reflect the timing of unrealized mark-to-market gains or losses related to our outstanding fuel hedge positions.

  •
  Our 2011 results reflect a $70.0 million non-recurring, pre-tax lease termination charge related to the purchase of fifteen Boeing 717-200 aircraft previously under lease agreements.

  •
  Our 2010 results reflect a tax benefit of $28.3 million from the release of our entire remaining tax valuation allowance of $57.5 million.

  Adjusted (non-GAAP) results and per-share amounts

        We believe the disclosure of non-GAAP financial measures is useful information to readers of our financial statements because:

  •
  We believe it is the basis by which we are evaluated by industry analysts and investors;

  •
  Our results excluding these items are often used in management and board of directors' decision making analysis;

  •
  It is useful to monitor performance without these items as it improves a reader's ability to compare our results to other airlines; and

  •
  It is consistent with how we present information in our quarterly earnings press releases.

        See table below for reconciliation between GAAP consolidated net income (loss) to adjusted consolidated net income, including per share amounts for the years ended December 31, 2012, 2011 and 2010 (in thousands unless otherwise indicated).

	Year ended December 31,
	2012		2011		2010
	Net income	Diluted earnings per share	Net income (loss)	Diluted earnings (loss) per share	Net income	Diluted earnings per share
As reported—GAAP	$53,237	$1.01	$(2,649)	$(0.05)	$110,255	$2.10
Add: lease termination expenses related to Boeing 717-200 aircraft purchase, net of tax	—	—	42,008	0.83	—	—

Reflecting lease termination costs adjustment	$53,237	$1.01	$39,359	$0.78	$110,255	$2.10
Less: unrealized (losses) gains on fuel derivative contracts, net of tax	(2,375)	(0.05)	(3,859)	(0.07)	2,304	0.04
Less: Non-recurring tax benefits	—	—	—	—	62,546	1.19

Reflecting economic fuel expense and excluding non-recurring tax benefits and lease termination charges	$55,612	$1.06	$43,218	$0.85	$45,405	$0.87

  Selected Consolidated Statistical Data (unaudited)

        Below are the operating statistics we use to measure our operating performance.

	Year ended December 31,
	2012		2011		2010
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	9,476		8,659		8,418
Revenue passenger miles (RPM)	12,195,875		10,139,949		8,665,869
Available seat miles (ASM)	14,660,030		12,022,194		10,134,601
Passenger revenue per RPM (Yield)	14.49	¢	14.60	¢	13.33	¢
Passenger load factor (RPM/ASM)	83.2%		84.3%		85.5%
Passenger revenue per ASM (PRASM)	12.05	¢	12.32	¢	11.40	¢
Total Operations:
Revenue passengers flown	9,484		8,666		8,424
RPM	12,217,635		10,151,218		8,675,427
ASM	14,687,472		12,039,933		10,150,659
Operating revenue per ASM (RASM)	13.36	¢	13.71	¢	12.91	¢
Operating cost per ASM (CASM)(a)	12.48	¢	13.54	¢	12.01	¢
CASM excluding aircraft fuel(a)(b)	8.18	¢	9.28	¢	8.83	¢
CASM excluding lease termination costs and aircraft fuel(b)	8.18	¢	8.70	¢	8.83	¢
Aircraft fuel expense per ASM	4.30	¢	4.26	¢	3.18	¢
Revenue block hours operated (actual)	147,810		125,375		113,158
Gallons of jet fuel consumed	199,465		164,002		140,995
Average cost per gallon of jet fuel (actual)(c)	$3.17		$3.13		$2.29

(a)
Includes lease termination charges of $70.0 million incurred in 2011.

(b)
Represents adjusted unit costs, a non-GAAP measure.

(c)
Includes applicable taxes and fees.

  Operating Revenue

        Operating revenue increased over the past three years to $1.96 billion, $1.65 billion and $1.31 billion for the years ended December 31, 2012, 2011 and 2010, respectively, driven primarily by an increase in passenger revenue.

  Passenger Revenue

        Passenger revenue increased over the past three years to $1.77 billion, $1.48 billion and $1.15 billion for the years ended December 31, 2012, 2011 and 2010, respectively.

        The increase in passenger revenue of $286.4 million, or 19.3%, for the year ended December 31, 2012, as compared to 2011, is primarily due to increased capacity across our network with a flat overall yield as we faced increased competition on certain of our North America and International routes, which led to a decreased load factor and decreased average fare throughout our network.

        The increase in passenger revenue of $325.7 million, or 28.2%, for the year ended December 31, 2011, as compared to 2010, is primarily due to increased yield throughout our network and increased capacity on our North America and International routes due to increased demand which led to an increased load factor and increased average fare throughout our network.

        The detail of these changes is described in the table below:

	Year Ended December 31, 2012 as compared to December 31, 2011				Year Ended December 31, 2011 as compared to December 31, 2010
	Change in scheduled passenger revenue	Change in Yield	Change in RPM	Change in ASM	Change in scheduled passenger revenue	Change in Yield	Change in RPM	Change in ASM
	(millions)				(millions)
North America	$79.5	(0.1)%	10.9%	10.2%	$73.1	9.9%	1.0%	0.7%
Neighbor Island	17.5	(2.2)	6.7	10.9	29.9	9.5	(1.4)	(0.3)
International	189.4	3.6	50.7	54.5	222.7	26.1	133.0	136.5

Total scheduled	$286.4	(0.8)%	20.3%	21.9%	$325.7	9.5%	17.0%	18.6%

  North America

        North America revenue increased by $79.5 million in 2012, as compared to 2011, due to increased capacity. The increase in capacity was primarily due to the initiation of non-stop daily routes from Honolulu to New York City, New York (launched in June 2012), the addition of a third daily year-round flight from Honolulu to Los Angeles, California (launched in June 2012), increased frequency from Maui to San Jose and Oakland, California (launched in January 2012), and seasonal summer service from Maui to Los Angeles, California, which was partially offset by increased competition on these routes which led to a decrease in load factor.

        North America revenue increased $73.1 million in 2011, as compared to 2010, primarily due to increased yield due to improved demand.

  Neighbor Island

        Neighbor Island revenue increased by $17.5 million in 2012, as compared to 2011, primarily due to increased capacity provided by three Boeing 717-200 aircraft that entered the fleet in the fourth quarter of 2011 and first quarter of 2012, partially offset by decreased yield.

        The $29.9 million increase in 2011, as compared to 2010, was due to increased yield and was partially offset by decreases in capacity.

  International

        International revenue increased by $189.4 million in 2012, as compared to 2011, primarily due to increased capacity and yield. The increase in capacity was primarily due to the delivery of new Airbus A330-200 aircraft that entered the fleet during 2011 and 2012 and the initiation of non-stop daily routes from Fukuoka, Japan (April 2012), the initiation of three-times weekly service to Sapporo, Japan and Brisbane, Australia (November 2012), the increase in our Seoul, Korea service to daily from four times per week (launched in August 2012), the increase in our Sydney, Australia service to daily from four times weekly (launched in December 2011) and the effects of the full year results from routes initiated in 2011.

        The $222.7 million increase in 2011, as compared to 2010, was primarily due to increases in both yield and capacity with the initiation of new routes to Tokyo, Japan in the fourth quarter 2010, and Seoul, South Korea and Osaka, Japan in 2011, and increased frequency on our Sydney, Australia routes in 2011.

  Other Operating Revenue

        Other operating revenue increased over the past three years to $195.3 million, $169.8 million and $155.1 million for the years ended December 31, 2012, 2011 and 2010, respectively.

        The increase in other operating revenue for 2012, as compared to 2011, is primarily due to increased baggage revenue and increased cargo revenue due to the additional cargo capacity provided by the Airbus A330-200 and the expansion of our network.

        The increase in other operating revenue for 2011, as compared to 2010, is primarily due to increased baggage revenue, increased cargo revenue due to the additional cargo capacity provided by the Airbus A330-200 aircraft and the expansion of our network and increased charter revenue, which was partially offset by decreases in our cancellation penalties revenue and the marketing component of our frequent flyer revenue.

  Operating Expenses

        Operating expenses were $1.83 billion, $1.63 billion and $1.22 billion, for the years ended December 31, 2012, 2011, and 2010, respectively. Increases (decreases) in operating expenses from 2011 to 2012 and 2010 to 2011 are detailed below.

	Changes in operating expenses for the Year Ended December 31, 2012 as compared to December 31, 2011		Changes in operating expenses for the Year Ended December 31, 2011 as compared to December 31, 2010
	$	%	$	%
	(in thousands)		(in thousands)
Operating expense:
Aircraft fuel, including taxes and oil	$118,457	23.1%	$190,285	58.9%
Wages and benefits	55,333	17.2	23,674	8.0
Aircraft rent	(14,097)	(12.5)	162	0.1
Maintenance materials and repairs	13,701	8.1	45,876	37.0
Aircraft and passenger servicing	21,575	26.2	20,090	32.3
Commissions and other selling	18,060	18.8	18,067	23.1
Depreciation and amortization	19,337	29.2	8,550	14.8
Other rentals and landing fees	13,178	18.2	14,612	25.3
Other	27,249	21.7	20,031	19.0
Lease termination charges(1)	(70,014)	NM	70,014	NM

Total	$202,779	12.4%	$411,361	33.8%

NM
Not Meaningful

(1)
Amount reflects the impact of a non-recurring and non-cash pre-tax lease termination expense of $70.0 million related to the purchase of fifteen Boeing 717-200 aircraft previously under lease agreements recorded during the second quarter of 2011.

        Our operations have expanded by approximately 22.0% (measured in ASMs) in 2012, as compared to 2011. As a result of this expansion, we have experienced corresponding increases in our variable expenses such as aircraft fuel, wages and benefits, maintenance materials and repairs, aircraft and passenger servicing, commissions and other selling expenses, other rentals and landing fees and other expenses (which primarily consist of purchased services, personnel and communication expenses).

        We expect operating expenses to increase with the continued expansion of our services and the increase in the number of aircraft in our fleet.

  Aircraft Fuel

        Aircraft fuel expense increased during each of the past three years due to a combination of an increase in fuel price and an increase in consumption as illustrated in the following table:

	Year Ended December 31,			% Change from Year Ended
	2012	2011	2010	2011	2010
	(in thousands, except per-gallon amounts)
Fuel gallons consumed	199,465	164,002	140,995	21.6%	16.3%
Fuel price per gallon, including taxes and delivery	$3.17	$3.13	$2.29	1.3%	36.7%

Aircraft fuel expense	$631,741	$513,284	$322,999	23.1%	58.9%

        The increase in fuel expense from 2011 to 2012 is primarily due to an increase in fuel consumption due to the additional aircraft in the fleet (four additional A330-200 and two additional B717-200 aircraft).

        The increase in fuel expense from 2010 to 2011 is due to an increase in fuel price and an increase in consumption of fuel due to the additional aircraft in the fleet (four additional A330-200 aircraft and one additional B717-200 partially offset by two B767 returned at the end of their lease terms).

        During 2012, 2011 and 2010, our fuel derivatives were not designated for hedge accounting under ASC 815 and were marked to fair value through nonoperating income (expense) in the Consolidated Statements of Operations. We recorded losses on fuel derivatives of $11.3 million and $6.9 million for the years ended December 31, 2012 and 2011, respectively, compared to gains of $0.6 million recorded for the year ended December 31, 2010.

        We believe economic fuel expense is the best measure of the effect of fuel prices on our business as it most closely approximates the net cash outflow associated with the purchase of fuel for our operations in a period and is consistent with how management manages our business and assesses our operating performance. We define economic fuel expense as raw fuel expense plus (gains)/losses realized through actual cash payments to/(receipts from) hedge counterparties for fuel derivatives settled in the period inclusive of costs related to hedging premiums. Economic fuel expense for the year-ended 2012, 2011 and 2010 is calculated as follows:

	Year Ended December 31,			% Change from Year Ended
	2012	2011	2010	2011	2010
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and oil	$631,741	$513,284	$322,999	23.1%	58.9%
Realized (gains) losses on settlement of fuel derivative contracts	7,372	430	3,199	1,614.4%	(86.6)%

Economic fuel expense	$639,113	$513,714	$326,198	24.4%	57.5%
Gallons of jet fuel consumed	199,465	164,002	140,995	21.6%	16.3%

Economic fuel costs per gallon	$3.20	$3.13	$2.31	2.2%	35.5%

  Wages and Benefits

        Wages and benefits expense increased by $55.3 million, or 17.2%, in 2012, as compared to 2011, primarily due to an increase in the number of employees as we continue to expand our operations with additional aircraft and new routes as well as an increase in our pension and other post-retirement expenses due to a decrease in the discount rate used to determine net periodic benefit expense, a decrease in the long-term expected rate of return of assets and an increase in claims costs.

        There were no significant changes to wages and benefits expense from 2010 to 2011.

        We expect wages and benefits expense to increase in future periods as we continue to add additional employees for the expansion of our operations.

  Aircraft Rent

        Aircraft rent expense decreased by $14.1 million, or 12.5%, in 2012, as compared to 2011, due to the full year impact of aircraft leases that ended in 2011, the purchase of our existing fleet of Boeing 717-200 aircraft in June 2011, of which the majority were previously under operating lease agreements, and the return of two Boeing 767-300 aircraft at the end of their lease terms in May and October 2011. The aircraft leases that ended in 2011 were partially offset by the addition of two aircraft under operating lease agreements (one B717-200 aircraft in December 2011 and one A330-200 aircraft in May 2012).

        Aircraft rent expense increased by $0.2 million, or 0.1%, in 2011, as compared to 2010, primarily due to the entire year-to-date recognition of aircraft rent expense for three leased Airbus A330-200 aircraft (leases commenced in April, May and November 2010) and lease return costs incurred with the return of the two leased Boeing 767-300 aircraft in May and October 2011. This increase was offset by the purchase of our fleet of Boeing 717-200 aircraft in June 2011, of which the majority were previously under operating lease agreements.

        We expect rent expense to increase in future periods as we expand our fleet and the potential addition of aircraft under operating leases.

  Maintenance Materials and Repairs

        Maintenance materials and repairs expense increased by $13.7 million, or 8.1%, in 2012, as compared to 2011, primarily due to increased power-by-the-hour (PBH) expenses for the A330-200 aircraft and B717-200 aircraft fleet additions during 2012, partially offset by decreased maintenance expense for our B767-300 due to the non-recurrence of 10-year airframe checks incurred in 2011 and decreased maintenance expense for our B717-200 aircraft due to the non-recurrence of several heavy maintenance checks incurred in 2011.

        Maintenance materials and repairs expense increased by $45.9 million, or 37.0%, in 2011, as compared to 2010, primarily due to increased PBH expenses for the Airbus A330-200 fleet additions during 2011, increases in our PBH rates for our Boeing 717-200 and Boeing 767-300 aircraft, increased maintenance expense on our Boeing 767-300 aircraft and engines and increased heavy maintenance expense on our Boeing 717-200 aircraft due to the continuation of 10-year airframe checks on this fleet.

        We expect maintenance materials and repairs expense to increase in future periods as we continue to integrate additional aircraft into revenue service, and as a result of price escalation imposed in certain of our PBH contracts.

  Aircraft and Passenger Servicing

        Aircraft and passenger servicing expense increased by $21.6 million, or 26.2%, in 2012, as compared to 2011, and $20.1 million, or 32.3%, in 2011, as compared to 2010, primarily due to volume-related increases as well as increased service costs on our International routes.

        We expect aircraft and passenger servicing expense to increase in future periods as we continue to expand our fleet and add additional routes.

  Commissions and Other Selling Expenses

        Commissions and other selling expense increased by $18.1 million, or 18.8%, in 2012, as compared to 2011, and $18.1 million, or 23.1%, in 2011, as compared to 2010, primarily due to increases in volume-related selling expenses, which include increased travel agency commissions and increases in the volume of tickets purchased through credit cards and global distribution systems.

        We expect commissions and other selling expenses to increase in future periods as we continue to expand our fleet and add additional routes.

  Depreciation and Amortization

        Depreciation and amortization expense increased by $19.3 million, or 29.2%, in 2012, as compared to 2011, primarily due to the increase in the number of owned aircraft and aircraft under capital leases from 2011.

        There were no significant changes to depreciation and amortization expense from 2010 to 2011.

  Other Rentals and Landing Fees

        Other rentals and landing fee expense increased by $13.2 million, or 18.2%, in 2012, as compared to 2011, primarily due to increased rent expense and landing fees with the addition of new routes and increased frequencies on our existing routes since 2011 and increased rent expense at several of our existing locations.

        Other rentals and landing fee expense increased by $14.6 million, or 25.3%, in 2011 as compared to 2010, primarily due to increases in joint use and space rent at our Hawai'i airports and increases in rent expense and landing fees due to the addition of new routes in 2010 and 2011.

        We expect expenses for other rentals and landing fees to increase in future periods as we continue to add additional routes and increase frequency on our existing routes.

  Lease Termination

        During 2011, we entered into a purchase agreement with the lessor for the purchase of fifteen Boeing 717-200 aircraft, each such aircraft including two Rolls-Royce BR700-715 engines, previously held through four capital and eleven operating lease agreements. The purchase price for the fifteen Boeing 717-200 aircraft was $230 million, comprised of financing of $192.8 million through secured loan agreements, cash payment of $25.0 million, and non-cash application of maintenance and security deposits held by the previous lessor and current debt financier of $12.2 million. We recognized the excess of the purchase price paid over the fair value of the aircraft under operating leases as a cost of terminating the leases under ASC 840—Leases and elected to apply the same accounting policy to the aircraft under capital leases. We recorded the fifteen Boeing 717-200 aircraft at its fair value of $135 million on the December 31, 2011 Consolidated Balance Sheets and reflected lease termination charges of $70.0 million on the December 31, 2011 Consolidated Statements of Operations.

        The purchase of the fifteen Boeing 717-200 aircraft resulted in lower aircraft rent expense in 2012 and 2011, which was partially offset by increases in depreciation and amortization and interest expense.

  Operating Costs per Available seat Mile (CASM)

        We have listed separately in the table below our fuel costs per ASM and our non-GAAP unit costs, excluding fuel and the non-recurring lease termination charge in 2011. These amounts are included in CASM, but for internal purposes we consistently use unit cost metrics that exclude fuel and non-recurring items to measure and monitor our costs.

        CASM and CASM, excluding fuel and non-recurring lease termination cost, for the year ended December 31, 2012, 2011 and 2010 is summarized in the table below:

	Year Ended December 31,
	2012		2011		2010
GAAP operating expenses	$1,832,955		$1,630,176		$1,218,815
Less: lease termination costs related to Boeing 717 aircraft purchase	—		70,014		—

Adjusted operating expenses—excluding lease termination costs related to Boeing 717 aircraft purchase	$1,832,955		$1,560,162		$1,218,815
Less: aircraft fuel, including taxes and oil	631,741		513,284		322,999

Adjusted operating expenses—excluding lease termination costs related to Boeing 717 aircraft purchase and aircraft fuel	$1,201,214		$1,046,878		$895,816

Available Seat Miles	14,687,472		12,039,933		10,150,659
CASM—GAAP	12.48	¢	13.54	¢	12.01	¢
Less: lease termination costs related to Boeing 717 aircraft purchase	—		0.58		—
Less: aircraft fuel	4.30		4.26		3.18

CASM—excluding aircraft fuel and lease termination costs related to Boeing 717 aircraft purchase	8.18	¢	8.70	¢	8.83	¢

  Nonoperating Expense

        Nonoperating expense increased over the past three years to $43.6 million, $21.4 million and $9.3 million, for the years ended December 31, 2012, 2011 and 2010, respectively. The year-over-year increases are primarily due to the increased interest expense and amortization of debt discounts and issuance costs due to the additional financings we entered into each year, which was partially offset by increased capitalized interest. The further increase in nonoperating expense in 2012 and 2011 is due to losses incurred on fuel derivatives.

  Income Tax (Benefit) Expense

        We recorded income tax expense of $32.5 million and $1.6 million during 2012 and 2011, respectively, and an income tax benefit of $28.3 million during 2010. During 2012, we had an effective tax rate of 37.9% which did not significantly differ from the U.S. federal statutory rate of 35%. Our 2011 effective tax rate differed from the statutory rate due to the impact that forecasted permanent tax differences had on our full year 2011 financial projections. The income tax benefit recorded in 2010 was primarily driven by the release of our valuation allowance.

        See Note 8 to our audited consolidated financial statements for the year ended December 31, 2012 for further discussion.

Liquidity and Capital Resources at December 31, 2012

        Our liquidity is dependent on the cash we generate from operating activities and our debt financing arrangements. As of December 31, 2012, we had $405.9 million in cash and cash equivalents, representing an increase of $101.8 million from December 31, 2011. As of December 31, 2012 our restricted cash balance, which consisted of cash held as collateral by entities that process our credit card transactions for advance ticket sales, was $5.0 million, a decrease of $25.9 million from

December 31, 2011, due to a decrease in the cash holdback on our primary credit card processing agreement.

        We have been able to generate sufficient funds from our operations to meet our working capital requirements and typically finance our aircraft through secured debt and lease financings. At December 31, 2012, Hawaiian had approximately $661.2 million of debt and capital lease obligations, including approximately $108.2 million that will become due in the next 12 months. Hawaiian has a secured revolving credit facility (the Revolving Credit Facility) in an amount of up to $75.0 million, and as of December 31, 2012, we had no outstanding borrowings under the Revolving Credit Facility and $68.9 million available (net of various outstanding letters of credit).

  Cash Flows

        Net cash provided by operating activities increased to $311.0 million, $178.8 million and $150.3 million in 2012, 2011 and 2010, respectively. The increase from 2011 to 2012 in cash provided was primarily due to an increase in our air traffic liability balance for increased future bookings related to advance ticket sales, increases in accounts payable and increases in other accrued liabilities and partially offset by an increase in accounts receivable and long-term prepayments. The increase from 2010 to 2011 is primarily due to increases in our air traffic liability balance for increased future bookings related to advance ticket sales and a decrease in contributions to our pension and disability plans that was partially offset by increases in accounts receivable.

        Net cash used in investing activities increased in the past three years to $290.7 million, $281.9 million and $108.7 million for 2012, 2011 and 2010, respectively. The increase from 2011 to 2012 is primarily due to an increase in purchases of property and equipment partially offset by decreases in pre-delivery deposits for upcoming aircraft and engine deliveries. The increase from 2010 to 2011 is primarily due to an increase in purchases of property and equipment which was partially offset by the net sale of investments in 2010 of $31.8 million, including $26.7 million for the sale of our auction rate securities.

        Net cash provided by (used in) financing activities was $81.4 million, $122.2 million and ($57.3) million for 2012, 2011 and 2010, respectively. The decrease in the net cash provided by financing activities from 2011 to 2012 is primarily due to decreases in cash repayments for debt and capital lease obligations and decreases in the proceeds received from debt issuances. The change from 2010 to 2011 was due to an increase in proceeds received from debt issuances including Aircraft Facility Agreements and the Convertible Notes, decreases in cash repayments for debt and capital lease obligations and the $10.0 million repurchase of treasury stock in 2010.

  Capital Commitments

        As of December 31, 2012, the Company had capital commitments for aircraft and aircraft related equipment which included firm aircraft orders for thirteen Airbus A330-200 aircraft for delivery between 2013 and 2015, six Airbus A350XWB-800 aircraft for delivery beginning in 2017 and four Rolls Royce spare engines scheduled for delivery through 2020. In addition, Hawaiian has purchase rights for an additional three A330-200 aircraft and six A350XWB-800 aircraft. Committed expenditures for these aircraft, engines and related flight equipment is approximately $452 million in 2013, $431 million in 2014, $243 million in 2015, $80 million in 2016, $265 million in 2017 and $457 million thereafter.

        For 2013, we expect our other non-aircraft related capital expenditures, which include software, improvements, ramp and maintenance equipment to total approximately $20 million to $25 million.

        In order to complete the purchase of these aircraft and fund related costs, we must secure acceptable financing. We are currently exploring various financing alternatives and, while we believe that such financing will be available to us, there can be no assurance that financing will be available when required, or on acceptable terms, or at all. The inability to secure such financing could have a material adverse effect on us. We have secured financing commitments of $312 million for a portion of the purchase price of four upcoming A330-200 aircraft deliveries, with delivery dates in the first half of 2013. See Note 11 to our audited consolidated financial statements for the year ended December 31, 2012 for further detail regarding our aircraft facility and lease commitments.

  Stock Repurchase Program

        On July 1, 2010, the Executive Committee of our Board of Directors approved a stock repurchase program (Program) under which we could purchase up to $10 million of our outstanding common stock. Stock purchases under the Program could be made through the open market, established plans or through privately negotiated transactions, as market conditions permitted. The stock repurchase program was substantially completed in September 2010; we repurchased an aggregate of 1,868,563 shares at an aggregate cost of $10.0 million. The shares were subsequently retired in 2011.

  Covenants under our Financing Arrangements

        The terms of certain of our financing agreements restrict our ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, dispose of assets, prepay indebtedness, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions to our parent company and repurchase stock. These agreements also require us to meet certain financial covenants. These financial tests include maintaining a minimum amount of unrestricted cash and achieving certain levels of fixed charge coverage. As of December 31, 2012, we were in compliance with these covenants. If we are not able to comply with these covenants in the future, our outstanding obligations under these facilities could be accelerated and become due and payable immediately.

        Under our bank-issued credit card processing agreements, certain proceeds from advance ticket sales are held back to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in our Consolidated Balance Sheets, totaled $5.0 million at December 31, 2012 and $30.9 million at December 31, 2011. As of December 31, 2011, the holdback was 25% of the applicable credit card air traffic liability.

        In 2012, we entered into an amendment with our largest credit card processor that eliminates the financial triggers for additional holdbacks. In the event of a material adverse change in the business, the holdback could increase to an amount up to 100% of the applicable credit card air traffic liability, which could also cause an increase in the level of restricted cash. There were no amounts subject to this holdback at December 31, 2012. If we are unable to obtain a waiver of, or otherwise mitigate the increase in the amount of restricted cash, it could also cause a covenant violation under our other debt or lease obligations and have a material adverse impact on us.

  Pension and Other-Postretirement Benefit Plan Funding

        As of December 31, 2012, the excess of the projected benefit obligations over the fair value of plan assets was approximately $355.3 million. We contributed $19.4 million, $12.9 million and $37.9 million, to our defined benefit pension plans and disability plan during 2012, 2011 and 2010, respectively, satisfying our minimum required 2012 plan year contributions. Future funding requirements for our defined benefit and other postretirement plans are dependent upon many factors such as interest rates, funded status, applicable regulatory requirements and the level and timing of asset returns. In 2013, our minimum required contribution to our defined benefit pension plans and disability plan is $14.7 million.

  Income tax net operating loss carryforwards

        We have net operating loss (NOLs) carryforwards for federal and state income tax purposes of $232.0 million. These NOL carryforwards are primarily from accelerated depreciation on owned aircraft, resulting in a tax benefit of $75.2 million at December 31, 2012, substantially all of which will not begin to expire until 2031. As we expect to report operating profits in future years, we cannot be assured our NOLs will be sufficient to offset net income and we will likely be required to pay income taxes. We believe we will have sufficient working capital to pay taxes as they become due, although we cannot be assured actual taxes incurred in these years will not exceed our expectations.

Off-Balance Sheet Arrangements

        An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (i) made guarantees, (ii) retained a contingent interest in transferred assets, (iii) an obligation under derivative instruments classified as equity or (iv) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the company, or that engages in leasing, hedging or research and development arrangements with the company. We have no arrangements of the types described in the first three categories that we believe may have a current or future material effect on our financial condition, liquidity or results of operations. We do have obligations arising out of variable interests in unconsolidated entities related to certain aircraft leases. To the extent our leases and related guarantees are with a separate legal entity other than a governmental entity, we are not the primary beneficiary because the lease terms are consistent with market terms at the inception of the lease, and the lease does not include a residual value guarantee, fixed price purchase option or similar feature.

Contractual Obligations at December 31, 2012

        Our estimated contractual obligations at December 31, 2012 are summarized in the following table:

Contractual Obligations	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(in thousands)
Debt and capital lease obligations(1)	$870,962	$147,292	$158,959	$232,329	$332,382
Operating leases—aircraft and related equipment(2)	563,972	84,983	159,496	124,948	194,545
Operating leases—non-aircraft	48,324	4,784	10,443	9,793	23,304
Purchase commitments—Capital(3)	1,928,948	452,047	674,037	345,814	457,050
Purchase commitments—Operating(4)	397,083	39,312	61,447	63,894	232,430
Projected employee benefit contributions(5)	43,169	14,756	28,413	—	—

Total contractual obligations	$3,852,458	$743,174	$1,092,795	$776,778	$1,239,711

(1)
Amounts represent contractual amounts due, including interest. Interest on variable-rate debt was estimated using rates in effect as of December 31, 2012. Amounts reflect capital lease obligations for one Airbus A330-200 aircraft and two Boeing 717-200 aircraft.

(2)
Amounts reflect operating leases for four Airbus A330-200 aircraft, nine Boeing 767-300 aircraft, one Boeing 717-200 aircraft and aircraft-related equipment as of December 31, 2012.

(3)
Amounts include our firm commitments for aircraft and aircraft-related equipment including aircraft orders consisting of thirteen wide-body Airbus A330-200 aircraft, six Airbus A350XWB-800 aircraft and four Rolls Royce spare engines. We have received committed financing for four of these upcoming A330-200 deliveries in 2013 of $312 million. The amounts in the table above exclude our memorandum of understanding for the purchase of 16 Airbus A321neo aircraft.

(4)
Amounts include commitments for services provided by third-parties for aircraft maintenance for our Airbus fleet, accounting, IT and reservations. Total contractual obligations do not include long-term contracts where the commitment is variable in nature (with no minimum guarantee), such as aircraft maintenance deposits due under operating leases and fees due under other agreements such as aircraft maintenance power-by-the-hour, computer reservation systems and credit card processing agreements, or when the agreements contain short-term cancellation provisions.

(5)
Amounts include our estimated contributions to our pension plans (based on actuarially determined estimates) and our pilots' disability plan. Amounts are subject to change based on numerous factors, including interest rate levels, the amount and timing of asset returns and the impact of future legislation. We are currently unable to estimate the projected contributions beyond 2015.

Critical Accounting Policies and Estimates

        The discussion and analysis of our financial condition and results of operations are based upon financial statements that have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amount of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results may differ from these estimates under different assumptions or conditions.

        Critical accounting policies and estimates are defined as those accounting policies and accounting estimates that are reflective of significant judgments and uncertainties, and that potentially result in materially different results under different assumptions and conditions. For a detailed discussion of the application of these and other accounting policies, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2012.

  Frequent Flyer Accounting

        HawaiianMiles, Hawaiian's frequent flyer travel award program, provides a variety of awards to program members based on accumulated mileage. We utilize the incremental cost method of accounting for free travel awards earned in connection with the purchase of passenger tickets which utilizes a number of estimates including the incremental cost per mile and breakage. We record a liability for the estimated incremental cost of providing travel awards that are expected to be redeemed on Hawaiian or the contractual rate of expected redemption on partner airlines. We estimate the incremental cost of travel awards based on periodic studies of actual costs and apply these cost estimates to all issued miles, less an appropriate breakage factor for estimated miles that will not be redeemed. Incremental cost includes the costs of fuel, meals and beverages, insurance and certain other passenger traffic-related costs, but does not include any costs for aircraft ownership and maintenance. The breakage factor is estimated based on an analysis of historical expirations.

        We also sell mileage credits to companies participating in our frequent flyer program. These sales are accounted for as multiple-element arrangements, with one element representing the travel that will ultimately be provided when the mileage credits are redeemed and the other consisting of marketing-related activities that we conduct with the participating company. The estimated fair value of the transportation portion of these mileage credits is deferred and recognized as passenger revenue over the period when transportation is expected to be provided (currently estimated at 22 months). Amounts received in excess of the expected transportation's fair value are recognized immediately as other revenue at the time of sale as compensation for marketing services performed. The estimated fair value of the air transportation component is based on several factors, including the equivalent ticket value of similar Company fares and customer habits in redeeming free travel awards.

        Under the programs of certain participating companies, credits are accumulated in accounts maintained by the participating company, then transferred into a member's HawaiianMiles account for immediate redemption of free travel awards. For those transactions, revenue is amortized over the period during which the mileage is projected to be used (currently estimated at five months).

        On a periodic basis, we review and update the assumptions used in our frequent flyer accounting. On an annual basis, we update the deferral period and deferral rate for mileage credits sold to participating companies. We also update the incremental cost assumption quarterly and the breakage rate assumption annually for free travel awards earned in connection with the purchase of passenger tickets.

        In the fourth quarter of 2012, we recorded a net frequent flyer pre-tax adjustment of $7.3 million to correct an error in the accounting for our sale of mileage credits to companies participating in our frequent flyer program that are deferred and recognized as passenger revenue. The correction resulted in a change in the deferral period from 19 to 22 months. The error primarily relates to prior periods and the impact of the error was not material to any prior period or the 2012 fiscal year.

  Pension and Other Postretirement and Postemployment Benefits

        We account for our defined benefit pension and other postretirement and postemployment plans in accordance with ASC 715, Compensation—Retirement Benefits (ASC 715). ASC 715 requires companies to measure their plans' assets and obligations to determine the funded status at fiscal year-end, reflect the funded status in the statement of financial position as an asset or liability, and recognize changes in the funded status of the plans in comprehensive income during the year in which the changes occur. ASC 715 does not change the amount of net periodic benefit expense recognized in our results of operations. Pension and other postretirement and postemployment benefit expenses are recognized on an accrual basis over each employee's service periods. Pension expense is generally independent of funding decisions or requirements.

        We have elected temporary Airline Relief with regard to applying the funding rules for our qualified pension plans. This relief allows cash contribution requirements to be developed using rules that currently produce lower and more stable contribution requirements than available without this relief; however, this may not be the case throughout the relief period. This relief expires in 2023 for the Salaried and IAM Pension Plans and 2018 for the Pilots Pension Plan.

        The calculation of pension and other postretirement and postemployment benefit expenses and its corresponding liabilities require the use of significant assumptions, including the expected long-term rate of return on plan assets, the assumed discount rate and the expected health care cost trend rate. Changes in these assumptions will impact the expense and liability amounts, and future actual experience may differ from these assumptions. The assumptions as of December 31, 2012 are as follows:

	2012	2011	2010
Pension:
Discount rate to determine projected benefit obligation	4.10%	4.94%	5.71%
Expected return on plan assets	7.30%+	7.90%	7.90%
Pilot retirement age	63.5	63.5	63.5
Postretirement:
Discount rate to determine projected benefit obligation	4.24%	5.14%	5.81%
Expected return on plan assets	N/A	N/A	N/A
Expected health care cost trend rate:
Initial	8.00%++	9.00%	9.00%
Ultimate	4.75%	4.75%	4.75%
Years to reach ultimate trend rate	7	7	8
Disability:
Discount rate to determine projected benefit obligation	4.06%	4.91%	5.59%
Expected return on plan assets	6.90%+	7.50%	7.50%

N/A
Not Applicable

+
Expected return on plan assets used to determine the net periodic benefit expense for 2013 changed to 6.55% for the pension plans and 6.15% for the disability plan.

++
Represents the expected health care cost trend rate to determine the projected benefit obligation. The health care cost trend rate used to determine the projected benefit expense was assumed to be 9.0% and to decrease gradually to 4.75% in 2019.

        The expected long-term rate of return assumption is developed by evaluating input from the trustee managing the plans' assets, including the trustee's review of asset class return expectations by several consultants and economists, as well as long-term inflation assumptions. Our expected long-term rate of return on plan assets is based on a target allocation of assets, which is based on our goal of earning the highest rate of return while maintaining risk at acceptable levels. The plan strives to sufficiently diversify assets so that adverse or unexpected results from one security class will not have an unduly detrimental impact on the entire portfolio. Our expected long-term rate of return (by category) at December 31, 2012 is as follows:

Expected Long-Term Rate of Return
Equity securities—Domestic	7.53%
Equity securities—Foreign	7.50%
Fixed income securities	2.50%

        We believe that our long-term asset allocation on average will approximate the targeted allocation. We periodically review our actual asset allocation and will rebalance the pension plan's investments to our targeted allocation when considered appropriate. Pension expense increases as the expected rate of return on plan assets decreases. Lowering the expected long-term rate of return on our pension plan assets by one percent (from 6.55% to 5.55%) and on our disability benefit plan assets by one percent

(from 6.15% to 5.15%) would increase our estimated 2013 pension and disability benefit expense by approximately $2.3 million and $0.1 million, respectively.

        We determine the appropriate discount rate for each of our plans based on current rates on high quality corporate bonds that would generate the cash flow necessary to pay plan benefits when due. The pension and other postretirement benefit liabilities and future expense both increase as the discount rate is reduced. Lowering the discount rate by one percent would increase our pension and other postretirement benefit liabilities at December 31, 2012 by approximately $57.0 million and $35.2 million, respectively, and would increase our estimated 2013 pension and other postretirement benefit expense by approximately $2.2 million and $4.7 million, respectively.

        The health care cost trend rate is based upon an evaluation of the Company's historical trends and experience taking into account current and expected market conditions. A one percent increase in the assumed health care cost trend rate would increase the other postretirement benefit obligation as of December 31, 2012 by approximately $30.7 million and our estimated 2013 other postretirement benefit expense by approximately $6.2 million. A one percent decrease in the assumed health care cost trend rate would decrease the other postretirement benefit obligation as of December 31, 2012 by approximately $24.4 million and our estimated 2013 other postretirement benefit expense by approximately $4.8 million.

        Future changes in plan asset returns, plan provisions, assumed discount rates, pilot estimated retirement age, pension funding legislation and various other factors related to the participants in our pension plans will impact our future retirement benefit expense and liabilities. We cannot predict with certainty what these factors will be in the future.

  Aircraft Maintenance and Repair Costs

        Maintenance and repair costs for owned and leased flight equipment, including the overhaul of aircraft components, are charged to operating expenses as incurred. Engine overhaul costs covered by power-by-the-hour arrangements are paid and expensed as incurred and are based on the amount of hours flown per contract. Under the terms of our power-by-the-hour agreements, we pay a set dollar amount per engine hour flown on a monthly basis and the third-party vendor assumes the obligation to repair the engines at no additional cost to us, subject to certain specified exclusions.

        Additionally, although our aircraft lease agreements specifically provide that we, as lessee, are responsible for maintenance of the leased aircraft, we do, under our existing aircraft lease agreements, pay maintenance reserves to aircraft lessors that are applied towards the cost of future maintenance events. These reserves are calculated based on a performance measure, such as flight hours, and are available for reimbursement to us upon the completion of the maintenance of the leased aircraft. If there are sufficient funds on deposit to reimburse us for the invoices initially paid by us and then submitted to the lessor, they are reimbursed to us. However, reimbursements are limited to the available deposits associated with the specific maintenance activity for which we are requesting reimbursement. Under certain of our existing aircraft lease agreements, if there are excess amounts on deposit at the expiration of the lease, the lessor is entitled to retain any excess amounts; whereas at the expiration of certain other of our existing aircraft lease agreements any such excess amounts are returned to us, provided that we have fulfilled all of our obligations under the lease agreements. The maintenance reserves paid under our lease agreements do not transfer either the obligation to maintain the aircraft or the cost risk associated with the maintenance activities to the aircraft lessor. In addition, we maintain the right to select any third-party maintenance provider. Therefore, we record these amounts as a deposit on our balance sheet and then recognize maintenance expense when the underlying maintenance is performed, in accordance with our maintenance accounting policy.

        In accordance with ASC 840-10, on a quarterly basis we complete a forecast of maintenance costs for the next scheduled event on applicable leased aircraft and compare these estimates to our forecasted nonrefundable deposits to identify costs not expected to be recoverable. Any costs not expected to be recoverable are considered to be not "substantially and contractually related to maintenance of the leased asset." Therefore, we bifurcate and expense the proportionate share that is estimated to not be recoverable from existing and future nonrefundable deposits. In determining whether it is probable that maintenance deposits will be used to fund the cost of the maintenance events, we conduct the following analysis:

  •
  We evaluate the aircraft's condition, including the airframe, the engines, the auxiliary power unit and the landing gear.

  •
  We then project future usage of the aircraft during the term of the lease based on our business and fleet plan.

  •
  We estimate the cost of performing the next scheduled maintenance event. These estimates are based on the experience of our maintenance personnel and available industry data, including historical fleet operating statistic reports published by the aircraft and engine manufacturers.

  •
  We compare the forecasted maintenance deposits to be paid at the time of the next scheduled maintenance event to the estimated cost of the next scheduled maintenance event. Those costs not expected to be recoverable are considered to be not "substantially and contractually related to maintenance of the leased asset."

  •
  We prospectively account for any changes in estimates.

        Our assessment of the recoverability of our maintenance deposits is subject to change in the event that key estimates and assumptions change over time. Those key estimates and assumptions include our fleet plan and the projected total cost and, to a lesser extent, anticipated timing of the major maintenance activities covered by the maintenance reserves.

        Based on current market conditions, we believe that further significant changes in our fleet plan are unlikely. Furthermore, based on historical trends and future projections, including those published by the manufacturers of our aircraft and engines, we believe it is unlikely that future maintenance costs for our aircraft will decline to such an extent that the maintenance deposits currently recorded on our Consolidated Balance Sheets would not be used to fund the cost of future maintenance events and, therefore, not be recoverable.

  Tax Valuation Allowance

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of Hawaiian's deferred tax assets will not be realized. The ultimate realization of Hawaiian's deferred tax assets is dependent upon our ability to generate future taxable income during the periods in which those temporary differences become deductible. We continue to believe our projections of future taxable income are sufficient to support recognition of our deferred tax assets. As of December 31, 2012, we do not have a tax valuation allowance. For additional information on income taxes, see Note 8 to our audited consolidated financial statements for the year ended December 31, 2012.

BUSINESS

Overview

        Hawaiian Holdings, Inc. (the "Company," "Holdings," "we," "us" and "our") is a holding company incorporated in the State of Delaware. The Company's primary asset is the sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines. Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawai'i and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian became a Delaware corporation and the Company's direct wholly-owned subsidiary concurrent with its reorganization and reacquisition by the Company in June 2005.

        Hawaiian is engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the Neighbor Island routes), between the Hawaiian Islands and certain cities in the United States (the North America routes), and between the Hawaiian Islands and the South Pacific, Australia and Asia (the International routes), collectively referred to as our Scheduled Operations. In addition, Hawaiian also operates various charter flights. Hawaiian is the largest airline headquartered in Hawai'i and the eleventh largest domestic airline in the United States based on revenue passenger miles reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of January 31, 2013, latest data available. At May 1, 2013, Hawaiian's fleet consisted of 18 Boeing 717-200 aircraft for its Neighbor Island routes and 15 Boeing 767-300 aircraft and 12 Airbus A330-200 aircraft for its North America, International and charter routes. The Company also purchased two ATR42 turboprop aircraft that it expects to begin service in 2013.

  Flight Operations

        Our flight operations are based in Honolulu, Hawai'i. At March 31, 2013, we operated approximately 215 scheduled flights per day with:

  •
  Daily service on our North America routes between the State of Hawai'i and Los Angeles, Oakland, Sacramento, San Diego, San Francisco and San Jose, California; Las Vegas, Nevada; Phoenix, Arizona; Portland, Oregon; Seattle, Washington; and New York City, New York.

  •
  Daily service on our Neighbor Island routes among the four major islands of the State of Hawai'i.

  •
  Daily service on our International routes between the State of Hawai'i and Seoul, South Korea; Sydney, Australia; and Tokyo, Osaka, and Fukuoka, Japan and scheduled service between the State of Hawai'i and Pago Pago, American Samoa; Papeete, Tahiti; Manila, Philippines; Brisbane, Australia; Sapporo, Japan; and Auckland, New Zealand.

  •
  Other ad hoc charters.

  Aircraft Fleet

        As of May 1, 2013, our fleet consisted of 47 aircraft. The table below summarizes our total fleet as of December 31, 2012, May 1, 2013 and expected as of December 31, 2013, December 31, 2014 and December 31, 2015 (based on existing agreements):

	December 31, 2012	May 1, 2013	December 31, 2013	December 31, 2014	December 31, 2015
						Number of Seats per Aircraft
Aircraft Type	Total	Total	Total	Total	Total		Markets Served
A330-200	9	12	14	19	22	294	N. America, Int'l
767-300(1)	16	15	12	10	7	252 - 264	N. America, Int'l
717-200(2)	18	18	18	18	18	118 - 123	Neighbor Island
ATR42(3)	2	2	3	3	3	48	Neighbor Island

Total	45	47	47	50	50

(1)
The decrease in the number of 767-300 aircraft from 2012 to 2015 is due to the return of leased aircraft at the end of their lease terms and the planned retirement of aircraft at the end of their estimated useful lives.

(2)
The ATR42 turboprop aircraft are owned by a separate subsidiary of Hawaiian Holdings and are expected to begin operations later this year on Neighbor Island routes previously unserved by us.

(3)
Hawaiian has entered into a letter of intent to acquire a third ATR42 turboprop in the third quarter of 2013.

  Fuel

        Our operations and financial results are significantly affected by the availability and price of jet fuel. The following table sets forth statistics about Hawaiian's aircraft fuel consumption and cost, including the impact of Hawaiian's fuel hedging program under Accounting Standard Codification (ASC) 815, Accounting for Derivative Instruments and Hedging Activities (ASC 815).

Year	Gallons consumed	Total cost, including taxes	Average cost per gallon	Percent of operating expenses
	(in thousands)
2012	199,465	$631,741	$3.17	34.5%
2011	164,002	$513,284	$3.13	31.5%
2010	140,995	$322,999	$2.29	26.5%

        As illustrated by the table above, fuel costs constitute a significant portion of our operating expenses. Approximately 58% of our fuel is based on Singapore jet fuel prices, 35% is based on U.S. West Coast jet fuel prices and 7% on other jet fuel prices. We purchase aircraft fuel at prevailing market prices, but seek to manage market risk through the execution of a hedging strategy. To manage economic risks associated with fluctuations in aircraft fuel prices, we periodically enter into derivative financial instruments such as heating oil and West Texas Intermediate (WTI) and Brent crude oil call options, put options and collars. During 2012, our fuel derivatives were not designated for hedge accounting under ASC 815 and were marked to fair value through earnings. As such, $11.3 million in net losses from our fuel hedging activities during 2012 were not recorded as an increase to aircraft fuel expense in operating activities, but rather as a nonoperating expense.

  Aircraft Maintenance

        Our aircraft maintenance programs consist of a series of phased or continuous checks for each aircraft type. These checks are performed at specified intervals measured by calendar months, time flown or by the number of takeoffs and landings, or cycles operated. In addition, we perform inspections, repairs and modifications of our aircraft in response to FAA directives. Checks range from "walk around" inspections before each flight's departure, to major overhauls of the airframes which can take several weeks to complete. Aircraft engines are subject to phased maintenance programs designed to detect and remedy potential problems before they occur. The service lives of certain airframe and engine parts and components are time or cycle controlled, and such parts and components are replaced or refurbished prior to the expiration of their time or cycle limits. We have contracts with third-parties to provide certain maintenance on our aircraft and aircraft engines.

  Marketing and Ticket Distribution

        We utilize various distribution channels including our website, www.hawaiianairlines.com, primarily for our North America and Neighbor Island routes, and travel agencies and wholesale distributors primarily for our International routes.

        Since 2003, we have substantially increased the use of our website, www.hawaiianairlines.com, as a distribution channel for our North America and Neighbor Island routes, and the majority of our ticket sales for these routes are made through this channel. With the acceleration of our international route expansion beginning in 2010, our mix of distribution channels has changed as the majority of our International sales are through travel agencies and wholesale distributors.

        Our website, now available in Japanese, Korean and Chinese, offers our customers information on our flight schedules, our HawaiianMiles frequent flyer program, the ability to book reservations on our flights or connecting flights with any of our code-share partners, the status of our flights as well as the ability to purchase tickets or travel packages. We also publish fares with web-based travel services such as Orbitz, Travelocity, Expedia, Hotwire and Priceline. These comprehensive travel planning websites provide customers with convenient online access to airline, hotel, car rental and other travel services.

  Frequent Flyer Program

        The HawaiianMiles frequent flyer program was initiated in 1983 to encourage and develop customer loyalty. HawaiianMiles allows passengers to earn mileage credits by flying with us and our partner carriers. In addition, members earn mileage credits for patronage with our other program partners, including credit card issuers, hotels, car rental firms and general merchants, pursuant to our exchange partnership agreements. We also sell mileage credits to other companies participating in the program.

        HawaiianMiles members have a choice of various awards based on accumulated mileage credits, with most of the awards being for free air travel on Hawaiian. Travel awards range from a 7,500 mile award, which is redeemable for a SuperSaver one-way neighbor island flight, to a 210,000 mile award, which is redeemable for an anytime one-way first class flight between the mainland U.S. and Sydney and Brisbane, Australia; Manila, Philippines; Tokyo, Osaka, Fukuoka and Sapporo, Japan; and Seoul, South Korea.

        HawaiianMiles accounts with no activity (frequent flyer miles earned or redeemed) for eighteen months automatically expire. The number of free travel awards used for travel on Hawaiian was approximately 490,000 and 492,000 in 2012 and 2011, respectively. The amount of free travel awards as a percentage of total revenue passengers equaled approximately 5.2% and 5.7% in 2012 and 2011, respectively. We believe displacement of revenue passengers is minimal due to our ability to manage frequent flyer seat inventory, and the relatively low ratio of free award usage to total revenue passengers.

  Code-Sharing and Other Alliances

        We have marketing alliances with other airlines that provide reciprocal frequent flyer mileage accrual and redemption privileges and code-sharing on certain flights (one carrier placing its name and flight numbers, or code, on flights operated by the other carrier). These programs enhance our revenue opportunities by:

  •
  increasing value to our customers by offering easier access to more travel destinations and better mileage accrual/redemption opportunities;

  •
  gaining access to more connecting traffic from other airlines; and

  •
  providing members of our alliance partners' frequent flyer programs an opportunity to travel on our system while earning mileage credit in the alliance partners' programs.

        Our marketing alliances with other airlines as of March 31, 2013 were as follows:

	HawaiianMiles Frequent Flyer Agreement	Other Airline Frequent Flyer Agreement	Code-share— Hawaiian Flight # on Flights Operated by Other Airline	Code-share— Other Airline Flight # on Flights Operated by Hawaiian
All Nippon Airways ("ANA")	Yes	Yes	Yes	Yes
American Airlines ("American")	No	Yes	No	Yes
American Eagle	Yes	No	Yes	No
Delta Air Lines ("Delta")	No	Yes	No	Yes
JetBlue	Yes	Yes	Yes	No
Korean Air	Yes	Yes	Yes	Yes
United Airlines ("United")	No	Yes	No	Yes
US Airways	No	Yes	No	Yes
Virgin America	No	No	Yes	No
Virgin Atlantic Airways	Yes	Yes	No	No
Virgin Australia	Yes	Yes	No	Yes

        Although these programs and services increase our ability to be more competitive, they also increase our reliance on third parties.

  Competition

        The airline industry is extremely competitive. We believe that the principal competitive factors in the airline industry are:

  •
  Price;

  •
  Flight frequency and schedule;

  •
  On-time performance and reliability;

  •
  Name recognition;

  •
  Marketing affiliations;

  •
  Frequent flyer benefits;

  •
  Customer service;

  •
  Aircraft type; and

  •
  In-flight services.

        North America—We face multiple competitors on our North America routes including major network carriers such as Alaska Airlines, American, United, Delta and US Airways. In June 2012, Allegiant Airlines, a low cost carrier, initiated service from the U.S. mainland, including various cities in California, Nevada, Oregon, and Washington, to Honolulu and Maui. Various charter companies also provide unscheduled service to Hawai'i mostly under public charter arrangements.

        Neighbor Island—Our Neighbor Island competitors consist of regional carriers, which include Island Air, Go! Airlines, Mokulele Airlines, Pacific Wings and a number of other "air taxi" companies.

        International—Currently, we are the only provider of non-stop service between Honolulu and each of Brisbane, Australia, Sapporo, Japan, Pago Pago, American Samoa and Papeete, Tahiti. However, we face multiple competitors from both domestic and foreign carriers on our other non-stop International routes as summarized below:

  •
  Daily flights between Honolulu and Sydney, Australia competing directly with Jetstar and Qantas Airways.

  •
  Scheduled flights between Honolulu and Manila, Philippines competing directly with Philippine Airlines.

  •
  Daily flights between Honolulu and Tokyo's Haneda International Airport competing directly with Japan Airlines, All Nippon Airways and indirectly competing with Delta, United, and China Airlines which provide service to Honolulu from Tokyo's Narita International Airport.

  •
  Daily flights between Honolulu and Osaka, Japan competing directly with Japan Airlines and Delta.

  •
  Daily flights between Honolulu and Fukuoka, Japan competing directly with Delta.

  •
  Daily flights between Honolulu and Seoul, South Korea competing directly with Korean Air and Asiana Airlines.

  •
  Scheduled flights between Honolulu and Auckland, New Zealand competing directly with Air New Zealand.

  Employees

        Hawaiian had 4,962 active employees as of March 31, 2013, 4,906 active employees as of December 31, 2012 and 4,314 active employees as of December 31, 2011. Wages and benefits expense represented approximately 20.4% of our total operating expenses at March 31, 2013 and 20.5% and 19.7% of our total operating expenses in 2012 and 2011, respectively. As of March 31, 2013, approximately 86.9% of our employees were covered by labor agreements with the following organized labor groups:

Employee Group	Represented by	Number of Employees	Agreement amendable on(*)
Flight deck crew members	Air Line Pilots Association (ALPA)	605	September 15, 2015
Cabin crew members	Association of Flight Attendants (AFA)	1,523	January 1, 2017
Maintenance and engineering personnel	International Association of Machinists and Aerospace Workers (IAM)	687	April 20, 2014
Customer service representatives	IAM	1,462	January 1, 2014
Flight dispatch personnel	Transport Workers Union (TWU)	33	November 1, 2013

(*)
Our relations with our labor organizations are governed by Title II of the Railway Labor Act of 1926, pursuant to which the collective bargaining agreements between us and these organizations do not expire but instead become amendable as of a certain date if either party wishes to modify the terms of the agreement.

  Seasonality

        Our operations and financial results are subject to substantial seasonal and cyclical volatility, primarily due to leisure and holiday travel patterns. Hawai'i is a popular vacation destination for travelers. Demand levels are typically weaker in the first quarter of the year with stronger demand periods occurring during June, July, August and December. We may adjust our pricing or the availability of particular fares to obtain an optimal passenger load factor depending on seasonal demand differences.

  Customers

        Our business is not dependent upon any single customer, or a few customers, the loss of any one would not have a material adverse effect on our business.

  Regulation

        Our business is subject to extensive and evolving federal, state and local laws and regulations. Many governmental agencies regularly examine our operations to monitor compliance with applicable laws and regulations. Governmental authorities can enforce compliance with applicable laws and regulations and obtain injunctions or impose civil or criminal penalties or modify, suspend or revoke our operating certificates in case of violations.

        We cannot guarantee that we will be able to obtain or maintain necessary governmental approvals. Once obtained, operating permits are subject to modification and revocation by the issuing agencies. Compliance with these and any future regulatory requirements could require us to make significant capital and operating expenditures. However, most of these expenditures are made in the normal course of business and do not place us at any competitive disadvantage. The primary U.S. federal statutes affecting our business are discussed below.

  Industry Regulations

        We are subject to the regulatory jurisdiction of the DOT and the FAA. We operate under a Certificate of Public Convenience and Necessity issued by the DOT (authorizing us to provide commercial aircraft service) as well as a Part 121 Scheduled Carrier Operating Certificate issued by the FAA. Both certificates may be altered, amended, modified, suspended or revoked by the DOT/FAA for our failure to comply with the terms and conditions of a certificate. Such action may only be taken after notice and an opportunity for comment is provided, except in emergency situations where such actions may be immediately effective. The DOT has jurisdiction over international routes and international fares for some countries (based upon treaty relations with those countries), consumer protection policies including baggage liability and denied-boarding compensation, and unfair competitive practices as set forth in the Airline Deregulation Act of 1978. The FAA has regulatory jurisdiction over flight operations generally, including equipment, ground facilities, security systems, maintenance and other safety matters. Pursuant to these regulations, we have established, and the FAA has approved, a maintenance program for each type of aircraft we operate that provides for the ongoing maintenance of our aircraft, ranging from frequent routine inspections to major overhauls. In January 2012, new regulations concerning airline passenger protections went into effect. These new regulations included the requirement that airlines and ticket agents include all mandatory taxes and fees in advertised airfares and that all baggage fees are disclosed to consumers when booking online. Additionally, new requirements on placing a reservation on hold without payment and canceling a booking without penalty within 24 hours if the reservation was made at least a week in advance of departure, as well as notification of passengers of flight delays, cancellations, and diversions went into effect. These new regulations were part of the airline passenger protection rules issued by the DOT in April 2011, which included additional rules that were effective as of August 2011. In December 2011, the FAA approved changes to pilots' current flight schedules including the number of flight hours and scheduled duty time allowed as well as mandating minimum off duty hours and rest breaks. These FAA rules will become effective at the end of 2013 or beginning of 2014.

  Maintenance Directives

        The FAA approves all airline maintenance programs, including modifications to the programs. In addition, the FAA licenses the repair stations and mechanics that perform inspections, repairs and overhauls, as well as the inspectors who monitor the work.

        The FAA frequently issues airworthiness directives, often in response to specific incidents or reports by operators or manufacturers, requiring operators of specified equipment types to perform prescribed inspections, repairs or modifications within stated time periods or numbers of cycles. In the last several years, the FAA has issued a number of maintenance directives and other regulations relating to, among other things, wiring requirements for aging aircraft, fuel tank flammability, cargo compartment fire detection/suppression systems, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspection requirements. We cannot predict what new airworthiness directives will be issued and what new regulations will be adopted, or how our business will be affected by any such directives or regulations. We expect that we may incur expenses to comply with new airworthiness directives and regulations.

        We believe we are in compliance with all requirements necessary to be in good standing with our air carrier operating certificate issued by the FAA and our certificate of Public Convenience and Necessity issued by the DOT. A modification, suspension or revocation of any of our DOT/FAA authorizations or certificates would have a material adverse impact on our operations.

  Airport Security

        ATSA mandates that the Transportation Security Administration ("TSA") provide for the screening of all passengers and property, including mail, cargo, carry-on and checked baggage, and other articles that will be carried aboard a passenger aircraft. Under the ATSA, substantially all security screeners at airports are federal employees and significant other elements of airline and airport security are now overseen and performed by federal employees, including security managers, law enforcement officers and Federal Air Marshals. The ATSA also provides for increased security on flight decks of aircraft and requires Federal Air Marshals to be present on certain flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, provision of passenger data to U.S. Customs and Border Protection and enhanced background checks. The TSA also has the authority to impose additional fees on the air carriers, if necessary, to cover additional federal aviation security costs. Since 2002, the TSA has imposed an Aviation Security Infrastructure Fee on all airlines in operation prior to 2000 to assist in the cost of providing aviation security. The fees assessed are based on airlines' actual security costs for the year ended December 31, 2000. The TSA may increase these fees through rulemaking, but has not yet initiated such a proceeding. The existing fee structure will remain in place until further notice. Furthermore, because of significantly higher security and other costs incurred by airports since September 11, 2001, many airports have significantly increased their rates and charges to airlines, including us, and may do so again in the future.

  Environmental and Employee Safety and Health

        We are subject to various laws and government regulations concerning environmental matters and employee safety and health in the U.S. and other countries in which we do business. Many aspects of airlines' operations are subject to increasingly stringent federal, state, local and foreign laws protecting the environment. U.S. federal laws that have a particular impact on us include the Airport Noise and Capacity Act of 1990, the Clean Air Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, and the Comprehensive Environmental Response, Compensation, and Liability Act. Certain of our operations are also subject to the oversight of the Occupational Safety and Health Administration ("OSHA") concerning employee safety and health matters. The U.S. Environmental Protection Agency ("EPA"), OSHA, and other federal agencies have been authorized to promulgate regulations that affect our operations. In addition to these federal activities, various states have been delegated certain authority under the aforementioned federal statutes. Many state and local governments have adopted environmental and employee safety and health laws and regulations, some of which are similar to or stricter than federal requirements, such as California. See "Risk Factors—Airline Industry, Regulation and Related Costs Risks—The airline industry is subject to extensive government regulation, new regulations, and taxes which could have an adverse effect on our financial condition and results of operations".

        The EPA is authorized to regulate aircraft emissions and has historically implemented emissions control standards previously adopted by the International Civil Aviation Organization. Our aircraft comply with the existing EPA standards as applicable by engine design date. Concern about climate change and greenhouse gases may result in additional regulation of aircraft emissions in the U.S. and abroad. As a result, we may become subject to taxes, charges or additional requirements to obtain permits or purchase allowances or emission credits for greenhouse gas emissions in various jurisdictions, which could result in taxation or permitting requirements from multiple jurisdictions for the same operations. Cap and trade restrictions have also been proposed in Congress. In addition, other legislative or regulatory action, to regulate greenhouse gas emissions is possible. In particular, the EPA has found that greenhouse gases threaten the public health and welfare, which could result in regulation of greenhouse gas emissions from aircraft. In the event that legislation or regulation is enacted in the U.S. or in the event similar legislation or regulation is enacted in jurisdictions where we operate or where we may operate in the future, it could result in significant costs for us and the airline industry. At this time, we cannot predict whether any such legislation or regulation would apportion costs between one or more jurisdictions in which we operate flights. Under these systems, certain credits may be available to reduce the costs of permits in order to mitigate the impact of such regulations on consumers, but we cannot predict whether we or the airline industry in general will have access to offsets or credits. We are monitoring and evaluating the potential impact of such legislative and regulatory developments. In addition to direct costs, such regulation may have a greater effect on the airline industry through increases in fuel costs that could result from fuel suppliers passing on increased costs that they incur under such a system. See "Risk Factors—Airline Industry, Regulation and Related Costs Risks—The airline industry is subject to extensive government regulation, new regulations, and taxes which could have an adverse effect on our financial condition and results of operations".

        We seek to minimize the impact of carbon emissions from our operations through reductions in our fuel consumption and other efforts. We have reduced the fuel needs of our aircraft fleet through the retirement and replacement of certain elements of our fleet and with newer, more fuel efficient aircraft. In addition, we have implemented fuel saving procedures in our flight and ground support operations that further reduce carbon emissions. In February 2012, we earned the first-ever aviation based carbon credits, through the reduction of our carbon dioxide emissions with the use of an eco-friendly engine washing technology. We are also supporting efforts to develop alternative fuels and efforts to modernize the air traffic control system in the U.S. as part of our efforts to reduce our emissions and minimize our impact on the environment.

  Noise Abatement

        Under the Airport Noise and Capacity Act, the DOT allows local airport authorities to implement procedures designed to abate special noise problems, provided such procedures do not unreasonably interfere with interstate and foreign commerce, or the national transportation system. Certain airports, including the major airports at Los Angeles, San Diego, San Francisco, San Jose, California and Sydney, Australia, have established airport restrictions to limit noise, including restrictions on aircraft types to be used and limits on the number of hourly or daily operations or the time of such operations. Local authorities at other airports could consider adopting similar noise regulations. In some instances, these restrictions have caused curtailments in services or increases in operating costs, and such restrictions could limit our ability to expand our operations.

  Taxes

        The airline industry is subject to various passenger ticket, cargo and fuel taxes, which change from time to time. Certain of these taxes are assessed directly to the air carrier (e.g., excise taxes on fuel), while certain other of these taxes are pass-through taxes (e.g., excise taxes on air transportation of passengers and cargo). In February 2012, Congress passed the Federal Aviation Administration Modernization and Reform Act of 2012 which provides funding through 2014 for FAA programs and infrastructure projects, including improvements to the national aviation system, reductions in waste and improvements to aviation safety and capacity. This new act extends existing tax structures, including the taxes and fees that airlines, passengers and aircraft owners pay in order to operate the United States aviation system. We cannot predict what future actions Congress may take or whether any such actions by Congress, or any similar activity by the State of Hawai'i, will have a material effect on our costs or revenue.

  Civil Reserve Air Fleet Program

        The U.S. Department of Defense regulates the Civil Reserve Air Fleet ("CRAF") and government charters. We have elected to participate in the CRAF program whereby in 2012 we agreed to make up to six of our aircraft (four Boeing 767 and two Airbus A330 aircraft) and in 2013 up to nine of our aircraft (four Boeing 767 and five Airbus A330 aircraft) available to the federal government for use by the U.S. military under certain stages of readiness related to national emergencies. The program is a standby arrangement that lets the U.S. Department of Defense U.S. Transportation Command call on as many as nine contractually committed Hawaiian aircraft and crews to supplement military airlift capabilities in 2013.

        A Stage 1 mobilization of the CRAF program is the lowest activation level and would require us to make one passenger aircraft available (Airbus A330). Under the requirements of a Stage 2 mobilization, additional passenger aircraft would be required (one Boeing 767 and two Airbus A330 aircraft in 2013). The remaining aircraft subject to the CRAF program would be mobilized under a Stage 3 mobilization, which for us in 2013 would involve a total of four Boeing 767 and five Airbus A330 aircraft. While the government would reimburse us for the use of these aircraft, the mobilization of aircraft under the CRAF program could have a significant adverse impact on our results of operations. None of our aircraft are presently mobilized under this program.

  Other Regulations

        The State of Hawai'i is uniquely dependent upon air transportation. The 2008 shutdowns of air carriers Aloha Airlines and ATA Airlines affected the State of Hawai'i, and its legislature responded by enacting legislation that reflects and attempts to address its concerns. For example, House Bill 2250 HD1, Act 1 of the 2008 Special Session, establishes a statutory scheme for the regulation of Hawai'i neighbor island air carriers, provided that federal legislation is enacted to permit its implementation. Congress has not enacted any legislation that would allow this legislation to go into effect. Additionally, several aspects of airline operations are subject to regulation or oversight by federal agencies other than the FAA and the DOT. Federal antitrust laws are enforced by the U.S. Department of Justice. The U.S. Postal Service has jurisdiction over certain aspects of the transportation of mail and related services provided by our cargo services. Labor relations in the air transportation industry are generally regulated under the Railway Labor Act. We and other airlines certificated prior to October 24, 1978 are also subject to preferential hiring rights granted by the Airline Deregulation Act to certain airline employees who have been furloughed or terminated (other than for cause). The Federal Communications Commission issues licenses and regulates the use of all communications frequencies assigned to us and the other airlines. There is increased focus on consumer protection both on the federal and state level. We cannot predict the cost of such requirements on our operations.

        Additional laws and regulations are proposed from time to time, which could significantly increase the cost of airline operations by imposing additional requirements or restrictions. U.S. law restricts the ownership of U.S. airlines to corporations where no more than 25% of the voting stock may be held by non-U.S. citizens and the airline must be under the actual control of U.S. citizens. The President and two thirds of the Board of Directors and other managing officers must also be U.S. citizens. Regulations also have been considered from time to time that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots and authorizations. Also, the award of international routes to U.S. carriers (and their retention) is regulated by treaties and related agreements between the U.S. and foreign governments, which are amended from time to time. We cannot predict what laws and regulations will be adopted or what changes to international air transportation treaties will be adopted, if any, or how we will be affected by those changes.

MANAGEMENT

Executive Officers and Directors

        The following table provides information regarding our executive officers and directors as of March 31, 2013.

Name	Age	Position(s)
Mark B. Dunkerley	49	President and Chief Executive Officer of Hawaiian Holdings and Hawaiian, Director
Scott E. Topping	49	Executive Vice President, Chief Financial Officer and Treasurer of Hawaiian Holdings and Hawaiian
Peter R. Ingram	46	Executive Vice President and Chief Commercial Officer of Hawaiian
Ronald Anderson-Lehman	49	Senior Vice President and Chief Information Officer of Hawaiian
Barbara D. Falvey	54	Senior Vice President, Human Resources of Hawaiian
Charles R. Nardello	60	Senior Vice President, Operations of Hawaiian
Glenn G. Taniguchi	70	Senior Vice President, Marketing and Sales of Hawaiian
Hoyt H. Zia	59	Secretary of Hawaiian Holdings and Senior Vice President, General Counsel and Corporate Secretary of Hawaiian
Lawrence S. Hershfield	56	Chair of the Board of Directors
Gregory S. Anderson	56	Director
Brian E. Boyer	67	Director (ALPA Designee)
Randall L. Jenson	44	Director
Bert T. Kobayashi, Jr.	73	Director
Tomoyuki Moriizumi	65	Director
Samson Poomaihealani	71	Director (IAM Designee)
Crystal K. Rose	55	Director
William S. Swelbar	54	Director (AFA Designee)
Richard N. Zwern	58	Director

        Mark B. Dunkerley.    Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Hawaiian Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Hawaiian Holdings from February 2003 until he resigned the positions at Hawaiian Holdings following Hawaiian's Chapter 11 filing and the appointment of the bankruptcy trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which provides strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines, including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including his last position as Senior Vice President for British Airways' Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley serves on the Board of Directors of the Hawai'i Visitors and Convention Bureau, Hawai'i Business Roundtable, the Chamber of Commerce of Hawai'i and Airlines for America (formerly Air Transport Association of America, Inc.). Mr. Dunkerley received a B.S. in Economics from the London School of Economics (1984) and a Master's degree in Air Transportation Economics from the Cranfield Institute of Technology (1985). Mr. Dunkerley serves as a member of the Executive Committee of the Board of

Directors. Mr. Dunkerley's day-to-day leadership of the Company in his role as Chief Executive Officer allows him to contribute to the Board of Directors a deep understanding of the Company's operations and of the challenges and opportunities facing our business.

        Scott E. Topping.    Mr. Topping became the Executive Vice President, Chief Financial Officer and Treasurer of Hawaiian Holdings and Hawaiian effective as of October 31, 2011. Mr. Topping had worked at Southwest Airlines Co. for 16 years prior to joining the Company, most recently as Vice President Treasurer, a position that he had held since 2006. Mr. Topping received an M.B.A. from the University of Texas at Austin (1989) and a B.S. in Agriculture from Kansas State University (1985).

        Peter R. Ingram.    Mr. Ingram became the Executive Vice President and Chief Commercial Officer of Hawaiian effective as of October 31, 2011. Previously, Mr. Ingram had served as Executive Vice President, Chief Financial Officer and Treasurer of Hawaiian Holdings and Hawaiian since November 16, 2005. Mr. Ingram had worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for 11 years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance-related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).

        Ronald Anderson-Lehman.    Mr. Anderson-Lehman became the Senior Vice President and Chief Information Officer of Hawaiian in June 2012. Previously, Mr. Anderson-Lehman worked at Continental Airlines for 10 years prior to joining Hawaiian, most recently as Senior Vice President and Chief Information Officer, a position that he held from 2006 to 2010. Mr. Anderson-Lehman has over 25 years of experience in the airline and travel technology industry, having started his aviation career with United Airlines in April 1986. Mr. Anderson-Lehman received a B.S. in Computer Science and a minor in Mathematics from Iowa State University (1985).

        Barbara D. Falvey.    Ms. Falvey became Hawaiian's Senior Vice President—Human Resources in July 2005. From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources. Prior to that, Ms. Falvey spent three years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars World, Inc. Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and an M.S. in Organization Development from Pepperdine University (2003).

        Charles R. Nardello.    Mr. Nardello became Senior Vice President—Operations of Hawaiian in October 2007. He joined Hawaiian in February 2004 and most recently served as Vice President of Maintenance and Engineering, a position he held from February 2004 to October 2007. Mr. Nardello has more than 30 years of diversified aviation management experience, including 23 years at US Airways. In addition, he is a 22-year U.S. Air Force veteran having served as an active duty member for six years, followed by 16 years in the active reserves with the Pennsylvania Air National Guard before retiring in 1996. His military record is distinguished by service in both Operation Desert Shield and Operation Desert Storm. Mr. Nardello holds a B.A. in Political Science from the University of Connecticut (1974) and an M.S. in Systems Management from University of Southern California (1978).

        Glenn G. Taniguchi.    Mr. Taniguchi became Senior Vice President—Marketing and Sales of Hawaiian in November 2006. He started his career at Hawaiian in 1966. He has served in a variety of roles during his 30-plus years at Hawaiian, most recently as Vice President of Schedule Planning, the position he held from 1995 to 2006. In his current position, Mr. Taniguchi is responsible for overseeing Hawaiian's schedule planning and sales activities, including flight scheduling, pricing, reservations and field sales for passenger operations. Mr. Taniguchi has a B.A. in Business Administration from the University of Hawai'i (1966).

        Hoyt H. Zia.    Mr. Zia became Hawaiian Holdings' Secretary and Hawaiian's Senior Vice President, General Counsel and Corporate Secretary effective on February 8, 2007. From March 2004 to February 2007, Mr. Zia worked for PacificBasin Communications, LLC as publisher for Hawai'i Business magazine. Prior to that, Mr. Zia spent three and a half years as Executive Director of the Pacific Telecommunications Council, an international, non-profit, non-governmental membership telecommunications organization, and over 18 years practicing law as in-house counsel with corporations like Amfac/JMB Hawai'i, Inc. and Motorola, Inc., in government as Chief Counsel for Export Administration, U.S. Department of Commerce, and in private practice. Mr. Zia received a B.A. in East Asian Studies from Dartmouth College (1975) and a J.D. from UCLA School of Law (1981), and he served as a U.S. Marine Corps officer from 1975 to 1978.

        Lawrence S. Hershfield.    Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and President of RC Aviation Management, LLC ("RC Aviation Management"), the managing member of RC Aviation LLC ("RC Aviation"). He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owns the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011 and serves as an advisor to the Board of Berkadia Commercial Mortgage Servicing Inc., the third-largest commercial mortgage servicer in the United States, owned by a joint venture of Berkshire Hathaway Inc. and Leucadia National Inc. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and recently was appointed to the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as a member of the Compensation Committee and as Chair of the Executive Committee of the Board of Directors. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.

        Gregory S. Anderson.    Mr. Anderson was originally appointed as a member of our Board of Directors in August 2002. Mr. Anderson is currently Chief Executive Officer of Legacy Senior Housing and Development Company, a developer and owner of senior residential facilities. From 2004 to 2007, Mr. Anderson had been Chief Executive Officer and President of Bank of Arizona, N.A., a commercial bank located in Phoenix, Arizona. From 1998 to 2002, he was Chief Executive Officer and President of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was General Manager of El Dorado Investment Company, Arizona's then largest venture capital company. Mr. Anderson serves on numerous boards of both public and private companies. Most recently, Mr. Anderson served as the lead outside director of Sun Healthcare Group, Inc. and currently serves as a director on several civic boards. From 1994 to 2009, he was a director of Bank of Arizona, N.A. Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson serves as Chair of the Audit Committee and as a member of the Governance and Nominating Committee of the Board of Directors. Mr. Anderson's experience as the Chief Executive Officer of numerous companies gives him insight into the challenges facing our management, his finance background and expertise allow him to provide effective leadership to our Audit Committee, and his experience as a member of a number of public and private company Boards of Directors makes him a valuable member of our Board of Directors and our Governance and Nominating Committee.

        Brian E. Boyer.    Mr. Boyer has been a member of our Board of Directors since November 2010. He is Chairman of the Board of Planes of Fame Air Museum (August 2008 to present), where he also served as Interim General Manager (May 2010 through December 2012). From 1999 to September 2008, Mr. Boyer served as a management consultant to Planes of Fame Air Museum, Cerritos College, Advanced Metal Forming Technologies and Paramount Saw Corporation. From 1993 to 1998, he worked with Northrop Grumman Corp., holding positions of Vice President of Aircraft Product Support, President of Northrop Grumman Field Support Services, Inc. and President of Northrop International Aircraft, Inc. From 1986 to 1993, Mr. Boyer held various executive assignments in Northrop Corporation's Aircraft Division, including responsibility for Manufacturing Operations, Materiel, Long Range and Operational Master Planning, and Program Management. He previously held various technical and management assignments in engineering and systems development in the Aircraft Division, having started with Northrop in 1969. Mr. Boyer has previously served on the board of directors for Vought Aircraft Corporation, Northrop World Wide Aircraft Services, Inc., Northrop International Aircraft, Inc., and Northrop Grumman Field Support Services, Inc. He graduated from the Harvard Business School's Advanced Management Program (1993) and holds a B.S. in Aircraft Maintenance Engineering from Northrop Institute of Technology (1969). He also earned an Operations Management Certificate from the University of California, Los Angeles (1977), and is a graduate of the Managerial Policy Institute, University of Southern California (1981). Mr. Boyer is the ALPA's designee to the Board of Directors.

        Randall L. Jenson.    Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2004. He resigned as Secretary effective as of July 2005 and as Chief Financial Officer and Treasurer as of November 2005. In July 2011 he was appointed and currently serves as President and Chief Financial Officer of Berkadia, a company engaged in the origination and servicing of commercial mortgages which is a joint venture of Berkshire Hathaway and Leucadia National Corporation. He is co-founder and currently serves as President of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies. Since June 2004, he has been the Vice President and Secretary of RC Aviation Management, the managing member of RC Aviation. From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002, and from May 1997 to August 1999 he served as Senior Vice President. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from the Harvard University Graduate School of Business Administration (1997). Mr. Jenson serves as a member of the Audit Committee of the Board of Directors. Mr. Jenson's familiarity with our business from his prior service as our Chief Financial Officer and Treasurer, allows him to contribute to the Board of Directors a valuable perspective on the financial operations of our business.

        Bert T. Kobayashi, Jr.    Mr. Kobayashi has been a member of our Board of Directors since December 2004. Mr. Kobayashi is senior partner of the law firm of Kobayashi Sugita & Goda in Honolulu, Hawai'i. He currently is a director of First Hawaiian Bank (1974 to present) where he serves on the Executive Committee, BancWest Corporation (1991 to present) where he serves on the Audit Committee, Friends of Hawai'i Charities, Inc. (2010 to present) where he serves on the Executive Committee, and 'Ahahui Koa Anuenue (July 2002 to June 2009 and July 2010 to present), the non-profit fundraising partner of the University of Hawai'i at Manoa Athletics Department, where he serves on the Executive Committee. Mr. Kobayashi also was a member of the Board of Directors of Western Airlines (from 1976 to 1986, when it was sold to Delta Air Lines) and on the Board of

Directors of Schuler Homes (from 1992 to 2001, when it merged with Western Pacific). He formerly sat as Chairman of the State of Hawai'i Judicial Selection Commission. Mr. Kobayashi has a J.D. from the University of California, Hastings College of Law (1965) and a B.A. from Gettysburg College (1962). Mr. Kobayashi serves as a member of the Audit Committee and the Compensation Committee, and as Chair of the Governance and Nominating Committee of the Board of Directors. Mr. Kobayashi's legal expertise as a senior partner at the law firm of Kobayashi Sugita & Goda, his membership on the Board of Directors of First Hawaiian Bank and the Board of Directors and Audit Committee of BancWest Corporation, and his extensive experience in the airline industry, makes him an experienced and skilled advisor to our Board of Directors, Audit Committee, Compensation Committee and Governance and Nominating Committee.

        Tomoyuki Moriizumi.    Mr. Moriizumi has been a member of our Board of Directors since May 2012. Mr. Moriizumi currently serves as a director of Kadokawa Group Holdings, Inc. (2011 to present), a diversified media and entertainment conglomerate in Japan with operations in publishing, film and interactive media. From March 2011 to March 2012, Mr. Moriizumi served as an advisor to Japanese trading company Sumitomo Corporation in the media, network and lifestyle retail business unit. From 2003 through 2011, he served as President and Chief Executive Officer of Jupiter Telecommunications Co. Ltd., a cable system operator in Japan. From 2000 through 2003, Mr. Moriizumi served as President and Chief Executive Officer of Jupiter Programming Co., Ltd., a multiple television channel operator in Japan. From 1996 through 2000, he served as Founding President of Jupiter Shop Channel Co., Ltd., a Japanese television shopping company. Prior to entering the telecommunications industry, Mr. Moriizumi served as Senior Vice President (from 1993 to 1996) and chairman (from 1995 to 1996) of Phoenixcor Inc., a provider of financial services to middle market leasing and bio/medical ventures. Mr. Moriizumi holds a B.A. in languages from Sophia University, Tokyo (1970). Mr. Moriizumi serves as a member of the Governance and Nominating Committee of the Board of Directors. Mr. Moriizumi's extensive experience as a senior executive achieving significant business growth, experience serving on various boards of directors for both public and U.S.-Japanese joint venture companies, knowledge of the Japanese media and entertainment industry and adept reading of consumer tastes and trends make him an experienced advisor to our Board of Directors and Governance and Nominating Committee and allow him to provide valuable insight on Japanese consumer needs.

        Samson Poomaihealani.    Mr. Poomaihealani has been a member of our Board of Directors since May 2010. He previously served on the board of HAL, Inc., predecessor of Hawaiian Holdings, from 1990 to 2004. He was the chief contract negotiator and Assistant General Chairman of the Airline Machinists District 141 of the IAM from 1987 through 2001 and was an Executive Board member of the IAM District Lodge 141 from 1985 to 2001. He also served as President and Executive Board member of the IAM Local Lodge 1979 from 1985 to 1988, and as the IAM Grand Lodge Representative Transportation Territory from 2001 to 2009. Mr. Poomaihealani is the IAM's designee to the Board of Directors.

        Crystal K. Rose.    Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Lung Rose & Holma (1986 through present). Ms. Rose is currently the Chair of the board of directors of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the audit, compensation and governance committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co, Ltd. Ms. Rose also serves on several civic boards. Ms. Rose has a J.D. from the University of California, Hastings College of Law (1982) and a B.S. from Willamette University (1979). Ms. Rose serves as Chair of the Compensation Committee of the Board of Directors and as a member of the Governance and Nominating Committee and the Executive Committee. Ms. Rose's legal experience, as a partner with Bays Lung Rose & Holma, as well as her experience as a director and Chair of each of Central Pacific Financial Corp. and Central Pacific Bank, allow her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee and Executive Committee.

        William S. Swelbar.    Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology's International Center for Air Transportation. Prior to his MIT appointment, Mr. Swelbar enjoyed a 25-year consulting career specializing in distressed labor negotiations and regulatory issues governing air transport. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and has an M.B.A. from The George Washington University (1988). Mr. Swelbar is the AFA's designee to the Board of Directors.

        Richard N. Zwern.    Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern is Worldwide Director—Executive Development at WPP, the world's largest communications and marketing services group. Mr. Zwern has spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu-based Communications-Pacific in 1980, acquired the firm with a partner in 1983, and served as president. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as Chief Executive. Mr. Zwern is a graduate of the University of Southern California and holds an M.B.A. from the University of Hawai'i. He serves on the Board of Directors and is a member of the Executive Committee of the Hawaiian Humane Society. He also acts as a strategic advisor to Ho'okele Health Innovations, LLC, a Hawai'i based healthcare coordination and technology company. Mr. Zwern serves as a member of the Audit Committee and Compensation Committee of the Board of Directors. Mr. Zwern's deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on these aspects of our business to the Board of Directors.

 DESCRIPTION OF THE CERTIFICATES

        The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Hawaiian Holdings with the Securities and Exchange Commission (the "Commission"). Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

        Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the two Hawaiian Airlines 2013-1 Pass Through Trusts (the "Class A Trust" and the "Class B Trust" and collectively, the "Trusts"). (Section 2.01) The Trusts will be formed pursuant to a pass through trust agreement between Hawaiian and Wilmington Trust, National Association, as trustee (the "Trustee"), (the "Basic Agreement"), and two separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between Hawaiian and the Trustee, as trustee under the Class A Trust (the "Class A Trustee") and trustee under the Class B Trust (the "Class B Trustee"). The Certificates to be issued by the Class A Trust and the Class B Trust are referred to herein as the "Class A Certificates" and the "Class B Certificates", respectively.

        Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. The Trust Property of each Trust (the "Trust Property") will consist of:

  •
  Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by Hawaiian in a separate secured loan transaction in connection with the financing by Hawaiian of each Aircraft during the Delivery Period and all monies paid on such Equipment Notes and any proceeds from any sale of such Equipment Notes held in such Trust. Equipment Notes held in each Trust will be registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to the provisions of the Intercreditor Agreement.

  •
  The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

  •
  The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the initial issuance date of the Certificates (the "Issuance Date") during the Delivery Period.

  •
  The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

  •
  All monies receivable under the Liquidity Facility for such Trust.

  •
  Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust).

  •
  The Hawaiian Holdings Guarantee.

        The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "—Book-Entry; Delivery and Form". The Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

        The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Hawaiian, any Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.

        Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the "Certificateholders"). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Payments and Distributions

        Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

  Interest

        The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on January 15 and July 15 of each year, commencing on January 15, 2014 (or, in the case of Equipment Notes issued on or after such date, commencing on the first January 15 or July 15 to occur after such Equipment Notes are issued). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Payments of interest applicable to the Certificates issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

  Principal

        Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on January 15 and July 15 in certain years depending upon the terms of the Equipment Notes held in such Trust.

        Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 15 and July 15 of each year, commencing on January 15, 2014, until the final expected Regular Distribution Date are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes—Principal and Interest Payments". The "Final Maturity Date" for the Class A Certificates is July 15, 2027 and for the Class B Certificates is July 15, 2023.

  Distributions

        The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by such Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02(a); Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

        Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

        "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $225 million) or (z) certain bankruptcy or insolvency events involving Hawaiian.

        Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Trust Supplements, Section 3.03; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the applicable Paying Agent or Trustee, as the case may be, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Trust Supplements, 3.03; Escrow Agreements, Section 2.03) See "—Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes—Redemption".

        Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02(a); Trust Supplements, Section 3.03)

        Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

        The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01(a)) See "—Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "—Book-Entry; Delivery and Form" below.

        If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Honolulu, Hawai'i or Wilmington, Delaware (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

        The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the

Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

        The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the face amount of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

        The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust, if the original principal amount of any Equipment Notes held in such Trust is less than the assumed original principal amount, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
January 15, 2014	0.00	1.0000000	0.00	1.0000000
July 15, 2014	0.00	1.0000000	0.00	1.0000000
January 15, 2015	10,600,000.00	0.9677085	3,260,000.00	0.9719642
July 15, 2015	11,050,990.90	0.9340432	5,005,650.00	0.9289160
January 15, 2016	10,646,031.90	0.9016115	5,534,014.00	0.8813238
July 15, 2016	11,270,932.60	0.8672761	2,321,264.40	0.8613611
January 15, 2017	10,849,217.00	0.8342254	2,499,549.20	0.8398652
July 15, 2017	9,978,515.20	0.8038272	3,079,973.60	0.8133776
January 15, 2018	9,168,863.50	0.7758955	2,943,091.00	0.7880672
July 15, 2018	8,851,025.00	0.7489320	3,028,220.30	0.7620247
January 15, 2019	8,124,179.70	0.7241828	3,348,150.00	0.7332309
July 15, 2019	7,855,708.00	0.7002514	3,223,627.50	0.7055079
January 15, 2020	7,596,108.00	0.6771109	3,103,679.00	0.6788165
July 15, 2020	7,345,086.80	0.6547351	3,367,860.50	0.6498531
January 15, 2021	7,102,360.90	0.6330987	9,914,926.90	0.5645854
July 15, 2021	11,483,191.90	0.5981167	20,559,760.10	0.3877729
January 15, 2022	1,200,000.00	0.5944611	45,090,233.50	0.0000000
July 15, 2022	10,566,065.90	0.5622730	0.00	0.0000000
January 15, 2023	11,235,255.90	0.5280463	0.00	0.0000000
July 15, 2023	10,383,868.90	0.4964132	0.00	0.0000000
January 15, 2024	9,886,868.00	0.4662942	0.00	0.0000000
July 15, 2024	9,411,375.30	0.4376237	0.00	0.0000000
January 15, 2025	8,956,512.30	0.4103389	0.00	0.0000000
July 15, 2025	7,164,698.70	0.3885126	0.00	0.0000000
January 15, 2026	127,533,143.60	0.0000000	0.00	0.0000000

        The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "—Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes—Redemption", the original principal amount of any Equipment Notes held in such Trust is less than the assumed original principal amount or a special distribution has been made attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements". If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed by the Trustee to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

 Reports to Certificateholders

        On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 face amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

          (a)   The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

          (b)   The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

          (c)   The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

          (d)   The amount of such distribution under the Escrow Agreement allocable to interest.

          (e)   The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

          (f)    The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

        So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

        In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such statement and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

        Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from Hawaiian. (Trust Supplements, Section 3.01(e))

 Indenture Defaults and Certain Rights Upon an Indenture Default

        Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies". The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Section 4.01; Trust Supplements, Sections 3.02 and 3.03) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against Hawaiian, any Liquidity Provider or any Trustee.

        Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.01 Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

        Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, as promptly as practical after, and in any event within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded. (Section 7.02)

        Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

        Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

        In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement after the occurrence and during the continuance of an Indenture Default only the Controlling Party will be entitled to waive any such past default or Indenture Default. See "Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party".

Purchase Rights of Certificateholders

        Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days' written notice to the Trustee and each Certificateholder of the same Class:

  •
  The Class B Certificateholders will have the right to purchase all but not less than all of the Class A Certificates on the third business day next following the expiry of such 15-day notice period.

  •
  If any Additional Junior Certificates are issued, the holders of Additional Junior Certificates will have the right to purchase all but not less than all of the Class A and Class B Certificates and, if Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right to purchase Certificates as the Class that they refinanced. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates".

        In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the fractional undivided interest in the Trust held by each Certificateholder. If Hawaiian or any of its affiliates is a Certificateholder or holder of Additional Junior Certificates or Refinancing Certificates, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

        A "Certificate Buyout Event" means that a Hawaiian Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the "60-Day Period") has expired and (ii) Hawaiian has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Hawaiian shall have abandoned any Aircraft.

PTC Event of Default

        A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

  •
  The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

  •
  Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

        Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

        Hawaiian will be prohibited from consolidating with or merging into any other person or transferring all or substantially all of its assets as an entirety to any other person unless:

  •
  The surviving successor or transferee person shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

  •
  The surviving successor or transferee person shall be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

  •
  The surviving successor or transferee person shall expressly assume all of the obligations of Hawaiian contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

  •
  Hawaiian shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

        In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

        The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Hawaiian.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

        Each Pass Through Trust Agreement contains provisions permitting, at the request of Hawaiian, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee, without the consent of the holders of any of the Certificates of the related Trust:

  •
  To evidence the succession of another corporation to Hawaiian and the assumption by such corporation of Hawaiian's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement or, if applicable, to evidence the succession of another corporation to Hawaiian Holdings and the assumption of such successor of the covenants of Hawaiian Holdings contained in the Pass Through Trust Agreement or of Hawaiian Holdings' obligations under the Hawaiian Holdings Guarantee.

  •
  To add to the covenants of Hawaiian or Hawaiian Holdings for the benefit of holders of such Certificates or to surrender any right or power conferred upon Hawaiian or Hawaiian Holdings in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee.

  •
  To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

  •
  To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

  •
  To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee such other provisions as may be expressly permitted by the Trust Indenture Act.

  •
  To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the

    Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

  •
  To provide for the issuance of Additional Junior Certificates after the Issuance Date or Refinancing Certificates after the Delivery Period Termination Date, subject to certain terms and conditions. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates".

        In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

        Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or the Hawaiian Holdings Guarantee. No such amendment or supplement may, without the consent of the holder of each outstanding Certificate so affected thereby:

  •
  Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

  •
  Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

  •
  Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

  •
  Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement.

  •
  Modify any of the provisions relating to the rights of the Certificateholders to consent to the amendments or supplements referred to in this paragraph or in respect of certain waivers of Indenture Defaults, except to increase any such percentage or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder affected thereby.

  •
  Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

  •
  Modify the Hawaiian Holdings Guarantee in a manner materially adverse to the interests of the Certificateholders.

        In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Hawaiian Holdings Guarantee or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:

  •
  Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

  •
  Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

  •
  How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

        Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

  •
  Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

  •
  As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

        For purposes of the immediately preceding paragraph, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note, the Hawaiian Holdings Guarantee or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

        In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by Hawaiian or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Hawaiian or an affiliate of Hawaiian.

Obligation to Purchase Equipment Notes

        The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, Hawaiian agrees to enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each, an "Indenture") relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.

        The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes". Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the Required Terms. In addition, Hawaiian is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Hawaiian must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

        The "Required Terms," as defined in the Note Purchase Agreement, mandate that:

  •
  The initial principal amount and principal amortization schedule for each of the Equipment Notes issued with respect to each Aircraft shall be as set forth in the applicable table below for that Aircraft:

	N395HA
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$56,000,000.00	$20,110,000.00	$0.00	$0.00
January 15, 2014	56,000,000.00	20,110,000.00	0.00	0.00
July 15, 2014	56,000,000.00	20,110,000.00	0.00	0.00
January 15, 2015	51,240,000.00	18,230,000.00	4,760,000.00	1,880,000.00
July 15, 2015	49,459,797.80	17,424,040.90	1,780,202.20	805,959.10
January 15, 2016	47,742,462.10	16,531,336.50	1,717,335.70	892,704.40
July 15, 2016	45,924,322.30	16,156,888.00	1,818,139.80	374,448.50
January 15, 2017	44,174,210.40	15,753,680.10	1,750,111.90	403,207.90
July 15, 2017	42,564,553.40	15,256,842.50	1,609,657.00	496,837.60
January 15, 2018	41,085,503.10	14,782,085.80	1,479,050.30	474,756.70
July 15, 2018	39,657,724.10	14,293,596.70	1,427,779.00	488,489.10
January 15, 2019	38,347,194.20	13,753,499.00	1,310,529.90	540,097.70
July 15, 2019	37,079,972.00	13,233,488.20	1,267,222.20	520,010.80
January 15, 2020	35,854,626.50	12,732,826.70	1,225,345.50	500,661.50
July 15, 2020	34,669,773.80	12,189,549.50	1,184,852.70	543,277.20
January 15, 2021	33,524,075.80	10,590,150.00	1,145,698.00	1,599,399.50
July 15, 2021	31,671,696.00	7,273,608.30	1,852,379.80	3,316,541.70
January 15, 2022	31,471,696.00	0.00	200,000.00	7,273,608.30
July 15, 2022	29,773,685.10	0.00	1,698,010.90	0.00
January 15, 2023	27,961,300.30	0.00	1,812,384.80	0.00
July 15, 2023	26,286,254.80	0.00	1,675,045.50	0.00
January 15, 2024	24,691,381.60	0.00	1,594,873.20	0.00
July 15, 2024	23,173,211.20	0.00	1,518,170.40	0.00
January 15, 2025	21,728,415.80	0.00	1,444,795.40	0.00
July 15, 2025	20,572,661.90	0.00	1,155,753.90	0.00
January 15, 2026	0.00	0.00	20,572,661.90	0.00

	N396HA
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$54,750,000.00	$19,400,000.00	$0.00	$0.00
January 15, 2014	54,750,000.00	19,400,000.00	0.00	0.00
July 15, 2014	54,750,000.00	19,400,000.00	0.00	0.00
January 15, 2015	52,010,000.00	18,510,000.00	2,740,000.00	890,000.00
July 15, 2015	50,204,244.00	17,686,299.60	1,805,756.00	823,700.40
January 15, 2016	48,461,059.80	16,780,158.60	1,743,184.20	906,141.00
July 15, 2016	46,615,554.20	16,400,074.10	1,845,505.60	380,084.50
January 15, 2017	44,839,100.40	15,990,797.20	1,776,453.80	409,276.90
July 15, 2017	43,205,215.50	15,486,481.50	1,633,884.90	504,315.70
January 15, 2018	41,703,903.30	15,004,579.00	1,501,312.20	481,902.50
July 15, 2018	40,254,634.00	14,508,737.30	1,449,269.30	495,841.70
January 15, 2019	38,924,378.60	13,960,510.30	1,330,255.40	548,227.00
July 15, 2019	37,638,082.80	13,432,672.70	1,286,295.80	527,837.60
January 15, 2020	36,394,294.00	12,924,475.40	1,243,788.80	508,197.30
July 15, 2020	35,191,607.40	12,373,021.00	1,202,686.60	551,454.40
January 15, 2021	34,028,664.90	10,749,548.10	1,162,942.50	1,623,472.90
July 15, 2021	32,148,403.80	7,383,087.30	1,880,261.10	3,366,460.80
January 15, 2022	31,948,403.80	0.00	200,000.00	7,383,087.30
July 15, 2022	30,221,825.00	0.00	1,726,578.80	0.00
January 15, 2023	28,382,161.10	0.00	1,839,663.90	0.00
July 15, 2023	26,681,903.50	0.00	1,700,257.60	0.00
January 15, 2024	25,063,025.00	0.00	1,618,878.50	0.00
July 15, 2024	23,522,003.80	0.00	1,541,021.20	0.00
January 15, 2025	22,055,462.00	0.00	1,466,541.80	0.00
July 15, 2025	20,882,312.20	0.00	1,173,149.80	0.00
January 15, 2026	0.00	0.00	20,882,312.20	0.00

	N399HA
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$54,500,000.00	$19,100,000.00	$0.00	$0.00
January 15, 2014	54,500,000.00	19,100,000.00	0.00	0.00
July 15, 2014	54,500,000.00	19,100,000.00	0.00	0.00
January 15, 2015	52,310,000.00	18,610,000.00	2,190,000.00	490,000.00
July 15, 2015	50,486,213.30	17,785,633.60	1,823,786.70	824,366.40
January 15, 2016	48,733,238.60	16,874,403.40	1,752,974.70	911,230.20
July 15, 2016	46,877,367.80	16,492,184.20	1,855,870.80	382,219.20
January 15, 2017	45,090,936.60	16,080,608.60	1,786,431.20	411,575.60
July 15, 2017	43,447,875.20	15,573,460.40	1,643,061.40	507,148.20
January 15, 2018	41,938,130.90	15,088,851.30	1,509,744.30	484,609.10
July 15, 2018	40,480,721.90	14,590,224.80	1,457,409.00	498,626.50
January 15, 2019	39,142,995.10	14,038,918.70	1,337,726.80	551,306.10
July 15, 2019	37,849,474.90	13,508,116.50	1,293,520.20	530,802.20
January 15, 2020	36,598,700.40	12,997,065.00	1,250,774.50	511,051.50
July 15, 2020	35,389,259.10	12,442,513.30	1,209,441.30	554,551.70
January 15, 2021	34,219,784.90	10,809,922.40	1,169,474.20	1,632,590.90
July 15, 2021	32,328,963.50	7,424,554.00	1,890,821.40	3,385,368.40
January 15, 2022	32,128,963.50	0.00	200,000.00	7,424,554.00
July 15, 2022	30,391,564.10	0.00	1,737,399.40	0.00
January 15, 2023	28,541,567.80	0.00	1,849,996.30	0.00
July 15, 2023	26,831,760.90	0.00	1,709,806.90	0.00
January 15, 2024	25,203,790.00	0.00	1,627,970.90	0.00
July 15, 2024	23,654,113.80	0.00	1,549,676.20	0.00
January 15, 2025	22,179,335.20	0.00	1,474,778.60	0.00
July 15, 2025	20,999,596.60	0.00	1,179,738.60	0.00
January 15, 2026	0.00	0.00	20,999,596.60	0.00

	N370HA
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$54,000,000.00	$18,890,000.00	$0.00	$0.00
January 15, 2014	54,000,000.00	18,890,000.00	0.00	0.00
July 15, 2014	54,000,000.00	18,890,000.00	0.00	0.00
January 15, 2015	53,090,000.00	18,890,000.00	910,000.00	0.00
July 15, 2015	51,245,395.30	18,053,083.60	1,844,604.70	836,916.40
January 15, 2016	49,466,060.40	17,128,150.70	1,779,334.90	924,932.90
July 15, 2016	47,582,282.10	16,740,184.00	1,883,778.30	387,966.70
January 15, 2017	45,768,987.70	16,322,419.40	1,813,294.40	417,764.60
July 15, 2017	44,101,218.80	15,807,645.00	1,667,768.90	514,774.40
January 15, 2018	42,568,771.90	15,315,748.60	1,532,446.90	491,896.40
July 15, 2018	41,089,447.20	14,809,624.10	1,479,324.70	506,124.50
January 15, 2019	39,731,604.50	14,250,027.80	1,357,842.70	559,596.30
July 15, 2019	38,418,633.10	13,711,243.60	1,312,971.40	538,784.20
January 15, 2020	37,149,050.20	13,192,507.20	1,269,582.90	518,736.40
July 15, 2020	35,921,422.00	12,629,616.60	1,227,628.20	562,890.60
January 15, 2021	34,734,362.00	10,972,475.60	1,187,060.00	1,657,141.00
July 15, 2021	32,815,107.50	7,536,200.10	1,919,254.50	3,436,275.50
January 15, 2022	32,615,107.50	0.00	200,000.00	7,536,200.10
July 15, 2022	30,848,574.60	0.00	1,766,532.90	0.00
January 15, 2023	28,970,759.20	0.00	1,877,815.40	0.00
July 15, 2023	27,235,241.10	0.00	1,735,518.10	0.00
January 15, 2024	25,582,789.80	0.00	1,652,451.30	0.00
July 15, 2024	24,009,810.40	0.00	1,572,979.40	0.00
January 15, 2025	22,512,855.10	0.00	1,496,955.30	0.00
July 15, 2025	21,315,376.20	0.00	1,197,478.90	0.00
January 15, 2026	0.00	0.00	21,315,376.20	0.00

	N374HA
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,690,000.00	$19,100,000.00	$0.00	$0.00
January 15, 2014	53,690,000.00	19,100,000.00	0.00	0.00
July 15, 2014	53,690,000.00	19,100,000.00	0.00	0.00
January 15, 2015	53,690,000.00	19,100,000.00	0.00	0.00
July 15, 2015	51,822,645.50	18,256,441.30	1,867,354.50	843,558.70
January 15, 2016	50,023,267.40	17,321,089.60	1,799,378.10	935,351.70
July 15, 2016	48,118,269.40	16,928,752.60	1,904,998.00	392,337.00
January 15, 2017	46,284,549.20	16,506,282.10	1,833,720.20	422,470.50
July 15, 2017	44,597,993.90	15,985,709.10	1,686,555.30	520,573.00
January 15, 2018	43,048,284.80	15,488,271.80	1,549,709.10	497,437.30
July 15, 2018	41,552,296.40	14,976,446.00	1,495,988.40	511,825.80
January 15, 2019	40,179,158.40	14,410,546.20	1,373,138.00	565,899.80
July 15, 2019	38,851,397.10	13,865,693.00	1,327,761.30	544,853.20
January 15, 2020	37,567,513.10	13,341,113.30	1,283,884.00	524,579.70
July 15, 2020	36,326,056.30	12,771,882.00	1,241,456.80	569,231.30
January 15, 2021	35,125,624.70	11,096,074.30	1,200,431.60	1,675,807.70
July 15, 2021	33,184,751.00	7,621,091.10	1,940,873.70	3,474,983.20
January 15, 2022	32,984,751.00	0.00	200,000.00	7,621,091.10
July 15, 2022	31,196,066.20	0.00	1,788,684.80	0.00
January 15, 2023	29,297,098.30	0.00	1,898,967.90	0.00
July 15, 2023	27,542,030.60	0.00	1,755,067.70	0.00
January 15, 2024	25,870,965.40	0.00	1,671,065.20	0.00
July 15, 2024	24,280,267.30	0.00	1,590,698.10	0.00
January 15, 2025	22,766,449.50	0.00	1,513,817.80	0.00
July 15, 2025	21,555,481.70	0.00	1,210,967.80	0.00
January 15, 2026	0.00	0.00	21,555,481.70	0.00

	N373HA
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series A Equipment Note	Series B Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	55,320,000.00	$19,680,000.00	$0.00	$0.00
January 15, 2014	55,320,000.00	19,680,000.00	0.00	0.00
July 15, 2014	55,320,000.00	19,680,000.00	0.00	0.00
January 15, 2015	55,320,000.00	19,680,000.00	0.00	0.00
July 15, 2015	53,390,713.20	18,808,851.00	1,929,286.80	871,149.00
January 15, 2016	51,536,888.90	17,845,197.20	1,853,824.30	963,653.80
July 15, 2016	49,574,248.80	17,440,988.70	1,962,640.10	404,208.50
January 15, 2017	47,685,043.30	17,005,735.00	1,889,205.50	435,253.70
July 15, 2017	45,947,455.60	16,469,410.30	1,737,587.70	536,324.70
January 15, 2018	44,350,854.90	15,956,921.30	1,596,600.70	512,489.00
July 15, 2018	42,809,600.30	15,429,608.60	1,541,254.60	527,312.70
January 15, 2019	41,394,913.40	14,846,585.50	1,414,686.90	583,023.10
July 15, 2019	40,026,976.30	14,285,246.00	1,367,937.10	561,339.50
January 15, 2020	38,704,244.00	13,744,793.40	1,322,732.30	540,452.60
July 15, 2020	37,425,222.80	13,158,338.10	1,279,021.20	586,455.30
January 15, 2021	36,188,468.20	11,431,823.20	1,236,754.60	1,726,514.90
July 15, 2021	34,188,866.80	7,851,692.70	1,999,601.40	3,580,130.50
January 15, 2022	33,988,866.80	0.00	200,000.00	7,851,692.70
July 15, 2022	32,140,007.70	0.00	1,848,859.10	0.00
January 15, 2023	30,183,580.10	0.00	1,956,427.60	0.00
July 15, 2023	28,375,407.00	0.00	1,808,173.10	0.00
January 15, 2024	26,653,778.10	0.00	1,721,628.90	0.00
July 15, 2024	25,014,948.10	0.00	1,638,830.00	0.00
January 15, 2025	23,455,324.70	0.00	1,559,623.40	0.00
July 15, 2025	22,207,715.00	0.00	1,247,609.70	0.00
January 15, 2026	0.00	0.00	22,207,715.00	0.00
  •
  The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

  •
  The payment dates for the Equipment Notes must be January 15 and July 15 (but not before January 15, 2014).

  •
  The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

  •
  (a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

  •
  In the case of the Indentures, modifications are prohibited in any material adverse respect (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of Hawaiian's rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

  •
  In the case of the Participation Agreements, modifications are prohibited in any material adverse respect (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the "Cape Town Treaty"), (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

  •
  In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Premium".

        Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders.

Liquidation of Original Trusts

        On the earlier of (i) the first Business Day after January 15, 2015 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the "Transfer Date"), each of the Trusts established on the Issuance Date (the "Original Trusts") will transfer and assign all of its assets and rights to a newly created successor trust (each, a "Successor Trust") with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will be treated as grantor trusts. See "Certain U.S. Federal Tax Consequences".

 Termination of the Trusts

        The obligations of Hawaiian and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01(a))

The Trustees

        The Trustee for each Trust will be Wilmington Trust, National Association. The Trustee's address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

Book-Entry; Delivery and Form

  General

        Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect DTC Participants").

        So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive Certificates are issued under the limited circumstances described below under "—Physical Certificates", all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

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  a person that is registered as a "clearing agency" under the federal securities laws;

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  a federal reserve bank; or

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  any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

        A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions with respect to the Certificates from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

        Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the face amount of that DTC Participant's holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical Certificates, DTC's rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

        Unless and until physical Certificates are issued under the limited circumstances described under "—Physical Certificates" below, the only physical Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC Participants are on file with the Commission.

        A Certificate Owner's ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical Certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

        Neither Hawaiian nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

        As long as the Certificates of any Trust are registered in the name of DTC or its nominee, Hawaiian will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from Hawaiian, including the final distribution of principal with respect to the Certificates of such Trust.

        Any Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

  Physical Certificates

        Physical Certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

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  Hawaiian advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and Hawaiian is unable to locate a qualified successor;

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  Hawaiian elects to terminate the book-entry system through DTC; or

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  after the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by a Trust were issued, Certificate Owners owning at least a majority in fractional undivided interests in such Trust advise the applicable Trustee, Hawaiian and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners' best interest.

        Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the occurrence of such event and the availability of physical Certificates. Upon surrender by DTC of the global Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical Certificates to the applicable Certificate Owners.

        In the case of the physical Certificates that are issued, the applicable Trustee or a paying agent will make distributions with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

        Physical Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

        The following summary describes the material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Hawaiian Holdings with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

        Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust will be deposited (each, a "Deposit") on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Trust (each a "Deposit Agreement"), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each financing of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

        The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See "Description of the Certificates—Obligation to Purchase Equipment Notes". Since the Aircraft are expected to be financed from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of financing for each such Aircraft. Moreover, delivery of the Aircraft is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Hawaiian. See "Description of the Aircraft and Appraisals—Timing of Financing the Aircraft".

        If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days' prior written notice.

Distribution Upon Occurrence of Triggering Event

        If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period

Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft available to be financed after the occurrence of such Triggering Event.

Replacement of Depositary

        If the Depositary's short-term unsecured debt rating by Moody's Investors Service, Inc. ("Moody's") or long-term issuer credit rating by Fitch Ratings Ltd. ("Fitch") or Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business ("Standard & Poor's" and, together with Fitch and Moody's, the "Rating Agencies") falls below the Depositary Threshold Rating or if any such rating has been withdrawn or suspended, then Hawaiian must, within 30 days of such event occurring, replace the Depositary with a new depositary bank that has a short-term unsecured debt rating by Moody's and a long-term issuer credit rating issued by Fitch and Standard & Poor's equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced.

        At any time during the Delivery Period, Hawaiian may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a short-term unsecured debt rating by Moody's and a long-term issuer credit rating issued by Fitch and Standard & Poor's equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency.

        "Depositary Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and the long-term issuer credit rating of A- and A- by Fitch and Standard & Poor's, respectively.

Depositary

        Natixis S.A., acting via its New York Branch, will act as depositary (the "Depositary"). Natixis S.A. is a French public limited corporation (société anonyme) with a board of directors ("Natixis"). Natixis is a credit institution licensed as a bank in France. The New York Branch of Natixis is licensed by the Superintendent of the New York State Department of Financial Services to conduct a banking business as a branch of a foreign bank.

        Natixis has long-term debt ratings from Standard & Poor's, Moody's and Fitch of "A", "A2" and "A+", respectively, and short-term debt ratings from Standard & Poor's, Moody's and Fitch of "A-1", "P-1" and "F1+", respectively.

        Natixis is the corporate investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis had €545 billion of consolidated assets and €19 billion equity capital group share as of March 31, 2013. Excluding businesses affected by the financial crisis managed separately (known as the Workout Portfolio Management segment), discontinued operations and restructuring costs, Natixis had net revenues of €1,834 million for the quarter ended March 31, 2013.

        Natixis is listed on the Paris stock exchange. Its primary shareholder is BPCE, which holds 72.1% of its share capital (excluding treasury shares). The remainder is publicly traded. Natixis' registered office is at 30, avenue Pierre Mendès France, 75013 Paris, France.

        Natixis will provide without charge a copy of its most recent publicly available annual report. Written requests should be directed to Corporate Secretary, Natixis, 1251 Avenue of the Americas, New York, New York 10020; telephone (212) 872-5000.

 DESCRIPTION OF THE ESCROW AGREEMENTS

        The following summary describes the material terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Hawaiian Holdings with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

        Wells Fargo Bank Northwest, National Association, as escrow agent in respect of each Trust (the "Escrow Agent"), Wilmington Trust, National Association, as paying agent on behalf of the Escrow Agent in respect of each Trust (the "Paying Agent"), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

        Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

        Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder's interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

        Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

 DESCRIPTION OF THE LIQUIDITY FACILITIES

        The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Hawaiian Holdings with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

        Natixis S.A., acting via its New York Branch (the "Liquidity Provider"), will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to each Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Certificates, the Liquidity Provider under the relevant Liquidity Facility will make an advance (an "Interest Drawing") in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the "Stated Interest Rates"). If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The Liquidity Provider with respect to each of the Trusts may be replaced by one or more other entities under certain circumstances.

Drawings

        The aggregate amount available under the Liquidity Facility for each Trust at January 15, 2015, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering, assuming that such Aircraft are so financed and that all interest and principal due on or prior to January 15, 2015, is paid, will be as follows:

Trust	Available Amount
Class A	$
Class B

        Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

        "Maximum Commitment" for the Liquidity Facility for the Class A Trust and the Class B Trust means initially $            and $            , respectively, as the same may be reduced from time to time as described below.

        "Required Amount" means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

        The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

        Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Commitment Amount under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Advance. The Maximum Available Commitment under any Liquidity Facility will not be reinstated after a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing thereunder. On the first Regular Distribution Date and on each date on which the Pool Balance of a Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

        "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Hawaiian is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

        If at any time the Long-Term Rating of the Liquidity Provider then issued by any applicable Rating Agency is downgraded to lower than the Liquidity Threshold Rating for such Rating Agency (including any subsequent downgrading by such Rating Agency if it had previously provided a confirmation of the type referred to in the following parenthetical) or if any such rating has been withdrawn or suspended (unless the Rating Agency issuing such downgrade, withdrawal or suspension shall have confirmed in writing on or prior to the date 25 Business Days after such downgrading, withdrawal or suspension by Fitch or 30 days after any such downgrading, withdrawal or suspension by Moody's or Standard & Poor's that such downgrading, withdrawal or suspension will not result in the downgrading, withdrawal or suspension of the ratings of the related Class of Certificates by such Rating Agency), and the applicable Liquidity Facility is not replaced with a Replacement Facility within 35 days after such downgrading, withdrawal or suspension and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (a "Downgrade Drawing"). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

        "Liquidity Threshold Rating" means: (a) in the case of Fitch, a Long-Term Rating of BBB-, (b) in the case of Moody's, a Long-Term Rating of Baa2 and (c) in the case of Standard & Poor's, a Long-Term Rating of BBB-.

        "Long-Term Rating" means, for any entity: (a) in the case of Fitch, the long-term issuer credit rating of such entity, (b) in the case of Moody's, the long-term senior unsecured debt rating of such entity and (c) in the case of Standard & Poor's, the long-term issuer credit rating of such entity.

        If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a "Special Termination Notice"). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a "Special Termination Drawing") in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))

        The Liquidity Facility for each Trust provides that the applicable Liquidity Provider's obligations thereunder will expire on the earliest of:

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  The first anniversary of the Issuance Date.

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  The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

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  The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

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  The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "—Liquidity Events of Default").

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  The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

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  The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

        Each Liquidity Facility provides that it will be extended automatically for additional one-year periods unless the Liquidity Provider advises the Subordination Agent 25 days prior to its then-scheduled expiration date that the expiration date will not be extended. The Intercreditor Agreement will provide that the Liquidity Facility for any applicable Trust may be replaced if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and the expiration date of such Liquidity Facility is not extended by the 25th day prior to its then-scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then-scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

        Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

        Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Replacement Liquidity Facility

        A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a long-term senior unsecured debt rating or long-term issuer credit rating, as the case may be, issued by each Rating Agency which is equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the Liquidity Provider being replaced.

        Subject to certain limitations, Hawaiian may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any

Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend any Replacement Facility, then the Liquidity Provider may, at its option, arrange for another Replacement Facility to replace such Replacement Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Replacement Facility and (ii) at any time after a Non-Extension Drawing has been made. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Reimbursement of Drawings

        The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See "Description of the Intercreditor Agreement—Priority of Distributions".

  Interest Drawings, Special Termination Drawing and Final Drawing

        Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 4.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period (or, as described in the fourth paragraph under "—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing", the Base Rate) plus 4.00% per annum. Any Special Termination Drawing under the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest at the Base Rate for the applicable interest period plus a specified margin per annum from the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Special Termination Drawing. Thereafter, interest will accrue at LIBOR for the applicable interest period (or, as described in the fourth paragraph under "—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing", the Base Rate) plus a specified margin per annum.

        "Base Rate" means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

        "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period; provided, that if LIBOR determined as provided above for any interest period would be less than 1.50% per annum, then LIBOR for such interest period shall be deemed to be 1.50% per annum.

        If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a "Rate Determination Notice") to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall be converted to Base Rate advances effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances under the applicable Liquidity Facility shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

  Downgrade Drawings and Non-Extension Drawings

        The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

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  Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

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  Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

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  The balance of such amount will be invested in certain specified eligible investments.

        Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, from the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Downgrade Drawing, at a rate equal to the Base Rate plus a specified margin per annum, and thereafter, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under "—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing", the Base Rate) plus a specified margin per annum on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "—Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under "—Interest Drawings, Special Termination Drawing and Final Drawing", the Base Rate) plus 4.00% per annum.

        Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "—Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under "—Interest Drawings, Special Termination Drawing and Final Drawing", the Base Rate) plus 4.00% per annum.

Liquidity Events of Default

        Events of default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

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  The acceleration of all of the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $225 million).

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  Certain bankruptcy or similar events involving Hawaiian. (Liquidity Facilities, Section 1.01)

        If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a "Termination Notice"). The Termination Notice will have the following consequences:

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  Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

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  The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

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  Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

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  All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

        Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement—Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement—Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

        The initial Liquidity Provider for each Liquidity Facility will be Natixis S.A., acting via its New York Branch. The Liquidity Provider meets the Liquidity Threshold Rating.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

        The following summary describes the material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider and Wilmington Trust, National Association, as subordination agent (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Hawaiian Holdings with the Commission.

Intercreditor Rights

  Controlling Party

        Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

        After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

        The "Controlling Party" will be:

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  The Class A Trustee.

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  Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

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  Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

        At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and shall remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $225 million), the Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.

        For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes—Remedies".

        "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  Limitation on Exercise of Remedies

        So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Hawaiian, without the consent of each Trustee (and the Additional Trustee, if Additional Junior Certificates are then outstanding), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

        "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

        Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including Hawaiian) so long as the Loan Trustee in doing so acts in a "commercially reasonable" manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

        If following certain events of bankruptcy, reorganization or insolvency with respect to Hawaiian described in the Intercreditor Agreement (a "Hawaiian Bankruptcy Event") and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Hawaiian to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee (and the Additional Trustee, if Additional Junior Certificates are then outstanding) notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee (and the Additional Trustee, if Additional Junior Certificates are then outstanding) will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) (whether by posting on DTC's Internet board or otherwise) and to each Liquidity Provider that has not made a Final Drawing. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee (and the Additional Trustee, if Additional Junior Certificates are then outstanding), enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Hawaiian unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) and to each Liquidity Provider that has not made a Final Drawing for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

        In the event that any holder of Class B Certificates or of Additional Junior Certificates, if issued, gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in "Description of the Certificates—Purchase Rights of Certificateholders"), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

        Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an "Appraisal" and the current market value appraisals being referred to herein as the "Post Default Appraisals"). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Hawaiian Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

        "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

        All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date") will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

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  To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the "Administration Expenses").

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  To the Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an "Equipment Note Special Payment"), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

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  To the Liquidity Provider (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

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  To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, the Subordination Agent to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

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  To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

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  To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

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  To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

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  To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

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  To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to the Class B Trust) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

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  To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

        If a Class of Additional Junior Certificates has been issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to the Additional Junior Certificates may rank ahead of certain obligations with respect to the Certificates. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates".

        "Section 2.4 Fraction" means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

        "Liquidity Obligations" means the obligations of the Subordination Agent to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

        "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

        "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the difference between:

          (A)  the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

          (B)  the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

        For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

        "Class B Adjusted Interest" means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such

Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

        "Preferred B Pool Balance" means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

        "Deemed Disposition Event" means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

        "Actual Disposition Event" means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

        Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class A or B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

        In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from each applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by Hawaiian under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

        Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC's books as holding interests in the Certificates.

Reports

        Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of Hawaiian to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, the Rating Agencies and Hawaiian a statement setting forth the following information:

  •
  After a bankruptcy of Hawaiian, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by Hawaiian under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

  •
  To the best of the Subordination Agent's knowledge, after requesting such information from Hawaiian, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures). Hawaiian has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

  •
  The current Pool Balance of the Certificates, the Preferred B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

  •
  The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

  •
  The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

  •
  Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

  •
  If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

  •
  The amounts currently owed to each Liquidity Provider.

  •
  The amounts drawn under each Liquidity Facility.

  •
  After a Hawaiian Bankruptcy Event, any operational reports filed by Hawaiian with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

        Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. Hawaiian and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

        The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

        The six aircraft to be financed pursuant to this Offering (collectively, the "Aircraft") will consist of six new Airbus A330-243 aircraft scheduled for delivery from November 2013 to October 2014.

        The Airbus A330-243 aircraft is a long-range aircraft with a seating capacity of approximately 294 passengers. The engine type utilized on Hawaiian's A330-243 aircraft is the Rolls Royce Trent 772B-60EP.

The Appraisals

        The table below sets forth the appraised values of the aircraft that may be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. ("AISI"), BK Associates, Inc. ("BK") and Ascend FG Advisory ("Ascend"), independent aircraft appraisal and consulting firms (the "Appraisers").

				Appraiser's Valuations
	Registration Number	Manufacturer's Serial Number					Appraised Value(2)
Aircraft Type(1)			Delivery Month	AISI	Ascend	BK
A330-243	N395HA	1469	November 2013	$110,120,000	$102,030,000	$96,130,000	$102,030,000
A330-243	N396HA	1488	January 2014	110,480,000	103,070,000	96,490,000	103,070,000
A330-243	N399HA	1496	February 2014	110,660,000	103,070,000	96,490,000	103,070,000
A330-243	N370HA	TBD	April 2014	111,030,000	103,070,000	96,850,000	103,070,000
A330-243	N374HA	TBD	June 2014	111,390,000	103,070,000	96,850,000	103,070,000
A330-243	N373HA	TBD	October 2014	112,130,000	103,070,000	97,570,000	103,070,000

				665,810,000	617,380,000	580,380,000	617,380,000

(1)
The indicated registration number, manufacturer's serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual Aircraft financed hereunder. The financing pursuant to this Offering of each Aircraft is expected to be effected at delivery of such Aircraft by Airbus to Hawaiian. The actual delivery date for any aircraft may be subject to delay or acceleration. See "—Timing of Financing the Aircraft". Hawaiian has certain rights to substitute other aircraft if the scheduled delivery date of any aircraft is delayed for more than 30 days after the month scheduled for delivery. See "—Substitute Aircraft".

(2)
The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

        For purposes of the foregoing chart, AISI, BK and Ascend were each asked to provide its opinion as to the appraised base value of each aircraft, projected as of the scheduled delivery month of the applicable aircraft. As part of this process, all three Appraisers performed "desk top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

        An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See "Risk Factors—Risks Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value".

 Timing of Financing the Aircraft

        The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Hawaiian's purchase agreement with Airbus from November 2013 through October 2014. See the table under "—The Appraisals" for the scheduled month of delivery of each such aircraft. Under such purchase agreement, delivery of an aircraft may be delayed due to "excusable delay", which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Airbus' control or not occasioned by Airbus' fault or negligence.

        The Note Purchase Agreement provides that the period for financing the Aircraft under this Offering (the "Delivery Period") will expire on January 15, 2015. In addition, if a labor strike occurs at Airbus prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect, but not more than 60 days.

        If the scheduled delivery date of any aircraft that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, Hawaiian has the right to replace such aircraft with a Substitute Aircraft, subject to certain conditions. See "—Substitute Aircraft". If delivery of any such aircraft is delayed beyond the Delivery Period Termination Date and Hawaiian does not exercise its right to replace such aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See "Description of the Deposit Agreements—Unused Deposits".

Substitute Aircraft

        If the scheduled delivery date for any aircraft that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, Hawaiian may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a "Substitute Aircraft") therefor meeting the following conditions:

  •
  A Substitute Aircraft must be of the same model as the aircraft being replaced.

  •
  Hawaiian will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

 DESCRIPTION OF THE EQUIPMENT NOTES

        The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Hawaiian Holdings Guarantee, the Note Purchase Agreement and the forms of the Equipment Notes, the Indentures and the Participation Agreements each will be filed as an exhibit to a Current Report on Form 8-K to be filed by Hawaiian Holdings with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

        Under the Note Purchase Agreement, Hawaiian will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.

        The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, Hawaiian will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Hawaiian must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates—Obligation to Purchase Equipment Notes".

General

        Equipment Notes will be issued in two series with respect to each Aircraft (the "Series A Equipment Notes" and the "Series B Equipment Notes", collectively, the "Equipment Notes"). Hawaiian may elect to issue a single series of Additional Equipment Notes with respect to an Aircraft at any time, which will be funded from sources other than this Offering and will be subordinated in right of payment to the Equipment Notes. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates". The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture among Hawaiian and Wilmington Trust, National Association, as indenture trustee thereunder (each, a "Loan Trustee").

        Hawaiian's obligations under the Equipment Notes will be general obligations of Hawaiian. Hawaiian Holdings will fully and unconditionally guarantee the payment obligations of Hawaiian under the Equipment Notes pursuant to the Hawaiian Holdings Guarantee.

Subordination

        The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

  •
  Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

  •
  Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft.

        If Hawaiian elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A and Series B Equipment Notes issued with respect to such Aircraft. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates".

Principal and Interest Payments

        Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

        Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 15 and July 15 of each year, commencing on the first such date to occur after initial issuance thereof (but not before January 15, 2014). Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Scheduled principal payments on the Equipment Notes will be made on January 15 and July 15 in certain years, commencing on January 15, 2015. See "Description of the Certificates—Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

        If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.

        Hawaiian is also required to pay under each Indenture such Indenture's pro rata share of:

  •
  the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and

  •
  compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent.

Redemption

        If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Hawaiian under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

        All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Hawaiian, only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, Hawaiian may elect to redeem the Series B Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such Series. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11) See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates".

        "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The "Make-Whole Spread" applicable to each Series of Equipment Notes is set forth below:

Make Whole Spread
Series A Equipment Notes		%
Series B Equipment Notes		%

        For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

        "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

  Aircraft

        The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of Hawaiian's rights under warranties with respect to the Aircraft. Certain Passenger Convenience Equipment that may be installed on each Aircraft in the ordinary course of business may not be subject to such security interest.

        Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

        See Appendix III to this Prospectus Supplement for tables setting forth the projected loan to value ratios for each of the aircraft that may be financed pursuant to the Offering.

        The Equipment Notes issued with respect to the aircraft will be direct obligations of Hawaiian and will be fully and unconditionally guaranteed by Hawaiian Holdings.

  Cash

        Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Hawaiian, in investments described in the related Indenture. (Indentures, Section 6.06)

Limitation of Liability

        Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

        Events of default under each Indenture ("Indenture Defaults") will include:

  •
  The failure by Hawaiian to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after Hawaiian receives written notice from the related Loan Trustee.

  •
  Any representation or warranty made by Hawaiian in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

  •
  Failure by Hawaiian to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

  •
  The lapse or cancellation of insurance required under such Indenture.

  •
  The occurrence of an Indenture Default under any other Indenture.

  •
  The occurrence of certain events of bankruptcy, reorganization or insolvency of Hawaiian. (Indentures, Section 5.01)

        The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See "Description of

the Intercreditor Agreement—Voting of Equipment Notes" regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

        If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to Hawaiian, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

        Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

        In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to holders of security interests with respect to "equipment" (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

        "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

        It is a condition to the Trustees' obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Hawaiian, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, Hawaiian holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "—Indenture Defaults, Notice and Waiver".

        The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "—Certain Provisions of the Indentures—Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by Hawaiian.

        If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

        Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

        Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

        Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series B Equipment Notes or the issuance or successive redemption and issuance from time to time thereunder of a single series of Additional Equipment Notes (and the re-issuance of Series B Equipment Notes or issuance of Additional Equipment Notes under other Indentures) and any related credit support arrangements. See "Possible Issuance of Additional Junior Certificates and Refinancing of Certificates". (Indentures, Section 10.01(b))

Indemnification

        Hawaiian will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

  Maintenance

        Hawaiian is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Hawaiian, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

  Possession, Lease and Transfer

        Each Aircraft may be operated by Hawaiian or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee's security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention") or the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

        Hawaiian is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, Hawaiian is required to register the "international interests" created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered "international interest" has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

        So long as no Indenture Default exists, Hawaiian has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e)).

  Liens

        Hawaiian is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and Hawaiian arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Hawaiian has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

  Replacement of Parts; Alterations

        Hawaiian is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Hawaiian or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Indentures, Section 4.04(d))

  Insurance

        Hawaiian is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $15,000,000 per occurrence, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence with respect to the relevant model of Aircraft, such proceeds will be payable directly to Hawaiian so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

        In addition, Hawaiian is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Hawaiian of the same type as such Aircraft. (Indentures, Section 4.06 and Annex B)

        Hawaiian is also required to maintain war-risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Hawaiian (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

        Hawaiian may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 100% of the largest replacement value of any single aircraft in Hawaiian's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Hawaiian carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Hawaiian may self-insure the Aircraft to such higher level. In addition, Hawaiian may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

        In respect of each Aircraft, Hawaiian is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Hawaiian, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

  Events of Loss

        If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Hawaiian must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Hawaiian must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))

        If Hawaiian elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. Hawaiian is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

        If Hawaiian elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of Hawaiian thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

        If an Event of Loss occurs with respect to an Engine alone, Hawaiian will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.05)

        An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

  •
  The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

  •
  The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

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  Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

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  Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

  •
  As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Hawaiian's business of passenger air transportation is prohibited for 180 consecutive days, unless Hawaiian, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Hawaiian, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Hawaiian's entire U.S. registered fleet of similar property and Hawaiian, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Hawaiian, but in any event if such use shall have been prohibited for a period of three years.

  •
  With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

 POSSIBLE ISSUANCE OF ADDITIONAL JUNIOR CERTIFICATES AND
REFINANCING OF CERTIFICATES

Issuance of Additional Junior Certificates

        Hawaiian may elect to issue a single additional series of equipment notes (the "Additional Equipment Notes") with respect to any Aircraft at any time, which will be funded from sources other than this offering (the "Offering") but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to the Series A and Series B Equipment Notes issued under such Indenture. Hawaiian will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the "Additional Junior Certificates") issued by a single Hawaiian Airlines pass through trust (an "Additional Trust"). There will be no liquidity facility with respect to Additional Junior Certificates.

        The trustee of any Additional Trust (the "Additional Trustee") will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Hawaiian and the Subordination Agent to provide for the subordination of the Additional Junior Certificates to the Administration Expenses, the Liquidity Obligations and the Class A and Class B Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, to provide for distribution of "Adjusted Interest" with respect to the Additional Junior Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after Class B Adjusted Interest, but before Expected Distributions on the Class A Certificates.

        The holders of Additional Junior Certificates will have the right to purchase all of the Class A and B Certificates under certain circumstances after a bankruptcy of Hawaiian. See "Description of the Certificates—Purchase Rights of Certificateholders". In addition, the Additional Trustee will be the Controlling Party upon payment of Final Distributions to the holders of the Class B Certificates, subject to the rights of the Liquidity Providers to be the Controlling Party under certain circumstances. See "Description of the Intercreditor Agreement—Intercreditor Rights".

        Any such issuance of Additional Equipment Notes and Additional Junior Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates.

Refinancing of Certificates

        Hawaiian may elect to redeem and re-issue Series B Equipment Notes or Additional Equipment Notes, if any, then outstanding (any such re-issued Equipment Notes, the "Refinancing Equipment Notes") in respect of all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Delivery Period Termination Date. In such case, Hawaiian will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the "Refinancing Certificates") issued by a Hawaiian Airlines pass through trust (the "Refinancing Trust"). The Refinancing Certificates relating to the refinanced Series B Equipment Notes may have the benefit of a liquidity facility.

        The trustee of the Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Hawaiian and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class A Certificates and, if applicable, the Class B Certificates, in the same manner that the corresponding Class of refinanced Certificates were subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates that remains outstanding.

 CERTAIN U.S. FEDERAL TAX CONSEQUENCES

General

        The following summary describes all material generally applicable U.S. federal income tax consequences, as well as certain Medicare tax considerations, to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are (i) citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts that (1) meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (2) were in existence on August 20, 1996 and treated as U.S. persons and have validly elected to continue to be so treated ("U.S. Persons") that will hold the Certificates as capital assets ("U.S. Certificateholders"). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

        The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

 Tax Status of the Trusts

        Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and that the Trusts therefore will meet the 90% test described above, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. The Successor Trusts will be classified as grantor trusts.

 Taxation of Certificateholders Generally

  Trusts Classified as Grantor Trusts

        Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to the debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

        In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

        A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred or continued to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

        Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

  Original Trusts Classified as Partnerships

        If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. Generally, a U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust, except that it is possible that, in the case of a subsequent purchaser that purchases Certificates at a time when the total adjusted tax basis of the Trust's assets exceeds their fair market value by more than $250,000, taxable income would be computed as if the adjusted basis of the Trust's assets were reduced by the amount of such excess.

Effect of Reallocation of Payments under the Intercreditor Agreement

        In the event that the Class B Trust receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class B Certificates would probably be treated for federal income tax purposes as if they had:

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  received as distributions their full share of interest, principal or premium;

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  paid over to the holders of Class A Certificates an amount equal to their share of the amount of the shortfall; and

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  retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

        Under this analysis:

  •
  Class B Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class B Trust that was a component of the shortfall, even though that amount was in fact paid to the holders of Class A Certificates;

  •
  a loss would only be allowed to Class B Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

  •
  reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class B Certificateholders because the amount reimbursed would have been previously included in income.

        These results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trusts and Formation of New Trusts

        Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder's holding period for the Equipment Notes and other property will include the Original Trust's holding period.

Sale or Other Disposition of the Certificates

        Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit will likely be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to a disposition of an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

3.8% Medicare Tax On "Net Investment Income"

        U.S. Certificateholders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their "net investment income," which may include the interest payments and any gain realized with respect to the Equipment Notes and the Deposits, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Certificateholders should consult their advisors with respect to the 3.8% Medicare tax.

Foreign Certificateholders

        Subject to the discussion of backup withholding below, payments of principal, interest and premium on the Equipment Notes or Deposits to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United

States citizens or residents), foreign corporation, foreign trust, or foreign estate (a "non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax provided that:

  •
  the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Hawaiian;

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  the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to Hawaiian; and

  •
  certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

        Any capital gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

        Legislation enacted in 2010 ("FATCA") generally imposes a withholding tax of 30% on U.S. sourced interest paid on, and the gross proceeds of a disposition of, debt obligations paid to (i) a foreign financial institution, as defined for purposes of FATCA (whether as a beneficial owner or an entity), unless (a) such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (b) such institution is resident in a country that has entered into an agreement with the United States regarding exchange of certain information with respect to United States account holders and complies with local legislation enacted to give effect to such agreement or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. Recently finalized regulations provide that this new withholding tax will not apply (i) to interest income that is paid on or before December 31, 2013 or (ii) to gross proceeds from the disposition of debt instruments paid on or before December 31, 2016. In addition, these rules will not apply with respect to Deposits or Equipment Notes unless they are treated as "significantly modified" after January 1, 2014. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Certificates.

Backup Withholding

        Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to backup withholding tax unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

CERTAIN DELAWARE TAXES

        The Trustee is a national banking association with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

        Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

 CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, as modified by Section 3(42) of ERISA, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in such Trust by Plans and entities whose underlying assets include Plan assets by reason of a Plan's investment in the entity is not "significant" within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

        The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve a direct or indirect (i) extension of credit to a party in interest or a disqualified person, (ii) sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Hawaiian and its affiliates, the Underwriters, the Loan Trustee, the Escrow Agent, the Depositary, the Trustee and the Liquidity Provider. In addition, if one Class of Certificates is purchased by a Plan and another Class of Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Class of Certificates upon the occurrence and during the continuation of a Certificate Buyout Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

        In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to each of the Underwriters which are substantially the same as the administrative exemptions issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)), as amended (together, the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by aircraft or leases of aircraft) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

        The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc., Fitch or DBRS; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

        In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months). With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Class A Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreements, the proceeds from the Offering of the Certificates of each Class will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the corresponding Deposit Agreement with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

        There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter

Exemption would not apply to the purchase by Class B Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Certificate Buyout Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

        Transactions involving the Class B Certificates would not be eligible for the Underwriter Exemption. Therefore, the fiduciary of a Plan considering the purchase of a Class B Certificate should consider the availability of other exemptions, such as the Class Exemptions.

        Governmental plans, certain church plans, and foreign plans (collectively, "Similar Law Plans") while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

        Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

        Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any Similar Law Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein either (a) in the case of Plan assets, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of Similar Law Plan assets, will not violate any similar state, local or foreign law.

 UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated            , 2013 among Hawaiian, Hawaiian Holdings and the underwriters listed below (collectively, the "Underwriters"), Hawaiian has agreed to cause each Trust to sell to the Underwriters, and the Underwriters have agreed to purchase, the following respective face amounts of the Class A and Class B Certificates.

Underwriter	Face Amount of Class A Certificates		Face Amount of Class B Certificates
Citigroup Global Markets Inc.	$		$
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Natixis Securities Americas LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Total		$328,260,000		$116,280,000

        The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The Certificates are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

        The aggregate proceeds from the sale of the Certificates will be $444,540,000. Hawaiian will pay the Underwriters a commission of $        . Hawaiian estimates that its expenses associated with the offer and sale of the Certificates will be approximately $        .

        The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession To Selling Group Members		Discount To Broker/Dealers
2013-1A		%		%
2013-1B

        Each Class of Certificates is a new issue of securities with no established trading market. Hawaiian does not intend to apply for the listing of the Certificates on a national securities exchange.

        The Underwriters have advised Hawaiian that one or more of the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Certificates.

        Hawaiian has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

        From time to time, the several Underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to Hawaiian and its affiliates. In particular, affiliates of Natixis Securities Americas LLC serve as lenders to Hawaiian and counterparties to certain interest rate hedging arrangements with Hawaiian. In addition, an affiliate of Wells Fargo Securities, LLC serves as a lender to Hawaiian and Hawaiian Holdings and affiliates of Wells Fargo Securities, LLC serve as counterparties to certain interest rate, foreign exchange and fuel hedging arrangements with Hawaiian. An affiliate of Natixis Securities Americas LLC will be the initial liquidity facility provider for the Class A and Class B Certificates.

        In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Hawaiian. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Hawaiian expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the        business day following the date hereof (this settlement cycle being referred to as T+ ). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on a day prior to the third business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

        To facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the Offering, creating a short position in the Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in the Offering, if the Underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

 LEGAL MATTERS

        The validity of the Certificates is being passed upon for Hawaiian by Hughes Hubbard & Reed LLP, New York, New York, and certain other legal matters will be passed upon for Hawaiian by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust, National Association, as Trustee, will pass upon certain matters of Delaware law relating to the Pass Through Trust Agreements, including that the Certificates are binding obligations of the Trustee, and Milbank, Tweed, Hadley & McCloy LLP will rely on such opinion.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Current Report on Form 8-K dated March 14, 2013, our consolidated financial statement schedule included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are included (with respect to the consolidated financial statements) and incorporated by reference in this Prospectus Supplement. Our consolidated financial statements and schedule and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are included (with respect to the consolidated financial statements) and incorporated by reference in this Prospectus Supplement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The references to AISI, BK and Ascend, and to their appraisal reports, dated April 15, 2013, February 21, 2013 and April 17, 2013, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to incorporate by reference into this Prospectus Supplement certain information that we or Hawaiian Airlines file with it, which means that we or Hawaiian Airlines can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus Supplement, and information that we or Hawaiian Airlines file later with the Commission will automatically update and supersede information contained in this Prospectus Supplement. We incorporate by reference the documents listed below that Hawaiian Holdings previously filed with the Commission (excluding any portions of any Current Report on Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

Filing	Date Filed
Annual Report on Form 10-K for the fiscal year ended December 31, 2012	February 8, 2013
Current Report on Form 8-K	March 14, 2013
Current Report on Form 8-K	March 22, 2013
Proxy Statement	April 12, 2013
Quarterly Report on Form 10-Q for the quarter ended March 31, 2013	April 25, 2013

        We also incorporate by reference into this Prospectus Supplement additional documents that we or Hawaiian Airlines may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this Prospectus Supplement is deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This Prospectus Supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this Prospectus Supplement. You should rely only on the information incorporated by reference or provided in this Prospectus Supplement and the accompanying Prospectus. Neither we nor Hawaiian Airlines have authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus Supplement is accurate as of any date other than the date of this Prospectus Supplement or the date of the documents incorporated by reference in this Prospectus Supplement.

        We will provide to each person, including any beneficial owner, to whom this Prospectus Supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this Prospectus Supplement.

        You may request a copy of these filings, at no cost to you, by telephoning us at (808) 835-3700 or by writing to the following address:

Investor Relations
Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawai'i 96819

APPENDIX I—INDEX OF TERMS

Page
60-Day Period	S-95
Actual Disposition Event	S-126
Additional Equipment Notes	S-141
Additional Junior Certificates	S-141
Additional Trust	S-141
Additional Trustee	S-141
Adjusted Interest	S-141
Administration Expenses	S-123
Airbus	S-26
Aircraft	S-129
AISI	S-129
American	S-74
ANA	S-74
Appraisal	S-123
Appraised Current Market Value	S-123
Appraisers	S-129
Ascend	S-129
Assumed Amortization Schedule	S-91
ATSA	S-30
Average Life Date	S-133
Base Rate	S-118
Basic Agreement	S-87
BK	S-129
Boeing	S-26
Business Day	S-90
Cape Town Treaty	S-107
Cash Collateral Account	S-116
CASM	S-43
Cede	S-108
Certificate Account	S-90
Certificate Buyout Event	S-95
Certificate Owner	S-108
Certificateholders	S-88
Certificates	S-87
Class A Certificates	S-87
Class A Trust	S-87
Class A Trustee	S-87
Class B Adjusted Interest	S-125
Class B Certificates	S-87
Class B Trust	S-87
Class B Trustee	S-87
Class Exemptions	S-148
clearing agency	S-109
clearing corporation	S-108
Commission	S-87
Company	S-20
Controlling Party	S-33
Convention	S-137

Page
Convertible Notes	S-17
CRAF	S-79
Current Distribution Date	S-125
Debt Balance	S-138
Deemed Disposition Event	S-126
default	S-94
Delivery Period	S-130
Delivery Period Termination Date	S-111
Delta	S-74
Deposit	S-111
Deposit Agreement	S-111
Depositary	S-112
Depositary Threshold Rating	S-112
disqualified persons	S-148
Distribution Date	S-123
DOT	S-26
Downgrade Drawing	S-116
DTC	S-108
DTC Participants	S-108
EPA	S-78
Equipment	S-135
Equipment Note Special Payment	S-123
Equipment Notes	S-131
ERISA	S-148
ERISA Plans	S-148
Escrow Agent	S-113
Escrow Agreements	S-113
Escrow Receipts	S-113
Event of Loss	S-140
Exchange Act	S-108
excusable delay	S-130
Expected Distributions	S-125
FAA	S-30
FATCA	S-146
Final Distributions	S-122
Final Drawing	S-117
Final Maturity Date	S-89
Fitch	S-112
H.15(519)	S-133
Hawaiian	S-1
Hawaiian Airlines	S-20
Hawaiian Bankruptcy Event	S-122
Hawaiian Holdings	S-1
Hawaiian Holdings Guarantee	S-9
Holdings	S-40
Indenture	S-100
Indenture Defaults	S-134
Indirect DTC Participants	S-108
Intercreditor Agreement	S-121
Interest Drawing	S-114

Page
IRS	S-142
Issuance Date	S-87
LCCs	S-23
LIBOR	S-118
Liquidity Event of Default	S-120
Liquidity Expenses	S-125
Liquidity Facility	S-114
Liquidity Obligations	S-125
Liquidity Provider	S-114
Liquidity Threshold Rating	S-116
Loan Trustee	S-131
Long-Term Rating	S-116
LTVs	S-6
Make-Whole Premium	S-107
Make-Whole Spread	S-133
Maximum Available Commitment	S-114
Maximum Commitment	S-115
Minimum Sale Price	S-122
Moody's	S-112
most recent H.15(519)	S-133
Natixis	S-112
Neighbor Island	S-40
New Trustee	S-107
NOLs	S-65
Non-Extension Drawing	S-117
Non-Performing Equipment Notes	S-125
non-U.S. Certificateholder	S-146
Note Holders	S-106
Note Purchase Agreement	S-100
Offering	S-141
Original Trustee	S-107
Original Trusts	S-107
OSHA	S-78
Participation Agreement	S-100
parties in interest	S-148
Pass Through Trust Agreements	S-87
Paying Agent	S-113
Paying Agent Account	S-90
Performing Equipment Note	S-115
Plan Asset Regulation	S-148
Plans	S-148
Pool Balance	S-90
Pool Factor	S-91
Post Default Appraisals	S-123
Preferred B Pool Balance	S-126
Program	S-64
PTC Event of Default	S-96
PTCE	S-148
qualified professional asset manager	S-148
qualifying income	S-142

Page
RASM	S-40
Rating Agencies	S-112
Receiptholder	S-113
Refinancing Certificates	S-141
Refinancing Equipment Notes	S-141
Refinancing Trust	S-141
Regular Distribution Dates	S-89
Remaining Weighted Average Life	S-133
Replacement Facility	S-117
Required Amount	S-115
Required Terms,	S-101
Revolving Credit Facility	S-63
RPMs	S-40
Scheduled Payments	S-89
Section 1110	S-135
Section 2.4 Fraction	S-125
Series A Equipment Notes	S-131
Series B Equipment Notes	S-131
Similar Law Plans	S-150
Special Distribution Date	S-89
Special Payment	S-89
Special Payments Account	S-90
Special Termination Drawing	S-116
Special Termination Notice	S-116
Standard & Poor's	S-112
Stated Interest Rates	S-114
Subordination Agent	S-121
Substitute Aircraft	S-130
Successor Trust	S-107
Termination Notice	S-120
Transfer Date	S-107
Transportation Code	S-96
Treasury Yield	S-133
Triggering Event	S-89
Trust Indenture Act	S-97
Trust Property	S-87
Trust Supplement	S-87
Trustee	S-87
Trusts	S-87
TSA	S-77
U.S. Certificateholders	S-142
U.S. Persons	S-142
Underwriter Exemption	S-149
Underwriters	S-151
United	S-74

Matt Baumgarth
Director-Fleet Acquisition
Hawaiian Airlines, Inc.
P.O. Box 30008
Honolulu, HI 96820

Sight Unseen New Base Value Opinion
6 Future Delivery A330-200 Aircraft Portfolio

AISI File No.: A3S013BVO-1 Revision A

Report Date: 15 April 2013
Values as of: Aircraft Future Delivery Date

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 EMAIL: mail@AISI.aero

II-A-1

15 April 2013

Mr. Matt Baumgarth
Director-Fleet Acquisition
Hawaiian Airlines, Inc.
P.O. Box 30008
Honolulu, HI 96820

Subject:	Sight Unseen New Base Value Opinion for 6 Future Delivery A330-200 Aircraft Portfolio, AISI File: A3S013BVO-1 Revision A
Ref:	(a) Email messages HAL to AISI, 12 February - 12 April 2013

Dear Mr. Baumgarth:

        Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen new base values in delivery date US Dollars for a portfolio of six future delivery A330-200 aircraft, with Rolls Royce Trent 772B-60EP engines, at 524,700 lbs maximum takeoff weight as identified and defined in Table I and reference (a) above (the 'Aircraft').

1.     Methodology and Definitions

        The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 30 January 2013. AISI is a member of that organization and employs an ISTAT Senior Certified Appraiser.

        AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

        Note that a stored aircraft is not an "average" aircraft. AISI assumes average condition unless otherwise specified in this report.

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 EMAIL: mail@AISI.aero

II-A-2

        AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

        'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

        An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

        It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

        AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

        AISI defines a 'distressed market value' as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of 'current market value'.

        AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

        No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

        It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

II-A-3

2.     Valuations

        All Aircraft are assumed to be capable of 180 minute ETOPS operation with the avionics and equipment necessary for that capability. In addition the Aircraft are High Gross Weight and equipped with an Advanced Cargo Loading System, One Modular Crew Rest Facility, SATCOM and GPS.

        It is our considered opinion that the sight unseen new base values in delivery date US Dollars are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Table I

Aircraft Type	Delivery Date	Aircraft Registration Number	MTOW (Lbs.)	Engines	New Base Value Delivery Date $MUS Dollars
A330-200	01 Nov 2013	N395HA	524,700	Trent 772B-60EP	$110,120,000
A330-200	01 Jan 2014	N396HA	524,700	Trent 772B-60EP	$110,480,000
A330-200	01 Feb 2014	N399HA	524,700	Trent 772B-60EP	$110,660,000
A330-200	01 Apr 2014	N370HA	524,700	Trent 772B-60EP	$111,030,000
A330-200	01 Jun 2014	N374HA	524,700	Trent 772B-60EP	$111,390,000
A330-200	01 Oct 2014	N373HA	524,700	Trent 772B-60EP	$112,130,000

        Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI's conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.
/s/ MARK D. HALSOR
Mark D. Halsor Appraiser
/s/ FRED BEARDEN
Fred Bearden Certified Senior Appraiser

II-A-4

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272    •    Fax (516) 365-6287

February 21, 2013

Mr. Matt Baumgarth
Director, Fleet Acquisition
Hawaiian Airlines, Inc.
P.O. Box 30008
Honolulu, HI 96820

Gentlemen:

        In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values (BV) for six new Airbus A330-243 aircraft scheduled for delivery to Hawaiian Airlines during 2013 and 2014 (the "Aircraft"). Each Aircraft is further identified by type, date of manufacture, engine type/variant and maximum takeoff weight (MTOW) in the attached Figure 1.

        Our values of the Aircraft consider the new aircraft delivery maintenance condition.

DEFINITIONS

        According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

MARKET DISCUSSION & METHODOLOGY

        Current values are normally based on comparison to recent sales of comparable equipment. Unfortunately, there have been few recent transactions involving comparable equipment for which the price was publicly divulged. For some years now the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions of U.S. carriers were reported to the Department of Transportation and the prices were available to the public. Now we are aware of values that are occasionally reported in the press, or when we are involved in the transaction or when our industry contacts share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products.

        For a new or nearly new aircraft one can argue that, almost by definition, the base value is equal to the actual selling price. Without the existence of "white tails" or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value. With over 460 aircraft in service and an order backlog for the A330-200 type of over 98 aircraft extending out to the year 2017, there is no doubt that the market is balanced.

II-B-1

        We do not know the purchase prices of the Aircraft but we do know the current 2013 published Airbus list prices. The average list price for a new A330-200 is about $216 million. We also know that nobody pays a list price. Discounts from list price vary and are often substantial. Considering this and the configuration and specifications of the Aircraft, we concluded the likely new values at the various delivery dates of the Aircraft range from approximately $96 to $98 million.

ASSUMPTIONS & DISCLAIMER

        It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority's approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that each Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

        BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,
BK ASSOCIATES, INC.
/s/ R. L. BRITTON R. L. Britton Vice President ISTAT Senior Certified Appraiser

RLB/kf
Attachment

II-B-2

 HAWAIIAN AIRLINES, INC.
2013-1 EETC AIRCRAFT

FEBRUARY 2013

ITEM	ACFT TYPE	REG NBR.	SERIAL NBR.	MFG. DATE	MTOW (LBS.)	ENGINE	BV ($ MIL)
1	A330-243	N395HA	1469	Nov-13	524,700	Trent 772B-60EP	96.13
2	A330-243	N396HA	1488	Jan-14	524,700	Trent 772B-60EP	96.49
3	A330-243	N399HA	1496	Feb-14	524,700	Trent 772B-60EP	96.49
4	A330-243	N370HA	TBD	Apr-14	524,700	Trent 772B-60EP	96.85
5	A330-243	N374HA	TBD	Jun-14	524,700	Trent 772B-60EP	96.85
6	A330-243	N373HA	TBD	Oct-14	524,700	Trent 772B-60EP	97.57

II-B-3

Our Ref:            213C142E/OR/RGM/sb

Hawaiian Airlines Inc P O Box 30008 Honolulu HI 96820 Hawaii	17th April 2013

Dear Sir or Madam,

EXECUTIVE SUMMARY

BASE "FULL-LIFE" VALUATION
OF SIX AIRBUS A330-243 AIRCRAFT

        In accordance with your instructions, we are pleased to provide our Current Base "Full-Life" Values opinions for the above captioned Airbus A330-243 aircraft, scheduled for delivery to Hawaiian Airlines between November 2013 and October 2014. You requested this valuation as part of a process of structuring a possible EETC transaction.

        The summary of the appraised value opinions is as follows:

Aircraft Type		Airbus A330-243
MSN		1469	1488	1496
Registration		N395HA	N396HA	N399HA
Base Value on Delivery	"Full-Life"	US$102.03m	US$103.07m	US$103.07m

Aircraft Type		Airbus A330-243
MSN		Manufacturer Serial Numbers to be advised
Registration		N370HA	N373HA	N374HA
Base Value on Delivery	"Full-Life"	US$103.07m	US$103.07m	US$103.07m

        The above values should only be considered in combination with the assumptions, methodologies, and definitions described in the appended report.

II-C-1

        Please note that valuations given by Ascend are only valid as of the date of issue. Changes in the world aviation market or in the status and physical condition of the subject aircraft, their engines, or other general factors following the date of issue may affect Ascend's valuation. Ascend consents to the inclusion of this appraisal report dated 17th April 2013 in the Prospectus Supplement and to the references to Ascend's name in the Prospectus Supplement under the caption "Experts".

Yours sincerely,

Olga Razzhivina Manager—Valuations	Rob Morris Senior Aviation Analyst

"This report is intended for Hawaiian Airlines Inc only, and is valid for the date of issue only. This report has been prepared solely for the purposes of Hawaiian Airlines Inc based on the information, circumstances, and purposes expressly imparted by Hawaiian Airlines Inc to Ascend. This report is not to be made available or copied in whole or in part to any other person without the prior written consent of Ascend. No consideration in this report has been made of the interests and concerns of any third party and Ascend denies any responsibility howsoever arising to any third party that may become privy to or aware of this report."

II-C-2

 BASE "FULL-LIFE" VALUATION
OF SIX AIRBUS A330-243 AIRCRAFT

        In accordance with your instructions, Ascend are pleased to provide our Current Base "Full-Life" Values opinions for the above captioned Airbus A330-243 aircraft, scheduled for delivery to Hawaiian Airlines between November 2013 and October 2014. You requested this valuation as part of a process of structuring a possible EETC transaction.

        Ascend's valuation of the aircraft takes into account both the data supplied by Hawaiian Airlines regarding their identity and specifications, as well as the data held in the Ascend Online Fleets and V1 Values database. We have also assumed that, unless otherwise indicated, each of the aircraft will be delivered new and will be a typical example of its type, model and age, and will be generally in good condition, with no damage history and complies with all Airworthiness Directives (ADs) and significant Service Bulletins (SBs). We also assume each will have a full and complete set of technical records and documentation available in English.

        Ascend has not undertaken a physical inspection of the aircraft in conjunction with this assignment, and no attempt has been made to verify the information provided, which is therefore assumed to be correct.

Subject Aircraft—Identification
Type and Model:	Airbus A330-243
Serial Number:	1469, 1488, 1496 & TBA
Registration:	N395HA, N396HA, N399HA, N370HA, N373HA & N374HA
Operator:	Hawaiian Airlines
MTOW:	524,700 lb/ 238,000 kg
Engines:	2 × Trent 772B-60EP
Scheduled Date of Deliveries:	November 2013—October 2014
Hours/Cycles on Delivery:	Negligible
Other Equipment:	Lower Deck Crew Rest

VALUATIONS

        As requested, we have provided our value opinions under the scenarios of Base Value on Delivery. It is important that value definitions are understood by all parties and are always considered in the context of their definitions.

II-C-3

 BASE VALUE

        The International Society of Transport Aircraft Trading (ISTAT) defines "Base Value" as follows:

        Base Value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded on the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

        The "Base Value" most closely reflects the theory that the current value of an aircraft is a function of its future earning potential. At Ascend, we believe that historical market values reflect the expectations of an aircraft's earning potential and therefore need to be incorporated into any analysis of its future value. However, history is only an indication of the future. Historical trends need to be combined with the appraiser's perception of the market as well as expected future earning power and market developments.

        In our opinion, therefore, the Current "Full-Life" Base Values on Delivery (based on the base value's definition and information provided) of the subject aircraft on delivery are in the order of:

Aircraft Type		Airbus A330-243
MSN		1469	1488	1496
Registration		N395HA	N396HA	N399HA
Schedule Delivery Date		Nov 13	Jan 14	Feb 14
Base Value on Delivery	"Full-Life"	US$102.03m	US$103.07m	US$103.07m

Aircraft Type		Airbus A330-243
MSN		TBA	TBA	TBA
Registration		N370HA	N373HA	N374HA
Schedule Delivery Date		Apr 14	Oct 14	Jun 14
Base Value on Delivery	"Full-Life"	US$103.07m	US$103.07m	US$103.07m

II-C-4

 The Aviation Industry—Current Market & Outlook

GDP & Traffic Growth

        Aviation industry demand is cyclical and is highly correlated with the global economic cycle. Growth is impacted by several factors including world trade and liberalisation, developments in personal disposable income, cost of travel and global events such as natural disasters, weather patterns, terrorist activities, etc. The overall demand trend is of long-term growth where in the last 20 years passenger demand, measured in Revenue Passenger Kilometres (RPKs) has increased on average by 5.4% per annum, around double the average growth rate of global GDP. As a result global passenger traffic in 2012 is estimated to be more than 2.5 times that seen in 1990.

        Over the past two decades there have been three periods of interrupted growth. The first, precipitated by the first Gulf War in 1990, resulted in the first ever annual decline in passenger traffic in 1991, but was followed by strong traffic recovery in 1992. Similarly, the terrorist attacks of September 11, 2001 and the second Gulf War resulted in a traffic decline in 2001 and reduced global growths in 2002 and 2003 before the industry again returned to its long-term growth trend.

        IMF forecasts for economic growth remain positive with a projected global economic growth rate above the long-term trend for the next five years, with further growth expected in subsequent years. Global passenger traffic is therefore forecast to grow by 5.0% per annum over the next twenty years.

Chart 1                Air Transport and Global GDP Growth

Source: IMF / Airline Monitor / Ascend

II-C-5

        The most recent economic crisis in 2008 resulted in 2009 global passenger traffic declining by 2.1%, whilst cargo traffic (typically much more sensitive to the global economic cycle) declined by 9.8%. But in 2010 both passenger and cargo traffic recovered strongly with annual growth rates of 7.3% and 18.7% respectively. 2011 also saw passenger traffic growth of 5.9% but cargo traffic experienced a marginal decline of 0.7%. These trends have continued through 2012 where provisional year end data indicates passenger traffic growth of 5.3% and cargo traffic declines of 2.0%.

        Although North America represents the single largest market today, Asia—Pacific is expected to be the most dynamic region in terms of passenger traffic growth and new commercial jet airliner deliveries over the next twenty years. Traffic growth in China alone is expected to average 7.7% per annum in domestic markets over the forecast period, whilst intra-Asia Pacific traffic is also expected to grow by 7.3% per annum in the same timeframe. The more mature North American and European markets are still expected to see growth of 3.0% and 3.3% respectively.

Chart 2                Global and Regional Growth Forecasts

Source: Ascend

II-C-6

 The Airline Profit Cycle

        Airline earnings are also highly correlated with the global economic cycle. Following the global economic crisis in 2008 the world's airlines recorded aggregate net losses of $26.1 billion and $4.6 billion in 2008 and 2009 respectively. Prior to this crisis, periods of reduced traffic demand in the early 1990s and 2000s each resulted in periods of airline losses as illustrated in chart 3 below. Other external factors, such as the rates of global and regional economic growth, fuel prices, changes in regulatory landscape, geopolitical events, externalities such as SARS and H1N1 and currency fluctuations may also influence the airline industry and have some impact on airline profitability at a regional level. However, the fundamental drivers for the industry have typically remained strong to date and following each downturn the industry has recovered strongly and delivered subsequent net profits.

        Following the most recent downturn, airline profits recovered to $19.2 billion in 2010 and $8.8 billion in 2011. Initial estimates for 2012 suggest reduced profits of $6.7 billion, driven largely by high fuel prices throughout the year. 2013 remains uncertain with the risk that global economic turmoil resulting from a failure to resolve the Eurozone debt crisis or further oil price increases could create fundamental economic issues in the world economy. However, in its current central forecast IATA is predicting global net profits of $8.4 billion for 2013.

Chart 3                Global Airline Profits

Source: IATA

II-C-7

        Over the past four years airline profits have varied on a regional basis. Operators in Asia-Pacific have remained robust and consistently delivered net-profits on an annual basis, driven by consistently high passenger loads, particularly in domestic and intra-regional markets. North American carriers have also performed well since 2010, with capacity control allowing them to generate price and revenue increases. European carriers have performed less well as a result of recessions in their home markets that have reduced demand and pricing. Although the outlook for 2013 is less certain, as a result of the Eurozone sovereign debt crisis, Europe is expected to break even whilst airlines in North and South America and Asia-Pacific are all expected to see profits.

Chart 4                Airline Profits by Region

Source: IATA

        Today fuel price is a key driver of airline operating cost. Through the 1990s whilst fuel prices remained low the fuel element of the direct operating cost (DOC) of a typical single-aisle aircraft averaged around 25%. However, as fuel prices increased from 2000 onwards, fuel has become increasingly significant such that in 2010 it accounted for around 50% of the total DOC. For a typical twin-aisle aircraft operating longer-range sectors the DOC share of fuel price will be even higher.

        Whilst fuel prices have increased, airlines have been able to address labour (crew) costs such that now there are only marginal further efficiency gains available from this area. At the same time airlines have reduced their asset ownership cost on a DOC basis through increased utilisation.

II-C-8

 Commercial Jet Orders

        Commercial jet orders closely follow the global economic and airline earnings cycle. Order totals in 2008 declined in line with the global economic cycle but demand has returned rapidly with around 2,900 orders recorded in 2011, the highest annual total ever, and another 2,300 in 2012. These totals are to some extent inflated through the launch by Airbus and Boeing of re-engined variants of their A320 and 737 families which accounted for 1,376 and 1,217 of the new orders placed in 2011 and 2012 respectively between them.

Chart 5                Commercial Jet Airliner Annual Orders and Backlog

Source: Ascend Online Fleets

        As a result of the 2011 and 2012 orders, the backlog of aircraft on firm order has increased to 9,516 which equates to around 44% of the global installed operating fleet (operating in all roles). This backlog is expected to be delivered through 2026 as illustrated in Chart 6 below. This firm backlog is illustrative of the robust nature of the long-term demand for new aircraft. Note also that with 2013 and 2014 deliveries expected to total around 1,500 and 1,400 aircraft respectively there is presently limited open availability of new aircraft slots from the manufacturers in the near term.

        Around 70% (6,700 aircraft) of the current firm backlog is for single-aisle aircraft, illustrating the particular strength of demand for these aircraft types, where to date Airbus has recorded firm orders for almost 8,900 A320 family aircraft. Similarly Boeing has exceeded 10,400 orders for all variants of the 737 family, including more than 6,350 alone for the current production NG variants and a further 969 for the 737 Max which is scheduled to enter service in 2017.

II-C-9

Chart 6                Commercial Widebody Jet Airliner Backlog

Source: Ascend Online Fleets

        Some 24% of the backlog is for widebody aircraft, with the Airbus A330 accounting for a 12% share. The new generation Airbus A350 and Boeing 787 account for a combined 59% share, illustrating the popularity of these new mid-size twin engined types. Boeing's popular 777 has a 16% share, while the largest type, the A380, has a small 7% share.

        Constant age value and lease rate profiles for the Airbus A330-200, are illustrated in Charts 7 and 8 below. The value and lease rate behaviour of widebody aircraft is impacted by the global economic cycle, as illustrated in these charts. The fundamental impacts of 9/11 and the Second Gulf War are evident on the Airbus A330-200 which was also subject to potential replacement by the developing Boeing 787 at that time. However, programme and delivery delays with the 787 allowed for the strong recovery of the Airbus A330-200 values seen in the mid-2000s.

II-C-10

Chart 7                Airbus A330-200 Constant Age Value Curves

Source: Ascend V1 Values

Chart 8                Airbus A330-200 Constant Age Lease Rate Curves

Source: Ascend V1 Values

II-C-11

 A330-200 Market Commentary

        There are currently 434 A330-200s in passenger service with 63 airline and non-airline operators, with another 80 aircraft on order and 19 aircraft parked. The in-service fleet consists of 206 aircraft powered by Rolls-Royce (RR) engines, 134 General Electric (GE) powered and 94 Pratt & Whitney (P&W) powered aircraft. Of the on-order aircraft (18 customers), 55 are RR-powered, 16 are P&W-powered, 6 are GE-powered and 5 have engines to be announced.

        The global breakdown of the customer base is illustrated below.

Region	In Service	On Order	Number of Operators
Africa	23	9	9
Asia Pacific	160	38	20
Europe	106	1	20
Latin America and Caribbean	31	7	5
Middle East	80	2	10
North America	34	23	6

        The top five operators of A330-200s presently are Air China (26), Emirates Airlines (23), TAM Linhas Aereas (20), China Southern Airlines (16) and Etihad Airways (16).

Market Activity

        Market activity for the A330-200 in 2012 and 2013 (to date) has seen 13 new orders (from Avianca (6), Afriqiyah (3), Etihad (2), Iraqi and Air Lease 1 each), offset by four cancellations and nine swaps of orders to its larger sister, the A330-300.

        45 deliveries have been made to 14 airlines in the period, including 8 to China Eastern, 7 to Hawaiian Airlines, 5 to Alitalia and 4 each to Air China and Virgin Australia.

        Sales activity has included four sales of used aircraft, (one for part-out), 11 new deliveries financed by sales/leasebacks upon delivery, 7 aircraft sold between lessors with leases attached and two sale/leasebacks of used aircraft.

        Eleven leases of used A330-200s have occurred since the start of 2012, including aircraft to Air Europa (2), Etihad (2), airberlin, Brussels Airlines, HiFly, Jordan Aviation, Ryan International, Sichuan Airlines and SriLankan. These are a mix of scheduled, charter and ACMI carriers, indicative of the type's popularity in different business models.

        Four leases of aircraft on order have been arranged with Air Nambia (2), Virgin Australia and KLM.

II-C-12

        There are presently 19 aircraft in storage, which represents around 3% of the total fleet. Of these, three aircraft are scheduled to return to service with their existing operator and three are scheduled to be placed with new lessees. The availability position is reflective of the stored fleet, with 17 aircraft being publicly marketed as available for sale or lease. These include a number of aircraft returning off lease from Emirates and Gulf Air, with the former now in the process of replacing its aircraft with larger 777s.

Short-Term Market Outlook

        The market for the A330-200 has seen availability and trading increase as the production cycle matures, leading to market values and lease rates falling marginally in the recent period.

        However, the A330-200 retains a good combination of range, capacity and fuel efficiency and is complementing the newer generation 787, which is initially being used to replace other types like the 767. Although A330 production rates are increasing to 10 per month in the second quarter of this year, the majority of the increase will be A330-300 aircraft, in line with recent aircraft upsizing trends.

        More than 75% of the A330-200 backlog is scheduled for delivery in 2013 and 2014 and beyond that date, future deliveries will largely be non-passenger variants. Weight upgrades have helped boost the -200 payload / range offering, and the 238t MTOW option now available has been chosen by Korean Air and Hawaiian Airlines. In the short term the A330-200 remains a suitable aircraft to explore long-range, relatively low demand operations and is popular with the holiday charter market. The aircraft also remains popular with lessors, investors and operators in the widebody market.

Medium and Long-Term Market Outlook

        Delivery delays of the Boeing 787 led to increased orders for the A330-200 to meet the short-term capacity gap. The A350-800, now due in 2016, has potential as a longer-term A330-200 replacement, but the focus of the A350 programme is expected to be on the larger -900. Airbus / EADS-EFW and ST Aerospace have launched the A330-200 passenger-to-freighter (P2F) conversion, with the first -200 expected in 2017 and Qatar Airways could be a launch customer.

        There is also a developing market for military tanker / transport versions, with the type selected by the Australian, UAE, Saudi and UK Governments and potential for some VIP or VVIP conversion (the French Government is using the aircraft for presidential transportation). Overall, the A330-200 is expected to remain a key type in the medium / long-haul market for at least the next 10 years.

II-C-13

APPENDIX III—LOAN TO VALUE RATIO TABLES

        The following tables set forth loan to Aircraft value ratios for the Equipment Notes that may be issued in respect of each of the six aircraft that are to be financed pursuant to this Offering, as of initial issuance and the Regular Distribution Dates thereafter. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes plus, in the case of the Series B Equipment Notes, the outstanding balance (assuming no payment default) of the Series A Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see "Description of the Aircraft and the Appraisals—The Appraisals"), subject to the "Depreciation Assumption". The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year for the first 15 years after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

		N395HA
		Outstanding Balance		Loan to Value Ratio
Regular Distribution Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
At Issuance	$102,030,000.00	$56,000,000.00	$20,110,000.00	54.9%	74.6%
January 15, 2014	102,030,000.00	56,000,000.00	20,110,000.00	54.9	74.6
July 15, 2014	100,499,550.00	56,000,000.00	20,110,000.00	55.7	75.7
January 15, 2015	98,969,100.00	51,240,000.00	18,230,000.00	51.8	70.2
July 15, 2015	97,438,650.00	49,459,797.80	17,424,040.90	50.8	68.6
January 15, 2016	95,908,200.00	47,742,462.10	16,531,336.50	49.8	67.0
July 15, 2016	94,377,750.00	45,924,322.30	16,156,888.00	48.7	65.8
January 15, 2017	92,847,300.00	44,174,210.40	15,753,680.10	47.6	64.5
July 15, 2017	91,316,850.00	42,564,553.40	15,256,842.50	46.6	63.3
January 15, 2018	89,786,400.00	41,085,503.10	14,782,085.80	45.8	62.2
July 15, 2018	88,255,950.00	39,657,724.10	14,293,596.70	44.9	61.1
January 15, 2019	86,725,500.00	38,347,194.20	13,753,499.00	44.2	60.1
July 15, 2019	85,195,050.00	37,079,972.00	13,233,488.20	43.5	59.1
January 15, 2020	83,664,600.00	35,854,626.50	12,732,826.70	42.9	58.1
July 15, 2020	82,134,150.00	34,669,773.80	12,189,549.50	42.2	57.1
January 15, 2021	80,603,700.00	33,524,075.80	10,590,150.00	41.6	54.7
July 15, 2021	79,073,250.00	31,671,696.00	7,273,608.30	40.1	49.3
January 15, 2022	77,542,800.00	31,471,696.00	0.00	40.6	0.0
July 15, 2022	76,012,350.00	29,773,685.10	0.00	39.2	0.0
January 15, 2023	74,481,900.00	27,961,300.30	0.00	37.5	0.0
July 15, 2023	72,951,450.00	26,286,254.80	0.00	36.0	0.0
January 15, 2024	71,421,000.00	24,691,381.60	0.00	34.6	0.0
July 15, 2024	69,890,550.00	23,173,211.20	0.00	33.2	0.0
January 15, 2025	68,360,100.00	21,728,415.80	0.00	31.8	0.0
July 15, 2025	66,829,650.00	20,572,661.90	0.00	30.8	0.0
January 15, 2026	65,299,200.00	0.00	0.00	0.0	0.0

III-1

		N396HA
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
At Issuance	$103,070,000.00	$54,750,000.00	$19,400,000.00	53.1%	71.9%
January 15, 2014	103,070,000.00	54,750,000.00	19,400,000.00	53.1	71.9
July 15, 2014	101,523,950.00	54,750,000.00	19,400,000.00	53.9	73.0
January 15, 2015	99,977,900.00	52,010,000.00	18,510,000.00	52.0	70.5
July 15, 2015	98,431,850.00	50,204,244.00	17,686,299.60	51.0	69.0
January 15, 2016	96,885,800.00	48,461,059.80	16,780,158.60	50.0	67.3
July 15, 2016	95,339,750.00	46,615,554.20	16,400,074.10	48.9	66.1
January 15, 2017	93,793,700.00	44,839,100.40	15,990,797.20	47.8	64.9
July 15, 2017	92,247,650.00	43,205,215.50	15,486,481.50	46.8	63.6
January 15, 2018	90,701,600.00	41,703,903.30	15,004,579.00	46.0	62.5
July 15, 2018	89,155,550.00	40,254,634.00	14,508,737.30	45.2	61.4
January 15, 2019	87,609,500.00	38,924,378.60	13,960,510.30	44.4	60.4
July 15, 2019	86,063,450.00	37,638,082.80	13,432,672.70	43.7	59.3
January 15, 2020	84,517,400.00	36,394,294.00	12,924,475.40	43.1	58.4
July 15, 2020	82,971,350.00	35,191,607.40	12,373,021.00	42.4	57.3
January 15, 2021	81,425,300.00	34,028,664.90	10,749,548.10	41.8	55.0
July 15, 2021	79,879,250.00	32,148,403.80	7,383,087.30	40.2	49.5
January 15, 2022	78,333,200.00	31,948,403.80	0.00	40.8	0.0
July 15, 2022	76,787,150.00	30,221,825.00	0.00	39.4	0.0
January 15, 2023	75,241,100.00	28,382,161.10	0.00	37.7	0.0
July 15, 2023	73,695,050.00	26,681,903.50	0.00	36.2	0.0
January 15, 2024	72,149,000.00	25,063,025.00	0.00	34.7	0.0
July 15, 2024	70,602,950.00	23,522,003.80	0.00	33.3	0.0
January 15, 2025	69,056,900.00	22,055,462.00	0.00	31.9	0.0
July 15, 2025	67,510,850.00	20,882,312.20	0.00	30.9	0.0
January 15, 2026	65,964,800.00	0.00	0.00	0.0	0.0
III-2

		N399HA
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
At Issuance	$103,070,000.00	$54,500,000.00	$19,100,000.00	52.9%	71.4%
January 15, 2014	103,070,000.00	54,500,000.00	19,100,000.00	52.9	71.4
July 15, 2014	101,523,950.00	54,500,000.00	19,100,000.00	53.7	72.5
January 15, 2015	99,977,900.00	52,310,000.00	18,610,000.00	52.3	70.9
July 15, 2015	98,431,850.00	50,486,213.30	17,785,633.60	51.3	69.4
January 15, 2016	96,885,800.00	48,733,238.60	16,874,403.40	50.3	67.7
July 15, 2016	95,339,750.00	46,877,367.80	16,492,184.20	49.2	66.5
January 15, 2017	93,793,700.00	45,090,936.60	16,080,608.60	48.1	65.2
July 15, 2017	92,247,650.00	43,447,875.20	15,573,460.40	47.1	64.0
January 15, 2018	90,701,600.00	41,938,130.90	15,088,851.30	46.2	62.9
July 15, 2018	89,155,550.00	40,480,721.90	14,590,224.80	45.4	61.8
January 15, 2019	87,609,500.00	39,142,995.10	14,038,918.70	44.7	60.7
July 15, 2019	86,063,450.00	37,849,474.90	13,508,116.50	44.0	59.7
January 15, 2020	84,517,400.00	36,598,700.40	12,997,065.00	43.3	58.7
July 15, 2020	82,971,350.00	35,389,259.10	12,442,513.30	42.7	57.6
January 15, 2021	81,425,300.00	34,219,784.90	10,809,922.40	42.0	55.3
July 15, 2021	79,879,250.00	32,328,963.50	7,424,554.00	40.5	49.8
January 15, 2022	78,333,200.00	32,128,963.50	0.00	41.0	0.0
July 15, 2022	76,787,150.00	30,391,564.10	0.00	39.6	0.0
January 15, 2023	75,241,100.00	28,541,567.80	0.00	37.9	0.0
July 15, 2023	73,695,050.00	26,831,760.90	0.00	36.4	0.0
January 15, 2024	72,149,000.00	25,203,790.00	0.00	34.9	0.0
July 15, 2024	70,602,950.00	23,654,113.80	0.00	33.5	0.0
January 15, 2025	69,056,900.00	22,179,335.20	0.00	32.1	0.0
July 15, 2025	67,510,850.00	20,999,596.60	0.00	31.1	0.0
January 15, 2026	65,964,800.00	0.00	0.00	0.0	0.0

III-3

		N370HA
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
At Issuance	$103,070,000.00	$54,000,000.00	$18,890,000.00	52.4%	70.7%
January 15, 2014	103,070,000.00	54,000,000.00	18,890,000.00	52.4	70.7
July 15, 2014	101,523,950.00	54,000,000.00	18,890,000.00	53.2	71.8
January 15, 2015	99,977,900.00	53,090,000.00	18,890,000.00	53.1	72.0
July 15, 2015	98,431,850.00	51,245,395.30	18,053,083.60	52.1	70.4
January 15, 2016	96,885,800.00	49,466,060.40	17,128,150.70	51.1	68.7
July 15, 2016	95,339,750.00	47,582,282.10	16,740,184.00	49.9	67.5
January 15, 2017	93,793,700.00	45,768,987.70	16,322,419.40	48.8	66.2
July 15, 2017	92,247,650.00	44,101,218.80	15,807,645.00	47.8	64.9
January 15, 2018	90,701,600.00	42,568,771.90	15,315,748.60	46.9	63.8
July 15, 2018	89,155,550.00	41,089,447.20	14,809,624.10	46.1	62.7
January 15, 2019	87,609,500.00	39,731,604.50	14,250,027.80	45.4	61.6
July 15, 2019	86,063,450.00	38,418,633.10	13,711,243.60	44.6	60.6
January 15, 2020	84,517,400.00	37,149,050.20	13,192,507.20	44.0	59.6
July 15, 2020	82,971,350.00	35,921,422.00	12,629,616.60	43.3	58.5
January 15, 2021	81,425,300.00	34,734,362.00	10,972,475.60	42.7	56.1
July 15, 2021	79,879,250.00	32,815,107.50	7,536,200.10	41.1	50.5
January 15, 2022	78,333,200.00	32,615,107.50	0.00	41.6	0.0
July 15, 2022	76,787,150.00	30,848,574.60	0.00	40.2	0.0
January 15, 2023	75,241,100.00	28,970,759.20	0.00	38.5	0.0
July 15, 2023	73,695,050.00	27,235,241.10	0.00	37.0	0.0
January 15, 2024	72,149,000.00	25,582,789.80	0.00	35.5	0.0
July 15, 2024	70,602,950.00	24,009,810.40	0.00	34.0	0.0
January 15, 2025	69,056,900.00	22,512,855.10	0.00	32.6	0.0
July 15, 2025	67,510,850.00	21,315,376.20	0.00	31.6	0.0
January 15, 2026	65,964,800.00	0.00	0.00	0.0	0.0

III-4

		N374HA
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
At Issuance	$103,070,000.00	$53,690,000.00	$19,100,000.00	52.1%	70.6%
January 15, 2014	103,070,000.00	53,690,000.00	19,100,000.00	52.1	70.6
July 15, 2014	103,070,000.00	53,690,000.00	19,100,000.00	52.1	70.6
January 15, 2015	101,523,950.00	53,690,000.00	19,100,000.00	52.9	71.7
July 15, 2015	99,977,900.00	51,822,645.50	18,256,441.30	51.8	70.1
January 15, 2016	98,431,850.00	50,023,267.40	17,321,089.60	50.8	68.4
July 15, 2016	96,885,800.00	48,118,269.40	16,928,752.60	49.7	67.1
January 15, 2017	95,339,750.00	46,284,549.20	16,506,282.10	48.5	65.9
July 15, 2017	93,793,700.00	44,597,993.90	15,985,709.10	47.5	64.6
January 15, 2018	92,247,650.00	43,048,284.80	15,488,271.80	46.7	63.5
July 15, 2018	90,701,600.00	41,552,296.40	14,976,446.00	45.8	62.3
January 15, 2019	89,155,550.00	40,179,158.40	14,410,546.20	45.1	61.2
July 15, 2019	87,609,500.00	38,851,397.10	13,865,693.00	44.3	60.2
January 15, 2020	86,063,450.00	37,567,513.10	13,341,113.30	43.7	59.2
July 15, 2020	84,517,400.00	36,326,056.30	12,771,882.00	43.0	58.1
January 15, 2021	82,971,350.00	35,125,624.70	11,096,074.30	42.3	55.7
July 15, 2021	81,425,300.00	33,184,751.00	7,621,091.10	40.8	50.1
January 15, 2022	79,879,250.00	32,984,751.00	0.00	41.3	0.0
July 15, 2022	78,333,200.00	31,196,066.20	0.00	39.8	0.0
January 15, 2023	76,787,150.00	29,297,098.30	0.00	38.2	0.0
July 15, 2023	75,241,100.00	27,542,030.60	0.00	36.6	0.0
January 15, 2024	73,695,050.00	25,870,965.40	0.00	35.1	0.0
July 15, 2024	72,149,000.00	24,280,267.30	0.00	33.7	0.0
January 15, 2025	70,602,950.00	22,766,449.50	0.00	32.2	0.0
July 15, 2025	69,056,900.00	21,555,481.70	0.00	31.2	0.0
January 15, 2026	67,510,850.00	0.00	0.00	0.0	0.0

III-5

		N373HA
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
At Issuance	$103,070,000.00	$55,320,000.00	$19,680,000.00	53.7%	72.8%
January 15, 2014	103,070,000.00	55,320,000.00	19,680,000.00	53.7	72.8
July 15, 2014	103,070,000.00	55,320,000.00	19,680,000.00	53.7	72.8
January 15, 2015	101,523,950.00	55,320,000.00	19,680,000.00	54.5	73.9
July 15, 2015	99,977,900.00	53,390,713.20	18,808,851.00	53.4	72.2
January 15, 2016	98,431,850.00	51,536,888.90	17,845,197.20	52.4	70.5
July 15, 2016	96,885,800.00	49,574,248.80	17,440,988.70	51.2	69.2
January 15, 2017	95,339,750.00	47,685,043.30	17,005,735.00	50.0	67.9
July 15, 2017	93,793,700.00	45,947,455.60	16,469,410.30	49.0	66.5
January 15, 2018	92,247,650.00	44,350,854.90	15,956,921.30	48.1	65.4
July 15, 2018	90,701,600.00	42,809,600.30	15,429,608.60	47.2	64.2
January 15, 2019	89,155,550.00	41,394,913.40	14,846,585.50	46.4	63.1
July 15, 2019	87,609,500.00	40,026,976.30	14,285,246.00	45.7	62.0
January 15, 2020	86,063,450.00	38,704,244.00	13,744,793.40	45.0	60.9
July 15, 2020	84,517,400.00	37,425,222.80	13,158,338.10	44.3	59.8
January 15, 2021	82,971,350.00	36,188,468.20	11,431,823.20	43.6	57.4
July 15, 2021	81,425,300.00	34,188,866.80	7,851,692.70	42.0	51.6
January 15, 2022	79,879,250.00	33,988,866.80	0.00	42.6	0.0
July 15, 2022	78,333,200.00	32,140,007.70	0.00	41.0	0.0
January 15, 2023	76,787,150.00	30,183,580.10	0.00	39.3	0.0
July 15, 2023	75,241,100.00	28,375,407.00	0.00	37.7	0.0
January 15, 2024	73,695,050.00	26,653,778.10	0.00	36.2	0.0
July 15, 2024	72,149,000.00	25,014,948.10	0.00	34.7	0.0
January 15, 2025	70,602,950.00	23,455,324.70	0.00	33.2	0.0
July 15, 2025	69,056,900.00	22,207,715.00	0.00	32.2	0.0
January 15, 2026	67,510,850.00	0.00	0.00	0.0	0.0

III-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Hawaiian Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of Hawaiian Holdings, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hawaiian Holdings, Inc. at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hawaiian Holdings, Inc.'s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 8, 2013, expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Honolulu, Hawaii
February 8, 2013
(except for Note 13, as to which the date is March 14, 2013)

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

For the Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010
	(in thousands, except per share data)
Operating Revenue:
Passenger	$1,767,041	$1,480,663	$1,154,972
Other	195,312	169,796	155,121

Total	1,962,353	1,650,459	1,310,093

Operating Expenses:
Aircraft fuel, including taxes and oil	631,741	513,284	322,999
Wages and benefits	376,574	321,241	297,567
Aircraft rent	98,786	112,883	112,721
Maintenance materials and repairs	183,552	169,851	123,975
Aircraft and passenger servicing	103,825	82,250	62,160
Commissions and other selling	114,324	96,264	78,197
Depreciation and amortization	85,599	66,262	57,712
Other rentals and landing fees	85,623	72,445	57,833
Other	152,931	125,682	105,651
Lease termination charges	—	70,014	—

Total	1,832,955	1,630,176	1,218,815

Operating Income	129,398	20,283	91,278

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(43,522)	(24,521)	(16,835)
Interest income	580	1,514	3,634
Capitalized interest	10,524	7,771	2,665
Gains (losses) on fuel derivatives	(11,330)	(6,862)	641
Gains on investments	—	—	1,168
Other, net	136	733	(562)

Total	(43,612)	(21,365)	(9,289)

Income (Loss) Before Income Taxes	85,786	(1,082)	81,989
Income tax (benefit) expense	32,549	1,567	(28,266)

Net Income (Loss)	$53,237	$(2,649)	$110,255

Net Income (Loss) Per Common Stock Share:
Basic	$1.04	$(0.05)	$2.15

Diluted	$1.01	$(0.05)	$2.10

Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,314	50,733	51,232

Diluted	52,535	50,733	52,482

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

For the Years ended December 31, 2012, 2011 and 2010

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Net Income (Loss)	$53,237	$(2,649)	$110,255
Other comprehensive loss, net:
Net change related to employee benefit plans, net of tax of $9,224, $38,822 and $2,040 for 2012, 2011 and 2010, respectively	(11,714)	(67,061)	(3,105)
Unrealized loss on short-term and long-term investments, net of tax of $468 for 2010	—	—	(717)

Total other comprehensive loss, net	(11,714)	(67,061)	(3,822)

Total comprehensive income (loss), net	$41,523	$(69,710)	$106,433

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$405,880	$304,115
Restricted cash	5,000	30,930

Total cash, cash equivalents and restricted cash	410,880	335,045
Accounts receivable, net of allowance for doubtful accounts of $371 and $630 as of December 31, 2012 and 2011, respectively	80,750	94,164
Spare parts and supplies, net	27,552	23,595
Deferred tax assets, net	17,675	15,336
Prepaid expenses and other	35,001	31,391

Total	571,858	499,531

Property and equipment, net
Flight equipment	1,000,017	647,497
Pre-delivery deposits on flight equipment	193,042	156,290
Other property and equipment	125,154	106,939

	1,318,213	910,726
Less accumulated depreciation and amortization	(249,495)	(181,599)

Total	1,068,718	729,127

Other Assets:
Long-term prepayments and other	55,629	47,321
Deferred tax assets, net	36,376	59,519
Intangible assets, net of accumulated amortization of $173,090 and $154,302 as of December 31, 2012 and 2011, respectively	26,580	45,368
Goodwill	106,663	106,663

Total Assets	$1,865,824	$1,487,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$82,084	$80,636
Air traffic liability	388,646	303,382
Other accrued liabilities	74,828	67,267
Current maturities of long-term debt and capital lease obligations	108,232	37,535

Total	653,790	488,820

Long-Term Debt, less discount, and Capital Lease Obligations	553,009	424,436
Other Liabilities and Deferred Credits:
Accumulated pension and other postretirement benefit obligations	352,460	320,742
Other liabilities and deferred credits	37,963	30,655

Total	390,423	351,397

Commitments and Contingent Liabilities
Shareholders' Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding at December 31, 2012 and 2011	—	—
Common stock, $0.01 par value per share, 51,439,934 and 50,729,573 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	514	507
Capital in excess of par value	264,854	260,658
Accumulated income	117,288	64,051
Accumulated other comprehensive loss, net	(114,054)	(102,340)

Total	268,602	222,876

Total Liabilities and Shareholders' Equity	$1,865,824	$1,487,529

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Consolidated Statements of Shareholders' Equity

For the Years ended December 31, 2012, 2011 and 2010

	Common Stock(*)	Special Preferred Stock(**)	Treasury Stock	Capital In Excess of Par Value	Accumulated Income (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
	(in thousands, except share data)
Balance at December 31, 2009	$516	$—	$(754)	$240,608	$(32,824)	$(31,457)	$176,089
Net income	—	—	—	—	110,255	—	110,255
Other comprehensive loss	—	—	—	—	—	(3,822)	(3,822)
Issuance of 609,187 shares of common stock related to stock awards	6	—	—	(132)	—	—	(126)
Exercise of warrants to acquire 1,000 shares of common stock	—	—	—	7	—	—	7
Share-based compensation expense	—	—	—	5,001	—	—	5,001
Treasury stock buy-back to acquire 1,868,563 shares	—	—	(9,998)	—	—	—	(9,998)
Excess tax benefits from exercise of stock options	—	—	—	463	—	—	463

Balance at December 31, 2010	$522	$—	$(10,752)	$245,947	$77,431	$(35,279)	$277,869

Net loss	—	—	—	—	(2,649)	—	(2,649)
Other comprehensive loss						(67,061)	(67,061)
Issuance of 508,696 shares of common stock related to stock awards	6	—	—	(1,122)	—	—	(1,116)
Share-based compensation expense	—	—	—	4,302	—	—	4,302
Convertible note	—	—	—	19,504	—	—	19,504
Purchase of convertible note hedges	—	—	—	(19,504)	—	—	(19,504)
Convertible note issuance costs net of deferred tax benefit of $302	—	—	—	(463)	—	—	(463)
Sale of common stock warrants	—	—	—	11,948	—	—	11,948
Treasury stock retirement of 2,070,214 shares	(21)	—	10,752	—	(10,731)	—	—
Excess tax benefits from exercise of stock options	—	—	—	46	—	—	46

Balance at December 31, 2011	$507	$—	$—	$260,658	$64,051	$(102,340)	$222,876

Net Income	—	—	—	—	53,237	—	53,237
Other comprehensive loss						(11,714)	(11,714)
Issuance of 710,361 shares of common stock related to stock awards	7	—	—	763	—	—	770
Share-based compensation expense	—	—	—	3,433	—	—	3,433

Balance at December 31, 2012	$514	$—	$—	$264,854	$117,288	$(114,054)	$268,602

(*)
Common Stock—$0.01 par value; 118,000,000 authorized as of December 31, 2012 and 2011.

(**)
Special Preferred Stock—$0.01 par value; 2,000,000 shares authorized as of December 31, 2012 and 2011.

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Consolidated Statements of Cash Flows

For the Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010
	(in thousands)
Cash Flows From Operating Activities:
Net income (Loss)	$53,237	$(2,649)	$110,255
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	18,788	23,352	23,486
Depreciation and amortization of property and equipment	69,521	48,875	40,325
Deferred income taxes	31,333	43,768	(51,990)
Stock compensation	3,516	4,302	5,001
Lease termination charges	—	70,014	—
Amortization of debt discounts and issuance costs	5,599	3,932	2,713
Gain on sale of investments	—	—	(1,168)
Pension and postretirement benefit cost, net	11,627	1,676	(22,425)
Issuance of forward sold miles	—	(8,747)	(12,463)
Other, net	(10,039)	(7,530)	(5,615)
Changes in operating assets and liabilities:
Restricted cash	25,930	(25,706)	20,507
Accounts receivable	12,698	(35,408)	(11,326)
Spare parts and supplies	(6,660)	(7,181)	(1,777)
Prepaid expenses and other current assets	(2,373)	(7,033)	(3,607)
Accounts payable	1,447	11,336	22,953
Air traffic liability	85,264	61,268	32,729
Other accrued liabilities	7,459	3,240	2,117
Other assets and liabilities, net	3,670	1,255	582

Net cash provided by operating activities	311,017	178,764	150,297

Cash Flows From Investing Activities:
Additions to property and equipment, including pre-delivery deposits	(290,699)	(281,903)	(140,460)
Purchases of short-term investments	—	—	(109,623)
Sales of short and long-term investments	—	—	141,410

Net cash used in investing activities	(290,699)	(281,903)	(108,673)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	1,488	226	1,477
Convertible Notes:
Issuance of convertible notes	—	86,250	—
Purchase of call options and sale of common stock warrants, net	—	(19,504)	—
Proceeds from issuance of warrants	—	11,948	—
Long-term borrowings	133,000	132,000	54,746
Treasury stock repurchase	—	—	(9,998)
Repayments of long-term debt and capital lease obligations	(49,129)	(80,023)	(101,176)
Debt issuance costs	(3,828)	(8,726)	(2,837)
Other	(84)	46	463

Net cash provided by (used in) financing activities	81,447	122,217	(57,325)

Net increase (decrease) in cash and cash equivalents	101,765	19,078	(15,701)
Cash and cash equivalents—Beginning of Year	304,115	285,037	300,738

Cash and cash equivalents—End of Year	$405,880	$304,115	$285,037

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements

1. Business and Organization

        Hawaiian Holdings, Inc. (the "Company," "Holdings," "we," "us" and "our") and its direct wholly-owned subsidiary, Hawaiian Airlines, Inc. (Hawaiian), are incorporated in the State of Delaware. The Company's primary asset is its sole ownership of all issued and outstanding shares of common stock of Hawaiian.

        Hawaiian is engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the Neighbor Island routes), between the Hawaiian Islands and certain cities in the United States (the North America routes), and between the Hawaiian Islands and the South Pacific, Australia and Asia (the International routes), collectively referred to as our Scheduled Operations. In addition, Hawaiian also operates various charter flights. Hawaiian is the largest airline headquartered in Hawaii and the eleventh largest domestic airline in the United States based on revenue passenger miles reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of October 31, 2012, latest data available. As of December 31, 2012, Hawaiian's fleet consisted of 18 Boeing 717-200 aircraft for its Neighbor Island routes, and 16 Boeing 767-300 and nine Airbus A330-200 aircraft for its North America, International and charter routes. The Company also has two ATR42 turboprop aircraft for pending service to new Neighbor Island destinations in 2013.

2. Summary of Significant Accounting Policies

  Basis of Presentation

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, including its principal subsidiary, Hawaiian, through which the Company conducts substantially all of its operations. All significant intercompany balances and transactions have been eliminated upon consolidation.

  Cash Equivalents

        The Company considers all investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

  Restricted Cash

        At December 31, 2012 and 2011, restricted cash primarily consist of cash deposits held by institutions that process credit card transactions.

  Spare Parts and Supplies

        Spare parts and supplies are valued at average cost, and primarily consist of expendable parts for flight equipment and other supplies. An allowance for obsolescence of expendable parts is provided over the estimated useful lives of the related aircraft and engines for spare parts expected to be on hand at the date the aircraft are retired from service. An allowance is also provided to reduce the carrying amount of excess spare parts to the lower of cost or net realizable value. These allowances are based on management's estimates and are subject to change.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Property, Equipment and Depreciation

        Property and equipment are stated at cost and depreciated on a straight-line basis to its estimated residual value over the asset's estimated useful life. Depreciation begins when the asset is placed into service. Aircraft and related parts begin depreciating on the aircraft's first revenue flight.

        Estimated useful lives and residual values of property and equipment are as follows:

Boeing 717-200 aircraft and engines	7 - 11 years, 7 - 34% residual value
Boeing 767-300 aircraft and engines	7 - 20 years, 0 - 10% residual value
Airbus A330-200 aircraft and engines	25 years, 10% residual value
Aircraft under capital leases	8 - 12 years, no residual value
Major rotable parts	Average lease term or useful life for related aircraft, 10% - 15% residual value
Improvements to leased flight equipment	Shorter of lease term or useful life
Facility leasehold improvements	Shorter of lease term, including assumed lease renewals when renewal is economically compelled at key airports or useful life
Furniture, fixtures and other equipment	3 - 7 years, no residual value
Capitalized software	3 - 7 years, no residual value

        Additions and modifications that significantly enhance the operating performance and/or extend the useful lives of property and equipment are capitalized and depreciated over the lesser of the remaining useful life of the asset or the remaining lease term, as applicable. Expenditures that do not improve or extend asset lives are charged to expense as incurred. Pre-delivery deposits are capitalized when paid.

        Aircraft under capital leases are recorded at an amount equal to the present value of minimum lease payments utilizing our incremental borrowing rate at lease inception and amortized on a straight-line basis over the lesser of the remaining useful life of the aircraft or the lease term. The amortization is recorded in depreciation and amortization expense on the Consolidated Statement of Operations.

        The Company capitalizes certain costs related to the acquisition and development of computer software and amortizes these costs using the straight-line method over the estimated useful life of the software. The net book value of computer software, which is included in Other property and equipment on our consolidated balance sheets, was $15.4 million and $16.0 million at December 31, 2012 and 2011, respectively. Amortization expense related to computer software was $7.7 million, $5.9 million and $6.7 million for the years ended December 31, 2012, 2011 and 2010, respectively.

  Aircraft Maintenance and Repair Costs

        Aircraft maintenance and repairs are charged to expense as incurred, except for charges for maintenance and repairs under power-by-the-hour maintenance contracts which are accrued and expensed when a contractual obligation exists, generally on the basis of hours flown.

        The Company accounts for nonrefundable maintenance deposits as an asset until any portion of the estimated total amount of the deposit is less than probable of being returned on leased aircraft. In addition, payments of maintenance deposits that are not "substantially and contractually related to the

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

maintenance of the lease assets" are expensed as incurred. Any costs not expected to be recoverable are considered to be not "substantially and contractually related to maintenance of the lease asset." Therefore, the Company bifurcates deposit payments and expenses the proportionate share that is estimated to not be recoverable from existing and future nonrefundable deposits.

  Goodwill and Indefinite-lived Intangible Assets

        Goodwill and intangible assets with indefinite lives are not amortized, but are tested for impairment at least annually using a "two-step process" under Accounting Standard Codification (ASC) Intangibles—Goodwill and Other (ASC 350). In the first step, the fair value of the Company's reporting unit is compared to its carrying value. If the fair value of the Company's reporting unit exceeds the carrying value of its net assets, goodwill is not impaired and no further testing is required. If the carrying value of the net assets of the Company's reporting unit exceeds its fair value, then the second step of the impairment test must be performed in order to determine the implied fair value of the Company's reporting unit. If the carrying value of the goodwill exceeds its implied fair value, then an impairment loss for the difference is recorded.

        For its annual goodwill impairment test, the Company performed the first step under ASC 350 and concluded that as of October 1, 2012, the carrying value of its Goodwill was not impaired.

        For its annual intangible asset impairment test, the Company adopted the provisions of ASU 2012-02, Intangibles—Goodwill and Other: Testing Indefinite—Lived Intangible Assets for Impairment, which amends ASC 350 and allows a Company to first assess qualitative factors, to determine whether or not it is necessary to perform the quantitative test for testing indefinite-lived intangible assets for impairment outlined in ASC 350. Management has concluded that as of October 1, 2012, there was no impairment of its indefinite-lived intangible asset.

        In the event that the Company determines that the values of goodwill or indefinite-lived intangible assets have become impaired, the Company will incur an accounting charge during the period in which such determination is made. There were no impairments recorded in 2012, 2011 and 2010.

  Impairment of Long-Lived Assets and Finite-lived Intangible Assets

        Long-lived assets used in operations, consisting principally of property and equipment and finite-lived intangible assets, are tested for impairment when events or changes in circumstances indicate, in management's judgment, that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than its carrying amount. When testing for impairment, management considers market trends, the expected useful lives of the assets, changes in economic conditions, recent transactions involving sales of similar assets and, if necessary, estimates of future discounted cash flows. If, at any time, management determines the net carrying value of an asset is not recoverable, the amount is reduced to its fair value during the period in which such determination is made. Any changes in the estimated useful lives of these assets will be accounted for prospectively. There were no impairments to long-lived and finite-lived intangible assets, nor was there a need to adjust the remaining useful lives of these assets in 2012, 2011 and 2010.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Leased Aircraft Return Costs

        Costs associated with returning leased aircraft are accrued when it is probable that a cash payment will be made and that amount is reasonably estimable. Any accrual is based on the time remaining on the lease, planned aircraft usage and the provisions included in the lease agreement, although the actual amount due to any lessor upon return will not be known with certainty until lease termination.

  Revenue Recognition

        Passenger revenue is recognized either when the transportation is provided or when tickets expire unused. The value of passenger tickets for future travel is included as air traffic liability.

        Various taxes and fees assessed on the sale of tickets to end customers are collected by the Company as an agent and remitted to taxing authorities. These taxes and fees have been presented on a net basis in the accompanying Consolidated Statements of Operations and recorded as a liability until remitted to the appropriate taxing authority.

        Other operating revenue include checked baggage revenue, cargo revenue, ticket change and cancellation fees, charter revenue, ground handling fees, commissions and fees earned under certain joint marketing agreements with other companies, inflight revenue and other incidental sales.

        Baggage fees, cargo and charter revenue are recognized when the transportation is provided. Ticket change and cancellation fees are recognized at the time the fees are assessed. All other revenue is recognized as revenue when the related goods and services are provided.

  Frequent Flyer Program

        HawaiianMiles, Hawaiian's frequent flyer travel award program, provides a variety of awards to program members based on accumulated mileage. The Company utilizes the incremental cost method of accounting for free travel awards issued from the HawaiianMiles program. The Company records a liability for the estimated incremental cost of providing travel awards that are expected to be redeemed on Hawaiian or the contractual rate of expected redemption on partner airlines. The Company estimates the incremental cost of travel awards based on periodic studies of actual costs and applies these cost estimates to all issued miles, less an appropriate breakage factor for estimated miles that will not be redeemed. Incremental cost includes the costs of fuel, meals and beverages, insurance and certain other passenger traffic-related costs, but does not include any costs for aircraft ownership and maintenance. The breakage factor is estimated based on an analysis of historical expirations.

        The Company also sells mileage credits to companies participating in our frequent flyer program. These sales are accounted for as multiple-element arrangements, with one element representing the travel that will ultimately be provided when the mileage credits are redeemed and the other consisting of marketing related activities that we conduct with the participating company. The estimated fair value of the transportation portion of these mileage credits is deferred and recognized as passenger revenue over the period when transportation is expected to be provided (currently estimated at 22 months). Amounts received in excess of the expected transportation's fair value are recognized immediately as other revenue at the time of sale as compensation for marketing services performed. The estimated fair value of the air transportation component is based on several factors, including the equivalent ticket value of similar Company fares and customer habits in redeeming free travel awards.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Under the programs of certain participating companies, credits are accumulated in accounts maintained by the participating company and then transferred into a member's HawaiianMiles account for immediate redemption of free travel awards. For those transactions, revenue is amortized over the period during which the mileage is projected to be used (currently estimated at five months).

        On a periodic basis, we review and update the assumptions used in our frequent flyer accounting. On an annual basis, we update the deferral period and deferral rate for mileage credits sold to participating companies. We also update the incremental cost assumption quarterly and the breakage rate assumption annually for free travel awards earned in connection with the purchase of passenger tickets.

  Commissions and Other Selling Expenses

        Commissions and other selling expenses include credit card commissions, the costs incurred to provide flights and other awards provided by HawaiianMiles, advertising and promotional expenses and computer reservation system charges, as well as commissions paid to outside agents for the sales of passenger and cargo traffic. Sales commissions are deferred when paid and are subsequently recognized as expense when the related revenue is recognized. Prepaid sales commissions are included in prepaid expenses and other current assets in the accompanying Consolidated Balance Sheets. All other components of commissions and other selling expenses, including advertising costs, are expensed when incurred. Advertising expense was $11.2 million, $9.2 million and $11.0 million for the years ended December 31, 2012, 2011, and 2010, respectively.

  Capitalized Interest

        Interest is capitalized upon acquisition of aircraft and engines, which include any interest related to predelivery deposits and interest incurred for significant modifications made to the aircraft, and is depreciated over the estimated useful life of the asset from service inception date. The rate at which interest is capitalized is based on the Company's weighted-average borrowing rate, which was 7.0%, 6.6% and 7.0% during 2012, 2011 and 2010, respectively.

  Earnings (Loss) Per Share

        Basic earnings (loss) per share, which excludes dilution, is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

	Year Ended December 31,
	2012	2011	2010
	(in thousands, except for per share data)
Numerator:
Net income (loss)	$53,237	$(2,649)	$110,255
Denominator:
Weighted average common shares outstanding—Basic	51,314	50,733	51,232
Assumed exercise of equity awards and warrants	1,221	—	1,250

Weighted average common shares outstanding—Diluted	52,535	50,733	52,482

Net income (loss) per common share
Basic	$1.04	$(0.05)	$2.15

Diluted	$1.01	$(0.05)	$2.10

        The table below approximates those shares excluded from the computation of diluted earnings per share because the awards would be antidilutive.

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Stock Options	89	527	187
Deferred Stock	—	1	123
Restricted Stock	717	339	308
Convertible notes(2)	10,943	8,450	—
Warrants(1)(2)	10,943	8,450	1,493

(1)
In 2010, 1.5 million outstanding warrants expired unexercised.

(2)
In March 2011, the Company entered into a Convertible Note transaction which included the sale of convertible notes, purchase of convertible note hedges and the sale of warrants. See Note 6—Debt for further discussion. These weighted common stock equivalents were excluded because their conversion price of $7.88 per share for the convertible notes and $10.00 for the warrants exceeded the average market price of our common stock during these periods, and the effect of their inclusion would be antidilutive. These securities could be dilutive in future periods. The convertible note hedges will always be antidilutive and, therefore, will have no effect on diluted earnings per share.

  Stock Compensation Plans

        The Company has a stock compensation plan for it and its subsidiaries' officers, consultants and non-employee directors. The Company accounts for stock compensation awards under ASC 718, Compensation—Stock Compensation, which requires companies to measure the cost of employee

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

services received in exchange for an award of equity instruments based on the fair value of such awards on the dates they are granted. The fair value of the awards are estimated using the following: (1) option-pricing models for grants of stock options, (2) Monte Carlo simulations for restricted stock units with a market condition, or (3) fair value at the measurement date (usually the grant date) for awards of stock subject to time and / or performance-based vesting. The resultant cost is recognized as compensation expense over the period of time during which an employee is required to provide services to the Company (the service period) in exchange for the award, the service period generally being the vesting period of the award.

        In accordance with ASC 718, the Company records benefits of tax deductions in excess of recognized stock compensation expense as financing cash flows.

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ significantly from those estimates.

  Recently Adopted Accounting Pronouncements

        In June 2011, the Financial Accounting Standards Bureau (FASB) issued Accounting Standards Update 2011-05, Comprehensive Income—Presentation of Comprehensive Income (ASU 2011-05). This update changes the requirements for the presentation of other comprehensive income, eliminating the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity, amongst other things. ASU 2011-05 requires that all nonowner changes in stockholders' equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. These amendments are effective for fiscal years and interim period beginning after December 15, 2011 and should be applied retrospectively. The Company adopted this guidance during the quarter ended March 31, 2012 and the two-statement approach is presented within this report.

        In May 2011, the FASB issued Accounting Standards Update 2011-04, Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 amended Accounting ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820), to converge the fair value measurement guidance in U.S. generally accepted accounting principles and the International Financial Reporting Standards (IFRSs). Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change a particular principle in ASC 820. In addition, ASU 2011-04 requires additional fair value disclosures. The amendments are to be applied prospectively and are effective for annual periods beginning after December 15, 2011. The Company adopted this guidance during the quarter ended March 31, 2012.

        In July 2012, the FASB issued Accounting Standards Update 2012-02, Intangibles—Goodwill and Other Testing Indefinite—Lived Intangible Assets for Impairment (ASU 2012-02). ASU 2012-02 amended ASC 350, Intangibles—Goodwill and Other, to allow an entity the option to first assess the qualitative factors in testing indefinite-lived intangible assets for impairment, to determine whether or not it is necessary to perform the quantitative impairment test originally outlined in ASC 350. This amendment is effective for fiscal years and interim periods beginning after September 15, 2012 and is to be applied

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

prospectively. The Company adopted this guidance during its annual intangible asset impairment test for the year ended December 31, 2012.

  Recently Issued Accounting Pronouncements

        In December 2011, the FASB issued Accounting Standards Update 2011-11, Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). ASU 2011-11 requires entities to disclose both gross and net information of both instruments and transactions eligible for offset on the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This amendment is effective for fiscal years and interim periods beginning on or after January 1, 2013 and should be applied retrospectively. The Company is currently evaluating the effect that the provisions of ASU 2011-11 will have on its financial statements.

3. Fair Value Measurements

        ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term for the assets or liabilities; and

Level 3—Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

        The tables below present the Company's financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012 and 2011:

	Fair Value Measurements as of December 31, 2012
	Total	Level 1	Level 2	Level 3
	(in thousands)
Cash equivalents:
Money market securities	$304,159	$304,159	$—	$—
Fuel derivative contracts:
Crude oil call options	13,094	—	13,094	—

Total assets measured at fair value	$317,253	$304,159	$13,094	$—

Fuel derivative contracts:
Crude oil put options	$397	$—	$397	$—

Total liabilities measured at fair value	$397	$—	$397	$—

	Fair Value Measurements as of December 31, 2011
	Total	Level 1	Level 2	Level 3
	(in thousands)
Cash equivalents:
Money market securities	$208,594	$208,594	$—	$—
Fuel derivative contracts:
Crude oil call options	1,511	—	1,511	—
Crude oil collars	231	—	231	—
Heating oil call options	170	—	170	—
Heating oil collars	628	—	628	—

Total assets measured at fair value	$211,134	$208,594	$2,540	$—

Fuel derivative contracts:
Crude oil collars	$90	$—	$90	$—
Heating oil collars	427	—	427	—

Total liabilities measured at fair value	$517	$—	$517	$—

        Cash equivalents.    The Company's cash equivalents consist of money market securities and are classified as Level 1 investments and are valued using inputs observable in markets for identical securities.

        Long-term investments.    During the quarter ended September 30, 2010, the Company sold all of its remaining auction rate securities for $26.7 million and recognized a pre-tax gain of approximately $1 million through nonoperating income (expense). These assets were previously classified as level 3 investments and valued using unobservable inputs.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

        The reconciliation of our assets measured at fair value on a recurring basis using unobservable inputs (Level 3) for the year ended December 31, 2010 is as follows:

Auction rate securities (Level 3)*
(in thousands)
Balance as of December 31, 2009	$29,921
Sale of long-term investments	(26,672)
Redemption	(4,075)
Accretion of discount	844
Realized net gains (losses):
Included in earnings	1,168
Reclassified from other comprehensive income	(1,186)

Balance as of December 31, 2010	$—

*
As of December 31, 2012, 2011 and 2010, there were no assets measured at fair value on a nonrecurring basis using unobservable inputs (Level 3).

        Fuel derivative contracts.    The Company's fuel derivative contracts consist of Brent and West Texas Intermediate (WTI) crude oil call options and collars (a combination of call options and put options), and Brent put options and heating oil which are not traded on a public exchange. The fair value of these instruments is determined based on inputs available or derived from public markets including contractual terms, market prices, yield curve and measures of volatility among others.

        The fair value of the Company's debt (excluding obligations under capital leases) with a carrying value of $554.6 million and $461.5 million at December 31, 2012 and December 31, 2011, respectively, was approximately $547.9 million ($81.1 million as Level 2 and $466.8 million as Level 3 in the fair value hierarchy) and $445.2 million ($66.4 million as Level 2 and $378.8 million as Level 3 in the fair value hierarchy). The Company's fair value estimates were based on either market prices or the discounted amount of future cash flows using its current incremental rate of borrowing for similar liabilities.

        The carrying amounts of cash and cash equivalents, restricted cash, other receivables and accounts payable approximate their fair value due to their short-term nature.

  Nonfinancial Assets Measured at Fair Value on a Nonrecurring Basis

        See Note 7—Leases, for information related to fair value measurements of nonfinancial assets on a nonrecurring basis performed during 2011.

4. Fuel Risk Management

        The Company's operations are inherently dependent upon the price and availability of aircraft fuel. To manage economic risks associated with fluctuations in aircraft fuel prices, the Company periodically enters into derivative financial instruments such as heating oil, WTI and Brent crude oil call options and collars. During the years ended December 31, 2012, 2011, 2010, the Company primarily used

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

4. Fuel Risk Management (Continued)

heating oil and crude oil call options and collars to hedge its aircraft fuel expense. As of December 31, 2012, the Company had outstanding fuel derivative contracts covering 127.0 million gallons of jet fuel that will be settled over the next 18 months. These derivative instruments were not designated as hedges under ASC Topic 815, Derivatives and Hedging (ASC 815), for hedge accounting treatment. As a result, any changes in fair value of these derivative instruments are adjusted through other nonoperating income (expense) in the period of change.

        The following table reflects the amount of realized and unrealized gains and losses recorded as nonoperating income (expense) in the Consolidated Statements of Operations during 2012, 2011, and 2010.

	Year Ended December 31,
Fuel derivative contracts	2012	2011	2010
	(in thousands)
Gains (losses) on fuel derivatives recorded in nonoperating income (expense):
Mark-to-fair value gains (losses) on undesignated fuel hedges:
Realized gains (losses):
Losses realized at settlement	$(7,372)	$(430)	$(3,199)
Reversal of prior period unrealized amounts	2,367	(3,920)	(226)
Unrealized gains (losses) on contracts that will settle in future periods	(6,325)	(2,512)	4,066

Gains (losses) on fuel derivatives recorded as nonoperating income (expense)	$(11,330)	$(6,862)	$641

        ASC 815 requires a reporting entity to elect a policy of whether to offset rights to reclaim cash collateral or obligations to return cash collateral against derivative assets and liabilities executed with the same counterparty, or present such amounts on a gross basis. Based on the fair value of our fuel derivative contracts, our counterparties may require us to post collateral when the price of the underlying commodity decreases. The Company's accounting policy is to present its derivative assets and liabilities on a net basis including the collateral posted with the counterparty. The Company had no collateral posted with our fuel contract counterparties as of December 31, 2012, 2011, and 2010.

        The following table presents the fair value of the asset and liability derivatives that are not designated as hedging instruments under ASC 815 as well as the location of the asset and liability balances within the Consolidated Balance Sheets.

		Fair Value of Derivatives
		Assets as of		Liabilities as of
Derivatives not designated as hedging instruments under ASC 815	Balance Sheet Location	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		(in thousands)
Fuel derivative contracts	Prepaid expenses and other	$13,094	$2,540	$397	$517

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements

5. Intangible Assets

        The following tables summarize the gross carrying values of intangible assets less accumulated amortization as of December 31, 2012 and 2011, and the useful lives assigned to each asset.

	As of December 31, 2012
	Gross carrying value	Accumulated amortization	Net book value	Approximate useful life (years)
	(in thousands)
Frequent flyer program—marketing relationships	$119,900	$(119,900)	$—	7.5
Favorable aircraft and engine leases	32,710	(32,710)	—	7(*)
Favorable aircraft maintenance contracts	18,200	(9,833)	8,367	14(*)
Frequent flyer program—customer relations	12,200	(8,372)	3,828	11
Hawaiian Airlines trade name	13,000	—	13,000	Indefinite
Operating certificates	3,660	(2,275)	1,385	12

Total intangible assets	$199,670	$(173,090)	$26,580

	As of December 31, 2011
	Gross carrying value	Accumulated amortization	Net book value
	(in thousands)
Frequent flyer program—marketing relationships	$119,900	$(105,228)	$14,672
Favorable aircraft and engine leases	32,710	(31,255)	1,455
Favorable aircraft maintenance contracts	18,200	(8,576)	9,624
Frequent flyer program—customer relations	12,200	(7,268)	4,932
Hawaiian Airlines trade name	13,000	—	13,000
Operating certificates	3,660	(1,975)	1,685

Total intangible assets	$199,670	$(154,302)	$45,368

(*)
Weighted average is based on the gross carrying values and estimated useful lives as of June 2, 2005 (the date Hawaiian emerged from bankruptcy). The useful lives ranged from sixteen for a favorable aircraft lease to six for a favorable aircraft maintenance contract.

        Amortization expense related to the above intangible assets was $18.8 million, $23.4 million, and $23.5 million for the years ended December 31, 2012, 2011, and 2010, respectively. Amortization of the favorable aircraft and engine leases and the favorable aircraft maintenance contracts are included in aircraft rent and maintenance materials and repairs, respectively, in the accompanying Consolidated Statements of Operations for the years ended December 31, 2012, 2011 and 2010. The estimated future

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

5. Intangible Assets (Continued)

amortization expense as of December 31, 2012 of the intangible assets subject to amortization is as follows (in thousands):

2013	$2,640
2014	2,640
2015	2,640
2016	2,052
2017	1,421
Thereafter	2,187

$13,580

6. Debt

        Long-term debt (including capital lease obligations) net of unamortized discounts as of December 31, 2012 and 2011 is outlined as follows:

	2012	2011
	(in thousands)
Airbus A330-200 Aircraft Facility Agreements, fixed interest rates of 5.31% - 6.46%, quarterly principal and interest payments, payable from 2023 - 2024(1)	$246,443	$129,292
Boeing 717-200 Aircraft Facility Agreements, fixed interest rate of 8%, monthly principal and interest payments, the remaining balance of $39.7 million due at maturity on June 2019(1)	170,701	185,730
Five year 5% unsecured convertible notes, with interest only semi-annual payments, and $86.25 million due at maturity on March 15, 2016	86,250	86,250
Secured loan, variable interest rate of 3.58% at December 31, 2012, monthly interest only payments, the remaining balance of $52.2 million due at maturity on December 2013(1)	64,748	77,318
Capital lease obligations (see Note 7)	106,672	435

Total long-term debt and capital lease obligations	$674,814	$479,025
Less unamortized discounts on debt:
Convertible note due March 2016(2)	(13,573)	(17,054)

	(13,573)	(17,054)
Less current maturities	(108,232)	(37,535)

	$553,009	$424,436

(1)
The Airbus A330-200 Aircraft Facility Agreements, Boeing 717-200 Aircraft Facility Agreements and the Secured loan borrowings are secured by aircraft.

(2)
As of December 31, 2012, the Convertible Note discount is being amortized to interest expense over the remaining term of 3.25 years.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

6. Debt (Continued)

  Convertible Notes

        On March 23, 2011, the Company issued $86.25 million principal amount of convertible senior notes (the Convertible Notes) due March 15, 2016. The Convertible Notes were issued at par and bear interest at a rate of 5.00% per annum. Interest is paid semi-annually, in arrears, on March 15 and September 15 each year.

        Each $1,000 of principal of the Convertible Notes is convertible under certain circumstances, at an initial conversion rate of 126.8730 shares of the Company's common stock (or a total of approximately 10.9 million shares), which is the equivalent of approximately $7.8819 per share, subject to adjustment upon the occurrence of certain specified events as set forth in the indenture governing the terms of the Convertible Notes. Upon conversion, the Company will have the right, at the Company's election, to pay or deliver cash, shares of the Company's common stock or a combination thereof. Holders may convert their Convertible Notes at their option at any time prior to November 15, 2015, only if one of the following conditions has been met (during 2012, none of the conditions permitting conversion were met):

  •
  During any calendar quarter after the calendar quarter ending June 30, 2011, and only during such calendar quarter, if the closing price of the Company's common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 130% of the conversion price per share of common stock in effect on the last day of such preceding calendar quarter;

  •
  During the five consecutive business days immediately after any 10 consecutive trading day period in which the average trading price per $1,000 principal amount of the Convertible Notes during such period was less than 97% of the product of the closing sale price of the common stock and the conversion rate on such trading day;

  •
  The Company makes specified distributions to holders of the Company's common stock or specified corporate transactions occur.

        On or after November 15, 2015, and up through and including the second business day immediately preceding March 15, 2016, the Holders may convert their Convertible Notes into common stock.

        Holders may require the Company to repurchase all or a portion of their Convertible Notes upon a fundamental change, primarily a change in control or termination of trading, at a cash repurchase price equal to 100% of the principal amount of the Convertible Notes plus accrued and unpaid interest, if any. The Company may not redeem the Convertible Notes prior to their maturity date.

        When accounting for the Convertible Notes, the Company applied accounting guidance related to the accounting for convertible debt instruments that may be settled in cash upon conversion. This guidance required the Company to separately account for the liability and equity components of the Convertible Notes in a manner that reflects our nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This guidance required bifurcation of a component of the debt, classification of that component in equity, and then accretion of the resulting discount on the debt as part of interest expense reflected in the Consolidated Statements of Operations.

        Accordingly, the Company recorded an adjustment to reduce the carrying value of the Convertible Notes by $19.5 million and recorded this amount in Shareholders' Equity. This adjustment was based

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

6. Debt (Continued)

on the calculated fair value of a similar debt instrument that did not have an associated equity component. The annual interest rate calculated for a similar debt instrument was 11.00%. During 2012, the carrying amount of the equity component and the effective interest rate applied to the liability component remaining unchanged from 2011.

        The total issuance costs for the Convertible Notes was $3.3 million, of which $2.5 million was allocated to the debt component and $0.8 million was allocated to the equity component during 2011. The issuance costs allocated to debt were capitalized and are being amortized to interest expense over the term of the Convertible Notes. The issuance costs allocated to equity were recorded as a reduction of additional paid-in-capital.

        Non-cash interest expense relating to the amortization of the discount allocated to the debt component of the Convertible Notes for the years ended December 31, 2012 and 2011 was $3.5 million and $2.4 million, respectively, and interest expense over for the years ended December 31, 2012 and 2011 was $4.8 million and 3.8 million, respectively.

  Convertible Note Hedges and Warrants

        In connection with the issuance of the Convertible Notes, the Company entered into separate convertible note hedge transactions (the Convertible Note Hedges) and separate warrant transactions (the Warrants) with certain financial investors to reduce the potential dilution of the Company's common stock and to offset potential payments by the Company to holders of the Convertible Notes in excess of the principal of the Convertible Notes upon conversion. The Convertible Note Hedges and Warrants are separate transactions, entered into by the Company with the financial institutions, and are not part of the Convertible Notes described above.

        The Company paid $19.5 million for the Convertible Note Hedges. Under the terms of the Convertible Note Hedges, the counterparties to the Convertible Note Hedges will generally deliver to the Company amounts in excess of the principal amount of the Convertible Notes delivered upon conversion by the Company to the holders of the Convertible Notes in the same form of consideration elected to be delivered by the Company to the holders of the Convertible Notes under the indenture for the Convertible Notes. The Company may elect to settle the conversion feature of the Convertible Notes in cash or shares of common stock or in any combination of cash or shares of common stock as determined in accordance with the provisions of the indenture. The Convertible Note Hedges are currently exercisable and expire on March 15, 2016.

        Concurrent with the issuance of the Convertible Notes, the Company sold Warrants to certain financial institutions that permit such financial institutions to acquire shares of the Company's common stock. The Warrants are exercisable by the financial institutions for 10.9 million shares of the Company's common stock at a current exercise price of $10.00 per share. The Company received $11.9 million in proceeds from the sale of the Warrants. The Warrants expire at various dates beginning in June 2016 and ending in September 2016. The Warrants provide for net share settlement by the Company, subject to the option of the Company to deliver cash in lieu of shares if certain conditions under the Warrants have been met.

        The Company determined that the Convertible Note Hedges and Warrants meet the requirements of the FASB's accounting guidance for accounting for derivative financial instruments indexed to, and potentially settled in, a Company's own stock and other relevant guidance and, therefore, are classified

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

6. Debt (Continued)

as equity transactions. As a result, the Company recorded the purchase of the Convertible Note Hedges as a reduction in additional paid-in-capital and the proceeds of the Warrants as an increase to additional-paid-in-capital in the Consolidated Balance Sheets, and the Company will not recognize subsequent changes in the fair value of the agreements in the consolidated financial statements.

  Revolving Credit Facility

        The Company has a secured Revolving Credit Facility in an amount up to $75.0 million, with a variable-interest rate of 6.25% at December 31, 2012, and maturing in December 2013. As of December 31, 2012 and 2011 the Company had no outstanding borrowing under the Revolving Credit Facility and $68.9 million and $56.9 million available, respectively, (net of various outstanding letters of credit), and is in compliance with its financial covenants under the Revolving Credit Facility.

        As of December 31, 2012, the scheduled maturities of long-term debt are as follows (in thousands):

2013	100,477
2014	37,515
2015	39,435
2016	125,911
2017	41,790
Thereafter	223,013

        Cash payments for interest totaled $35.2 million, $15.6 million, and $10.1 million in 2012, 2011 and 2010, respectively.

7. Leases

        The Company leases aircraft, engines and other assets under long-term lease arrangements. Other leased assets include real property, airport and terminal facilities, and general offices. Certain leases include escalation clauses and renewal options. When lease renewals are considered to be reasonably assured, the rental payments that will be due during the renewal periods are included in the determination of rent expense over the life of the lease.

  Aircraft

        On June 27, 2011, Hawaiian terminated lease agreements and concurrently entered into a purchase agreement with the lessor covering fifteen Boeing 717-200 aircraft, each such aircraft including two Rolls-Royce BR700-715 engines. These aircraft were previously operated by Hawaiian under four capital and eleven operating lease agreements. The purchase price for the fifteen Boeing 717-200 aircraft was $230 million, comprised of financing of $192.8 million through secured loan agreements with Boeing Capital, cash payment of $25.0 million, and the non-cash application of maintenance and security deposits held by the previous lessor and current debt financier of $12.2 million. This purchase price was reduced by certain previously recorded lease valuation adjustments related to these aircraft. The Company recognized the excess of the purchase price paid over the fair value of the aircraft under operating leases as a cost of terminating the leases under ASC 840—Leases (formerly FASB Interpretation No. 26, Accounting for Purchase of a Leased Asset by the Lessee during the Term of the Lease) and elected to apply the same accounting policy to the aircraft under capital leases. As a result,

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

7. Leases (Continued)

the Company reduced the value of the fifteen Boeing 717-200 to their fair value of $135 million on its Consolidated Balance Sheets and recorded lease termination charges of $70.0 million on the Consolidated Statements of Operations. The Company determined the valuation of the aircraft based on a third-party appraisal that considered multiple inputs, including market transactions for similar aircraft and information specific to the condition of each aircraft. As a result, this fair value measurement was considered a Level 3 measurement as described in Note 3 to the consolidated financial statements. See additional information on the loan agreements at Note 6 to the consolidated financial statements.

        As of December 31, 2012, the Company had lease contracts for 17 of its 45 aircraft. Of the 17 lease contracts, three aircraft lease contracts were accounted for as capital leases, with the remaining 14 lease contracts accounted for as operating leases in accordance with ASC 840, Accounting for Leases. These aircraft leases have remaining lease terms ranging from approximately one to thirteen years. Under these lease agreements, the Company is required to pay monthly specified amounts of rent plus maintenance reserves based on utilization of the aircraft. Maintenance reserves are amounts paid by the Company to the aircraft lessor as a deposit for certain future scheduled airframe, engine and landing gear overhaul costs. Maintenance reserves are reimbursable once the Company successfully completes such qualified scheduled airframe, engine and/or landing gear overhauls.

        As of December 31, 2012, the scheduled future minimum rental payments under capital leases and operating leases with noncancelable basic terms of more than one year are as follows:

	Capital Leases		Operating Leases
	Aircraft*	Other	Aircraft	Other
	(in thousands)
2013	$13,720	$102	$84,983	$4,784
2014	13,803	102	80,051	5,239
2015	13,803	102	79,445	5,204
2016	13,803	102	62,735	5,124
2017	13,803	24	62,213	4,669
Thereafter	73,347	—	194,545	23,304

	142,279	432	$563,972	$48,324

Less amounts representing interest	35,972	67

Present value of minimum capital lease payments	$106,307	$365

(*)
At December 31, 2012, the Company had three aircraft under capital leases (two Boeing 717-200 aircraft and one A330-200 aircraft) that were included in property and equipment on the Consolidated Balance Sheets

        Accumulated amortization for our aircraft and other capital leases was $8.3 million and $1.4 million for the years ended December 31, 2012 and 2011, respectively.

        Rent expense was $151.0 million, $156.7 million and $146.3 million during the years ended December 31, 2012, 2011 and 2010, respectively.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Income Taxes

        The significant components of income tax expense (benefit) are as follows:

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Current
Federal	$—	$(36,515)	$18,364
State	1,216	(5,686)	5,360

	1,216	(42,201)	23,724

Deferred
Federal	$27,936	$37,150	$(44,158)
State	3,397	6,618	(7,832)

	31,333	43,768	(51,990)

Income tax expense (benefit)	$32,549	$1,567	$(28,266)

        Cash payments (refunds) for income taxes were ($16.9) million, ($21.3) million and $26.0 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011, the Company recorded income taxes receivable of $4.0 and $23.5 million respectively, for overpayments and net operating loss carrybacks.

        The income tax expense (benefit) differed from amounts computed at the statutory federal income tax rate as follows:

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Income tax expense (benefit) computed at the statutory federal rate	$30,025	$(368)	$28,696
Increase (decrease) resulting from:
State income taxes, net of federal tax effect	2,999	132	5,033
Nondeductible meals	910	538	436
Change in tax law—Medicare Part D Subsidy	—	—	1,341
Change in valuation allowance	—	—	(57,530)
Change in uncertain tax positions	—	(1,983)	(5,980)
Effect of change in state apportionment rates and tax rates	—	2,624	—
Settlement of prior year tax matters	—	618	—
Other	(1,385)	6	(262)

Income tax expense (benefit)	$32,549	$1,567	$(28,266)

        During 2010, as a result of its continued positive earnings, as well as positive forecasted earnings in the future, and certain tax planning strategies, management concluded that it was more likely than not that the Company would realize its deferred tax assets, and therefore, the Company released its remaining valuation allowance which amounted to approximately $57.5 million.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Income Taxes (Continued)

        The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including the reversals of deferred tax liabilities) during the periods in which those deferred tax assets will become deductible. The Company's management assesses the realizability of its deferred tax assets, and records a valuation allowance when it is more likely than not that a portion, or all, of the deferred tax assets will not be realized. As result of positive forecasted earnings in the future and certain tax planning strategies, management concluded that it was more likely than not that the Company will realize its deferred tax assets, and therefore, the Company has not recorded a valuation allowance as of December 31, 2012.

        The components of the Company's deferred tax assets and liabilities as of December 31, 2012 and 2011 were as follows:

	December 31,
	2012	2011
	(in thousands)
Deferred tax assets:
Accumulated pension and other postretirement benefits	$135,922	$120,958
Leases	5,610	6,491
Air traffic liability	10,745	9,745
Federal and state net operating loss carryforwards	75,223	39,271
Alternative minimum tax credit carryforwards	5,909	4,563
Other assets	25,814	22,466

Total deferred tax assets	$259,223	$203,494

Deferred tax liabilities:
Intangible assets	$(10,169)	$(16,429)
Plant and equipment, principally accelerated depreciation	(187,222)	(104,754)
Other liabilities	(7,781)	(7,456)

Total deferred tax liabilities	(205,172)	(128,639)

Net deferred tax asset	$54,051	$74,855

        At December 31, 2012, the Company had available for federal income tax purposes an alternative minimum tax credit carryforward of approximately $5.9 million, which is available for an indefinite period, and federal and a state net operating loss carryforward of $232.0 million. The tax benefit of the net operating loss carryforwards as of December 31, 2012 is $75.2 million, substantially all of which will not begin to expire until 2031.

        In accordance with ASC 740, the Company reviews its uncertain tax positions on an ongoing basis. The Company may be required to adjust its liability as these matters are finalized, which could increase or decrease its income tax expense and effective income tax rates or result in an adjustment to the valuation allowance. The Company does not expect that the unrecognized tax benefit related to uncertain tax positions will significantly change within the next twelve months.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Income Taxes (Continued)

        The table below reconciles beginning and ending amounts of unrecognized tax benefits related to uncertain tax positions:

	2012	2011	2010
	(in thousands)
Balance at January 1	$—	$1,983	$8,577
Increases related to prior year tax positions	—	—	686
Decreases related to prior year tax positions	—	(367)	—
Settlements with taxing authority	—	(490)	(1,133)
Effect of the expiration of statutes of limitation	—	(1,126)	(6,147)

Balance at December 31	$—	$—	$1,983

        The Company records interest and penalties relating to unrecognized tax benefits in other nonoperating expense in its Consolidated Statements of Operations. Interest and penalties amounted to none, none and $0.3 million for the years ended December 31, 2012, 2011 and 2010, respectively. The Company recorded an offset to interest expense of none, $0.6 million and $1.4 million during the years ended December 31, 2012, 2011 and 2010, respectively. The Company had no accrued interest and penalties at December 31, 2012 and 2011, respectively.

        The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. The Company's federal income tax returns for tax years 2010 and beyond remain subject to examination by the Internal Revenue Service ("IRS"). The IRS commenced examination of the Company's federal income tax return for 2010 in the third quarter of 2012. As of December 31, 2012, the IRS had not proposed any adjustments to the Company's return. The IRS concluded its examination of the Company's federal income tax returns for the 2009 tax year in the third quarter of 2012. The Company is not currently under audit in any other taxing jurisdiction in which it operates and the related state and local income tax returns remain open to examination. The Company believes, however, that any potential assessment in these jurisdictions would be immaterial.

9. Employee Benefit Plans

Defined Benefit Plans

        Hawaiian sponsors various defined benefit pension plans covering the Air Line Pilots Association, International Association of Machinists and Aerospace Workers (AFL-CIO) (IAM) and other personnel (salaried, Transport Workers Union, Network Engineering Group). The plans for the IAM and other employees were frozen in exchange for defined contribution plans in prior years. Effective January 1, 2008, benefit accruals for pilots under age 50 as of July 1, 2005 were frozen and Hawaiian began making contributions to an alternate defined contribution retirement program for pilots. All of the pilots' accrued benefits under their defined benefit plan at the date of the freeze were preserved, but there are no further benefit accruals subsequent to the date of the freeze (with the exception of certain pilots who were both age 50 and older and participants of the plan on July 1, 2005). In addition, Hawaiian sponsors four unfunded defined benefit postretirement medical and life insurance plans and a separate plan to administer the pilots' disability benefits.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

        The following tables summarize changes to projected benefit obligations, plan assets, funded status and applicable amounts included in the Consolidated Balance Sheets as of December 31, 2012 and 2011:

	2012		2011
	Pension	Other	Pension	Other
	(in thousands)
Change in benefit obligation
Benefit obligation, beginning of period	$391,287	$156,197	$347,592	$108,834
Service cost	2,723	11,152	2,833	6,342
Interest cost	18,993	8,548	19,426	6,657
Actuarial (gains) losses	26,450	11,196	38,747	37,380
Benefits paid	(17,569)	(3,188)	(17,311)	(3,016)
less: federal subsidy on benefits paid	N/A	39	N/A	—

Benefit obligation at end of year(a)	$421,884	$183,944	$391,287	$156,197

Change in plan assets
Fair value of assets, beginning of period	$214,159	$9,870	$231,824	$8,684
Actual return on plan assets	24,525	899	(11,283)	(113)
Employer contribution	17,019	4,837	10,929	4,315
Benefits paid	(17,569)	(3,188)	(17,311)	(3,016)

Fair value of assets at end of year	$238,134	$12,418	$214,159	$9,870

Funded status at December 31,	$(183,750)	$(171,526)	$(177,128)	$(146,327)

Amounts recognized in the statement of financial position consist of:
Current benefit liability	$(17)	$(2,799)	$(17)	$(2,696)
Noncurrent benefit liability	(183,733)	(168,727)	(177,111)	(143,631)

	$(183,750)	$(171,526)	$(177,128)	$(146,327)

Amounts recognized in other comprehensive loss
Unamortized actuarial loss	$108,719	$55,991	$96,195	$47,560
Prior service credit	(57)	(23)	(59)	(25)

	$108,662	$55,968	$96,136	$47,535

(a)
The accumulated pension benefit obligation as of December 31, 2012 and 2011 was $413.4 million and $381.9 million, respectively.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

        The following table sets forth the net periodic benefit cost for the years ended December 31, 2012, 2011 and 2010:

	2012		2011		2010
	Pension	Other	Pension	Other	Pension	Other
	(in thousands)
Components of Net Periodic Benefit Cost
Service cost	$2,723	$11,152	$2,833	$6,342	$3,271	$5,705
Interest cost	18,993	8,548	19,426	6,657	19,338	5,607
Expected return on plan assets	(15,253)	(819)	(18,015)	(774)	(16,017)	(624)
Recognized net actuarial loss	4,653	2,717	184	278	165	40
Prior service credit	(2)	(2)	(2)	(2)	(2)	(2)

Net periodic benefit cost	$11,114	$21,596	$4,426	$12,501	$6,755	$10,726

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss
Current year actuarial (gain) loss	$17,178	$11,148	$68,045	$38,297	$(1,799)	$7,143
Amortization of actuarial loss	(4,653)	(2,717)	(184)	(278)	(165)	(40)
Amortization of prior service credit	2	2	2	2	2	2

Total recognized in other comprehensive loss	$12,527	$8,433	$67,863	$38,021	$(1,962)	$7,105

Total recognized in net periodic benefit cost and other comprehensive loss	$23,641	$30,029	$72,289	$50,522	$4,793	$17,831

        The following actuarial assumptions were used to determine the net periodic benefit expense and the projected benefit obligation at December 31:

	Pension			Postretirement		Disability
	2012		2011	2012	2011	2012		2011
Weighted average assumption used to determine net periodic benefit expense and projected benefit obligations:
Discount rate to determine net periodic benefit expense	4.94%		5.71%	5.14%	5.81%	4.91%		5.59%
Discount rate to determine projected benefit obligation	4.10%		4.94%	4.24%	5.14%	4.06%		4.91%
Expected return on plan assets	7.30	%++	7.90%	N/A	N/A	6.90	%++	7.50%
Rate of compensation increase	Various	+	Various +	N/A	N/A	Various	+	Various +

+
Differs for each pilot based on current fleet and seat position on the aircraft and seniority service. Negotiated salary increases and expected changes in fleet and seat positions on the aircraft are included in the assumed rate of compensation increase which range from 1.5% to 7.50% in 2012 and 2.0% to 7.5% in 2011.

++
Expected return on plan assets used to determine the net periodic benefit expense for 2013 will be 6.55% for Pension and 6.15% for Disability.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

        Estimated amounts that will be amortized from accumulated other comprehensive income into net periodic benefit cost in 2013 are $5.1 million and $3.1 million in pension benefits and other postretirement benefits, respectively. Amounts are generally amortized into accumulated other comprehensive income over the average future service to expected retirement age (exception: Salaried and IAM pension plans use average expected future lifetime of plan participants).

        At December 31, 2012 and 2011, the health care cost trend rate used to determine the net periodic expense was assumed to be 9.0% and to decrease gradually to 4.75% in 2019. At December 31, 2012 and 2011, the health care cost trend rate used to determine the projected benefit obligation was assumed to be 8.0% and to decrease gradually to 4.75% in 2019 and 9.0% and to decrease gradually to 4.75% in 2019, respectively. A one-percentage point change in the assumed health care cost trend rates would have the following annual effects:

	1-Percentage Point Increase	1-Percentage Point Decrease
	(in thousands)
Effect on total service and interest cost for the year ended December 31, 2012	$3,795	$(2,928)
Effect on postretirement benefit obligation at December 31, 2012	30,700	(24,408)

  Plan Assets

        The Company develops the expected long-term rate of return assumption based on historical experience and by evaluating input from the trustee managing the plan's assets, including the trustee's review of asset class return expectations by several consultants and economists, as well as long-term inflation assumptions. The Company's expected long-term rate of return on plan assets is based on a target allocation of assets, which is based on the goal of earning the highest rate of return while maintaining risk at acceptable levels. The plan strives to have assets sufficiently diversified so that adverse or unexpected results from security class will not have an unduly detrimental impact on the entire portfolio. The actual allocation of our pension plan assets, target allocation of assets by category and the expected long-term rate of return by category at December 31, 2012 are as follows:

	Asset Allocation
			Expected Long-Term Rate of Return
	2012	Target
Equity securities—Domestic	36%	32%	7.53%
Equity securities—Foreign	28%	33%	7.50%
Fixed Income Securities	36%	35%	2.50%

	100%	100%

        As discussed in Note 3—Fair Value Measurements, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

  Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

  Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term for the assets or liabilities; and

  Level 3—Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities.

        The table below presents the Company's pension plan and other postretirement plan investments (excluding cash) as of December 31, 2012 and 2011:

	Fair Value Measurements as of December 31, 2012
	Total	Level 1	Level 2	Level 3
	(in thousands)
Pension Plan Assets:
Cash equivalents	$1,419	$1,419	$—	$—
Equity securities:
Common stock—Domestic	42,140	42,140	—	—
Common stock—Foreign	26,284	26,284	—	—
Real estate investment trusts—Domestic	4,222	—	4,222	—
Real estate investment trusts—Foreign	3,743	—	3,743	—
Preferred stock—Domestic	496	496	—	—
Preferred stock—Foreign	322	322	—	—
Other equities—Domestic	220	220	—	—
Equity Index Funds	66,388	—	66,388	—
Fixed income securities:
Government bonds—Domestic	3,960	—	3,960	—
Government bonds—Foreign	18,313	—	18,313	—
Mortgage-based securities	2,625	—	2,625	—
Corporate bonds—Domestic	7,577	—	7,577	—
Corporate bonds—Foreign	3,444	—	3,444	—
State and Local bonds	150	—	150	—
Fixed Income Fund	43,952	—	43,952	—
Common collective trust fund	2,902	—	2,902	—
Forward contracts	(6)	—	(6)	—
Insurance company pooled separate account	4,478	—	4,478	—

Total	$232,629	$70,881	$161,748	$—

Postretirement Assets:
Common collective trust fund	$12,356	$—	$12,356	$—

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

	Fair Value Measurements as of December 31, 2011
	Total	Level 1	Level 2	Level 3
	(in thousands)
Pension Plan Assets:
Cash equivalents	$25	$25	$—	$—
Equity securities:
Common stock—Domestic	38,860	38,860	—	—
Common stock—Foreign	28,105	28,105	—	—
Real estate investment trusts—Domestic	3,450	—	3,450	—
Real estate investment trusts—Foreign	1,488	—	1,488	—
Preferred stock—Foreign	236	236	—	—
Other equities—Domestic	253	253	—	—
Other equities—Foreign	88	88	—	—
Equity Index Funds	57,148	—	57,148	—
Fixed income securities:
Government bonds—Domestic	4,848	—	4,848	—
Government bonds—Foreign	14,539	—	14,539	—
Mortgage-based securities	3,556	—	3,556	—
Corporate bonds—Domestic	6,713	—	6,713	—
Corporate bonds—Foreign	5,270	—	5,270	—
State and Local bonds	448	—	448	—
Fixed Income Fund	40,517	—	40,517	—
Common collective trust fund	2,395	—	2,395	—
Forward contracts	(85)	—	(85)	—
Insurance company pooled separate account	4,640	—	4,640	—

Total	$212,494	$67,567	$144,927	$—

Postretirement Assets:
Common collective trust fund	$9,809	$—	$9,809	$—

        Common stocks, preferred stock and other equities.    These investments are valued at the closing price reported on the active market on which the individual securities are traded.

        Equity.    The Company invests in the Blackrock S&P 500 Fund and Thornburg International Equity Fund. The investment objective is to obtain a reasonable rate of return while investing principally or entirely in foreign or domestic equity securities. There are currently no redemption restrictions on these investments. The fair value of the investments in this category has been estimated using the net asset value per share.

        Fixed income fund.    The investment objective of the PIMCO Total Return Fund is to obtain a reasonable rate of return while principally investing in foreign or domestic bonds. There are currently no redemption restrictions on these investments. The fair value of the investments in this category has been estimated using the net asset value per share.

        Insurance Company Pooled Separate Account.    The investment objective of the Insurance Company Pooled Separate Account is to invest in short-term cash equivalent securities to provide a high current income consistent with the preservation of principal and liquidity. The fair value of the investments in this category has been estimated using the net asset value per share.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

        Common collective trust (CCT).    The Company invests in the Short Term Investment fund, the Balanced Profile fund and the Conservative Profile fund. The investment objective of the Short Term Investment Fund is to obtain a reasonable rate of return while investing, principally or entirely, in foreign or domestic bonds, debentures, mortgages, equipment or other trust certificates, notes obligations issued by or guaranteed by the United States Government or its agencies, bank certificates of deposit, bankers' acceptances and repurchase agreements, high grade commercial paper and other instruments with money market characteristics with a fixed or variable interest rate. The Balanced Profile Fund is designed for participating trusts that seek substantial capital growth, place modest emphasis on short-term stability, have long-term investment objectives, and accept short-term volatility in the value of the fund's portfolio. The Conservative Profile is designed for participating trusts that place modest emphasis on capital growth, place moderate emphasis on short-term stability, have intermediate-to-long-term investment objectives, and accept moderate short-term volatility in the value of the fund's portfolio. There are currently no redemption restrictions on these investments. The fair value of the investments in this category has been estimated using the net asset value per share.

        Fixed income securities and real estate investment trusts.    These investments are valued based on quoted prices for similar assets in active markets.

        Forward contracts.    Forward contracts consist of foreign currency forward contracts which represent commitments either to purchase or sell foreign currencies at a specified future date and at a specific price. These investments are valued based on quoted prices for similar assets and liabilities in active markets.

        Cash equivalents.    The fund's objective is to seek a high level of current income while maintaining both capital and liquidity. The carrying amount of the fund is equivalent to its fair value due to the short-term nature of the fund.

        The Company made contributions of $19.4 million and $12.9 million in 2012 and 2011, respectively, to its defined benefit pension plans and disability plan. Based on current legislation and current assumptions, the minimum required contribution that the Company is required to make to Hawaiian's defined benefit pension plans and disability plan during 2013 is $14.7 million. The Company projects that Hawaiian's pension plans and other postretirement benefit plans will make the following benefit payments, which reflect expected future service, for the years ended December 31:

		Other Benefits
	Pension Benefits	Gross	Expected Federal Subsidy
	(in thousands)
2013	$18,515	$3,872	$(49)
2014	19,922	4,407	(57)
2015	21,195	4,860	(66)
2016	22,387	5,443	(73)
2017	23,707	6,046	(85)
2018 - 2021	132,139	41,541	(620)

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Employee Benefit Plans (Continued)

  Defined Contribution Plans

        The Company also sponsors separate defined contribution plans (401(k)) for its pilots, flight attendants and ground and salaried personnel. Depending upon the employee group, employer contributions consist of matching contributions based on percentages ranging from 2% to 5.04% for employer contributions and 0% to 5% for matching contributions (excludes pilots which are awarded based on target benefit contributions) of eligible earnings or participant contributions depending on the terms of each plan. Contributions to the Company's defined contribution plans were $21.3 million, $18.5 million, and $16.5 million for the years ended December 31, 2012, 2011 and 2010, respectively.

10. Capital Stock and Share-based Compensation

  Common Stock

        The Company has one class of common stock issued and outstanding. Each share of common stock is entitled to one vote per share.

        No dividends were paid by the Company during the years ended December 31, 2012, 2011 and 2010. Provisions in certain of the Company's aircraft lease agreements restrict the Company's ability to pay dividends.

  Special Preferred Stock

        The IAM, AFA, and ALPA each hold one share of Special Preferred Stock, which entitles each union to nominate one director to the Company's Board of Directors. In addition, each series of the Special Preferred Stock, unless otherwise specified: (i) ranks senior to the Company's common stock and ranks pari passu with such series of Special Preferred Stock with respect to liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (ii) has no dividend rights unless a dividend is declared and paid on the Company's common stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the common stock; (iii) is entitled to one vote per share of such series and votes with the common stock as a single class on all matters submitted to holders of the Company's common stock; and (iv) automatically converts into the Company's common stock on a 1:1 basis, at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to the Company's Board of Directors pursuant to their respective collective bargaining agreements.

  Share-Based Compensation

        The Company has a stock compensation plan for its and its subsidiaries' officers, other employees, contractors, consultants and non-employee directors. Total share-based compensation expense recognized by the Company under ASC 718 was $3.4 million, $4.3 million and $5.0 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012, $4.6 million of share-based compensation expense related to unvested stock options and other awards (inclusive of $0.3 million for stock options and other awards granted to non-employee directors) is attributable to future performance and has not yet been recognized. The related expense will be recognized over a weighted average period of approximately 1.3 years.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

10. Capital Stock and Share-based Compensation (Continued)

  Performance and Market-Based Stock Awards

        During 2012, the Company granted performance-based and market-based awards covering 507,817 shares of Company Common Stock (the Target Award) with a maximum payout of 755,175 shares of Common Stock (the Maximum Award) to employees pursuant to the Company's 2005 Stock Incentive Plan. These awards vest over a period of three years. The Company valued the performance-based awards using grant date fair values equal to the Company's share price on the measurement date and the market-based awards using a lattice model.

        The following table summarizes information about performance and market-based stock awards:

	Number of units	Weighted average grant date fair value
Non-vested at December 31, 2011	734,563	$6.34
Granted during the period	507,817	6.00
Vested during the period	(139,845)	6.96
Forfeited during the period	(32,646)	6.73

Non-vested at December 31, 2012	1,069,889	$6.09

  Time-Based Stock Awards

        During 2012, the Company awarded 350,300 time-based stock awards to employees and non-employee directors, pursuant to the Company's 2005 Stock Incentive Plan. These awards vest over a period of one to three years and have a grant date fair value equal to the Company's share price on the measurement date.

        The following table summarizes information about outstanding time-based stock awards:

	Number of units	Weighted average grant date fair value
Non-vested at December 31, 2011	546,543	$6.11
Granted during the period	350,300	6.07
Vested during the period	(289,966)	5.86
Forfeited during the period	(58,595)	6.41

Non-vested at December 31, 2012	548,282	$6.19

11. Commitments and Contingent Liabilities

  Commitments

        As of December 31, 2012, the Company had capital commitments consisting of firm aircraft orders for thirteen wide-body Airbus A330-200 aircraft, six Airbus A350XWB-800 aircraft and four Rolls Royce spare engines scheduled for delivery through 2020. The Company has purchase rights for an additional three A330-200 aircraft and six A350XWB-800 aircraft and can utilize these rights subject to

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

11. Commitments and Contingent Liabilities (Continued)

production availability. In January 2013, the Company signed a memorandum of understanding for the purchase of 16 new Airbus A321neo aircraft for delivery between 2017 and 2020, with rights to purchase an additional nine aircraft (excluded from the table below). The Company plans to execute a purchase agreement in the first quarter of 2013.

        The Company has operating commitments with a third-party to provide aircraft maintenance services which include fixed payments as well as variable payments based on flight hours for our Airbus fleet through 2027. The Company also has operating commitments with third-party service providers for reservations, IT, and accounting services through 2017.

        Committed capital and operating expenditures include escalation and variable amounts based on estimated forecasts. The gross committed expenditures for upcoming aircraft deliveries and committed financings for those deliveries for the next five years and thereafter are detailed below as of the date of this Report:

	Capital	Operating	Total Commited Expenditures	Less: Committed Financing for Upcoming Aircraft Deliveries*	Net Committed Expenditures
	(in thousands)
2013	$452,047	$39,312	$491,359	$312,000	$179,359
2014	431,094	30,575	461,669	—	461,669
2015	242,943	30,872	273,815	—	273,815
2016	80,451	31,813	112,264	—	112,264
2017	265,363	32,081	297,444	—	297,444
Thereafter	457,050	232,430	689,480	—	689,480

*
See below for a detailed discussion of the committed financings Hawaiian has received for its upcoming capital commitments for aircraft deliveries.

  Airbus A330-200 Facility Agreement Commitments

        Hawaiian has commitments for two separate secured loan agreements, entered into during the second half of 2012, totaling $132 million to finance a portion of the capital commitments for two upcoming Airbus A330-200 aircraft deliveries in the first half of 2013. These loan agreements have a term of ten years with quarterly principal and interest payments. One of the loan agreements will bear interest under a variable-rate with a $7 million balloon payment due at maturity, and the other will bear interest under a fixed-rate with a $10 million balloon payment due at maturity.

        The anticipated future principal payments and commitment fees for these facility agreements, not included in the table above, is approximately $8.8 million in 2013, $10.8 million in 2014, $11.0 million in 2015, $11.3 million in 2016, $11.6 million in 2017 and $80.4 million thereafter.

  Purchase Aircraft Lease Financing Agreement

        Hawaiian has a commitment to assign its purchase of two Airbus A330-200 aircraft at delivery and simultaneously enter into lease agreements for the respective aircraft with scheduled delivery dates during the first half of 2013 with total committed lease financing of $180 million. Both the gross capital commitment for the cost of the aircraft and the committed financing are shown in the table above. The

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

11. Commitments and Contingent Liabilities (Continued)

lease agreements have initial lease terms of twelve years with the option to extend an additional two years. Rent under each lease is payable monthly at a fixed rate to be determined at delivery of each aircraft. The Company will determine whether these leases will be classified as capital or operating leases in the period it takes delivery of each aircraft.

        The anticipated future payments for these leases, not included in the table above, is approximately $15.3 million for 2013, $18.4 million in 2014, $18.4 million in 2015, $18.4 million in 2016, $18.4 million in 2017 and $131.6 million thereafter.

  Litigation and Contingencies

        The Company is subject to legal proceedings arising in the normal course of its operations. Management does not anticipate that the disposition of any currently pending proceeding will have a material effect on the Company's operations, business or financial condition.

  General Guarantees and Indemnifications

        In the normal course of business, the Company enters into numerous aircraft financing and real estate leasing arrangements that have various guarantees included in the contract. It is common in such lease transactions for the lessee to agree to indemnify the lessor and other related third-parties for tort liabilities that arise out of or relate to the lessee's use of the leased aircraft or occupancy of the leased premises. In some cases, this indemnity extends to related liabilities arising from the negligence of the indemnified parties, but usually excludes any liabilities caused by their gross negligence or willful misconduct. Additionally, the lessee typically indemnifies such parties for any environmental liability that arises out of or relates to its use of the real estate leased premises. The Company believes that it is covered by insurance (subject to deductibles) for most tort liabilities and related indemnities described above with respect to the aircraft and real estate that it leases. The Company cannot estimate the potential amount of future payments, if any, under the foregoing indemnities and agreements.

  Credit Card Holdback

        Under the Company's bank-issued credit card processing agreements, certain proceeds from advance ticket sales may be held back to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in the Company's Consolidated Balance Sheets, totaled $5.0 million at December 31, 2012 and $30.9 million at December 31, 2011. There were no amounts subject to this holdback at December 31, 2012. As of December 31, 2011, the holdback was 25% of the applicable credit card air traffic liability.

        In October 2012, the Company entered into an amendment with its largest credit card processor that eliminates the financial triggers for additional holdbacks. In the event of a material adverse change in the business, the holdback could increase to an amount up to 100% of the applicable credit card air traffic liability, which would also cause an increase in the level of restricted cash. If the Company is unable to obtain a waiver of, or otherwise mitigate the increase in restriction of cash, it could also cause a covenant violation under other debt or lease obligations and have a material adverse impact on the Company.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

12. Geographic Information

        The Company's primary operations are that of its wholly-owned subsidiary, Hawaiian. Principally all operations of Hawaiian either originate and/or end in the State of Hawaii. The management of such operations is based on a system-wide approach due to the interdependence of Hawaiian's route structure in its various markets. As Hawaiian offers only one significant line of business (i.e., air transportation), management has concluded that it has only one segment. The Company's chief operating decision maker allocates operational resources to maximize the Company's consolidated financial results.

        Revenues from other lines of business are below the quantitative threshold for segment reporting and consist of revenues from Hawaiian Gifts, LLC. The difference between the financial information of the Company's one reportable segment and financial information included in the accompanying consolidated statements of operations as a result of this entity is not significant.

        The Company's operating revenues by geographic region (as defined by the Department of Transportation, DOT) are summarized below:

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Domestic	$1,378,498	$1,272,196	$1,177,474
Pacific	583,855	378,263	132,619

Total operating revenue	$1,962,353	$1,650,459	$1,310,093

        Hawaiian attributes operating revenue by geographic region based upon the origin and destination of each flight segment. Hawaiian's tangible assets consist primarily of flight equipment, which are mobile across geographic markets, and, therefore, have not been allocated to specific geographic regions.

13. Condensed Consolidating Financial Statements

        The Company presents this condensed consolidating financial information in accordance with Regulation S-X paragraph 210.3-10 because Hawaiian Airlines, Inc. (Hawaiian or Subsidiary Issuer / Guarantor), a wholly owned subsidiary of Hawaiian Holdings, Inc. (the Company or Parent Issuer / Guarantor), will be a registrant on a registration statement on Form S-3 to be jointly filed by Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc. Hawaiian Holdings, Inc. will fully and unconditionally guarantee any securities issued by Hawaiian Airlines, Inc. under the registration statement, and Hawaiian Airlines, Inc. may fully and unconditionally guarantee any securities issued by Hawaiian Holdings, Inc. under the registration statement.

        Also, in accordance with Regulation S-X paragraph 210.5-04 (c), the Company is required to report condensed financial information as a result of restrictions in Hawaiian's debt agreements. The Company's condensed consolidating financial information satisfies this requirement.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

        Condensed consolidating financial statements are presented in the following tables:

Condensed Consolidating Balance Sheets
December 31, 2012

	Year ended December 31, 2012
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$83,626	$303,967	$18,287	$—	$405,880
Restricted cash	—	5,000	—	—	5,000
Accounts receivable, net	2,032	78,949	13	(244)	80,750
Spare parts and supplies, net	—	27,552	—	—	27,552
Deferred tax assets, net	704	16,971	—	—	17,675
Prepaid expenses and other	—	35,001	—	—	35,001

Total	86,362	467,440	18,300	(244)	571,858

Property and equipment at cost	—	1,299,757	18,456	—	1,318,213
Less accumulated depreciation and amortization	—	(249,495)	—	—	(249,495)

Property and equipment, net	—	1,050,262	18,456	—	1,068,718

Long-term prepayments and other	1,695	53,934	—	—	55,629
Deferred tax assets, net	8,439	27,937	—	—	36,376
Goodwill and other intangible assets, net	—	133,243	—	—	133,243
Intercompany receivable	33,110	—	—	(33,110)	—
Investment in consolidated subsidiaries	242,290	—	—	(242,290)	—

TOTAL ASSETS	$371,896	$1,732,816	$36,756	$(275,644)	$1,865,824

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$292	$81,758	$278	$(244)	$82,084
Air traffic liability	—	386,677	1,969	—	388,646
Other accrued liabilities	1,310	73,518	—	—	74,828
Current maturities of long-term debt and capital lease obligations	—	108,232	—	—	108,232

Total	1,602	650,185	2,247	(244)	653,790

Long-term debt, less discount, and capital lease obligations	72,677	480,332	—	—	553,009
Intercompany payable	—	33,110	—	(33,110)	—
Other liabilities and deferred credits:
Accumulated pension and other postretirement benefit obligations	—	352,460	—	—	352,460
Other liabilities and deferred credits	—	37,963	—	—	37,963

Total	—	390,423	—	—	390,423
Shareholders' equity	297,617	178,766	34,509	(242,290)	268,602

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$371,896	$1,732,816	$36,756	$(275,644)	$1,865,824

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Balance Sheets
December 31, 2011

	Year ended December 31, 2011
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$97,219	$205,656	$1,240	$—	$304,115
Restricted cash	—	30,930	—	—	30,930
Accounts receivable, net	22,223	72,084	7	(150)	94,164
Spare parts and supplies, net	—	23,595	—	—	23,595
Deferred tax assets, net	—	15,336	—	—	15,336
Prepaid expeness and other	—	31,391	—	—	31,391

Total	119,442	378,992	1,247	(150)	499,531

Property and equipment:	—	910,726	—	—	910,726
Less accumulated depreciation and amortization	—	(181,599)	—	—	(181,599)

Property and equipment, net	—	729,127	—	—	729,127

Long-term prepayments and other	2,211	45,110	—	—	47,321
Deferred tax assets, net	4,389	55,130	—	—	59,519
Goodwill and other intangible assets, net	—	152,031	—	—	152,031
Intercompany receivable	42,360	—	—	(42,360)	—
Investment in consolidated subsidiaries	149,406	—	—	(149,406)	—

TOTAL ASSETS	$317,808	$1,360,390	$1,247	$(191,916)	$1,487,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$202	$80,405	$179	$(150)	$80,636
Air traffic liability	—	301,917	1,465	—	303,382
Other accrued liabilities	1,295	65,972	—	—	67,267
Current maturities of long-term debt and capital lease obligations	—	37,535	—	—	37,535

Total	1,497	485,829	1,644	(150)	488,820

Long-term debt, less discount, and capital lease obligations	69,196	355,240	—	—	424,436
Intercompany payable	—	42,360	—	(42,360)	—
Other liabilities and deferred credits:
Accumulated pension and other postretirement benefit obligations	—	320,742	—	—	320,742
Other liabilities and deferred credits	—	30,655	—	—	30,655

Total	—	351,397	—	—	351,397
Shareholders' Equity	247,115	125,564	(397)	(149,406)	222,876

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$317,808	$1,360,390	$1,247	$(191,916)	$1,487,529

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Statements of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2012

	Year ended December 31, 2012
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Revenue	$—	$1,962,571	$41	$(259)	$1,962,353
Operating Expenses:
Aircraft fuel, including taxes and oil	—	631,741	—	—	631,741
Wages and benefits	—	376,574	—	—	376,574
Aircraft rent	—	98,786	—	—	98,786
Maintenance materials and repairs	—	183,552	—	—	183,552
Aircraft and passenger servicing	—	103,825	—	—	103,825
Commissions and other selling	—	114,366	—	(42)	114,324
Depreciation and amortization	—	85,599	—	—	85,599
Other rentals and landing fees	—	85,623	—	—	85,623
Other	4,712	148,300	136	(217)	152,931

Total	4,712	1,828,366	136	(259)	1,832,955

Operating Income (Loss)	(4,712)	134,205	(95)	—	129,398

Nonoperating Income (Expense):
Undistributed net income of subsidiaries	61,388	—	—	(61,388)	—
Interest expense and amortization of debt discounts and issuance costs	(8,330)	(35,192)	—	—	(43,522)
Interest income	114	466	—	—	580
Capitalized interest	—	10,524	—	—	10,524
Losses on fuel derivatives	—	(11,330)	—	—	(11,330)
Other, net	—	136	—	—	136

Total	53,172	(35,396)	—	(61,388)	(43,612)

Income (Loss) Before Income Taxes	48,460	98,809	(95)	(61,388)	85,786
Income tax expense (benefit)	(4,777)	37,326	—	—	32,549

Net Income (Loss)	$53,237	$61,483	$(95)	$(61,388)	$53,237

Comprehensive Income (Loss)	$53,237	$49,769	$(95)	$(61,388)	$41,523

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Statements of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2011

	Year ended December 31, 2011
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Revenue	$—	$1,650,616	$17	$(174)	$1,650,459
Operating Expenses:
Aircraft fuel, including taxes and oil	—	513,284	—	—	513,284
Wages and benefits	—	321,241	—	—	321,241
Aircraft rent	—	112,883	—	—	112,883
Maintenance materials and repairs	—	169,851	—	—	169,851
Aircraft and passenger servicing	—	82,250	—	—	82,250
Commissions and other selling	—	96,290	—	(26)	96,264
Depreciation and amortization	—	66,262	—	—	66,262
Other rentals and landing fees	—	72,445	—	—	72,445
Other	4,467	121,278	85	(148)	125,682
Lease termination charges	—	70,014	—	—	70,014

Total	4,467	1,625,798	85	(174)	1,630,176

Operating Income (Loss)	(4,467)	24,818	(68)	—	20,283

Nonoperating Income (Expense):
Undistributed net income of subsidiaries	2,654	—	—	(2,654)	—
Interest expense and amortization of debt discounts and issuance costs	(6,209)	(18,312)	—	—	(24,521)
Interest income	128	1,386	—	—	1,514
Capitalized interest	—	7,771	—	—	7,771
Losses on fuel derivatives	—	(6,862)	—	—	(6,862)
Other, net	—	733	—	—	733

Total	(3,427)	(15,284)	—	(2,654)	(21,365)

Income (Loss) Before Income Taxes	(7,894)	9,534	(68)	(2,654)	(1,082)
Income tax expense (benefit)	(5,245)	6,812	—	—	1,567

Net Income (Loss)	$(2,649)	$2,722	$(68)	$(2,654)	$(2,649)

Comprehensive Loss	$(2,649)	$(64,339)	$(68)	$(2,654)	$(69,710)

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Statements of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2010

	Year ended December 31, 2010
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Revenue	$—	$1,310,195	$50	$(152)	$1,310,093
Operating Expenses:
Aircraft fuel, including taxes and oil	—	322,999	—	—	322,999
Wages and benefits	—	297,567	—	—	297,567
Aircraft rent	—	112,721	—	—	112,721
Maintenance materials and repairs	—	123,975	—	—	123,975
Aircraft and passenger servicing	—	62,160	—	—	62,160
Commissions and other selling	—	78,223	23	(49)	78,197
Depreciation and amortization	—	57,712	—	—	57,712
Other rentals and landing fees	—	57,833	—	—	57,833
Other	4,098	101,509	147	(103)	105,651

Total	4,098	1,214,699	170	(152)	1,218,815

Operating Income (Loss)	(4,098)	95,496	(120)	—	91,278

Nonoperation Income (Expense):
Undistributed net income of subsidiaries	108,119	—	—	(108,119)	—
Interest expense and amortization of debt discounts and issuance costs	—	(16,835)	—	—	(16,835)
Interest income	98	3,536	—	—	3,634
Capitalized interest	—	2,665	—	—	2,665
Gains on fuel derivatives	—	641	—	—	641
Gains on investments	—	1,168	—	—	1,168
Other, net	—	(562)	—	—	(562)

Total	108,217	(9,387)	—	(108,119)	(9,289)

Income (Loss) Before Income Taxes	104,119	86,109	(120)	(108,119)	81,989
Income tax benefit	(6,136)	(22,130)	—	—	(28,266)

Net Income (Loss)	$110,255	$108,239	$(120)	$(108,119)	$110,255

Comprehensive Income (Loss)	$110,255	$104,417	$(120)	$(108,119)	$106,433

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Statements of Cash Flows
Year Ended December 31, 2012

	Year ended December 31, 2012
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net Cash Provided By Operating Activities:	$10,669	$299,845	$503	$—	$311,017
Cash Flows From Investing Activities:
Net payments to subsidiaries	(25,750)	—	—	25,750	—
Additions to property and equipment, including pre-delivery deposits	—	(272,243)	(18,456)	—	(290,699)

Net cash used in investing activities	(25,750)	(272,243)	(18,456)	25,750	(290,699)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	1,488	—	—	—	1,488
Long-term borrowings	—	133,000	—	—	133,000
Repayments of long-term debt and capital lease obligations	—	(49,129)	—	—	(49,129)
Debt issuance costs	—	(3,828)	—	—	(3,828)
Net payments (to) from parent company	—	(9,250)	35,000	(25,750)	—
Other	—	(84)	—	—	(84)

Net cash provided by financing activities	1,488	70,709	35,000	(25,750)	81,447

Net increase (decrease) in cash and cash equivalents	(13,593)	98,311	17,047	—	101,765
Cash and cash equivalents—Beginning of Year	97,219	205,656	1,240	—	304,115

Cash and cash equivalents—End of Year	$83,626	$303,967	$18,287	$—	$405,880

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Statements of Cash Flows
Year Ended December 31, 2011

	Year ended December 31, 2011
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net Cash Provided By (Used In) Operating Activities:	$(7,954)	$186,465	$253	$—	$178,764
Cash Flows From Investing Activities:
Net payments from subsidiaries	9,676	—	—	(9,676)	—
Additions to property and equipment, including pre-delivery deposits	—	(281,903)	—	—	(281,903)

Net cash provided by (used in) investing activities	9,676	(281,903)	—	(9,676)	(281,903)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	226	—	—	—	226
Convertible Notes:
Issuance of convertible notes	86,250	—	—	—	86,250
Purchase of call options and sale of common stock warrants, net	(19,504)	—	—	—	(19,504)
Proceeds from issuance of warrants	11,948	—	—	—	11,948
Long-term borrowings	—	132,000	—	—	132,000
Repayments of long-term debt and capital lease obligations	—	(80,023)	—	—	(80,023)
Debt issuance costs	(3,390)	(5,336)	—	—	(8,726)
Net payments to parent company	—	(9,676)	—	9,676	—
Other	—	46	—	—	46

Net cash provided by financing activities	75,530	37,011	—	9,676	122,217

Net increase (decrease) in cash and cash equivalents	77,252	(58,427)	253	—	19,078
Cash and cash equivalents—Beginning of Year	19,967	264,083	987	—	285,037

Cash and cash equivalents—End of Year	$97,219	$205,656	$1,240	$—	$304,115

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

Condensed Consolidating Statements of Cash Flows
Year Ended December 31, 2010

	Year ended December 31, 2010
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net Cash Provided By (Used In) Operating Activities:	$(2,301)	$152,949	$(351)	$—	$150,297
Cash Flows From Investing Activities:
Net payments from subsidiaries	2,760	—	—	(2,760)	—
Additions to property and equipment, including pre-delivery deposits	—	(140,460)	—	—	(140,460)
Purchases of short-term investments	—	(109,623)	—	—	(109,623)
Sales of short and long-term investments	—	141,410	—	—	141,410

Net cash provided by (used in) investing activities	2,760	(108,673)	—	(2,760)	(108,673)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	1,477	—	—	—	1,477
Long-term borrowings	—	54,746	—	—	54,746
Treasury stock repurchase	(9,998)	—	—	—	(9,998)
Repayments of long-term debt and capital lease obligations	—	(101,176)	—	—	(101,176)
Debt issuance costs	—	(2,837)	—	—	(2,837)
Net payments to parent company	—	(2,760)	—	2,760	—
Other	—	463	—	—	463

Net cash used in financing activities	(8,521)	(51,564)	—	2,760	(57,325)

Net decrease in cash and cash equivalents	(8,062)	(7,288)	(351)	—	(15,701)
Cash and cash equivalents—Beginning of Year	28,029	271,371	1,338	—	300,738

Cash and cash equivalents—End of Year	$19,967	$264,083	$987	$—	$285,037

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Condensed Consolidating Financial Statements (Continued)

  Certain Restrictions on Subsidiary Distributions, Dividends and Repurchases

        The Company and Hawaiian are party to an Amended and Restated Credit Agreement (Credit Agreement), dated as of December 10, 2010, that provides for a Revolving Credit Facility. See further discussion of the Revolving Credit Facility at Note 6—Debt to the consolidated financial statements. The Credit Agreement provides that, subject to certain exceptions, neither Hawaiian nor any other subsidiary of the Company will make any distribution or other payment on account of, or declare or pay any dividend on, or purchase, acquire, redeem or retire any stock issued by Hawaiian or any other subsidiary of the Company. The exceptions include (i) distributions by Hawaiian to the Company for the purpose of allowing the Company to pay federal and state income and franchise taxes, (ii) distributions by Hawaiian to the Company to pay customary costs and expenses of operating a publicly traded company in an aggregate amount in any year not to exceed $10.0 million, and (iii) so long as no event of default has occurred and is continuing or would result therefrom, distributions by Hawaiian to the Company for the purpose of making regularly scheduled interest payments on specified indebtedness of the Company. In addition, the Credit Agreement restricts the ability of Hawaiian and the other subsidiaries of the Company from making loans or advances to the Company. The net assets of Hawaiian restricted under the Credit Agreement, defined as shareholders' equity, totaled $178.8 million and $125.6 million for the years ended December 31, 2012 and 2011, respectively.

  Long-Term Debt

        The long-term debt included in the Parent Issuer / Guarantor column represents the Convertible Note described in Note 6—Debt to the consolidated financial statements.

  Income Taxes

        The income tax expense (benefit) is presented as if each entity that is part of the consolidated group files a separate return. Previous disclosures of Parent Company information included its tax benefit within undistributed net income of subsidiaries.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Continued)

14. Supplemental Financial Information (unaudited)

        Unaudited Quarterly Financial Information:

Supplementary Financial Information

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands)
2012:
Operating revenue	$435,494	$484,551	$549,322	$492,986
Operating income	12,900	29,328	74,933	12,237
Nonoperating loss	(1,041)	(23,019)	(1,130)	(18,422)
Net income (loss)	7,258	3,904	45,483	(3,408)
Net income (loss) per common stock share:
Basic	0.14	0.08	0.88	(0.07)
Diluted	0.14	0.07	0.86	(0.07)
2011:
Operating revenue	$365,609	$395,015	$455,859	$433,975
Operating income (loss)	(4,945)	(70,181)	60,947	34,462
Nonoperating income (loss)	6,431	(12,392)	(13,621)	(1,783)
Net income (loss)	855	(50,042)	25,617	20,921
Net income (loss) per common stock share:
Basic	0.02	(0.99)	0.50	0.41
Diluted	0.02	(0.99)	0.50	0.40

        In the fourth quarter of 2012, the Company recorded a net frequent flyer pre-tax adjustment of $7.3 million to correct an error in the Company's accounting for its sale of mileage credits to companies participating in the Company's frequent flyer program that are deferred and recognized as passenger revenue. The correction resulted in a change in the deferral period from 19 to 22 months. The error primarily relates to prior periods and the impact of the error was not material to any prior period or the 2012 fiscal year.

        In the second quarter of 2011, the Company entered into a purchase agreement with the lessor for the purchase of fifteen Boeing 717-200 aircraft. The excess of the purchase price paid over the fair value of the aircraft, which was $70.0 million, was recognized as a cost of terminating the leases and recorded on the Consolidated Statements of Operations.

        The sum of the quarterly earnings per share amounts does not equal the annual amount reported since per share amounts are computed independently for each quarter and for the full year based on respective weighted-average common shares outstanding and other dilutive potential common shares.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Operating Revenue:
Passenger	$439,939	$390,926
Other	50,815	44,568

Total	490,754	435,494

Operating Expenses:
Aircraft fuel, including taxes and oil	174,489	140,318
Wages and benefits	102,735	90,124
Aircraft rent	26,019	23,222
Maintenance materials and repairs	55,259	43,712
Aircraft and passenger servicing	29,059	21,346
Commissions and other selling	33,811	29,416
Depreciation and amortization	19,113	19,151
Other rentals and landing fees	19,147	19,748
Other	43,048	35,557

Total	502,680	422,594

Operating Income (Loss)	(11,926)	12,900

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(11,377)	(9,048)
Interest income	127	214
Capitalized interest	3,440	2,573
Gains (losses) on fuel derivatives	(6,561)	5,820
Other, net	(1,082)	(600)

Total	(15,453)	(1,041)

Income (Loss) Before Income Taxes	(27,379)	11,859
Income tax expense (benefit)	(10,234)	4,601

Net Income (Loss)	$(17,145)	$7,258

Net Income (Loss) Per Common Stock Share:
Basic	$(0.33)	$0.14

Diluted	$(0.33)	$0.14

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

	Three Months Ended, March 31,
	2013	2012
	(unaudited)
Net Income (Loss)	$(17,145)	$7,258
Other comprehensive income, net:
Net change related to employee benefit plans, net of tax of $955 and $668 for 2013 and 2012 respectively	1,095	1,068
Net change in derivative instruments, net of tax of $618 for 2013	1,000	—

Total other comprehensive income, net	2,095	1,068

Total Comprehensive Income (Loss), net	$(15,050)	$8,326

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$438,221	$405,880
Restricted cash	5,000	5,000

Total cash, cash equivalents and restricted cash	443,221	410,880
Accounts receivable, net of allowance for doubtful accounts of $341 as of March 31, 2013 and $371 as of December 31, 2012	99,950	80,750
Spare parts and supplies, net	25,067	27,552
Deferred tax assets, net	17,675	17,675
Prepaid expenses and other	39,270	35,001

Total	625,183	571,858

Property and equipment, less accumulated depreciation and amortization of $268,227 as of March 31, 2013 and $249,495 as of December 31, 2012	1,076,396	1,068,718
Other Assets:
Long-term prepayments and other	66,172	55,629
Deferred tax assets, net	45,321	36,376
Intangible assets, net of accumulated amortization of $173,750 as of March 31, 2013 and $173,090 as of December 31, 2012	25,920	26,580
Goodwill	106,663	106,663

Total Assets	$1,945,655	$1,865,824

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$97,550	$82,084
Air traffic liability	472,008	388,646
Other accrued liabilities	74,885	74,828
Current maturities of long-term debt and capital lease obligations	105,522	108,232

Total	749,965	653,790

Long-Term Debt, less discount, and Capital Lease Obligations	542,642	553,009
Other Liabilities and Deferred Credits:
Accumulated pension and other postretirement benefit obligations	354,939	352,460
Other liabilities and deferred credits	42,907	37,963

Total	397,846	390,423

Commitments and Contingent Liabilities
Shareholders' Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value per share, 51,919,060 and 51,439,934 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	519	514
Capital in excess of par value	266,499	264,854
Accumulated income	100,143	117,288
Accumulated other comprehensive loss, net	(111,959)	(114,054)

Total	255,202	268,602

Total Liabilities and Shareholders' Equity	$1,945,655	$1,865,824

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Net cash provided by Operating Activities	$72,541	$119,464
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments, net	(25,800)	(102,847)

Net cash used in investing activities	(25,800)	(102,847)

Cash flows from Financing Activities:
Proceeds from exercise of stock options	1,411	981
Long-term borrowings	—	66,000
Repayments of long-term debt and capital lease obligations	(13,993)	(9,748)
Debt issuance costs	(1,818)	(1,945)

Net cash provided by (used in) financing activities	(14,400)	55,288

Net increase in cash and cash equivalents	32,341	71,905
Cash and cash equivalents—Beginning of Period	405,880	304,115

Cash and cash equivalents—End of Period	$438,221	$376,020

See accompanying Notes to Consolidated Financial Statements.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

1. Summary of Significant Accounting Policies

  Business and Basis of Presentation

        Hawaiian Holdings, Inc. (the Company or Holdings) is a holding company incorporated in the State of Delaware. The Company's primary asset is its sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. (Hawaiian). The accompanying unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X of the U.S. Securities and Exchange Commission (SEC). Accordingly, these interim financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying financial statements contain all adjustments, including normal recurring adjustments, necessary for the fair presentation of the Company's results of operations and financial position for the periods presented. Due to seasonal fluctuations, among other factors, common to the airline industry, the results of operations for the periods presented are not necessarily indicative of the results of operations to be expected for the entire year. The accompanying unaudited Consolidated Financial Statements should be read in conjunction with the financial statements and the notes of the Company included in the Company's current Report on Form 8-K filed on March 14, 2013.

  Recently Adopted Accounting Pronouncements

        In December 2011, the Financial Accounting Standards Bureau (FASB) issued Accounting Standards Update 2011-11, Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). ASU 2011-11 requires entities to disclose both gross and net information about instruments and transactions eligible for offset on the statement of financial position, as well as instruments and transactions subject to an agreement similar to a master netting arrangement. Also, this standard requires the disclosure of collateral received and posted with counterparties in connection with master netting agreements or similar agreements. This amendment is effective for fiscal years and interim periods beginning on or after January 1, 2013 and should be applied retrospectively. The Company has adopted this standard in the quarter ended March 31, 2013 and reflected the required disclosures within the notes to the unaudited Consolidated Financial Statements.

        In January 2013, the FASB issued Accounting Standards Update 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (ASU 2013-01). ASU 2013-01 further clarifies ASU 2011-11, narrowing the scope of derivative instruments, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions, eligible for offset under ASC 210 and ASC 815. This amendment is effective for fiscal years and interim periods beginning on or after January 1, 2013 and should be applied retrospectively. The Company has adopted this standard in the quarter ended March 31, 2013 and reflected the required disclosures within the notes to the unaudited Consolidated Financial Statements.

        In February 2013, the FASB issued Accounting Standards Update 2013-02, Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (ASU 2013-02). ASU 2013-02 requires entities to present current period reclassifications out of accumulated other comprehensive income and separately report the effect of significant reclassifications out of current period other comprehensive income by component, either on the face of the statement where net income is presented or in the notes. This amendment is effective for fiscal years and interim periods

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

1. Summary of Significant Accounting Policies (Continued)

beginning after December 15, 2012 and should be applied prospectively. The Company has adopted this standard in the quarter ended March 31, 2013 and reflected the required disclosures within the notes to the unaudited Consolidated Financial Statements.

2. Accumulated Other Comprehensive Income (Loss)

        Comprehensive income (loss) includes amortization of defined benefit pension items and changes in the fair value of our interest rate derivatives and foreign currency derivatives, which qualify for hedge accounting under ASC 815. Reclassifications out of accumulated other comprehensive income (loss) by component is as follows:

Details about accumulated other comprehensive loss components	Amount reclassified from accumulated other comprehensive loss	Affected line items in the statement where net income is presented
	(in thousands)
Derivatives designated as hedging instruments under ASC 815
Foreign currency derivative gains	$267	Passenger revenue

	267	Total before tax
	(106)	Tax expense

	161	Total net of tax

Amortization of defined benefit pension items
Actuarial loss	(2,051)	Wages and benefits
Prior service credit	1	Wages and benefits

	(2,050)	Total before tax
	811	Tax benefit

	$(1,239)	Total net of tax

Total reclassifications for the period	$(1,078)

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

2. Accumulated Other Comprehensive Income (Loss) (Continued)

        A rollforward of the amounts included in accumulated other comprehensive income (loss), net of taxes, for the three months ended March 31, 2013 is as follows:

	Interest Rate Derivatives	Foreign Currency Derivatives	Defined Benefit Pension Items	Total
	(in thousands)
Beginning balance	$—	$—	$(114,054)	$(114,054)

Other comprehensive income (loss) before reclassifications net of tax expense of $868	(888)	2,049	(144)	1,017
Amounts reclassified from accumulated other comprehensive income (loss), net of tax expense of $705	—	(161)	1,239	1,078

Net current-period other comprehensive income (loss)	(888)	1,888	1,095	2,095

Ending balance	$(888)	$1,888	$(112,959)	$(111,959)

3. Earnings (Loss) Per Share

        Basic earnings (loss) per share, which excludes dilution, is computed by dividing net income or loss available to common stockholders by the weighted average number of shares of common stock outstanding for the period.

        Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share data)
Numerator:
Net Income (Loss)	$(17,145)	$7,258
Denominator:
Weighted average common stock shares outstanding—Basic	51,665	51,005
Assumed exercise of equity awards	—	1,298

Weighted average common stock shares outstanding—Diluted	51,665	52,303

Net Income (Loss) per common share:
Basic	$(0.33)	$0.14

Diluted	$(0.33)	$0.14

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

3. Earnings (Loss) Per Share (Continued)

        The table below summarizes those common stock equivalents excluded from the computation of diluted earnings per share because the awards were antidilutive.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Stock options	825	93
Deferred stock	112	—
Restricted stock	1,740	775
Convertible notes(1)	10,943	10,943
Warrants	10,943	10,943

(1)
The convertible note hedges will always be antidilutive and, therefore, will have no effect on diluted earnings per share.

4. Fair Value Measurements

        ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—	Observable inputs such as quoted prices in active markets for identical assets or liabilities;
Level 2—
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term for the assets or liabilities; and
Level 3—	Unobservable inputs for which there is little or no market data and that are significant to the fair value of the assets or liabilities.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

4. Fair Value Measurements (Continued)

        The tables below present the Company's financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2013 and December 31, 2012:

	Fair Value Measurements as of March 31, 2013
	Total	Level 1	Level 2	Level 3
	(in thousands)
Cash equivalents:
Money market securities	$308,921	$308,921	$—	$—
Fuel derivative contracts:
Crude oil call options	9,547	—	9,547	—
Foreign currency derivatives	2,786	—	2,786	—

Total assets measured at fair value	$321,254	$308,921	$12,333	$—

Fuel derivative contracts:
Crude oil put options	$138	$—	$138	$—
Interest rate derivatives	1,435	—	1,435	—

Total liabilities measured at fair value	$1,573	$—	$1,573	$—

	Fair Value Measurements as of December 31, 2012
	Total	Level 1	Level 2	Level 3
	(in thousands)
Cash equivalents:
Money market securities	$304,159	$304,159	$—	$—
Fuel derivative contracts:
Crude oil call options	13,094	—	13,094	—

Total assets measured at fair value	$317,253	$304,159	$13,094	$—

Fuel derivative contracts:
Crude oil put options	$397	$—	$397	$—

Total liabilities measured at fair value	$397	$—	$397	$—

        Cash equivalents.    The Company's cash equivalents consist of money market securities and are classified as Level 1 investments and are valued using inputs observable in markets for identical securities.

        Fuel derivative contracts.    The Company's fuel derivative contracts consist of Brent crude oil call options and collars (a combination of purchased call options and sold put options of crude oil) which are not traded on a public exchange. The fair value of these instruments is determined based on inputs available or derived from public markets including contractual terms, market prices, yield curves and measures of volatility among others.

        Interest rate derivatives.    The Company's interest rate derivatives consist of interest rate swaps and are valued based primarily on data available or derived from public markets.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

4. Fair Value Measurements (Continued)

        Foreign currency derivatives.    The Company's foreign currency derivatives consist of Japanese Yen and Australian Dollar forward contracts and are valued based primarily on data available or derived from public markets.

        The fair value of the Company's debt (excluding obligations under capital leases) with a carrying value of $543.3 million and $554.6 million at March 31, 2013 and December 31, 2012, respectively, was approximately $555.6 million ($78.9 million as Level 2 and $476.7 million as Level 3 in the fair value hierarchy) and $547.9 million ($81.1 million as Level 2 and $466.8 million as Level 3 in the fair value hierarchy). The Company's fair value estimates were based on either market prices or the discounted amount of future cash flows using the Company's current incremental rate of borrowing for similar liabilities.

        The carrying amounts of cash and cash equivalents, restricted cash, other receivables and accounts payable approximate their fair value due to their short-term nature.

5. Financial Derivative Instruments

        The Company uses derivatives to manage risks associated with certain assets and liabilities arising from the potential adverse impact of fluctuations in global fuel prices, interest rates and foreign currencies.

Fuel Risk Management

        The Company's operations are inherently dependent upon the price and availability of aircraft fuel. To manage economic risks associated with fluctuations in aircraft fuel prices, the Company periodically enters into derivative financial instruments. During the three months ended March 31, 2013, the Company primarily used Brent crude oil call options and collars (combinations of purchased call options and sold put options of crude oil). These derivative instruments were not designated as hedges under ASC Topic 815, Derivatives and Hedging (ASC 815), for hedge accounting treatment. As a result, changes in fair value of these derivative instruments are adjusted through other nonoperating income (expense) in the period of change.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

5. Financial Derivative Instruments (Continued)

        The following table reflects the amount and location of realized and unrealized gains and losses that were recognized during the three months ended March 31, 2013 and 2012, and where those gains and losses were recorded in the unaudited Consolidated Statements of Operations.

	Three Months Ended March 31,
Fuel derivative contracts	2013	2012
	(in thousands)
Gains (losses) on fuel derivatives recorded in Nonoperating income (expense):
Mark-to-fair value gains (losses) on undesignated fuel hedges:
Realized gains (losses):
Losses realized at settlement	$(2,696)	$(854)
Reversal of prior period unrealized amounts	2,796	1,755
Unrealized gains (losses) on contracts that will settle in future periods	(6,661)	4,919

Gains (losses) on fuel derivatives recorded as Nonoperating income (expense)	$(6,561)	$5,820

Interest Rate Risk Management

        The Company is exposed to market risk from adverse changes in interest rates associated with our long-term debt obligations. Market risk associated with our fixed and variable-rate long-term debt relates to the potential reduction in fair value and negative impact to future earnings, respectively, from an increase in interest rates.

        During the quarter ended March 31, 2013, the Company entered into interest rate swap agreements to hedge interest rate risk inherent in debt agreements used to finance upcoming aircraft deliveries in the first half of 2013.

        These interest rate swap agreements are designated as cash flow hedges under ASC 815. The effective portion of the gain or loss is reported as a component of AOCI and reclassified into earnings in the same period in which interest is accrued. The effective portion of the interest rate swaps represents the change in fair value of the hedge that offsets the change in the fair value of the hedged item. To the extent the change in the fair value of the hedge does not perfectly offset the change in the fair value of the hedged item, the ineffective portion of the hedge is immediately recognized in nonoperating income (expense).

        The Company did not record any ineffectiveness during the quarter ended March 31, 2013. The Company believes that its derivative contracts will continue to be effective in offsetting changes in cash flow attributable to the hedged risk. The Company has not reclassified any gains or losses from AOCI to interest expense for the quarter ended March 31, 2013. The net loss expected to be reclassified over the next 12 months from AOCI is not material based on the values at March 31, 2013.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

5. Financial Derivative Instruments (Continued)

Foreign Currency Exchange Rate Risk Management

        The Company is subject to foreign currency exchange rate risk due to revenues and expenses denominated in foreign currencies, with the primary exposures being the Japanese Yen and Australian Dollar. To manage exchange rate risk, the Company executes both its international revenue and expense transactions in the same foreign currency to the extent practicable.

        In addition, during the quarter ended March 31, 2013, the Company entered into foreign currency forward contracts, designated as cash flow hedges under ASC 815, to further manage the effects of fluctuating exchange rates. The effective portion of the gain or loss is reported as a component of AOCI and reclassified into earnings in the same period in which the related sales are recognized in passenger revenue. The effective portion of the foreign currency forward contracts represents the change in fair value of the hedge that offsets the change in the fair value of the hedged item. To the extent the change in the fair value of the hedge does not perfectly offset the change in the fair value of the hedged item, the ineffective portion of the hedge is immediately recognized in nonoperating income (expense).

        During the quarter ended March 31, 2013, the Company did not record any ineffectiveness on its foreign currency forward contracts. The Company believes that its derivative contracts will continue to be effective in offsetting changes in cash flow attributable to the hedged risk. The Company has reclassified gains from AOCI to passenger revenue of $0.3 million in the quarter ended March 31, 2013. The Company expects to reclassify a net gain of approximately $3.0 million into earnings over the next 12 months from AOCI based on the values at March 31, 2013.

        The following table summarizes the accounting treatment of our derivative contracts:

Classification of Unrealized Gains (Losses)
Accounting Designation	Derivative Type	Classification of Gains and Losses	Effective Portion	Ineffective Portion
Not designated as hedges	Fuel hedge contracts	Gains (losses) on fuel derivatives	Change in fair value of hedge is recorded in nonoperating income (expense)
Designated as cash flow hedges	Interest rate contracts	Interest expense and amortization of debt discounts and issuance costs	AOCI	Nonoperating income (expense)
Designated as cash flow hedges	Foreign currency exchange contracts	Passenger revenue	AOCI	Nonoperating income (expense)

        The following tables present the gross fair value of asset and liability derivatives that are designated as hedging instruments under ASC 815 and derivatives that are not designated as hedging instruments under ASC 815, as well as the location of the asset and liability balances within the unaudited Consolidated Balance Sheets. The tables also present the net derivative position recorded in the unaudited Consolidated Balance Sheets.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

5. Financial Derivative Instruments (Continued)

  Hedge position as of March 31, 2013

	Balance Sheet Location	Notional Amount	Final Maturity Date	Gross fair value of assets	Gross fair value of (liabilities)	Hedge derivatives, net
		(in thousands)			(in thousands)
Derivatives designated as hedges
Interest rate derivative	Other accrued liabilities	$65,000 U.S. dollars	June 2013	$—	$(257)	$(257)
Interest rate derivative	Other accrued liabilities	$67,000 U.S. dollars	April 2023	—	(157)	(157)
	Other liabilities and deferred credits (1)			—	(1,021)	(1,021)
Foreign currency derivatives	Prepaid expenses and other	8,425,083 Japanese Yen	March 2014	3,058	(272)	2,786
		53,488 Australian Dollars	April 2014
Derivatives not designated as hedges
Fuel derivative contracts	Prepaid expenses and other	117,054 gallons	March 2014	7,199	(41)	7,158
Fuel derivative contracts	Long-term prepayments and other	26,250 gallons	December 2014	2,348	(97)	2,251

(1)
Represents the noncurrent portion of the $67 million interest rate derivative with final maturity in April 2023.

  Hedge position as of December 31, 2012

	Balance Sheet Location	Notional Amount	Final Maturity Date	Gross fair value of assets	Gross fair value of (liabilities)	Hedge derivatives, net
		(in thousands)			(in thousands)
Derivatives not designated as hedges
Fuel derivative contracts	Prepaid expenses and other	126,924 gallons	June 2014	13,094	(397)	12,697

        The following table reflects the impact of cash flow hedges and its location within the unaudited Consolidated Balance Sheets during the three months ended March 31, 2013 and 2012, and where those gains and losses were recorded in the unaudited Consolidated Statements of Operations.

	Effective portion recognized in other comprehensive loss		Effective portion reclassified from accumulated other comprehensive loss to Earnings(1)		Ineffective portion recognized in other (expense) income
Derivatives in ASC 815 Cash Flow Hedging Relationships	March 31, 2013	December 31, 2012	March 31, 2013	December 31, 2012	March 31, 2013	March 31, 2012
Interest rate derivatives	$(1,435)	$—	$—	$—	$—	$—
Foreign currency derivatives	3,053	—	267	—	—	—

Risk and Collateral

        The financial derivative instruments expose the Company to possible credit loss in the event the counterparties to the agreements fail to meet their obligations. However, the Company has not

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

5. Financial Derivative Instruments (Continued)

experienced any significant credit losses by its counterparties due to nonperformance in the past. To manage such credit risks, the Company (1) selects its counterparties based on past experience and credit ratings, (2) limits its exposure to any single counterparty, and (3) periodically monitors the market position and credit rating of each counterparty. The Company is also subject to market risk in the event these financial instruments become less valuable in the market. However, changes in the fair value of the derivative instruments will generally offset the change in the fair value of the hedged item, limiting the Company's overall exposure.

        ASC 815 requires a reporting entity to elect a policy of whether to offset rights to reclaim cash collateral or obligations to return cash collateral against derivative assets and liabilities executed with the same counterparty, or present such amounts on a gross basis. Based on the fair value of our financial derivative agreements, our counterparties may require us to post collateral when the price of the underlying financial derivative decreases. The Company's accounting policy is to present its derivative assets and liabilities on a net basis including the collateral posted with the counterparty. The Company had no collateral posted with counterparties as of March 31, 2013 and December 31, 2012.

6. Debt

        As of March 31, 2013, the scheduled maturities of long-term debt over the next five years and thereafter were as follows (in thousands):

Remaining months in 2013	88,318
2014	37,515
2015	39,435
2016	125,911
2017	41,790
Thereafter	223,013

7. Leases

        The Company leases aircraft, engines and other assets under long-term lease arrangements. Other leased assets include real property, airport and terminal facilities, maintenance facilities, training centers, and general offices. Certain leases include escalation clauses and renewal options. When lease renewals are considered to be reasonably assured, the rental payments that will be due during the renewal periods are included in the determination of rent expense over the life of the lease.

        In the first quarter of 2013, the Company took delivery of an Airbus A330-200 aircraft under an operating lease with a lease term of 12 years with an option to extend an additional two years.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

7. Leases (Continued)

        As of March 31, 2013, the scheduled future minimum rental payments under capital leases and operating leases with noncancelable basic terms of more than one year were as follows:

	Capital Leases		Operating Leases
	Aircraft	Other	Aircraft	Other
	(in thousands)
Remaining months in 2013	$10,351	$76	$69,170	$3,667
2014	13,803	102	88,398	5,055
2015	13,803	102	87,792	5,080
2016	13,803	102	71,082	5,140
2017	13,803	24	70,560	4,684
Thereafter	73,347	—	253,671	23,321

	138,910	406	$640,673	$46,947

Less amounts representing interest	34,418	59

Present value of minimum capital lease payments	$104,492	$347

(*)
At March 31, 2013, the Company had three aircraft under capital leases (two Boeing 717-200 aircraft and one Airbus A330-200 aircraft) that were included in property and equipment on the unaudited Consolidated Balance Sheets.

8. Employee Benefit Plans

        The components of net periodic benefit cost for the Company's defined benefit and other post-retirement plans for the three months ended March 31, 2013 and 2012 included the following:

	Three Months Ended March 31,
Components of Net Period Benefit Cost	2013	2012
	(in thousands)
Service cost	$3,602	$3,324
Interest cost	6,300	6,855
Expected return on plan assets	(4,066)	(4,013)
Recognized net actuarial loss	2,050	1,737

Net periodic benefit cost	$7,886	$7,903

        The Company made contributions of $2.8 million to its defined benefit and other postretirement plans during the three months ended March 31, 2013, and expects to make additional minimum required contributions of $12.0 million during the remainder of 2013.

9. Commitments and Contingent Liabilities

  Commitments

        As of March 31, 2013, the Company had capital commitments consisting of firm aircraft and engine orders for 12 wide-body Airbus A330-200 aircraft, six Airbus A350XWB-800 aircraft,

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

9. Commitments and Contingent Liabilities (Continued)

16 narrow-body Airbus A321neo aircraft and four Rolls Royce spare engines (two for its A330-200 aircraft and two for its A350XWB-800 aircraft) scheduled for delivery through 2020. The Company has purchase rights for an additional three A330-200 aircraft, six A350XWB-800 aircraft, and nine A321neo aircraft and can utilize these rights subject to production availability.

        During April 2013, the Company executed a purchase agreement for two Pratt and Whitney spare engines (for its A321neo aircraft), and has purchase options for two additional spare engines.

        The Company has operating commitments with a third-party to provide aircraft maintenance services which include fixed payments as well as variable payments based on flight hours for its Airbus fleet through 2027. The Company also has operating commitments with third-party service providers for reservations, IT, and accounting services through 2017.

        Committed capital and operating expenditures include escalation and variable amounts based on estimates. The gross committed expenditures for upcoming aircraft deliveries and committed financings for those deliveries during the remainder of 2013 and the next four years and thereafter are detailed below:

	Capital		Operating	Total Committed Expenditures	Less: Committed Financing for Upcoming Aircraft Deliveries*	Net Committed Expenditures
	(in thousands)
Remaining months in 2013	$357,770	*	$29,484	$387,254	$222,000	$165,254
2014	429,058		30,575	459,633	—	459,633
2015	246,264		30,872	277,136	—	277,136
2016	147,824		31,813	179,637	—	179,637
2017	493,824		32,081	525,905	—	525,905
Thereafter	1,105,696		232,430	1,338,126	—	1,338,126

*
See below for a detailed discussion of the committed financings Hawaiian has received for its upcoming capital commitments for aircraft deliveries.

  Airbus A330-200 Facility Agreement Commitments

        Hawaiian has commitments for two separate secured loan agreements entered into during the second half of 2012, totaling $132 million to finance a portion of the capital commitments for two upcoming Airbus A330-200 aircraft deliveries during the quarter ended June 2013 (one A330-200 aircraft with committed financings of $67 million was delivered in April 2013). Both the gross capital commitment for the cost of the aircraft and the committed financings are shown in the table above. These loan agreements have a term of ten years with quarterly principal and interest payments. One of the loan agreements will bear interest under a variable-rate with a $7 million balloon payment due at maturity, and the other will bear interest under a fixed-rate with a $10 million balloon payment due at maturity.

        The anticipated future principal payments and commitment fees for this facility agreement, not included in the table above or in the debt maturities table in Note 6, are approximately $8.2 million for the remaining months in 2013, $10.8 million in 2014, $11.0 million in 2015, $11.3 million in 2016, $11.6 million in 2017 and $80.4 million thereafter.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

9. Commitments and Contingent Liabilities (Continued)

  Purchase Aircraft Lease Financing Agreement

        In April 2013, Hawaiian took delivery, assigned its purchase of and simultaneously entered into a lease agreement for an Airbus A330-200 aircraft, with total committed lease financing of $90 million. Both the gross capital commitment for the cost of the aircraft and the committed financing are shown in the table above. The lease agreement has an initial lease term of 12 years with the option to extend an additional two years. Rent under the lease is payable monthly at a fixed rate determined at delivery of the aircraft. The Company will determine whether this lease will be classified as a capital or operating lease during the three months ended June 30, 2013.

        The anticipated future minimum payments for this lease, not included in the table above or in the future minimum rental payments table in Note 7, are $6.9 million for the remaining months in 2013 and approximately $9.2 million in 2014, $9.2 million in 2015, $9.2 million in 2016, $9.2 million in 2017 and $66.6 million thereafter.

  Litigation and Contingencies

        The Company is subject to legal proceedings arising in the normal course of its operations. Management does not anticipate that the disposition of any currently pending proceeding will have a material effect on the Company's operations, business or financial condition.

  General Guarantees and Indemnifications

        In the normal course of business, the Company enters into numerous aircraft financing and real estate leasing arrangements that have various guarantees included in the contract. It is common in such lease transactions for the lessee to agree to indemnify the lessor and other related third-parties for tort liabilities that arise out of or relate to the lessee's use of the leased aircraft or occupancy of the leased premises. In some cases, this indemnity extends to related liabilities arising from the negligence of the indemnified parties, but usually excludes any liabilities caused by their gross negligence or willful misconduct. Additionally, the lessee typically indemnifies such parties for any environmental liability that arises out of or relates to its use of the real estate leased premises. The Company believes that it is covered by insurance (subject to deductibles) for most tort liabilities and related indemnities described above with respect to the aircraft and real estate that it leases. The Company cannot estimate the potential amount of future payments, if any, under the foregoing indemnities and agreements.

  Credit Card Holdback

        Under the Company's bank-issued credit card processing agreements, certain proceeds from advance ticket sales may be held back to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in the Company's unaudited Consolidated Balance Sheets, totaled $5.0 million at March 31, 2013 and December 31, 2012.

        In the event of a material adverse change in the business, the holdback could increase to an amount up to 100% of the applicable credit card air traffic liability, which would also cause an increase in the level of restricted cash. If the Company is unable to obtain a waiver of, or otherwise mitigate the increase in the restriction of cash, it could also cause a covenant violation under other debt or lease obligations and have a material adverse impact on the Company.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information

        The following condensed consolidating financial information is presented in accordance with Regulation S-X paragraph 210.3-10 because under a registration statement on Form S-3 that was declared effective on April 18, 2013, Hawaiian Airlines, Inc. (Hawaiian or Subsidiary Issuer / Guarantor), a wholly owned subsidiary of Hawaiian Holdings, Inc. (the Company or Parent Issuer / Guarantor), may fully and unconditionally guarantee any securities issued by Hawaiian Holdings, Inc. under the registration statement, and Hawaiian Holdings, Inc. will fully and unconditionally guarantee any securities issued by Hawaiian Airlines, Inc. under the registration statement.

        Also, in accordance with Regulation S-X paragraph 210.5-04 (c), the Company is required to report condensed financial information as a result of restrictions in Hawaiian's debt agreements. The Company's condensed consolidating financial information satisfies this requirement.

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

        Condensed consolidating financial statements are presented in the following tables:

Condensed Consolidating Balance Sheets
March 31, 2013

	March 31, 2013
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$85,149	$335,521	$17,551	$—	$438,221
Restricted cash	—	5,000	—	—	5,000
Accounts receivable, net	2,001	98,055	16	(122)	99,950
Spare parts and supplies, net	—	25,067	—	—	25,067
Deferred tax assets, net	704	16,971	—	—	17,675
Prepaid expeness and other	12	39,226	32	—	39,270

Total	87,866	519,840	17,599	(122)	625,183

Property and equipment:	—	1,325,768	18,855	—	1,344,623
Less accumulated depreciation and amortization	—	(268,227)	—	—	(268,227)

Property and equipment, net	—	1,057,541	18,855	—	1,076,396

Long-term prepayments and other	1,564	64,608	—	—	66,172
Deferred tax assets, net	9,418	35,903	—	—	45,321
Goodwill and other intangible assets, net	—	132,583	—	—	132,583
Intercompany receivable	29,268	—	—	(29,268)	—
Investment in consolidated subsidiaries	201,520	—	—	(201,520)	—

TOTAL ASSETS	$329,636	$1,810,475	$36,454	$(230,910)	$1,945,655

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$623	$96,915	$134	$(122)	$97,550
Air traffic liability	—	470,743	1,265	—	472,008
Other accrued liabilities	218	74,667	—	—	74,885
Current maturities of long-term debt and capital lease obligations	—	105,522	—	—	105,522

Total	841	747,847	1,399	(122)	749,965

Long-term debt, less discount, and capital lease obligations	73,593	469,049	—	—	542,642
Intercompany payable	—	29,268	—	(29,268)	—
Other liabilities and deferred credits:
Accumulated pension and other postretirement benefit obligations	—	354,939	—	—	354,939
Other liabilities and deferred credits	—	42,907	—	—	42,907

Total	—	397,846	—	—	397,846
Shareholders' Equity	255,202	166,465	35,055	(201,520)	255,202

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$329,636	$1,810,475	$36,454	$(230,910)	$1,945,655

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Balance Sheets
December 31, 2012

	December 31, 2012
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$83,626	$303,967	$18,287	$—	$405,880
Restricted cash	—	5,000	—	—	5,000
Accounts receivable, net	2,032	78,949	13	(244)	80,750
Spare parts and supplies, net	—	27,552	—	—	27,552
Deferred tax assets, net	704	16,971	—	—	17,675
Prepaid expenses and other	—	35,001	—	—	35,001

Total	86,362	467,440	18,300	(244)	571,858

Property and equipment at cost	—	1,299,757	18,456	—	1,318,213
Less accumulated depreciation and amortization	—	(249,495)	—	—	(249,495)

Property and equipment, net	—	1,050,262	18,456	—	1,068,718

Long-term prepayments and other	1,695	53,934	—	—	55,629
Deferred tax assets, net	8,439	27,937	—	—	36,376
Goodwill and other intangible assets, net	—	133,243	—	—	133,243
Intercompany receivable	33,110	—	—	(33,110)	—
Investment in consolidated subsidiaries	213,275	—	—	(213,275)	—

TOTAL ASSETS	$342,881	$1,732,816	$36,756	$(246,629)	$1,865,824

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$292	$81,758	$278	$(244)	$82,084
Air traffic liability	—	386,677	1,969	—	388,646
Other accrued liabilities	1,310	73,518	—	—	74,828
Current maturities of long-term debt and capital lease obligations	—	108,232	—	—	108,232

Total	1,602	650,185	2,247	(244)	653,790

Long-term debt, less discount, and capital lease obligations	72,677	480,332	—	—	553,009
Intercompany payable	—	33,110	—	(33,110)	—
Other liabilities and deferred credits:
Accumulated pension and other postretirement benefit obligations	—	352,460	—	—	352,460
Other liabilities and deferred credits	—	37,963	—	—	37,963

Total	—	390,423	—	—	390,423
Shareholders' equity	268,602	178,766	34,509	(213,275)	268,602

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$342,881	$1,732,816	$36,756	$(246,629)	$1,865,824

        The Company reduced the Parent Issuer / Guarantor's Investment in consolidated subsidiaries and Shareholders' equity by $29,015 (in thousands) as of December 31, 2012 to correctly classify the Parent Issuer / Guarantor's Investment in consolidated subsidiaries (the same accounts will be reduced by $24,239 (in thousands) as of December 31, 2011).

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statements of Operations and Comprehensive Income (Loss)
Three Months Ended March 31, 2013

	Three months ended March 31, 2013
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Revenue	$—	$490,248	$615	$(109)	$490,754
Operating Expenses:
Aircraft fuel, including taxes and oil	—	174,489	—	—	174,489
Wages and benefits	—	102,735	—	—	102,735
Aircraft rent	—	26,019	—	—	26,019
Maintenance materials and repairs	—	55,259	—	—	55,259
Aircraft and passenger servicing	—	29,059	—	—	29,059
Commissions and other selling	—	33,827	—	(16)	33,811
Depreciation and amortization	—	19,113	—	—	19,113
Other rentals and landing fees	—	19,147	—	—	19,147
Other	1,268	41,804	69	(93)	43,048

Total	1,268	501,452	69	(109)	502,680

Operating Income (Loss)	(1,268)	(11,204)	546	—	(11,926)

Nonoperating Income (Expense):
Undistributed net income of subsidiaries	(14,782)	—	—	14,782	—
Interest expense and amortization of debt discounts and issuance costs	(2,110)	(9,267)	—	—	(11,377)
Interest income	36	91	—	—	127
Capitalized interest	—	3,440	—	—	3,440
Losses on fuel derivatives	—	(6,561)	—	—	(6,561)
Other, net	—	(1,082)	—	—	(1,082)

Total	(16,856)	(13,379)	—	14,782	(15,453)

Income (Loss) Before Income Taxes	(18,124)	(24,583)	546	14,782	(27,379)
Income tax expense (benefit)	(979)	(9,255)	—	—	(10,234)

Net Income (Loss)	$(17,145)	$(15,328)	$546	$14,782	$(17,145)

Comprehensive Income (Loss)	$(15,050)	$(13,233)	$546	$12,687	$(15,050)

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statements of Operations and Comprehensive Income (Loss)
Three Months Ended March 31, 2012

	Three months ended March 31, 2012
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Revenue	$—	$435,556	$13	$(75)	$435,494
Operating Expenses:
Aircraft fuel, including taxes and oil	—	140,318	—	—	140,318
Wages and benefits	—	90,124	—	—	90,124
Aircraft rent	—	23,222	—	—	23,222
Maintenance materials and repairs	—	43,712	—	—	43,712
Aircraft and passenger servicing	—	21,346	—	—	21,346
Commissions and other selling	—	29,430	—	(14)	29,416
Depreciation and amortization	—	19,151	—	—	19,151
Other rentals and landing fees	—	19,748	—	—	19,748
Other	1,260	34,332	26	(61)	35,557

Total	1,260	421,383	26	(75)	422,594

Operating Income (Loss)	(1,260)	14,173	(13)	—	12,900

Nonoperating Income (Expense):
Undistributed net income of subsidiaries	9,377	—	—	(9,377)	—
Interest expense and amortization of debt discounts and issuance costs	(2,036)	(7,012)	—	—	(9,048)
Interest income	29	185	—	—	214
Capitalized interest	—	2,573	—	—	2,573
Gains on fuel derivatives	—	5,820	—	—	5,820
Other, net	—	(600)	—	—	(600)

Total	7,370	966	—	(9,377)	(1,041)

Income (Loss) Before Income Taxes	6,110	15,139	(13)	(9,377)	11,859
Income tax expense (benefit)	(1,148)	5,749	—	—	4,601

Net Income (Loss)	$7,258	$9,390	$(13)	$(9,377)	$7,258

Comprehensive Income (Loss)	$8,326	$10,458	$(13)	$(10,445)	$8,326

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statements of Cash Flows
Three Months Ended March 31, 2013

	Three months ended March 31, 2013
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net Cash Provided By (Used In) Operating Activities:	$(3,055)	$75,933	$(337)	$—	$72,541
Cash Flows From Investing Activities:
Net payments from subsidiaries	3,167	—	—	(3,167)	—
Additions to property and equipment, including pre-delivery deposits	—	(25,401)	(399)	—	(25,800)

Net cash provided by (used in) investing activities	3,167	(25,401)	(399)	(3,167)	(25,800)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	1,411	—	—	—	1,411
Long-term borrowings	—	—	—	—	—
Repayments of long-term debt and capital lease obligations	—	(13,993)	—	—	(13,993)
Debt issuance costs	—	(1,818)	—	—	(1,818)
Net payments to parent company	—	(3,167)	—	3,167	—
Other	—	—	—	—	—

Net cash provided by (used in) financing activities	1,411	(18,978)	—	3,167	(14,400)

Net increase (decrease) in cash and cash equivalents	1,523	31,554	(736)	—	32,341
Cash and cash equivalents—Beginning of Year	83,626	303,967	18,287	—	405,880

Cash and cash equivalents—End of Year	$85,149	$335,521	$17,551	$—	$438,221

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statements of Cash Flows
Three Months Ended March 31, 2012

	Three months ended March 31, 2012
	Parent Issuer / Guarantor	Subsidiary Issuer / Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net Cash Provided By (Used In) Operating Activities:	$(3,178)	$122,781	$(139)	$—	$119,464
Cash Flows From Investing Activities:
Net payments from subsidiaries	4,377	—	—	(4,377)	—
Additions to property and equipment, including pre-delivery deposits	—	(102,847)	—	—	(102,847)

Net cash provided by (used in) investing activities	4,377	(102,847)	—	(4,377)	(102,847)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	981	—	—	—	981
Long-term borrowings	—	66,000	—	—	66,000
Repayments of long-term debt and capital lease obligations	—	(9,748)	—	—	(9,748)
Debt issuance costs	—	(1,945)	—	—	(1,945)
Net payments to parent company	—	(4,377)	—	4,377	—

Net cash provided by financing activities	981	49,930	—	4,377	55,288

Net increase (decrease) in cash and cash equivalents	2,180	69,864	(139)	—	71,905
Cash and cash equivalents—Beginning of Year	97,219	205,656	1,240	—	304,115

Cash and cash equivalents—End of Year	$99,399	$275,520	$1,101	$—	$376,020

  Certain Restrictions on Subsidiary Distributions, Dividends and Repurchases

        The Company and Hawaiian are party to an Amended and Restated Credit Agreement (Credit Agreement), dated as of December 10, 2010, that provides for a Revolving Credit Facility. See further discussion of the Revolving Credit Facility at Note 6—Debt to the Consolidated Financial Statements included in our current report on Form 8-K filed on March 14, 2013. The Credit Agreement provides that, subject to certain exceptions, neither Hawaiian nor any other subsidiary of the Company will make any distribution or other payment on account of, or declare or pay any dividend on, or purchase, acquire, redeem or retire any stock issued by Hawaiian or any other subsidiary of the Company. The exceptions include (i) distributions by Hawaiian to the Company for the purpose of allowing the Company to pay federal and state income and franchise taxes, (ii) distributions by Hawaiian to the Company to pay customary costs and expenses of operating a publicly traded company in an aggregate amount in any year not to exceed $10.0 million, and (iii) so long as no event of default has occurred and is continuing or would result therefrom, distributions by Hawaiian to the Company for the purpose of making regularly scheduled interest payments on specified indebtedness of the Company. In

Hawaiian Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

10. Condensed Consolidating Financial Information (Continued)

addition, the Credit Agreement restricts the ability of Hawaiian and the other subsidiaries of the Company from making loans or advances to the Company. The net assets of Hawaiian restricted under the Credit Agreement, defined as shareholders' equity, totaled $166.5 million for the three months ended March 31, 2013 and $178.8 million for the year ended December 31, 2012.

  Long-Term Debt

        The long-term debt included in the Parent Issuer / Guarantor column represents the Convertible Debt described in Note 6—Debt to our Consolidated Financial Statements included in our current report on Form 8-K filed on March 14, 2013.

PROSPECTUS

Hawaiian Airlines, Inc.

Pass Through Certificates

        Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate issued by a pass through trust will represent a beneficial interest in all property held by that pass through trust. The property of the pass through trust will include, without limitation, equipment notes issued by:

  •
  one or more owner trustees, on a non-recourse basis, to finance or refinance all or a portion of the purchase price of aircraft that have been or will be leased to us as part of one or more leveraged lease transactions; or

  •
  Hawaiian Airlines to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of Hawaiian Airlines or any of our affiliates.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking or priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        Our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, Hawaiian Holdings, Inc.

        We will describe the specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS OR FILINGS MADE BY HAWAIIAN HOLDINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 6.

        We may offer and sell the pass through certificates directly, through agents we select from time to time or to or through underwriters, dealers or other third parties we select. If we use any agents, underwriters or dealers to sell pass through certificates, we will name them and describe their compensation in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 18, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and Hawaiian Holdings filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we or Hawaiian Holdings may, from time to time, sell any combination of the securities described in this prospectus or in the accompanying prospectus of Hawaiian Holdings in one or more offerings up to a total amount of $525,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; the manner of distribution and any underwriter compensation; and the other material terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any related issuer free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "Hawaiian Airlines, Inc.,", "Hawaiian Airlines", "Hawaiian", "we," "us," and "our" refer to Hawaiian Airlines, Inc., a Delaware corporation, and "Hawaiian Holdings, Inc." and "Hawaiian Holdings" refers to Hawaiian Holdings, Inc., a Delaware corporation, including its consolidated subsidiaries.

 Hawaiian Airlines, Inc.

Overview

        We are engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the Neighbor Island routes), between the Hawaiian Islands and certain cities in the United States (the North America routes), and between the Hawaiian Islands and the South Pacific, Australia and Asia (the International routes), collectively referred to as our Scheduled Operations. In addition, we also operate various charter flights. We are the largest airline headquartered in Hawai'i and the eleventh largest domestic airline in the United States based on revenue passenger miles reported by the Bureau of Transportation Statistics of the Research and Innovative Technology Administration, U.S. Department of Transportation as of November 30, 2012. At February 28, 2013, our fleet consisted of 18 Boeing 717-200 aircraft for the Neighbor Island routes and 16 Boeing 767-300 aircraft and 10 Airbus A330-200 aircraft for the North America, International and charter routes. Airline Contract Maintenance & Equipment, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian Holdings Inc., our parent company, also purchased two ATR42 turboprop aircraft that are expected to begin service in 2013.

        Hawaiian Holdings, Inc. is a holding company incorporated in the State of Delaware. Its primary asset is the sole ownership of all issued and outstanding shares of our common stock.

Corporate Information

        We were originally incorporated in January 1929 under the laws of the Territory of Hawai'i and became Hawaiian Holdings' indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. We became a Delaware corporation and Hawaiian Holdings' direct wholly-owned subsidiary concurrent with our reorganization and reacquisition by Hawaiian Holdings in June 2005. Hawaiian Holdings was incorporated in April 2002 under the laws of the State of Delaware.

        The executive offices for Hawaiian Airlines and Hawaiian Holdings are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawai'i 96819, and the telephone number at that address is (808) 835-3700. We maintain a website at www.hawaiianair.com where general information about Hawaiian Airlines and Hawaiian Holdings is available. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

  Certificates

        Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

        The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

        The property that will be held by each pass through trust will include, among other things, equipment notes secured by aircraft that we own or lease. Payments of principal, premium, if any, and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

        If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

        The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

        We may offer and sell up to $525,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

  Pass Through Trusts

        We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, Wilmington Trust, National Association will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

        Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

        When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, typically referred to as "note purchase agreements" or "participation agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

        Under the applicable note purchase agreement or participation agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

  •
  identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

  •
  identical priority of payment relative to each of the other equipment notes held for such pass through trust.

        If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders under arrangements that we will describe in the applicable prospectus supplement. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

  Equipment Notes

        The equipment notes owned by a pass through trust may consist of any combination of:

  •
  Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

  •
  Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

        Leased Aircraft Notes.    Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

        The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

        In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the applicable loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

        Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

        Owned Aircraft Notes.    We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

        Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

  Parent Guarantee

        Hawaiian Holdings will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. We will describe the terms of the guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against Hawaiian Airlines, and will be an unsecured obligation of Hawaiian Holdings.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Hawaiian Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any updates described in Hawaiian Holdings' Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports that Hawaiian Holdings files with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described and that are included in the above-referenced filings are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement, each related issuer free writing prospectus and the information incorporated by reference in these documents contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement, any related issuer free writing prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement, any related issuer free writing prospectus and the information incorporated by reference in these documents also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for Hawaiian Holdings and its consolidated subsidiaries on a historical basis for each of the periods indicated. You should read these ratios in connection with the consolidated financial statements of Hawaiian Holdings, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
(dollars in thousands)	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.85x	—	2.17x	2.47x	1.84x
Deficiency of earnings to fixed charges	—	$8,853	—	—	—

        As of the date of this prospectus, Hawaiian Holdings has not previously paid dividends on any shares of preferred stock, and consequently, the ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

        Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

  •
  the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

  •
  the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

        Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

  •
  leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

  •
  owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

 DESCRIPTION OF PASS THROUGH CERTIFICATES

        The following summary describes the material terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

        Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, filed by us, or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by Hawaiian Holdings, in each case with the SEC.

  General

        Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

        Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

        Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Hawaiian Airlines, Hawaiian Holdings or any of their affiliates, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

        The property of each pass through trust for which a series of certificates will be issued will include, among other things:

  •
  the equipment notes held for the pass through trust;

  •
  the guarantee provided by Hawaiian Holdings of Hawaiian Airlines' payment obligations in respect of any equipment notes or the leases related to any equipment notes (a "Parent Guarantee");

  •
  all monies at any time paid under the equipment notes held for the pass through trust;

  •
  the rights of such pass through trust to acquire equipment notes;

  •
  funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

  •
  if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under any liquidity facility.

        The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement between, among others, the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

        Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

        Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

        Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

        Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

        We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

        An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

        Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

        We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

  •
  the specific designation, title and amount of the certificates;

  •
  amounts payable on and distribution dates for the certificates;

  •
  the currency or currencies, including currency units, in which the certificates may be denominated;

  •
  the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

  •
  a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

  •
  the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

  •
  any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

  •
  a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

  •
  a description of the note purchase agreement and/or participation agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

  •
  a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

  •
  a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

  •
  if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

  •
  if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

  •
  the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

  •
  any limitations on the exercise of remedies with respect to the leased aircraft notes;

  •
  if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

  •
  if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

  •
  a description of any Parent Guarantee;

  •
  a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements, any Parent Guarantee and other material agreements entered into in connection with the issuance of equipment notes;

  •
  a description of any cross-default provisions in the indentures;

  •
  a description of any cross-collateralization provisions in the indentures;

  •
  a description of any agreement among the holders of equipment notes and any liquidity provider (or other provider of a credit support agreement) governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

  •
  a description of any liquidity facility or other credit support agreement relating to the certificates;

  •
  if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

  •
  any other special terms pertaining to the certificates.

        The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures.

Book Entry Registration

  General

        If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

        Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co. (referred to as Cede), the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "—Physicial Certificates." For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

        Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

  •
  a person that is registered as a "clearing agency" under the federal securities laws;

  •
  a federal reserve bank; or

  •
  any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

        A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

        Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the applicable pass through trust agreement. Certificate owners will be permitted to exercise their rights under the applicable pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the applicable pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

        A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

        None of Hawaiian Holdings, Hawaiian Airlines or the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

        The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

  Same-Day Settlement and Payment

        As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

        Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

  Physical Certificates

        Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

  •
  we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

  •
  we elect to terminate the book-entry system through DTC; or

  •
  after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

        Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

        After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

        Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

Payments and Distributions

        Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

  •
  Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

  •
  Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

        If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

Pool Factors

        Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

        Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the original aggregate face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

        The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

        The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

Reports to Certificateholders

        The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

  •
  the amount of the distribution allocable to principal and the amount allocable to premium, if any;

  •
  the amount of the distribution allocable to interest; and

  •
  the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

        As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

        After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that is readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

        If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

Voting of Equipment Notes

        A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

  •
  the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

  •
  the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

  •
  if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

        If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

        The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

        Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft. The indentures may be subject to cross-collateralization or cross-default provisions as specified in a prospectus supplement. However, if the indentures are not cross-defaulted, events resulting in an indenture event of default under any particular indenture will not necessarily result in an indenture event of default occurring under any other indenture. Consequently, if an indenture event of default occurs in fewer than all of the indentures related to a pass through trust, the equipment notes issued under the related indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

        As described below under "—Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

        The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

        The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

        In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

        The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

        The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

        Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

        Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

        The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default as promptly as practical after, and in any event within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

        The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

        The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

Merger, Consolidation and Transfer of Assets

        We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless:

  •
  the surviving, successor or transferee corporation is validly existing under the laws of the United States or any state thereof or the District of Columbia;

  •
  the surviving, successor or transferee corporation is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

  •
  the surviving, successor or transferee corporation expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

        In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

        The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

  •
  to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

  •
  to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements or, if applicable, to evidence the succession of another corporation to Hawaiian Holdings and the assumption by any such successor of Hawaiian Holdings' obligations under any Parent Guarantee;

  •
  to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

  •
  to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement, any Parent Guarantee or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

  •
  to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

  •
  to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

  •
  to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

  •
  to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

        No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

        The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

  •
  reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust or impair the right to institute suit for the enforcement of any such payment or distribution on or after the applicable distribution date;

  •
  change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

  •
  permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

  •
  reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

  •
  modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

  •
  alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust;

  •
  adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes; or

  •
  modify any Parent Guarantee in a manner materially adverse to the interests of the certificateholders.

Modification of Indenture and Related Agreements

        The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

Cross-Subordination Issues

        The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

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  grant waivers of defaults under any applicable indenture;

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  consent to the amendment or modification of any applicable indenture; or

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  direct the exercise of remedial actions under any applicable indenture.

Termination of the Pass Through Trusts

        Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase of Equipment Notes

        On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

Liquidity Facility and other Credit Support Agreements

        The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. In addition, the applicable prospectus supplement may also provide for other "credit support agreements" to support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. Furthermore, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by any liquidity facility or other credit support agreement. The institution or institutions providing any liquidity facility or other credit support agreement will be identified in the applicable prospectus supplement. The provider of any liquidity facility or other credit support agreement may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

Parent Guarantee

        Hawaiian Holdings will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. We will describe the terms of the guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against Hawaiian Airlines, and will be an unsecured obligation of Hawaiian Holdings.

The Pass Through Trustee

        Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust, National Association. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

        The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

        The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

DESCRIPTION OF THE EQUIPMENT NOTES

        The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

        To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

General

        The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

        The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

        We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

Principal and Interest Payments

        Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

        If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

Redemption

        The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

Security

        The leased aircraft notes will be secured by:

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  an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

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  a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

        Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

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  rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

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  insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

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  insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

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  any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

        The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

        We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. In addition, we will be required to register the "international interests" created pursuant to each indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (together, the "Cape Town Treaty"). Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a first priority perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (Geneva 1948), referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered "international interest" has priority over a subsequently registered interest and over an unregistered interest for purposes of the laws of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and an aircraft may be located in any such jurisdiction from time to time.

        We have the right to register any aircraft in a country other than the United States at our own expense in connection with a permitted lease of such aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related indenture. Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention or the Cape Town Treaty. It is uncertain to what extent the relevant loan trustee's security interest would be recognized if an aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Consequently, the ability of the related loan trustee to realize upon its security interest in an aircraft during the exercise of remedies under the related indenture could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

        We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention or the Cape Town Treaty, and the extent to which the security interest would be recognized if the aircraft is registered in a jurisdiction not a party to the Convention or the Cape Town Treaty, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

        Unless otherwise specified in the applicable prospectus supplement, the equipment notes may be cross-collateralized. However, if the equipment notes are not cross-collateralized, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

        The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

        In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

        "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

        In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

  •
  if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

  •
  if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

        The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

Ranking of Equipment Notes

        Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

Payments and Limitation of Liability

        We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

        Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

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  the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

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  if so provided in the related prospectus supplement, the applicable liquidity facility or other credit support agreement.

        With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

        Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

Defeasance of the Indentures and the Equipment Notes in Certain Circumstances

        Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

        Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

Assumption of Obligations by Hawaiian Airlines

        Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

Intercreditor Issues

        Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities or other credit support agreements, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

 PLAN OF DISTRIBUTION

        Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

        The certificates may be sold:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

        In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

        If a dealer is used directly by us in the sale of certificates requiring the delivery of this prospectus, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

        Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

        We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

        Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

        Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

        If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

        The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004-1482. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

EXPERTS

        The consolidated financial statements of Hawaiian Holdings, Inc. included in Hawaiian Holdings, Inc.'s Current Report on Form 8-K filed on March 14, 2013, the consolidated financial statement schedule included in Hawaiian Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of Hawaiian Holdings, Inc.'s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference (except for their report on the schedule, which is set forth in the second paragraph of their consent filed as Exhibit 23.1 to the registration statement of which this prospectus is a part and is incorporated by reference herein). Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Our parent, Hawaiian Holdings, files annual, quarterly and other reports, proxy statements and other information with the SEC. Hawaiian Holdings' SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Hawaiian Holdings files at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Hawaiian Holdings' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that Hawaiian Holdings files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after Hawaiian Holdings electronically files such material with, or furnishes it to, the SEC.

        Together with Hawaiian Holdings, we have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website, www.hawaiianair.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information that we or Hawaiian Holdings files with it, which means that we or Hawaiian Holdings can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we or Hawaiian Holdings files later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that Hawaiian Holdings previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC by Hawaiian Holdings on February 8, 2013; and

  •
  Current Reports on Form 8-K filed by Hawaiian Holdings with the SEC on March 14, 2013 and March 22, 2013.

        We also incorporate by reference into this prospectus additional documents that we or Hawaiian Holdings may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we or Hawaiian Holdings may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor Hawaiian Holdings have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

        You may request a copy of these filings, at no cost to you, by telephoning us at (808) 835-3700 or by writing to the following address:

Investor Relations
Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawai'i 96819

Hawaiian Airlines, Inc.

Pass Through Certificates

PROSPECTUS SUPPLEMENT